     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1998
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                   PETROFINA
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                      N/A
                 (TRANSLATION OF REGISTRANT'S NAME IN ENGLISH)

                               KINGDOM OF BELGIUM
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   1311, 2911
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                      NONE
                                (I.R.S. EMPLOYER

                             IDENTIFICATION NUMBER)

                               ------------------

                             52 RUE DE L'INDUSTRIE
                            B-1040 BRUSSELS, BELGIUM
                                (32-2) 288 91 11
                         (ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                           AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                              WASHINGTON, DC 20037
                                 (202) 663-6000
                           ATTENTION: RICHARD W. CASS
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================


                                                     PROPOSED        PROPOSED
                                                     MAXIMUM         MAXIMUM
                                                     OFFERING       AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF              AMOUNT TO BE    PRICE PER        OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)    UNIT(2)         PRICE(2)            FEE
Ordinary Voting Shares
without Nominal Value(3)..........    398,790     Not applicable   $13,293,000         $3,922
Warrants..........................   4,431,000    Not applicable  Not applicable  Not applicable(4)

(1) Number of shares to be issued upon exercise of warrants issued in the merger estimated solely for purposes of calculating the registration fee.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. Based on current market price of securities to be acquired by registrant, pursuant to Rule 457(f).
(3) American Depositary Shares have been registered on a separate registration statement on Form F-6 (File No. 333-34102).
(4) No separate registration fee is required pursuant to Rule 457(g).
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                 [FINA LOGO]

                                     , 1998

DEAR STOCKHOLDER:

     A special meeting of stockholders of Fina, Inc. (the "Company") will be
held on           to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated February 17, 1998 (as amended, the "Merger Agreement") among the Company, PetroFina S.A., a Belgian corporation ("PetroFina"), Petrofina Delaware, Incorporated, a Delaware corporation, and Mergeco, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of PetroFina ("Mergeco"). The Merger Agreement provides for the merger (the "Merger") of Mergeco with and into the Company, with the Company being the surviving entity. PetroFina now owns approximately 86% of the Company's outstanding capital stock on a fully diluted basis.

     Enclosed with this letter are a notice of special meeting, which sets forth the time and location of the special meeting, and a Proxy Statement/Prospectus, which describes in more detail the terms and conditions of the Merger and discusses the background of and reasons for the Merger. Please carefully review and consider the information in the Proxy Statement/Prospectus. Additional information concerning the Company, including its 1997 Annual Report on Form 10-K, may be obtained from the Company as indicated in the Proxy Statement/Prospectus under the section entitled "Incorporation of Certain Documents by Reference."

     In the Merger, each outstanding share of common stock, par value US $.50 per share, of the Company (the "Common Stock"), other than shares of Common Stock held by PetroFina or any of its subsidiaries (which will be cancelled) will be converted into the right to receive (i) US $60 plus (ii) one warrant (a "PetroFina Warrant"), entitling the holder to purchase nine-tenths (0.9) of one American Depositary Share (a "PetroFina ADS") representing one-tenth (0.1) of one ordinary voting share of PetroFina for an exercise price of US $42.25 per PetroFina ADS. The PetroFina Warrants will be exercisable for a period of five years from the date of the Merger. A copy of the Merger Agreement is attached as Annex B to the accompanying Proxy Statement/Prospectus. We urge you to read the enclosed Proxy Statement/Prospectus for a description of the U.S. federal income tax consequences of the Merger.

     Stockholders who do not wish to accept the merger consideration and who fully comply with the procedures set forth in Section 262 of the Delaware Corporation Law, the text of which is attached as Annex D to the accompanying Proxy Statement/Prospectus, will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares together with a fair rate of interest, if any, as determined by such court.

     YOUR BOARD OF DIRECTORS, BASED UPON, AMONG OTHER THINGS, THE UNANIMOUS RECOMMENDATION AND APPROVAL OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS COMPRISED OF INDEPENDENT DIRECTORS (THE "SPECIAL COMMITTEE"), HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS HAS RECOMMENDED THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     In arriving at its recommendation, the Special Committee gave careful consideration to the factors described in the attached Proxy Statement/Prospectus, including the written opinion, dated February 17, 1998, of Goldman, Sachs & Co., financial advisor to the Special Committee, to the effect that, as of such date and based upon and subject to the assumptions and qualifications stated therein, the consideration to be received by holders of Common Stock, other than PetroFina and its affiliates, pursuant to the Merger Agreement was fair from a financial point of view to such holders.

     The Merger will require the approval of a majority of the issued and outstanding shares of Common Stock, and the satisfaction or waiver of other conditions as described in the attached Proxy Statement/Prospectus. PetroFina already has sufficient voting power to cause the approval and adoption of the Merger Agreement without the affirmative vote of any other stockholder of the Company. PetroFina will cause all shares of Common Stock controlled by it to be voted in favor of the approval and adoption of the Merger Agreement.

     In view of the importance of the action to be taken at the meeting, we urge you to read the enclosed material carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the meeting. If you attend the meeting in person, you may, if you wish, vote your shares personally on all matters whether or not you have previously submitted a proxy card.

     Please do not send us your stock certificates at this time. If the Merger becomes effective you will be advised of the procedure for surrendering your certificates in exchange for the per share merger consideration of US $60 in cash plus the PetroFina Warrant.

                                          Sincerely yours,

                                          Ron W. Haddock
                                          President and Chief Executive Officer

                                 [FINA LOGO]

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF FINA, INC.
                    TO BE HELD                       , 1998

TO THE STOCKHOLDERS OF FINA, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Fina, Inc., a Delaware corporation (the "Company"), will be held on
                      , 1998 at [TIME], local time, at [LOCATION] (the "Meeting") for the following purposes:

          (i) to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 17, 1998 (the "Merger Agreement"), among the Company, PetroFina S.A., a Belgian corporation ("PetroFina"), Petrofina Delaware, Incorporated, a Delaware corporation, and New Fina, Inc. a Delaware corporation and an indirect wholly-owned subsidiary of PetroFina ("Mergeco"), providing for the merger (the "Merger") of Mergeco with and into the Company, and the Company will be the surviving corporation, and pursuant to which each outstanding share of common stock, par value US $.50 per share, of the Company (the "Common Stock") (other than shares held by PetroFina and its subsidiaries) will be converted into the right to receive (i) US $60 plus (ii) one warrant (a "PetroFina Warrant") to purchase nine-tenths (0.9) of one American Depositary Share (a "PetroFina ADS") representing one-tenth (0.1) of one ordinary voting share of PetroFina for an exercise price of US $42.25 per PetroFina ADS. The PetroFina Warrants will be exercisable for a period of five years from the date of the Merger. A copy of the Merger Agreement is attached as Annex B to the accompanying Proxy Statement/Prospectus; and

          (ii) to transact such other business as may properly come before the Meeting, including any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on
                      , 1998 are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any Company stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy card. Your proxy may be revoked in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Meeting.

                                          By order of the Board of Directors,

                                          Cullen M. Godfrey
                                          Secretary
                      , 1998

 TO VOTE YOUR SHARES PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

              PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 2, 1998

                                   PETROFINA
         PROSPECTUS REGARDING THE ISSUANCE OF UP TO 4,431,000 WARRANTS
 AND UP TO 398,790 ORDINARY VOTING SHARES OF PETROFINA THAT MAY BE ISSUED UPON
                            EXERCISE OF THE WARRANTS
                            ------------------------

                                   FINA, INC.
                     PROXY STATEMENT FOR SPECIAL MEETING OF
              STOCKHOLDERS TO BE HELD                       , 1998
                            ------------------------

     This Proxy Statement/Prospectus is being furnished to the stockholders of Fina, Inc., a Delaware corporation (the "Company"), and relates to the Special Meeting of Stockholders of the Company (the "Meeting") to be held on
                      , 1998. At the Meeting, stockholders of the Company will be asked to consider and act upon the Agreement and Plan of Merger, dated as of February 17, 1998 (the "Merger Agreement"), a copy of which is attached hereto as Annex B.

     Pursuant to the Merger Agreement, (i) New Fina, Inc., a Delaware corporation ("Mergeco") and an indirect, wholly-owned subsidiary of PetroFina S.A., a Belgian corporation ("Parent"), will be merged (the "Merger") with and into the Company, and the Company will be the surviving corporation and (ii) each share of common stock, par value US $.50 per share, of the Company (the "Common Stock" or the "Shares"), outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than Shares owned by Parent or its subsidiaries, will be converted into the right to receive (A) US $60 plus
(B) one warrant (a "PetroFina Warrant") to purchase nine-tenths (0.9) of one American Depositary Share (a "PetroFina ADS"), each PetroFina ADS representing one-tenth (0.1) of one ordinary voting share of Parent (a "PetroFina Share"). The PetroFina Warrants will be exercisable for a period of five years from the date of the Merger and will have an exercise price of US $42.25 per PetroFina ADS, subject to adjustment. Thus, a holder of 10 PetroFina Warrants may purchase nine PetroFina ADSs for an aggregate purchase price of US $380.25. Parent intends to seek listing of the PetroFina Warrants on the New York Stock Exchange.

     Parent and its subsidiaries own 26,796,112 shares of the Common Stock (which constitute approximately 86% of the issued and outstanding Common Stock as of the record date for the Meeting). Parent has agreed to vote all of the foregoing Shares in favor of the Merger. As a result, Parent already has sufficient voting power to cause the approval and adoption of the Merger Agreement.
                            ------------------------
   THE BOARD OF DIRECTORS OF THE COMPANY, BASED UPON, AMONG OTHER THINGS, THE UNANIMOUS RECOMMENDATION AND APPROVAL OF THE SPECIAL COMMITTEE (AS DEFINED
  BELOW), RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE
                               MERGER AGREEMENT.
                            ------------------------
NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY
 OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------
    SEE "RISK FACTORS," BEGINNING ON PAGE 9, FOR INFORMATION THAT SHOULD BE
              CONSIDERED REGARDING THE SECURITIES OFFERED HEREBY.
                            ------------------------
     This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to the stockholders of the Company on or about
  , 1998.

  The date of this Proxy Statement/Prospectus is                       , 1998.

                             AVAILABLE INFORMATION

     Parent and the Company are both subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Parent and the Company file reports and other information, and the Company files proxy statements, with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Such information filed by the Company may also be accessed on the internet at http://www.sec.gov. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Parent has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on Form F-4 with respect to the securities offered hereby. This Proxy Statement/Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules of the Commission. Statements made in this Proxy Statement/ Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as part thereof, are available for inspection and copying at the Commission's offices as described above. After the Merger, registration of the Common Stock under the Exchange Act will be terminated.

     This Proxy Statement/Prospectus includes information required by the Commission to be disclosed pursuant to Rule 13E-3 under the Exchange Act, which governs so-called "going private" transactions by certain issuers or their affiliates. In accordance with that rule, Parent, the Company, Petrofina Delaware, Incorporated, a Delaware corporation ("PDI") and Mergeco have filed with the Commission, under the Exchange Act, a Schedule 13E-3 with respect to the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Schedule 13E-3, parts of which are omitted in accordance with the regulations of the Commission. The Schedule 13E-3, and any amendments thereto, including exhibits filed as a part thereof, will be available for inspection and copying at the offices of the Commission as set forth above.
                            ------------------------

     Information in this Proxy Statement/Prospectus regarding the Company has been prepared or supplied by the Company or its representatives and information regarding Parent has been prepared or supplied by Parent or its representatives. Each of the Company and Parent has represented and warranted to the other party in the Merger Agreement that none of such information contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in light of the circumstances under which it was made, in order to make such information not misleading.
                            ------------------------

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PARENT OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, NOR A SOLICITATION OF AN OFFER TO BUY, PETROFINA WARRANTS OR PETROFINA ADSS, NOR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF PETROFINA WARRANTS OR PETROFINA ADSS MADE UNDER THIS PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PARENT OR THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                           INCORPORATION BY REFERENCE

     The Company incorporates herein by reference the following documents filed by it with the Commission (File No. 1-4014) pursuant to the Exchange Act: its Annual Report on Form 10-K for the year ended December 31, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement/Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST FROM FINA, INC., POST OFFICE BOX 2159, DALLAS, TEXAS 75221, ATTENTION: LINDA MIDDLETON. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY                , 1998.

                            ------------------------

                           FORWARD LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement/Prospectus and certain of the documents incorporated herein by reference below are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such statements appear in a number of places in this Proxy Statement/Prospectus, including, without limitation, under "The Company -- Projections" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina." These forward-looking statements are based largely on Parent's and the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Parent's and the Company's control. Actual results could differ materially from these forward-looking statements as a result of many factors, including, but not limited to, the factors described in "Risk Factors," "The Company -- Projections," "PetroFina Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina." Other factors that could materially affect actual results include, among others, the following: general economic and business conditions; industry capacity; changes in customer preferences; demographic changes; competition; changes in methods of marketing and in technology; changes in the operating environment of oil and gas properties; changes in political, social and economic conditions; regulatory factors and various other factors beyond the Parent's and the Company's control. Parent and the Company undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Proxy Statement/Prospectus will in fact transpire.

                   ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                          U.S. FEDERAL SECURITIES LAWS

     Parent is a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium. Most of its officers and directors and certain experts named herein are not subject to the jurisdiction of the United States because they are neither citizens nor residents of the United States. Substantially all of the assets of these persons and a substantial portion of the assets of Parent and its subsidiaries are located in jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process within the United States against such persons. Parent has been advised by its Belgian counsel, Liedekerke, Wolters, Waelbroeck & Kirkpatrick, that there is no automatic enforceability in Belgium against Parent or any of its subsidiaries (other than its U.S. subsidiaries) or any of their respective directors, controlling persons or executive officers or any of the experts named in this Proxy Statement/Prospectus, in actions for enforcement of judgments of U.S. courts for liabilities predicated upon, or in original actions predicated solely upon, U.S. federal or state securities laws.

     Under Belgian law there exist certain restrictions on the enforceability in Belgium in original actions, or in actions for enforcement of judgments of U.S. courts, predicated upon any civil liability provisions of the U.S. federal or state laws. More specifically, under Belgian law, actions for enforcement before a Belgian court of judgments of courts of the United States predicated on civil liabilities under the U.S. federal and state laws may be successful only if the Belgian court confirms the substantive correctness of the judgment of the U.S. court and is satisfied that the judgment is not contrary to Belgian public policy or Belgian public law, did not violate the rights of the defendant, is not subject to further appeal as of right under U.S. law, and the Belgian court is satisfied as to the authenticity of the text of the judgment submitted to it. Furthermore, where a court in the United States has accepted jurisdiction solely on the basis of the nationality of the plaintiff, that judgment will not in any case be recognized by Belgian courts.

     Based on the foregoing, no firm assurance can be given that U.S. investors will be able to enforce in Belgium judgments in civil and commercial matters obtained in any federal or state court in the United States.

                            ------------------------

     This Proxy Statement/Prospectus has not been approved or disapproved by the Belgian Commission on Banking and Finance in accordance with applicable Belgian law.

                                 EXCHANGE RATES

     Most currency amounts in this Proxy Statement/Prospectus are expressed in Belgian francs ("Belgian francs" or "BEF") or in United States dollars ("dollars" or "US $"). Solely for the reader's convenience, this Proxy Statement/Prospectus contains translations of certain Belgian franc amounts into dollars. These translations should not be considered representations that the Belgian franc amounts actually represent such dollar amounts or could be converted into dollars at specified rates. Unless otherwise stated, the translations have been made at 37.08 Belgian francs per dollar (US $0.0270 per Belgian franc), the noon buying rate in New York City for cable transfers in Belgian francs as certified for customs purposes by The Federal Reserve Bank of New York (the "Noon Buying Rate") on December 31, 1997.

     The table below sets forth, for the periods and dates indicated, certain information concerning the exchange rate for the Belgian franc against the dollar based on the Noon Buying Rate. Such rates were not used by Parent in the preparation of its Consolidated Financial Statements included herein.

                      BELGIAN FRANC/DOLLAR EXCHANGE RATES
                          (BELGIAN FRANCS PER DOLLAR)

                                                               AT END     AVERAGE
                            YEAR                              OF PERIOD   RATE(1)   HIGH     LOW
                            ----                              ---------   -------   -----   -----
1993........................................................    36.24      34.77    37.18   32.25
1994........................................................    31.85      33.17    36.53   30.73
1995........................................................    29.43      29.29    31.94   27.94
1996........................................................    31.71      31.02    32.27   29.50
1997........................................................    37.08      35.90    38.82   31.74
1998 (through March 31, 1998)...............................    38.14      37.81    38.50   36.76

---------------
(1) The average of the exchange rates on the last business day of each full month during the relevant period.

     On March 31, 1998, the Noon Buying Rate was 38.14 Belgian francs per dollar (US $0.026 per Belgian franc).

     Fluctuations in the exchange rate will affect the dollar equivalent of the Belgian franc price of PetroFina Shares on the Brussels Stock Exchange and, as a result, are likely to affect the market price of both the PetroFina Warrants and PetroFina ADSs in the United States. Such fluctuations would also affect the dollar amounts received by holders of the PetroFina ADSs on conversion by the Depositary (as defined below) of cash dividends paid in Belgian francs on the PetroFina Shares underlying the PetroFina ADSs. For information regarding the effects of currency fluctuations on PetroFina's results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina."

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

SUMMARY.....................................................      1
RISK FACTORS................................................      9
     Absence of Trading Market..............................      9
     Incorporation in Belgium; Differences in Shareholders'
      Rights between United States and Belgian
      Corporations..........................................      9
     Possible Future Sales of PetroFina Warrants............      9
INTRODUCTION................................................     10
     General................................................     10
     Voting at the Meeting..................................     10
THE MERGER..................................................     12
     Background of the Merger...............................     12
     Fairness of the Merger.................................     19
     Recommendation of the Company Board....................     24
     Interests of Certain Persons in the Merger.............     24
     Position of Parent Regarding Fairness of the Merger....     25
     Purpose and Structure of the Merger; Parent's Reasons
      for the Merger........................................     25
     Exchange of Common Stock for Merger Consideration......     26
     Plans for the Company after the Merger; Certain Effects
      of the Merger.........................................     26
     Accounting Treatment of the Transaction................     27
     Conditions to the Merger...............................     27
     Regulatory Approvals...................................     27
     Certain Shareholder Litigation.........................     27
     The Merger Agreement...................................     28
     Financing of the Merger................................     33
     Certain Tax Consequences of the Merger.................     33
     Rights of Dissenting Stockholders......................     34
     Restrictions on Resales by Affiliates..................     36
     Fees and Expenses......................................     37
THE COMPANY.................................................     38
     Description of Business................................     38
     Selected Consolidated Financial Information............     38
     Projections............................................     40
     Principal Stockholders and Stock Ownership of the
      Company Management....................................     41
RELATED PARTY TRANSACTIONS..................................     42
PETROFINA DESCRIPTION OF BUSINESS...........................     43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF PETROFINA....................     67
EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING PETROFINA
  SECURITY HOLDERS..........................................     84
MARKET PRICES AND DIVIDENDS FOR PETROFINA SECURITIES........     85
     Market for PetroFina Shares............................     85
     Trading in the United States...........................     86
     Dividends..............................................     86
PETROFINA MANAGEMENT AND OWNERSHIP OF PETROFINA SHARES......     87
     Board of Directors.....................................     88
     Executive Officers.....................................     91
     Executive Compensation.................................     92
     Principal PetroFina Shareholders and Stock Ownership of
      PetroFina Management..................................     92

DESCRIPTION OF PETROFINA SECURITIES........................................................................         94
     PetroFina Warrants....................................................................................         94
     PetroFina Shares......................................................................................         99
     PetroFina American Depositary Shares..................................................................        103
     Options to Purchase Securities from Registrant or Subsidiaries........................................        109
COMPARATIVE RIGHTS OF HOLDERS OF PETROFINA ADSs AND HOLDERS
  OF THE COMPANY COMMON STOCK..............................................................................        110
CERTAIN TAX CONSIDERATIONS RELATING TO PETROFINA WARRANTS
  AND PETROFINA ADSs.......................................................................................        115
EXPERTS....................................................................................................        120
LEGAL MATTERS..............................................................................................        120
PETROFINA FINANCIAL STATEMENTS.............................................................................        F-1
Annex A
     GLOSSARY..............................................................................................        A-1
Annex B
     AGREEMENT AND PLAN OF MERGER..........................................................................        B-1
Annex C
     OPINION OF GOLDMAN, SACHS & CO. ......................................................................        C-1
Annex D
     SECTION 262.  APPRAISAL RIGHTS........................................................................        D-1
Annex E
     MANAGEMENT OF THE COMPANY, PDI, APHC AND MERGECO......................................................        E-1

                                    SUMMARY

     IN THIS PROXY STATEMENT/PROSPECTUS, (I) REFERENCES TO THE "COMPANY" ARE TO FINA, INC., (II) REFERENCES TO "PARENT" ARE TO PETROFINA S.A., AND (III) REFERENCES TO "PETROFINA" OR THE "GROUP" ARE TO PARENT AND ITS CONSOLIDATED SUBSIDIARIES, INCLUDING THE COMPANY. FOR DEFINITIONS OF OTHER TERMS USED HEREIN, SEE THE GLOSSARY ATTACHED HERETO AS ANNEX A.

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. COMPANY STOCKHOLDERS ARE ENCOURAGED TO REVIEW CAREFULLY THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN THEIR ENTIRETY.

THE MEETING

     The Special Meeting of Stockholders of the Company (the "Meeting") will be
held on             , 1998 at [TIME] local time, at [LOCATION]. The sole purpose of the Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 1998, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 31, 1998 (as amended, the "Merger Agreement"), among Parent, Petrofina Delaware, Incorporated, a Delaware Corporation ("PDI"), New Fina, Inc., a Delaware corporation specifically organized for the purpose of effecting the Merger (as defined below) and a direct, wholly-owned subsidiary of PDI ("Mergeco") and the Company. See "Introduction -- General."

THE COMPANIES

  Parent

     Parent is the parent corporation of an international integrated oil and gas company active in all sectors of the petroleum industry: exploration and production, refining, marketing of refined petroleum products, petrochemicals and paints. Headquartered in Brussels (Belgium), PetroFina has a global presence and employs over 14,500 people. Founded in 1920, Parent is the second largest Belgian corporation (societe anonyme/naamloze vennootschap) and the fifteenth largest publicly traded integrated oil and gas company in the world (in each case based on market capitalization). Parent's principal executive offices are located at 52 rue de l'Industrie, B-1040 Brussels, Belgium. For more information about Parent's business, see "PetroFina Description of Business."

  The Company

     The Company and its subsidiaries were organized in 1956 as American Petrofina, Incorporated and are part of an international group of companies affiliated with Parent. The Company is engaged, through its subsidiaries, in crude oil and natural gas exploration and production; petroleum products refining, supply and transportation and marketing; chemical manufacturing and marketing; and natural gas marketing. The Company's principal executive offices are located at Fina Plaza, 8350 North Central Expressway, Dallas, Texas 75206. For more information about the Company, see "The Company."

  PDI

     PDI is an indirect, wholly-owned subsidiary of Parent. PDI, which is primarily a holding company, is the record holder of 26,796,112 shares of common stock, par value US $.50 per share of the Company (the "Common Stock" or "Shares") and the record holder of all of the outstanding common stock of Mergeco.

  Mergeco

     Mergeco, a wholly-owned subsidiary of PDI, is a newly incorporated Delaware corporation and has not carried on any activities other than in connection with the Merger.

  Surviving Corporation.

     Unless otherwise stated, all references to the "Surviving Corporation" shall mean the Company after consummation of the Merger.

THE MERGER

  General

     Upon the terms and subject to the conditions of the Merger Agreement, including the requisite votes of the stockholders of the Company in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), Mergeco will be merged (the "Merger") with and into the Company, and the Company will be the Surviving Corporation. Upon the Effective Time (as defined below), each outstanding share of Common Stock and related rights (other than Shares held by Parent or any of its subsidiaries, which will be cancelled) will be converted into the right to receive: (i) US $60 (the "Cash Consideration") plus (ii) one Warrant (a "PetroFina Warrant") to purchase nine-tenths (0.9) of one PetroFina ADS, each PetroFina ADS representing one-tenth (0.1) of one ordinary voting share of Parent (a "PetroFina Share") (the "Warrant Consideration" and together with the Cash Consideration, the "Merger Consideration"). The PetroFina Warrants will be exercisable for a period of five years from the closing date of the Merger (the "Closing Date") and will have an exercise price of US $42.25 per PetroFina ADS, subject to adjustment. Thus, a holder of 10 PetroFina Warrants may purchase nine PetroFina ADSs for an aggregate purchase price of US $380.25. Parent intends to seek listing of the PetroFina Warrants on The New York Stock Exchange, Inc. ("NYSE"). See "The Merger."

  Vote Required; Record Date

     As of the Record Date (as defined below), there were        Shares
outstanding. The presence, in person or by proxy, of at least a majority of the
Shares entitled to vote (          Shares) is necessary to constitute a quorum
at the Meeting, and the affirmative vote of the holders of a majority of the outstanding Shares is necessary for approval of the Merger Agreement. Each share of Common Stock is entitled to one vote. Directors and officers of the Company
beneficially own           shares of Common Stock. To the knowledge of the
Company, all directors and executive officers of the Company owning shares of Common Stock have indicated their intention to vote their Shares for approval of the Merger Agreement and Merger. On the Record Date, Parent beneficially owned 26,796,112 shares of Common Stock, representing approximately 86% of the outstanding shares of Common Stock, which Parent has agreed to vote in favor of the approval of the Merger Agreement.

     PARENT ALREADY HAS SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. PARENT WILL CAUSE ALL SHARES OWNED BY IT TO BE VOTED IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Only holders of record of shares of Common Stock at the close of business
on             , 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. See "Introduction -- Voting at the Meeting."

  Recommendation of the Board of Directors

     On February 17, 1998, the Board of Directors of the Company (the "Company Board"), based in part on the unanimous recommendation and approval of a special committee of the Company Board (the "Special Committee"), approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, the stockholders of the Company. The Company Board also recommended that all holders of Shares approve and adopt the Merger Agreement. ACCORDINGLY, THE COMPANY BOARD RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY

VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "The Merger -- Fairness of the Merger" and "The Merger -- Recommendation of the Company Board."

     In considering the recommendation of the Company Board and the Special Committee with respect to the Merger, stockholders should be aware that certain officers and directors of Parent and the Company have interests in the Merger which are described below and which may present them with certain potential conflicts of interest. See "The Merger -- Interests of Certain Persons in the Merger."

  Opinion of Goldman, Sachs & Co.

     Goldman, Sachs & Co. ("Goldman Sachs"), which acted as financial advisor to the Special Committee in connection with the Merger, delivered to the Special Committee its opinion, dated February 17, 1998, that, as of such date and based upon and subject to the assumptions and qualifications stated therein, the US $60 in cash plus one PetroFina Warrant per Share to be received by the stockholders of the Company (other than Parent and its affiliates) in the Merger was fair from a financial point of view to such holders. See Annex C for the full text of such opinion. For a description of such opinion, including the assumptions made, the matters considered and the limitations on the review undertaken by Goldman Sachs in arriving at its opinion, see "The
Merger -- Opinion of the Special Committee's Financial Advisor."

  Effective Time of the Merger; Exchange of Merger Consideration for Shares of Common Stock

     The Merger will become effective at such time (the "Effective Time") as the certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The required filing will be made as soon as practicable after the approval of the Merger Agreement by the Company's stockholders at the Meeting and the satisfaction or waiver of the other conditions to consummation of the Merger. See "The Merger -- The Merger Agreement." Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to former holders of Shares by Citibank, N.A. (the "Exchange Agent"), promptly following the Effective Time. Holders of Shares should not submit their certificates to the Exchange Agent until they have received such materials. Payment for Shares will be made to former holders of Shares as promptly as practicable following receipt by the Exchange Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger -- Exchange of Common Stock for Merger Consideration." STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

  Conditions to the Merger

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of a number of conditions, including, (i) the absence of any statute, rule, regulation, temporary, preliminary or permanent order or injunction that would prohibit the consummation of the Merger, (ii) the effectiveness of a Registration Statement on Form F-4 covering the PetroFina Warrants, (iii) the approval and adoption of the Merger Agreement by the Company stockholders, (iv) the continued accuracy of the representations and warranties and the performance of the covenants of the other parties to the Merger Agreement and (v) solely with respect to the Company's obligations (x) the approval for listing the PetroFina Warrants on the NYSE or National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (y) the Warrant Agreement between Parent and Citibank N.A., dated as of the Closing Date (the "Warrant Agreement") shall have been executed, and (z) the effectiveness of a Registration Statement on Form F-6 covering the PetroFina ADSs to be issued upon exercise of the PetroFina Warrants. See "The Merger Agreement -- Conditions to the Merger."

     Neither Parent nor the Company currently anticipates waiving any of the conditions to the Merger specified in the Merger Agreement.

  Regulatory Approvals

     Parent and the Company know of no remaining federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

  Financing of the Merger

     Approximately US $267,100,000 will be required to pay the cash portion of the Merger Consideration pursuant to the Merger, and approximately US $6,500,000 will be required to pay related fees and expenses incurred by Parent, the Company and their affiliates in connection with the Merger (excluding debt-related costs). See "The Merger -- Financing of the Merger."

  Certain U.S. Federal and Belgian Income Tax Consequences of the Merger

     The receipt of cash and PetroFina Warrants for shares of Common Stock in the Merger or pursuant to the exercise of dissenters rights will be taxable for U.S. federal income tax purposes but generally will not be a taxable event for Belgian tax purposes for Belgian tax residents. Assuming that the Common Stock is held as a capital asset, a U.S. Holder (as defined in "The Merger -- Certain Tax Consequences of the Merger") will recognize capital gain or loss as a result of the Merger, measured by the difference between the fair market value of the Merger Consideration and the U.S. Holder's basis in the Common Stock. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAXES. For a complete discussion of tax considerations, see "The Merger -- Certain Tax Consequences of the Merger" and "Certain Tax Considerations Relating To PetroFina Warrants and PetroFina ADSs."

  Rights of Dissenting Stockholders

     Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. Merely voting against the Merger Agreement will not perfect a stockholder's dissenter's rights. Stockholders are urged to review carefully the provisions of Section 262 of the DGCL, a copy of which is attached hereto as Annex D and the description under "The Merger -- Rights of Dissenting Stockholders."

MARKET PRICES AND DIVIDENDS

     The Common Stock is listed and principally traded on the American Stock Exchange ("AMEX"). The principal market for the PetroFina ADSs is the NYSE. Prior to September 3, 1997, the PetroFina ADSs traded only in the over-the-counter ("OTC") market. The following table sets forth, for the quarters indicated, (i) the high and low closing sale prices for the Common Stock and the PetroFina ADSs as reported by the AMEX, NYSE and OTC and (ii) the quarterly dividends paid per share in respect thereof. The information does not include certain transaction costs.

                                                   FINA
                                               COMMON STOCK                      PETROFINA ADSS
                                       -----------------------------   -----------------------------------
                                                           DIVIDENDS                             DIVIDENDS
                                        HIGH       LOW       PAID       HIGH          LOW         PAID(1)
                                       -------   -------   ---------   -------      -------      ---------
1996
     First Quarter...................  $51.875   $47.000     $.60      $31.000      $26.500           --
     Second Quarter..................   55.250    48.375      .70       31.000       27.750        $1.12
     Third Quarter...................   55.500    48.875      .70       32.750       30.000           --
     Fourth Quarter..................   54.500    46.500      .70       31.800       30.500           --
1997
     First Quarter...................   66.000    48.125      .70       35.500       31.250           --
     Second Quarter..................   67.500    63.000      .80       36.625       33.250        $1.14
     Third Quarter...................   67.125    63.625      .80       39.375(2)    36.500(2)
                                                                        39.500(3)    36.313(3)        --
     Fourth Quarter..................   67.500    63.000      .80       42.000       35.750           --
1998
     First Quarter...................   64.250    59.000      .80       38.000       33.375           --

---------------
(1) Based on the Noon Buying Rate on the first day dividends are available for payment. See "Exchange Rates."

(2) Reflects trading prior to the NYSE listing on September 3, 1997.

(3) Reflects trading on the NYSE from September 3, 1997 through September 30, 1997.

     On February 24, 1997, the last full trading day for the Common Stock prior to the announcement of the Merger Proposal (as defined below), the closing sale price of the Common Stock, as reported by AMEX was US $50 1/8 per share. On February 13, 1998, the last full trading day for the Common Stock prior to the public announcement of the execution of the Merger Agreement, the closing sale price of the Common Stock, as reported by AMEX was US $59 11/16 per share and the closing sale price of PetroFina ADSs, as reported by NYSE was US $34 5/8 per share. The closing price of the Common Stock and of PetroFina ADSs, as reported
by AMEX and NYSE, on             , 1998, were US $     and US $     per share,
respectively. At the Record Date, there were approximately        holders of
record of the Common Stock. Because the market price of PetroFina ADSs is subject to fluctuation and the value of the PetroFina Warrant will depend in part on the value of the PetroFina ADSs, the value of the Warrant Consideration that holders of the Common Stock will receive in the Merger may increase or decrease prior to the Merger. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK AND PETROFINA ADSS.

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth certain historical per share data of Parent and the Company and combined unaudited pro forma per share data after giving effect to the Merger. The unaudited pro forma per share data do not purport to represent what the Surviving Corporation's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Surviving Corporation's results of operations or financial position for any future period or date.

                                                     HISTORICAL                   PRO FORMA
                                                --------------------   -------------------------------
                                                PARENT   THE COMPANY   PARENT   THE COMPANY EQUIVALENT
                                                ------   -----------   ------   ----------------------
                                                (BEF)      (US $)      (BEF)            (US $)
Income (Loss) from continuing operations per
  share:
  Year ended December 31,
     1997.....................................    945        4.05        947             4.05
     1996.....................................    686        4.91        690             4.91
     1995.....................................    509        3.35        513             3.35
     1994(1)..................................    432        3.27        432             3.27
     1993(1)..................................    307        2.26        301             2.26
Book value per share:
  December 31, 1997...........................  6,657       40.90      6,657            40.90

---------------
(1) Determined in accordance with Belgian GAAP.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     Set forth below is certain selected financial information relating to the Company which has been excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"). More comprehensive financial information is included in the Form 10-K and other documents filed by the Company with the Commission. The financial information that follows is qualified in its entirety by reference to such reports and other documents may be examined and copies may be obtained from the offices of the Commission in the manner set forth above. See "Available Information."

                          FINA, INC. AND SUBSIDIARIES

                    SUMMARY OF FINANCIAL AND OPERATING DATA

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                1997         1996         1995         1994         1993
                                             ----------   ----------   ----------   ----------   ----------
                                                (IN US $ THOUSANDS, EXCEPT PER SHARE AMOUNTS AND EMPLOYEES)
FINANCIAL
  Sales and other operating revenues.......  $4,462,477   $4,081,244   $3,606,637   $3,421,112   $3,416,223
  Depreciation, depletion, amortization,
    and
    lease impairment.......................     201,854      171,029      213,964(1)    185,961     198,341
  Net earnings:
    Earnings before cumulative effect of
      accounting change....................     126,401      153,206      104,425      102,041       70,353
    Net earnings...........................     126,401      153,206      104,425      102,041       70,353
  Earnings per common share:
    Earnings before cumulative effect of
      accounting change....................        4.05         4.91         3.35         3.27         2.26
    Net earnings...........................        4.05         4.91         3.35         3.27         2.26
  Earnings prior to the adoption of SFAS
    121:
    Net earnings...........................          --           --      142,598           --           --
    Earnings per share.....................          --           --         4.57           --           --
  Capital expenditures.....................     340,716      263,330      218,436      136,381      125,472
  Long-term debt...........................     593,532      584,983      496,331      531,162      740,058
  Total long-term obligations..............     594,988      587,290      498,446      532,148      766,476
  Total assets.............................   3,014,674    2,855,822    2,487,718    2,493,862    2,511,353
  Stockholders' equity.....................   1,277,112    1,247,285    1,178,057    1,144,807    1,098,827
  Cash dividends per share.................        3.10         2.70         2.30         1.80         1.60
  Average shares outstanding...............      31,218       31,214       31,198       31,188       31,180

OPERATIONS
  Crude oil, condensate, and natural gas
    liquids produced (in thousands of net
    barrels)...............................       3,806        3,808        3,749        4,556        5,905
  Natural gas produced (in millions of
    cubic feet)............................      69,698       56,719       52,119       52,864       67,924
  Natural gas sold (in millions of cubic
    feet)..................................     293,531      193,682      190,926      259,515      204,449
  Total refinery throughput (barrels per
    day)...................................     232,000      211,000      220,000      215,000      198,000
  Major petrochemicals and plastics sold
    (millions of pounds)...................       4,104        3,700        3,000        3,200        3,000
  Company-branded service stations.........       2,659        2,578        2,702        2,607        2,675
  Undeveloped leasehold acreage (net)......     242,686      212,625      209,167      189,723      203,734
  Fee, mineral, and royalty acreage
    (net)..................................   1,045,771    1,036,180    1,035,922    1,036,342    1,045,108
  Employees (year-end).....................       2,873        2,664        2,693        2,770        3,224

---------------
(1) Includes a US $58,723,000 charge for adoption of Financial Accounting Standard No. 121 (FAS 121).

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF PARENT

     The following financial information with respect to the five years ended December 31, 1997 has been derived from Parent's audited consolidated financial statements. The audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The consolidated financial statements for the periods ended December 31, 1994 and 1993, have been prepared in accordance with generally accepted accounting principles in Belgium ("Belgian GAAP"). For purposes of the analysis in "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina" certain balances related to 1994 have been adjusted to provide an analytical basis for comparison to the 1996 and 1995 U.S. GAAP presentation. The adjusted 1994 amounts are unaudited.

     The information for the three years ended December 31, 1997, 1996 and 1995 should be read in conjunction with the consolidated financial statements and notes included in "PetroFina Financial Statements."

                        PETROFINA S.A. AND SUBSIDIARIES

                    SUMMARY OF FINANCIAL AND OPERATING DATA

                                                          U.S. GAAP                      BELGIAN GAAP
                                             ------------------------------------   -----------------------
                                                  FOR THE YEAR ENDED AND AT DECEMBER 31,
                                             -------------------------------------------------
                                                1997         1996         1995         1994         1993
                                             ----------   ----------   ----------   ----------   ----------
                                                               (IN BEF MILLION, EXCEPT PER SHARE DATA
                                                                        AND NUMBER OF SHARES)
FINANCIAL
  Operating Revenue........................     727,031      622,145      558,724      574,333      558,982
  Depreciation, depletion and
    amortization...........................      28,703       23,775       22,533       22,775       21,080
  Exploration costs........................       4,354        3,030        4,186        2,616        2,657
  Operating Income.........................      46,833       39,388       30,788       27,744       20,411
  Net earnings.............................      22,060       15,948       11,826       10,039        7,144
  Net earnings per share...................         945          686          509          432          307
  Cash dividends per share.................         400          352          320          280          280
  Cash dividends per share (US$)(1)........       11.44        11.07        10.83         8.22         8.33
  Capital expenditures.....................      43,660       33,142       29,852       26,975       35,653
  Long term obligations....................      59,976       49,326       44,732       51,602       60,521
  Total assets.............................     403,618      366,788      333,892      340,822      358,653
  Stockholders' equity.....................     155,915      135,011      123,098      123,498      127,064
  Average Shares outstanding...............  23,350,612   23,252,764   23,252,414   23,252,126   23,251,784
  Ratio of earnings to fixed charges (%)...        6.21         5.27         4.19         3.53         2.35
OPERATIONS
  Crude oil, condensate, and natural gas
    liquids produced (in million barrels of
    oil equivalent)........................        52.2         49.3         50.7         42.8         34.5
  Natural gas produced (in billion cubic
    feet)..................................       208.9        210.7        204.0        211.7        228.5
  Refinery throughput crude oil (thousand
    barrels per day).......................       669.0        645.3        597.8        593.8        551.4
  Major chemicals and plastics produced (in
    thousand tonnes).......................       4,070        3,774        3,467        3,334        3,060
  Employees (average for the year).........      14,675       13,588       13,653       14,013       14,696

---------------
(1) Based on the Noon Buying Rate on the first day dividends are available for payment. See "Exchange Rates."

                                  RISK FACTORS

     In evaluating the Merger, Company stockholders should carefully consider the following factors, as well as the other matters discussed in this Proxy Statement/Prospectus with respect to the business of PetroFina.

ABSENCE OF TRADING MARKET.

     Prior to the Merger, there has been no U.S. public market for the PetroFina Warrants and the U.S. public market for the PetroFina ADSs has not been active. Concurrently with the filing of this Registration Statement, Parent is filing a listing application to list the PetroFina Warrants on the NYSE. However, there can be no assurance that an active market for the PetroFina Warrants or PetroFina ADSs will develop after completion of the Merger, or that if it develops, the market will be sustained.

INCORPORATION IN BELGIUM; DIFFERENCES IN SHAREHOLDERS' RIGHTS BETWEEN UNITED STATES AND BELGIAN CORPORATIONS.

     Parent is incorporated under the laws of the Kingdom of Belgium. Its headquarters are located in Belgium, and many of its operations are carried out in, and from, Belgium. Judgments of U.S. courts may not be directly enforceable in Belgium, and holders of PetroFina Warrants, PetroFina ADSs and PetroFina Shares may not be able to enforce a judgment of a United States court against Parent based upon violations of U.S. federal or state securities or other laws. See "Enforceability of Civil Liabilities Under U.S. Federal Securities Laws." The rights of holders of PetroFina Warrants and PetroFina ADSs are governed in part by Belgian law, including the Belgian company law, and by Parent's Articles of Association (Statuts/Statuten) (the "Articles") and certain regulations, directives and decisions of the European Union ("EU"). These rights differ in certain material respects from the rights of shareholders in U.S. corporations. See "Description of PetroFina Securities" "and "Comparative Rights of Holders of PetroFina ADSs and Holders of the Company Common Stock."

POSSIBLE FUTURE SALES OF PETROFINA WARRANTS.

     As of the Record Date, the Company's Capital Accumulation Plan (the "401(k)
Plan") held        Public Shares (as defined below), representing   % of the
number of outstanding Public Shares, and will receive        PetroFina Warrants
in the Merger. Under existing U.S. Department of Labor ("DOL") interpretations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the 401(k) Plan cannot hold the PetroFina Warrants. An application for an exemption will be submitted to the DOL to permit the 401(k) Plan to hold the PetroFina Warrants. A final decision on the application is not expected to be received before the Closing Date. If the application is denied, the 401(k) Plan under applicable law would be required to divest the PetroFina Warrants. Although the Company can make no prediction as to the effect, if any, that sales of PetroFina Warrants owned by the 401(k) Plan would have on the market price prevailing from time to time, sales of a substantial number of PetroFina Warrants or the availability of such PetroFina Warrants for sale would likely adversely affect the prevailing market prices for PetroFina Warrants.

                                  INTRODUCTION

GENERAL

     This Proxy Statement/Prospectus and the accompanying proxy card are first
being mailed on or about                          , 1998 to holders of Common
Stock. These materials are being furnished in connection with the solicitation by the Company Board of proxies to be voted at the Meeting scheduled to be held
on                          , 1998 and at any adjournment or postponement
thereof.

     At the Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. A conformed copy of the Merger Agreement is included with this Proxy Statement/Prospectus as Annex B. Upon the terms and subject to the conditions of the Merger Agreement, Mergeco will be merged with and into the Company, and the Company will be the Surviving Corporation. As a result of the Merger, the Company will become a direct, wholly-owned subsidiary of PDI and an indirect, wholly-owned subsidiary of Parent.

     Parent owns 26,796,112 Shares (representing approximately 86% of the issued and outstanding Shares). As required by the Merger Agreement, Parent will cause all shares of Common Stock owned by it to be voted in favor of the approval and adoption of the Merger Agreement. Parent also exercises voting control over all BDR Shares (as defined below) in respect of which it does not receive instructions from holders. Parent does not intend to vote any BDR Shares at the Meeting.

     Under the DGCL, the approval of the Company Board and the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon are required to approve and adopt the Merger Agreement and the Merger. The Company Board has approved the Merger Agreement, and the only remaining required corporate action of the Company is the approval and adoption of the Merger Agreement and the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon. PARENT ALREADY HAS SUFFICIENT VOTING POWER TO CAUSE THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. PARENT WILL CAUSE ALL SHARES OWNED BY IT TO BE VOTED IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT THE MEETING

     The Company Board has fixed the close of business on
                         , 1998 as the Record Date for determining the holders
of Shares who will be entitled to notice of and to vote at the Meeting.

     Only the holders of record of Shares on the Record Date will be entitled to
vote at the Meeting. On the Record Date,                          Shares were
outstanding for voting purposes. Stockholders are entitled to one vote per Share on each matter to be voted upon. The presence, in person or by properly executed proxy, of the holders of a majority of the Shares outstanding shall constitute a quorum at the Meeting.

     All Shares that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the approval and adoption of the Merger Agreement. To the knowledge of the Company, all directors and executive officers of the Company owning shares of Common Stock have indicated their intention to vote their Shares for approval of the Merger Agreement and Merger.

     Abstentions and Shares held of record by a broker or its nominee which are voted on any matter are included in determining the number of votes present, but Shares held of record by a broker or its nominee and not voted on any matter will not be included in determining whether a quorum is present. The Merger Agreement will be adopted and approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

     Proxy cards representing Shares held of record under the 401(k) Plan will be provided to The Boston Safe Deposit and Trust Company, the trustee of the 401(k) Plan (the "Trustee"). Pursuant to the 401(k)

Plan, the Trustee is entitled to vote the Shares held under the 401(k) Plan. A participant in the 401(k) Plan who is also a holder of record of Shares not held under the 401(k) Plan will receive a single proxy card representing Shares held of record other than those in the 401(k) Plan. The number printed on the proxy card will reflect the total number of Shares represented by that proxy card.

     The Company Board does not know of any matters, other than the approval and adoption of the Merger Agreement that are to come before the Meeting. If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or any subsequent proxy should be sent so as to be delivered to: Fina, Inc., Post Office Box 2159, Dallas, Texas 75221, Attention:
Cullen M. Godfrey, Secretary, at or before the taking of the vote at the Meeting.

     Parent beneficially owns approximately 86% of the issued and outstanding shares of the Common Stock as of the Record Date, and all of such shares owned by Parent will be voted in favor of the adoption of the Merger Agreement and the Merger. As indicated above, Parent owns sufficient Shares to cause the approval and adoption of the Merger Agreement without the affirmative vote of any other stockholder of the Company.

     Stockholders have the right to dissent from the Merger and to be paid the "fair value" of their shares of Common Stock by following the procedures prescribed in the DGCL. See Annex D and "The Merger -- Rights of Dissenting Stockholders." INSTRUCTIONS WITH REGARD TO THE SURRENDER OF STOCK CERTIFICATES TO THE EXCHANGE AGENT, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO THE COMPANY'S STOCKHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME. STOCKHOLDERS SHOULD SURRENDER STOCK CERTIFICATES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Parent, a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium, is a publicly held company whose PetroFina Shares are traded on the Brussels Stock Exchange ("BSE"), as well as other major European stock exchanges, and whose PetroFina ADSs have traded on the NYSE since September 3, 1997.

     On a fully diluted basis, as of the Record Date, Parent owns approximately 86% of the Shares, which are divided into two classes. Parent beneficially owns 24,796,112 shares of Class A common stock, par value US $.50 per share (the
"Class A Shares"), which constitute       % of the outstanding Class A Shares,
and 2,000,000 shares of Class B common stock, par value US $.50 per share (the "Class B Shares"), which constitute 100% of the outstanding Class B Shares. As
of the Record Date, there are        Class A Shares outstanding that are not
beneficially owned by Parent (the "Public Shares"). The only difference between the rights of holders of the Class A Shares and the Class B Shares is with respect to the election of the Company's directors. The holders of the Class B Shares elect a majority of the Company's Board of Directors, while the holders of the Class A Shares elect the remaining Board members. As of the Record Date,
       Class A Shares were registered in the name of "Parent B.D.R. Account" against which an equal number of bearer depositary receipts ("BDRs") were outstanding. The BDRs are listed and traded on the BSE and entitle the holders thereof to receive all dividends and other rights declared on the Shares underlying the BDRs (the "BDR Shares") and to instruct Parent with respect to the voting of those BDR Shares. Parent has the power to vote in its discretion all BDR Shares in respect of which it does not receive instructions from holders. As a result of its potential voting control over the BDR Shares, Parent may be deemed to beneficially own such BDR Shares.

     Parent has owned a majority equity interest in the Company since the late 1950s. Over the years it has acquired Shares in rights offerings and open market transactions from time to time, but no such acquisitions have occurred since 1989. In September 1995, the Company was approached by a competitor of the Company and Parent (the "Proposed Purchaser") about the possibility of the Proposed Purchaser's acquiring the Company's styrene and polystyrene business. The Company informed Parent of this proposal, and Parent did not object to the Company engaging in preliminary negotiations with the Proposed Purchaser to determine the value of the Company's styrene and polystyrene business. Because the Company and the Proposed Purchaser did not succeed in negotiations, the Company recommended to the Board of Directors of Parent (the "Parent Board") to abandon the negotiations. In late January 1996, the Parent Board followed the Company's recommendation to abandon negotiations with the Proposed Purchaser and did not seek any other bids from other parties.

     Beginning in late 1996, Parent began exploring its options with respect to a possible acquisition by Parent of the Public Shares. In November 1996, Parent contacted Morgan Stanley & Co., Incorporated ("Morgan Stanley") to discuss Morgan Stanley's acting as financial advisor to Parent in connection with such an acquisition. On December 13, 1996, Parent retained Morgan Stanley to serve as financial advisor to Parent in connection with its evaluation of such an acquisition. Morgan Stanley began to analyze the Company and the value of the Public Shares and subsequently made available to Parent a compilation of selected statistical information and analyses. Such compilation did not set forth any statement or opinion on the fairness of the consideration in the Merger Proposal described below.

     Over the next two months, Parent management, along with its legal and financial advisors, evaluated possible transaction structures for such an acquisition, including a negotiated merger, a forced merger and a unilateral tender offer. Parent also considered different forms of consideration for such an acquisition, including all cash, a combination (at the election of the holders of Shares) of cash and Parent securities and all Parent securities. Parent was concerned that an acquisition of the Public Shares in a transaction or series of transactions not approved by independent directors of the Company could delay Parent's plan to list PetroFina ADSs on the NYSE during 1997. Parent also believed that a unilateral tender offer might raise unresolved issues concerning the applicability of potentially conflicting regulatory requirements of the U.S. Securities and

Exchange Commission (the "Commission") and the Belgian Commission on Banking and Finance (the "CBF"), with resulting delays and costs. In any event, Parent management rejected pursuing a unilateral tender offer or a forced merger because it believed that such transactions could result in protracted litigation and significant resulting additional costs, and Parent management determined that a negotiated merger would be preferable for all of the Company's constituencies, including its employees.

     On February 25, 1997 (the "Announcement Date"), at a special meeting of the Parent Board, Parent management presented Morgan Stanley's analysis and discussed the possible acquisition of the Public Shares. Following this presentation, the Parent Board approved a proposal (the "Merger Proposal") to pursue a negotiated merger in which each holder of a Public Share would receive US $60 per share. The Merger Proposal left open the possibility that the consideration would be paid in cash, Parent securities or a combination of both. In the Merger Proposal, Parent also advised the Company that it intended to seek listing of the PetroFina ADSs on the NYSE concurrently with a merger transaction. Later that same day, prior to the opening of trading on the AMEX, Francois Cornelis, Chief Executive Officer and Managing Director of Parent, presented the terms of the Merger Proposal in a telephone conversation with Ron Haddock, President and Chief Executive Officer of the Company. Following the telephone call, the Merger Proposal was publicly announced.

     On February 25, 1997, the Company Board appointed two independent directors of the Company, Dr. Ernesto Marcos and Patricia M. Wallington, to serve as members of a special committee of the Company Board (the "Special Committee") to review, evaluate and make a determination with respect to the Merger Proposal. Dr. Marcos was appointed the Chairman of the Special Committee. The Company Board also authorized the Special Committee to retain independent legal counsel and an independent financial advisor. On February 27, 1997, Robert L. Mitchell was elected to the Company Board and was appointed to the Special Committee, and the Special Committee held its initial organizational meeting. On March 14, 1997, after interviewing several law firms, the Special Committee retained Cravath, Swaine & Moore as counsel to the Special Committee.

     On March 19, 1997, the Special Committee met and discussed with its legal advisor the functions of, and the standards applicable to, special committees under Delaware law. Mr. Mitchell noted that his son had been an employee of the Company for over 11 years and was currently assigned to work at the office of Parent in Belgium. Dr. Marcos noted that his consulting firm had performed consulting services for the Company in Mexico in 1995 and 1996, but that the fees received for such services represented less than 5% of the revenues of his firm in each such year. Dr. Marcos also noted that his firm was no longer performing consulting services for the Company. At this meeting, the Special Committee also elected to retain Richards, Layton & Finger as Delaware counsel to the Special Committee. The Special Committee then interviewed several investment banking firms, and after discussion of the advantages and disadvantages of each firm, selected Goldman, Sachs & Co. ("Goldman Sachs") to be its financial advisor. For a description of the terms of Goldman Sachs' engagement and certain additional information concerning Goldman Sachs, see
"-- Opinion of the Special Committee's Financial Advisor." Upon its engagement, Goldman Sachs began to conduct due diligence on the Company and the value of the Public Shares. As part of this analysis, Goldman Sachs requested the Company's management to update its most recent three-year plan (the "December 1996 Projections") and to include financial projections for two additional years. See "The Company -- Projections."

     On March 31, 1997, Mr. Mitchell resigned as a director of the Company and as a member of the Special Committee in light of the perception that his son's employment by the Company might compromise his status as an independent director.

     In April 1997, one of the Company's competitors with exploration and production properties in the North Sea contacted the Company and suggested exploring the possibility of exchanging certain of its North Sea assets for substantially all of the Company's U.S. on-shore exploration and production properties. No valuation of either the North Sea assets or the Company's on-shore exploration and production assets was undertaken at that time, and discussions did not progress further than the preliminary proposal because it did not meet the Company's long-term strategic objectives. This proposed transaction was never discussed by the Special Committee or disclosed to Goldman Sachs.

     From time to time, during the spring and through late summer of 1997, the Special Committee's legal advisors and Parent's legal advisors discussed the possibility of structuring the merger as an exchange of securities that would be tax-free to those Company stockholders who are U.S. taxpayers. These legal advisors determined that a tax-free structure under U.S. tax laws was feasible if the consideration for the Public Shares was solely voting stock of Parent. At the same time, Parent's legal advisors determined that such a merger would require substantial changes in Parent's U.S. corporate structure, which would have created delays and might have resulted in adverse tax consequences to Parent. In addition, Parent reviewed the Company's stockholder base and determined that approximately 20% of the Public Shares were held by Belgian residents, 35% were held by participants in the Company's 401(k) Plan and of the remaining Public Shares, a significant number were held by institutional investors, and that none of these stockholders would benefit from a tax-free exchange under U.S. tax laws. Parent also believed that if the sole consideration for the Public Shares were Parent securities, the Special Committee and its financial advisors would have to value the Parent securities, and an already complicated negotiation and transaction would be further complicated. Parent eventually concluded that an all-cash deal was preferable because the majority of Company stockholders would not be affected adversely by a structure that was taxable under U.S. law and offering solely voting stock of Parent would significantly increase Parent's costs and burdens.

     On April 10, 1997, the Special Committee met to discuss developments that had taken place since the March 19th Special Committee meeting, including the resignation of Mr. Mitchell and the expected appointment of Albert V. Casey as a replacement director and Special Committee member.

     On April 17, 1997, Albert V. Casey was appointed to the Company Board and to serve as a member of the Special Committee.

     On April 23, 1997, the Special Committee met with its legal counsel and Goldman Sachs to discuss the Merger Proposal and to review the due diligence and valuation work that Goldman Sachs had completed to date. The Special Committee was advised by its legal counsel that, after discussions with Parent's legal counsel, it had been determined that the transaction could be accomplished as either a stock or a cash transaction, but that a cash election structure could not be accomplished on a tax-free basis. Goldman Sachs then described its review of the Company's five-year financial projections (the "April 1997 Projections") (which originated as the Company's regularly-prepared December 1996 Projections and were extended to five years by the Company at Goldman Sachs' request) and its preliminary valuation analyses, which suggested that the US $60 per Share offered by Parent represented a low valuation for the Company. The Special Committee then discussed these matters and concluded that Goldman Sachs should contact Morgan Stanley, financial advisor to Parent, in order to get a better understanding of Parent's views on valuation and related issues.

     On May 5, 1997, representatives of Goldman Sachs met with representatives of Morgan Stanley to discuss the Merger Proposal. Morgan Stanley explained the general assumptions underlying the Merger Proposal, including the universe of companies it believed were comparable to the Company and the projected cash flow assumptions for the Company. In addition, Morgan Stanley expressed its skepticism about the Company's ability to meet the December 1996 Projections.

     At a May 7, 1997 meeting of the Special Committee, Goldman Sachs described its May 5 meeting with Morgan Stanley. The Special Committee discussed the fact that Parent and its representatives were using different projections and also discussed Parent's reservations (which had been expressed by Morgan Stanley) about the Company's prior record in achieving its projections. After further discussion, the Special Committee concluded that it would be appropriate to request that Mr. Haddock make a presentation to the Special Committee and its advisors to update the Special Committee on management's current assessment of the April 1997 Projections. The Special Committee further concluded that it would be useful to invite Parent and its advisors to attend this presentation in order to facilitate an agreement on which projections would form the basis for further valuation discussions between the two sides.

     On June 2, 1997, the Special Committee and its legal and financial advisors met with Mr. Haddock and other executives of the Company to receive a presentation from the management of the Company on the April 1997 Projections (including any updating changes since the April 1997 Projections had been given to

Goldman Sachs in April). See "The Company -- Projections." Parent's legal and financial advisors also attended the presentation, but no director or employee of Parent elected to attend.

     Following the presentation, on June 4, 1997, Morgan Stanley reiterated to Goldman Sachs its view that US $60 per Share represented a full price for shareholders and expressed its continued skepticism about the Company's ability to achieve the growth projected in December 1996 Projections, including any adjustments as a result of the April 1997 Projections.

     At a June 5, 1997 meeting of the Special Committee, Goldman Sachs described the valuation analyses it had done to date, including the changes in its analyses resulting from the management presentation of the June 1997 Projections made on June 2. Goldman Sachs advised the Special Committee that for purposes of its negotiations with Parent it should assume that under current market conditions the appropriate range of values for the Company was US $62 to US $72 per Share. After considering the matters discussed, the Special Committee directed Goldman Sachs to communicate through Morgan Stanley the Special Committee's asking price of US $72 per Share.

     At a regularly scheduled meeting on June 24, 1997, the Parent Board reviewed a supplemental compilation of selected statistical information and valuation analyses that Morgan Stanley had prepared. This compilation did not set forth any statement or opinion on the fairness of the consideration in the Merger Proposal or the Special Committee's counter-offer. Following consideration of these materials, the Parent Board delegated to Albert Frere, Chairman of the Parent Board, and Mr. Cornelis the authority to negotiate the terms of a merger with the Company, subject to Parent Board approval of the final terms of the transaction.

     On July 21, 1997, a representative of Goldman Sachs spoke with a representative of Morgan Stanley, who reported that Parent would not accept the Special Committee's asking price of US $72 per Share. The Morgan Stanley representative suggested that Parent might be prepared to offer US $62 per Share if the Special Committee would be prepared to recommend it.

     At a July 29, 1997 meeting of the Special Committee, Goldman Sachs described its contacts with Morgan Stanley. The Special Committee determined that, in light of the valuation analyses that had been presented by Goldman Sachs and the then current market price of the Common Stock, it was not prepared to accept US $62 per share, if offered, but instead would direct Goldman Sachs to communicate to Parent through Morgan Stanley the Special Committee's willingness to recommend an offer of US $70 per Share.

     In early August, with negotiations at a standstill, Parent reconsidered, but ultimately rejected, the possibility of acquiring the Public Shares through a unilateral tender offer at US $60 per Share in cash. Parent rejected this alternative for substantially the same reasons it had initially decided to propose a negotiated merger. Parent also considered abandoning the Merger Proposal. These possibilities were not discussed with the Company's management or the Special Committee. Following rejection of these ideas, negotiations remained stalled while Parent completed its NYSE listing of the PetroFina ADSs. On September 3, 1997, the PetroFina ADSs were admitted to trading on the NYSE.

     On September 24, 1997, the Company and BASF Corporation ("BASF") announced that they intended to establish a joint venture to build the world's largest liquids steam cracker (the "Steam Cracker Joint Venture") adjacent to the Company's refinery located in Port Arthur, Texas with an investment of approximately US $800 million, subject to, among other things, final board approval from both the Company and BASF. In advance of the announcement, on September 18, Mr. Haddock sent to Mr. Cornelis the Company's revised three-year projections (the "September 1997 Projections") prepared by the Company to reflect the Company's investment in the Steam Cracker Joint Venture. See "The Company -- Projections." The September 1997 Projections contained significantly lower estimates for net earnings in 1997, 1998 and 1999 than the estimates for net earnings contained in the April 1997 Projections.

     After completing the NYSE listing of the PetroFina ADSs, Parent suggested a meeting between the Special Committee and Parent management to discuss the respective positions on the value of the Public Shares. The Special Committee agreed to receive this presentation, and requested that management of the

Company also be present in order to update the Special Committee on management's current view of the Company's prospects.

     On November 18, 1997, the Special Committee met and first received an update (the "November 1997 Projections") from the Company on the April 1997 Projections reflecting changes since the June 1997 Projections had been presented to the Special Committee on June 2. Mr. Haddock noted that the Company was planning to enter into the Steam Cracker Joint Venture. Mr. Haddock explained that the decision to proceed with the Steam Cracker Joint Venture resulted in, among other things, higher capital expenditures, and lower cash flow and lower net earnings, during the projection period, while the anticipated benefits from the steam cracker would not begin to be realized until project start-up at the end of the year 2000. Because a covenant in the Company's debt indenture requires the Company to maintain a Debt/Gearing Ratio of less than 45%, and the Company's policy was to limit its Debt/Gearing Ratio to 40% in order to avoid breaching the covenant, the decision to go ahead with the steam cracker required the Company to reduce previously budgeted capital expenditures that had been expected to generate net income during the projection period. Mr. Haddock noted that net income was lower in each year of the November 1997 Projections as a result of, among other things, lower margins in the chemicals segment and in Gulf Coast refining, disappointing exploration results and reduced exploration expenditures.

     Following the Company presentation, Michel-Marc Delcommune, the Executive Director, Corporate Finance of Parent, Vivien F. Ellison, Senior Attorney, and Philippe le Jeune d'Allegeershecque, Corporate Finance Assistant, together with Parent's legal and financial advisors, presented their views to the Special Committee that, among other things, (i) the Company's projections have historically been too optimistic and/ or goal-oriented and are accordingly not the appropriate basis for determining a fair price for the Company's public equity, (ii) Parent already controls the Company and thus should not be expected to pay a "control premium" and (iii) since Parent has no other U.S. operations, no synergies would be available to Parent as a result of the combination, and that accordingly the fairness of the purchase price should not be measured by reference to precedent transactions where synergies were available to the buyer. The Parent representatives indicated at the end of their presentation that Parent would determine whether or not to revise its proposal (and whether to include a contingent value security) for the acquisition of the Public Shares.

     After the meeting, Parent management and Morgan Stanley further discussed the issue and concluded that the use of cash plus a warrant for the purchase of PetroFina ADSs was the most sensible means to break the negotiating impasse. Parent requested Morgan Stanley to prepare a summary of the terms of such a warrant. At a regularly scheduled Parent Board meeting on December 9, 1997, the Parent Board approved the concept of offering warrants as part of the Merger Consideration, provided such warrants would result in the issuance of no more than 400,000 new PetroFina Shares. The Parent Board did not, however, review specific terms of the warrants or formally modify its original Merger Proposal of US $60 in cash per Public Share.

     At a December 2, 1997, meeting of the Special Committee, Goldman Sachs gave its analysis of the November 1997 Projections presented by the Company on November 18, 1997. The Goldman Sachs representatives stated that they had not established a new valuation range for the Company, but that, on balance, the revised projections would be expected to result in a reduction of Goldman Sachs' valuation range. The Special Committee then directed Goldman Sachs to go back to Morgan Stanley and try to determine the amount and type of consideration Parent would be prepared to offer over and above the current proposal of US $60 per share in cash.

     Following the December 2, 1997 meeting, a representative of Goldman Sachs contacted a representative of Morgan Stanley, who expressed doubt that Parent would be willing to make a new proposal, and suggested instead that the Special Committee indicate what it would be willing to accept. After consultation, Goldman Sachs reported to Morgan Stanley that the Special Committee believed that it was appropriate at this time to bring the process to a conclusion, that if no new proposal were forthcoming, the Special Committee would have no choice but to make a formal determination with respect to the original US $60 Merger Proposal and that under those circumstances, the advisors would likely recommend to the Special Committee that it find the original Merger Proposal inadequate.

     On December 10, 1997, Goldman Sachs received an indicative revised Merger Proposal from Morgan Stanley under the terms of which Parent would pay US $60 per share in cash and issue an aggregate of 4,420,000 warrants exercisable to purchase an aggregate of 3,635,000 PetroFina ADSs (a conversion ratio of 0.8224 to 1). The warrants would have an exercise price of US $42.25 and would be exercisable at any time for three years after their initial issuance.

     At a December 18, 1997 meeting of the Special Committee, Goldman Sachs described the indicative revised Merger Proposal. In addition, Goldman Sachs further reviewed with the Special Committee the differences between the April 1997 Projections and the November 1997 Projections and the value of the Steam Cracker Joint Venture. Goldman Sachs noted that the most significant changes in the projections were a decrease in exploration and production volumes and a decrease in chemical margins. A portion of the variance was attributable to the Steam Cracker Joint Venture preliminarily approved by the Company Board, which shifted capital expenditures out of the exploration and production segment resulting in reduced earnings. Goldman Sachs noted that the positive effects of the Steam Cracker Joint Venture are expected to appear in the year 2001, and that thereafter the Company's projected results of operations approximated the results projected in the April 1997 Projections (which did not reflect the Steam Cracker Joint Venture). Goldman Sachs noted that, since the April 1997 Projections were prepared, the Company had experienced two or three significant "dry holes" that in these original projections had been expected to produce future volumes. Approximately 40% of the decline in projected exploration and production volume was also attributable to the capital expenditure reduction required by the Steam Cracker Joint Venture. Finally, Goldman Sachs noted that the Company had determined that some of its existing producing wells would have a shorter productive life than had been previously thought.

     Following this discussion and after considering the recommendations of its advisors, the Special Committee directed Goldman Sachs to counterpropose to the representatives of Parent an offer of US $62 in cash and a warrant with a five-year (instead of a three-year) term so as to allow shareholders to participate in the value created by the Steam Cracker Joint Venture.

     On December 19, 1997, Goldman Sachs relayed to Morgan Stanley the Special Committee's counterproposal requesting an additional US $2 of cash consideration and a two-year extension of the warrant period.

     On December 22, 1997, Morgan Stanley reported to Goldman Sachs that Parent was unwilling to improve the cash component of the consideration or to extend the warrant period for two years. However, Morgan Stanley offered, on behalf of Parent, to improve the warrant conversion ratio from 0.8224: 1 to 0.90: 1 and to extend the warrant period to April 1, 2001 (a three-month extension).

     Goldman Sachs described to the Special Committee on January 7, 1998 the discussions with Morgan Stanley and the proposed improvements to the warrant value.

     The Special Committee and its advisors, concluding that Parent would not in fact be willing to improve the cash component of its offer, then focused on obtaining improvements in the terms of the warrant. The Special Committee determined that, given the depressive effect of the proposed Steam Cracker Joint Venture on the near-term valuation of the Company and the fact that the benefits of the project would not begin to be realized until after the warrant would expire in accordance with terms proposed by Parent, Goldman Sachs should go back to Morgan Stanley and attempt to have the warrant term extended to five years. If the warrant were extended, then the current holders of Public Shares could participate in the value created by the Steam Cracker Joint Venture. After discussion, the Special Committee directed Goldman Sachs to meet with Morgan Stanley and report that Goldman Sachs believed that the Special Committee would accept a proposal from Parent that extended the warrant term to five years, but that Goldman Sachs could not predict what action (if any) the Special Committee would take if Parent were unwilling to offer such terms. Following the Special Committee meeting, Goldman Sachs conveyed this message to Morgan Stanley.

     On January 17, 1998, Morgan Stanley responded to Goldman Sachs that Parent remained unwilling to extend the warrant period for two years. However, Morgan Stanley indicated that Parent would be willing to reduce the warrant exercise price from US $42.25 to US $41.25.

     On January 23, 1998, the Special Committee met to consider the Parent response. After reviewing the current value of the warrant, the history of the negotiations, the fact that the Company's projections had been revised downward over the course of the negotiations and the possibility that such revision could have been influenced in part by the views expressed by Parent, the outlook for the stock market in general and oil and gas stocks in particular, the effect of the Company's decision to go forward with the Steam Cracker Joint Venture (reducing earnings in the near-term to finance a project the benefits of which would not begin to be realized until 2001) and the resulting revision to the Company's projections, the Special Committee determined that it would not approve the Merger Proposal unless the term of the warrant were extended to five years as the Special Committee had previously requested. The Special Committee further determined that as its position had not changed since its January 7, 1998 counterproposal (which had only requested that the term of the warrant be extended to five years and had not requested a reduction in the warrant strike price), it would not insist on retaining the reduction in the warrant strike price that had been offered by Parent in lieu of the five-year term. The Special Committee directed its legal and financial advisors to report its position to their respective counterparts and to advise Parent's legal and financial advisors that the Special Committee would publicly announce that it would not recommend the Merger Proposal unless Parent's agreement to the requested change to the warrant terms were to be communicated to the Special Committee following the January 27th Parent Board meeting.

     At the Parent Board's regular meeting on January 27, 1998, the Parent Board discussed the Special Committee's request and authorized Messrs. Frere and Cornelis to agree to such terms, provided the putative shareholder class actions that had been filed against Parent, the Company and the Company's directors regarding the Merger Proposal could be settled at a reasonable price. See
"-- Certain Shareholder Litigation." Morgan Stanley conveyed this information to the Special Committee, and Parent's legal advisors and the Special Committee's legal advisors initiated settlement talks with the plaintiffs' lawyers.

     During the second week of February, after the principal terms of the transaction had been negotiated, it came to the attention of the negotiators that the 401(k) Plan, which holds a significant number of the Public Shares, could not technically hold the warrants under existing DOL interpretations of ERISA. To address this issue, an agreement was reached pursuant to which an application for an exemption would be submitted to the DOL to permit the 401(k) Plan to hold the warrants.

     On February 13, 1998, Parent, the directors comprising the Special Committee and the Company entered into a Memorandum of Understanding with class counsel regarding the proposed comprehensive settlement of various class action lawsuits that had been filed relating to the Merger Proposal. The settlement is subject to, among other things, completion of definitive documentation relating to the settlement, court approval and consummation of the Merger. See
"-- Certain Shareholder Litigation."

     On February 17, 1998, the Parent Board approved the Merger Agreement and the transactions contemplated thereby. Later that day, the Special Committee met to consider the final terms and conditions of the proposed Merger Agreement and the advisability of the transaction. Counsel to the Special Committee reviewed with the members of the Special Committee the terms of the definitive documentation that had been prepared as well as the principal issues that had arisen in the course of the negotiations, including the inability of the 401(k) Plan to hold the warrants. The Special Committee discussed the agreement that had been reached to apply for an exemption from the DOL, the expected length and outcome of that process and the Trustee's ability to sell the warrants during the pendency of the application process or upon any ultimate denial of the application. Goldman Sachs reported to the Special Committee on its evaluation of the fairness from a financial point of view of the consideration to be received by the public stockholders of the Company in the transaction. Goldman Sachs reviewed the various valuation analyses it had performed with respect to the Company (see "-- Opinion of the Special Committee's Financial Advisor ") and noted that, based on an assumed PetroFina ADS value of US $34-US $35 (current market value of Parent ADSs as of February 17, 1998), an assumed volatility for Parent ADSs of 22% and certain other assumptions about, among other things, the Warrant Agreement, the approximate midpoint of the warrant's Black-Scholes theoretical valuation range would be US $4.25- US $4.75. Goldman Sachs noted that the trading value of the warrant would likely be less than its Black-Scholes theoretical value because of liquidity factors, market conditions and other factors that generally influence the value of securities. Goldman Sachs then delivered to the Special

Committee its oral opinion, subsequently confirmed in writing, as of the same date, that as of the date of such opinion, the consideration to be received by the public stockholders of the Company in the Merger was fair to such stockholders from a financial point of view.

     The Special Committee then unanimously determined that the Merger was fair to and in the best interests of the stockholders of the Company who are not affiliates of Parent and recommended that the Company Board approve the Merger Agreement. The Company Board then met and approved and adopted the Merger Agreement and the Merger, and the Merger Agreement was executed. Immediately thereafter, Parent and the Company announced the Merger.

     Following execution of the Merger Agreement, the Company has conducted its business in the ordinary course of business except that on March 10, 1998, the Company, with Parent's consent, reached an agreement in principle to sell 50% of its interests in 64 lease blocks in the deep water regions of the Gulf of Mexico to Canadian Occidental Petroleum Ltd., a subsidiary of CXY Energy of Dallas, Texas for US $37 million.

FAIRNESS OF THE MERGER

  REASONS FOR THE SPECIAL COMMITTEE'S RECOMMENDATION

     In reaching its recommendation, the Special Committee considered the factors listed below. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination.

          (i) The Company's business, condition and prospects. In evaluating the terms of the Merger, the Special Committee considered the business, results of operations, financial condition, assets, liabilities, business strategy and prospects for the Company. The members of the Special Committee were generally familiar with and knowledgeable about the Company's affairs and further reviewed these matters in the course of their deliberations. The Special Committee considered, among other things, the historical operations and the financial performance of the Company, the current condition of the business and the industries in which the Company operates, the budgets and projections described elsewhere in this Proxy Statement/Prospectus and projected long-term trends for the Company. Taking into account the matters described above and the inclusion in the Merger Consideration of the PetroFina Warrant as described under clause (iii) below, the Special Committee considered the Company's business, the financial condition, results of operations and prospects and the general condition of the industries in which the Company operates to support its recommendation.

          (ii) Opinion of Goldman Sachs. The Special Committee considered the opinion delivered by its financial advisor, Goldman Sachs, on February 17, 1998, to the effect that, as of such date and subject to the assumptions and qualifications contained in such opinion, the consideration to be received by the holders of Shares (other than Parent and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders, and the presentations made by Goldman Sachs. See "-- Opinion of The Special Committee's Financial Advisor." A copy of Goldman Sachs' opinion to the Special Committee dated as of February 17, 1998 is attached as Annex C to this Proxy Statement/Prospectus and is incorporated herein by reference. Such opinion should be read in its entirety for a description of the opinion expressed, assumptions made, matters considered and limitations of review undertaken in connection with such opinion.

          The Special Committee considered such opinion and such presentations to support its recommendation. In light of its familiarity with the Company and Goldman Sachs' responses to questions during such presentations (including questions with respect to the valuation methods used by Goldman Sachs and the assumptions considered and used by Goldman Sachs in its valuation analyses), the Special Committee found reasonable and relied upon Goldman Sachs' analyses and opinion, as well as other factors described herein.

          (iii) Inclusion of a Five-Year Warrant in the Merger
     Consideration. The Special Committee considered the inclusion of the PetroFina Warrant in the Merger Consideration as supporting its recommendation. Following the Announcement Date but before the terms of the Merger were negotiated, the Company Board preliminarily approved the Steam Cracker Joint Venture. The decision to proceed with the Steam Cracker Joint Venture created balance sheet constraints that required the reduction of previously planned capital expenditures in the exploration and production segment, which in turn reduced the Company's projected earnings -- and valuation -- over the period for which the Special Committee had projections. Because of the time it would take to construct the steam cracker, it was not anticipated that the steam cracker would begin to generate positive cash flow until 2001. The Special Committee believed that the warrant, which would be exercisable until 2003, would enable the public stockholders of the Company to participate in the benefits to be generated by the Steam Cracker Joint Venture.

          The Special Committee took account of the fact that the 401(k) Plan, which holds a significant number of the Public Shares, technically could not hold warrants under existing DOL interpretations of ERISA. However, the Special Committee accepted as reasonable the expectation of its advisors that the application for an exemption that would be submitted to the DOL to permit the 401(k) Plan to hold the PetroFina Warrants would ultimately be approved. The Special Committee considered the advice it received from its advisors that the process for receiving an exemption from the DOL was a lengthy one, and that it would be at least eight weeks before a decision would be rendered. The Special Committee further considered the fact that even if the application were ultimately denied, the warrants could be sold.

          (iv) Historical and Recent Market Prices. The Special Committee considered the historical market price and recent trading activity of the Shares as supporting its recommendation. The Special Committee considered as favorable that the Merger Consideration (valuing the warrant at the approximate midpoint of Goldman Sachs' Black-Scholes theoretical valuation range of US $4.25 to US $4.75, which valuation range was based on certain assumptions concerning, among other things, the terms of the Warrant Agreement, the price of the PetroFina ADSs and the volatility of PetroFina Shares) represented a premium of approximately 29% over the closing sale price of US $50.13 for the Shares on February 24, 1997, the last trading date prior to the first public announcement of the proposed transaction.

          (v) Alternatives. The Special Committee considered as supporting its recommendation its belief, based in part on the views of its advisors, that it was unlikely that another entity would seek to acquire the 15% voting interest in the Company not controlled by Parent. The Special Committee was aware, based in part on Parent's majority control of the Company, that it was highly unlikely that a solicitation of other bidders at this time would result in an offer to acquire the minority stockholders' interest at a higher price.

          (vi) Independent Negotiations. The Special Committee considered as supporting its recommendation the fact that the Merger Consideration was determined through arm's-length discussions and negotiations between members of the Special Committee and the Special Committee's advisors, on the one hand, and representatives of Parent and its advisors, on the other hand, and the fact that such negotiations resulted in an increase in the value to be received by the Company's stockholders of US $4.25 to US $4.75 (valuing the warrant at the approximate midpoint of Goldman Sachs' Black-Scholes theoretical valuation range of US $4.25 to US $4.75, which valuation range was based on certain assumptions concerning, among other things, the terms of the Warrant Agreement, the price of the PetroFina ADSs and the volatility of PetroFina Shares), or 7.5%, as compared to the US $60 per share offered pursuant to the Merger Proposal. The Special Committee was of the view that, based on the history and nature of such discussions and negotiations, the Merger Consideration reflected the highest price Parent was prepared to pay and that any further negotiations would not result in a higher price and might jeopardize the possibility of reaching an agreement with Parent. The Special Committee also considered the risk that prolonging the negotiation process further could significantly disrupt the Company's business.

          (vii) Terms of the Merger Agreement. The Special Committee considered as supporting its recommendation the terms and conditions of the Merger Agreement, including the fact that the conditions to Parent's obligation to consummate the Merger are reasonably limited and do not include the obtaining of the financing or the absence of a material adverse change in the business or financial condition of the Company.

  OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

     On February 17, 1998, Goldman Sachs delivered to the Special Committee its oral opinion, that, as of the date of such opinion, the Merger Consideration to be received by the holders of the Shares, other than Parent and its affiliates, pursuant to the Merger Agreement is fair from a financial point of view to such holders. Goldman Sachs subsequently confirmed this opinion in writing.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF FEBRUARY 17, 1998, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ALL HOLDERS OF SHARES ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement and the form of the Warrant Agreement attached as Exhibit A to the Merger Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; and (iv) the Annual Reports to Stockholders of Parent for the five years ended December 31, 1996, as well as certain interim reports to stockholders of Parent. Goldman Sachs also held discussions with members of the senior managements of the Company and Parent regarding the past and current business operations, financial conditions, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the PetroFina Shares and the PetroFina ADSs, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded, and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of the Special Committee that the financial projections for the Company that had been furnished to it had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or Parent or any of their respective subsidiaries, and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs was neither requested nor authorized to solicit, and did not solicit, interest from any party with respect to an acquisition of the Shares, the Company or its constituent businesses. The services and opinion of Goldman Sachs referred to herein were provided for the information and assistance of the Special Committee in connection with its consideration of the Merger and do not constitute a recommendation as to how any holder of Shares should vote with respect to the Merger. Goldman Sachs' opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by Goldman Sachs on the date of such opinion. For the purposes of its opinion, Goldman Sachs assumed that the Warrant Agreement will be executed in the form attached as Exhibit A to the Merger Agreement. Goldman Sachs is not expressing any opinion as to the prices at which the PetroFina Warrants may trade if and when they are issued.

     The following is a summary of all the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Special Committee on February 17, 1998.

          Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Shares both separately and in comparison to the S & P 400 Index and to the Domestic Integrated Oils, Exploration & Production, Independent Refining and Commodity Chemicals Groups (each as defined herein) for the periods one year, three years, and five years prior to the date of the delivery of its oral opinion to the Special Committee. Goldman Sachs also reviewed the historical trading prices and volumes for the Shares, for the period beginning before the time Parent first announced its proposal, and for the PetroFina ADSs for the period beginning at the time they were first publicly traded, and, in each case, ending soon before the date of Goldman Sachs' delivery of its oral opinion to the Special Committee. In addition, Goldman Sachs noted the implied value of the Merger Consideration, based on an assumed PetroFina ADS price of US $35.125 and an assumed volatility of 22%.

          Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for selected companies (1) in the diversified energy field, including Amoco Corp., Ashland Inc., Atlantic Richfield, Kerr-McGee, Murphy Oil, Phillips Petroleum, Sun Company, Unocal Corp., and USX-Marathon (the "Domestic Integrated Oils Group"); (2) in the exploration & production field, including Barrett Resources, Cabot Oil & Gas, Cross Timbers Oil, Devon Energy, Forcenergy, Newfield Exploration, Pogo Producing, Houston Exploration, United Meridian, and Vintage Petroleum (the "Exploration & Production Group"); (3) in the refining and marketing field, including Ashland Inc., Sun Company, Tosco Corp., Ultramar Diamond Shamrock, and Valero Energy (the "Independent Refining Group"); and (4) in the chemicals field, including Dow Chemical, Geon, Georgia Gulf, Lyondell Petrochemical, Millennium Chemicals and Union Carbide (the "Commodity Chemicals Group"). The companies in these groups were chosen because they are publicly-traded companies with operations in the exploration and production, refining and marketing, and/or commodity chemicals fields. Goldman Sachs calculated and compared various financial multiples and ratios for the Company with those of the Domestic Integrated Oils, Exploration & Production, Independent Refining and Commodity Chemicals Groups using the closing price for the Shares of February 24, 1997, the day immediately prior to the Announcement Date, and the respective closing prices of February 10, 1998 for Company and for the shares of the companies in each of these groups. In calculating earnings multiples and EBITDA, Goldman Sachs relied on Goldman Sachs Research estimates as of February 10, 1998 for the companies in the various groups and on certain financial projections for the Company prepared by the Company's management.

          For all companies in the Domestic Integrated Oils Group, the respective lowest and highest price/discretionary cash flow ratios based on estimated 1998 discretionary cash flow were 4.8x, and 6.6x, with a median ratio of 5.8x. Applied to the Shares of the Company, price/discretionary cash flow ratios in a range of 4.8x to 6.6x imply a price per Share in the range of US $54 to US $73. Similarly, for all companies in the Domestic Integrated Oils Group, the respective lowest and highest price/earning multiples for estimated 1998 earnings were 14.7x and 18.7x, with a median ratio of 16.1x. Applied to Shares of the Company, price/earnings multiples in a range of 14.7x to 18.7x imply a price per Share in the range of US $65 to US $83.

          Goldman Sachs also calculated a weighted average of the median multiples and ratios for the various groups, and based on such analysis and on estimated 1998 earnings and discretionary cash flow, the companies in the group had a weighted average median price/earnings multiple of 16.7x and a weighted average median price/discretionary cash flow ratio of 6.2x, compared to, as of the day immediately prior to the Announcement Date, 11.3x and 4.5x, respectively, for the Company. The respective weighted average low and weighted average high price/discretionary cash flow multiples for the various composite companies in the group were 5.7x and 6.9x respectively. Applied to the Shares of the Company, price/discretionary cash flow multiples in a range of 5.7x to 6.9x imply a price per Share in the range of US $63 to US $78. The respective weighted average low and weighted average high price/earnings multiples for the various companies in the group were 15.0x and 18.4x respectively. Applied to the Shares of the Company, price/earnings multiples in a range of 15.0x to 18.4x imply a price per Share in the range of US $66 to US $81.

          Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using projections for the Company prepared by the management of the Company. Goldman Sachs calculated a net present value for the Company's free cash flows for the years 1997 through 2001. Goldman Sachs calculated the Company's terminal value in the year 2001 based on multiples of 4.5x to 7.0x times the discretionary cash flow for the final twelve months of the period. These projected cash flows and terminal values were then discounted to present value using various discount rates and other assumptions. Assuming a terminal value of 5.5x last twelve months' discretionary cash flow, Goldman Sachs applied discount rates ranging from 9% to 11%, for the Company's projected discretionary cash flows for the 1997-1999 period, and 12% to 14% for the Company's projected discretionary cash flows for the 2000-2001 period, to compute an implied present value per Share of US $53 to US $60, adjusted for the net impact of the Steam Cracker Investment over the 1997-2015 period using the same assumptions.

          Present Value of Implied Future Share Prices Analysis. Goldman Sachs performed an analysis to determine the present value of implied future Company stock prices based on management's projections of earnings per share and using price to earnings multiples ranging from 9.0x to 11.0x. These implied future Share prices were then discounted to present value using a discount rate of 12%. Under this analysis, the present value of the implied future Share price based on projected earnings for the year 2000 ranged approximately from US $47 to US $57, and based on projected earnings for the year 2001 ranged approximately from US $63 to US $77.

          Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger on Parent. Using earnings estimates for the Company and for Parent provided by the Institutional Broker Estimate System for 1998, Goldman Sachs calculated the amounts Parent would have to pay, either all in cash or all in its own common stock, respectively, such that the Merger would be neither accretive nor dilutive to Parent's earnings per share, assuming the Merger produces no synergies and is accounted for using the purchase method and a goodwill amortization period varying from five to 20 years. Based on these analyses, if Parent paid entirely in its own common stock, the Merger would be neither accretive nor dilutive to Parent's earnings per share multiple if, assuming a period of amortization ranging from five to twenty years, Parent paid in the range of US $47 to US $56 per Share. Also based on these analyses, if Parent paid entirely in cash, the Merger would be neither accretive nor dilutive to Parent's earnings per share if, assuming a period of amortization ranging from five to 20 years, Parent paid in the range of US $53 to US $73 per Share.

     Goldman Sachs also performed certain sensitivity analyses concerning the PetroFina Warrants. Using the Black-Scholes model for option pricing, Goldman Sachs calculated the theoretical value of an American style option with a five-year term and a strike price of US $42.25, based on assumed PetroFina ADS prices ranging from US $32 to US $38 and on volatilities ranging from 18% to 26%. Goldman Sachs then calculated, assuming an exchange ratio of 0.9 PetroFina ADSs per PetroFina Warrant, the implied values for the PetroFina Warrants based on the foregoing assumptions. Using these assumptions, Goldman Sachs computed an implied theoretical value per PetroFina Warrant ranging from US $2.48 to US $7.36.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to the Company or Parent. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Special Committee as to the fairness from a financial point of view, other than to Parent and its affiliates, of the Merger Consideration to be received by the holders of the Shares pursuant to the Merger Agreement and do not purport to be appraisals or necessarily to reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes any responsibility if future results are materially different from those projected. As described above, Goldman Sachs' opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth as Annex C hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Special Committee selected Goldman Sachs as its financial advisor on the basis of its reputation as a nationally recognized investment banking firm and its substantial experience in transactions similar to the Merger. Goldman Sachs provides a full range of financial advisory and securities services, and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company or Parent or both for its own account and for the accounts of its clients. As of the date on which it rendered its opinion to the Special Committee, Goldman Sachs had accumulated for its own account a long position of 28,269 PetroFina Shares.

     Pursuant to a letter agreement dated March 21, 1997 (the "Engagement Letter"), the Company engaged Goldman Sachs to act as the financial advisor to the Special Committee in connection with the contemplated transaction. Pursuant to the terms of the Engagement Letter, the Company agreed to pay Goldman Sachs upon delivery of its opinion a fee of US $1,500,000. The Company also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

RECOMMENDATION OF THE COMPANY BOARD

     On February 17, 1998, the Special Committee unanimously determined that the Merger is fair to, and in the best interests of, the holders of Public Shares and unanimously voted to recommend and approve the Merger and the Merger Agreement.

     On February 17, 1998, the Company Board, based in part on the unanimous recommendation and approval of the Special Committee, approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, the stockholders of the Company. The Company Board recommended that all stockholders vote their Shares in favor of adopting the Merger Agreement. All of the Company's directors were present at the meeting. However, the directors of the Company Board designated by Parent and those directors employed by the Company recused themselves from voting at the Company Board meeting due to their inherent conflict of interest.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company Board and the Special Committee with respect to the Merger, stockholders should be aware that certain officers and directors of Parent and the Company have interests in the Merger which are described below and which may present them with certain potential conflicts of interest. Currently, of the nine directors of the Company, four are also directors or executive officers of Parent and are Parent's nominees to the Company Board. Mr. Francois Cornelis, a director of the Company, is also Chief Executive Officer and Managing Director of Parent; Mr. Michel-Marc Delcommune, a director of the Company, is also a director and Executive Director, Corporate Finance of Parent; Mr. Axel de Broqueville, a director of the Company, is also a director and Executive Director, Chemicals of Parent; and Mr. Jose Rebelo, a director of the Company, is also General Manager, Exploration-Production of Parent. See "The Company -- Principal Stockholders and Stock Ownership of the Company Management" for information regarding Shares beneficially owned by certain of Parent's executive officers or directors. In addition, Mr. Paul Meek is Parent's nominee to the Company Board, and both Mr. Meek and Mr. Haddock expect to continue as directors of the Surviving Corporation.

     Stockholders should also be aware that Parent has certain interests that present actual or potential conflicts of interest in connection with the Merger. As a result of Parent's current ownership of approximately 86% of the issued and outstanding Shares and its nominees constituting a majority of the Company's directors, Parent may be deemed to control the Company.

     The Special Committee and the Company Board were aware of these actual and potential conflicts of interest and considered them along with the other matters described under "-- Fairness of the Merger."

POSITION OF PARENT REGARDING FAIRNESS OF THE MERGER

     Parent believes that the Merger Consideration to be received by the Company's stockholders, other than Parent and its subsidiaries, pursuant to the Merger is fair from a financial point of view to the Company's stockholders other than Parent and its subsidiaries. Parent bases its belief on the following facts: (i) the fact that the Special Committee concluded that the Merger is fair to, and in the best interests of, the Company; (ii) notwithstanding the fact that Goldman Sachs' opinion was provided solely for the information and assistance of the Special Committee and that Parent is not entitled to rely on such opinion, the fact that the Special Committee received an opinion of Goldman Sachs that the US $60 in cash plus one PetroFina Warrant to be received for each share held by the holders of Shares other than Parent and its subsidiaries in the Merger is fair to such holders from a financial point of view; (iii) the historical and projected financial performance of the Company and its historical financial results; (iv) the Merger Agreement was negotiated at arms-length; (v) the Cash Consideration to be paid in the Merger represents a premium of 18.7% over the average closing price for the one-month period prior to the Announcement Date, and the premium is even higher when the imputed value of the PetroFina Warrant is included; and (vi) the Cash Consideration to be paid in the Merger represents a premium of 19.7% over the closing price on the last full trading day prior to the Announcement Date, and the premium is even higher when the imputed value of the PetroFina Warrant is included. Parent did not find it practicable to assign, nor did it assign, relative weights to the individual factors it considered in reaching its conclusion as to fairness.

PURPOSE AND STRUCTURE OF THE MERGER; PARENT'S REASONS FOR THE MERGER

     The purpose of the Merger is for Parent to increase its ownership of the Common Stock from approximately 86% to 100%. Upon consummation of the Merger, the Company will become an indirect, wholly-owned subsidiary of Parent. The acquisition of the Shares not owned by Parent has been structured as a merger in order to effect a prompt and orderly transfer of ownership of the Company from the holders of Public Shares to Parent and to provide the holders of Public Shares with cash and PetroFina Warrants for all of their Shares.

     Under the DGCL, the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding Shares are required to approve and adopt the Merger Agreement and the Merger. The Company Board has approved the Merger Agreement, and the only remaining required corporate action of the Company is the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the Shares. Parent already has sufficient voting power to cause the approval and adoption of the Merger Agreement without the affirmative vote of any other stockholder of the Company. In the Merger Agreement, the Company agreed to take all action necessary to convene a special meeting of its stockholders as promptly as practicable following execution of the Merger Agreement for the purpose of considering and voting upon the adoption of the Merger Agreement and to take all lawful action to solicit such adoption. Parent has agreed that all Shares owned by it and its subsidiaries will be voted in favor of the adoption of the Merger Agreement.

     Parent's principal strategic objective in acquiring the Public Shares is to streamline its international structure and operations. Parent concluded that such an acquisition would simplify Parent's international structure, enhance Parent's strategic flexibility and allow it to benefit from opportunities in the businesses in which Parent and the Company operate. In connection with its decision to list the PetroFina ADSs on the NYSE, Parent also concluded that the combination of Parent and the Company would result in Parent and its affiliates having only one integrated oil and gas company with publicly-listed common stock. Parent believed that the combination would improve Parent's market valuation. Consequently, Parent concluded that an acquisition by Parent of the remaining Public Shares should be considered. Parent also considered acquiring the Public Shares through a forced merger or unilateral tender offer, but rejected these options because it believed that a negotiated merger would be preferable for all of the Company's constituencies, including its employees. See also "-- Background of the Merger." Parent chose to initiate the merger transaction in early 1997 because market conditions indicated that mid-1997 would be a good time to list the Parent ADSs on the NYSE. Parent had intended that the listing and a merger transaction would occur simultaneously.

EXCHANGE OF COMMON STOCK FOR MERGER CONSIDERATION

     As a result of the Merger, holders of certificates formerly representing shares of Common Stock will cease to have any equity interest in the Company. After consummation of the Merger, each Share issued and outstanding immediately prior to the consummation of the Merger held by stockholders other than Parent or any direct or indirect subsidiary of Parent will be required to be surrendered to the Exchange Agent in order that such Share be converted automatically into the right to receive the Merger Consideration of US $60 plus one PetroFina Warrant.

     DETAILED INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF SHARES BY THE EXCHANGE AGENT PROMPTLY FOLLOWING THE EFFECTIVE TIME. HOLDERS OF SHARES SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT OF THE MERGER CONSIDERATION FOR SHARES OF COMMON STOCK WILL BE MADE TO FORMER HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE EXCHANGE AGENT OF THEIR CERTIFICATES AND OTHER REQUESTED DOCUMENTS.

PLANS FOR THE COMPANY AFTER THE MERGER; CERTAIN EFFECTS OF THE MERGER

     Except as otherwise described in this Proxy Statement/Prospectus, Parent has no current plans or proposals which relate to or would result in: (a) other than the Merger, an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or its subsidiaries; (b) a sale or transfer of a material amount of the assets of the Company or its subsidiaries; (c) any change in the management of the Company or any change in any material terms of the employment contract of any executive officer; or (d) any other material change in the Company's corporate structure or business. However, Parent intends to initiate a review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the Merger in order to best organize and integrate the activities of the Company and Parent. Parent expressly reserves the right to make any changes that it deems necessary or appropriate in light of its review or in light of future developments.

     Following consummation of the Merger, Parent's direct and indirect interest in the Company's net book value and net earnings will increase to 100% and Parent and its subsidiaries will be entitled to all benefits resulting from that interest, including all income generated by the Company's operations, and any future increases in the Company's value and the right to elect all members of the Company Board. Similarly, Parent will bear the risk of losses generated by the Company's operations and any decrease in the value of the Company after the Merger. Upon consummation of the Merger, the Company will become a privately held corporation. Accordingly, stockholders, other than Parent or any direct or indirect subsidiary of Parent, will not have the opportunity to participate directly in the earnings and growth of the Company after the Merger and will not have any right to vote on corporate matters. Similarly, stockholders, other than Parent or any direct or indirect subsidiary of Parent, will not face the risk of losses generated by the Company's operations or decline in the value of the Company after the Merger.

     Following the Merger, the Shares will no longer be quoted on the AMEX and the BDRs will no longer be quoted on the BSE. In addition, the registration of the Shares under the Exchange Act will be terminated. Accordingly, following the Merger there will be no publicly-traded Shares of the Company outstanding. Thus, following the Merger the Company's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be suspended. It is expected that, if the Merger is not consummated, the Company's current management, under the general direction of the Company Board will continue to manage the Company as an ongoing business.

ACCOUNTING TREATMENT OF THE TRANSACTION

     The Merger will be accounted for under the "purchase" method of accounting. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

CONDITIONS TO THE MERGER

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of a number of conditions, including, (i) the absence of any statute, rule, regulation, temporary, preliminary or permanent order or injunction that would prohibit the consummation of the Merger, (ii) the effectiveness of a Registration Statement on Form F-4 covering the PetroFina Warrants, (iii) the approval and adoption of the Merger Agreement by the Company stockholders, (iv) the continued accuracy of the representations and warranties and the performance of the covenants of the other parties to the Merger Agreement and (v) solely with respect to the Company's obligations (x) the approval for listing the PetroFina Warrants on the NYSE or NASDAQ, (y) the Warrant Agreement shall have been executed, and (z) the effectiveness of a Registration Statement on Form F-6 covering the PetroFina ADSs to be issued upon exercise of the PetroFina Warrants. See "The Merger Agreement -- Conditions to the Merger."

     Neither Parent nor the Company currently anticipates waiving any of the conditions to the Merger specified in the Merger Agreement.

REGULATORY APPROVALS

     Parent and the Company know of no remaining federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

CERTAIN SHAREHOLDER LITIGATION

     Following the February 25, 1997 announcement by Parent that it had offered to purchase the Public Shares, four putative class actions were filed against Parent, the Company, and the Company's directors in the Court of Chancery in the State of Delaware by the holders of the Public Shares.

     In Stern v. Cornelis, et al. (filed February 27, 1997), plaintiff claims that Parent, as controlling stockholder of the Company, and the Company and its directors had breached their fiduciary duties to the remaining stockholders by attempting to carry out the purchase of the Public Shares for inadequate or unfair consideration and that the Merger Proposal was not the result of arm's-length negotiations. The relief sought by the plaintiff includes an injunction against the continuation of the proposed transaction, rescission of any agreements actually entered into between Parent and the Company and damages in an unspecified amount. Certain of the defendants filed an answer to the complaint denying each of the allegations in the complaint and raising certain affirmative defenses.

     In Kahn v. Meek, et al. (filed February 27, 1997), plaintiff claims that Parent, as controlling stockholder of the Company, and the Company and its directors had breached their fiduciary duties to the remaining stockholders by undervaluing the price of the Company's stock through the proposed purchase price, artificially capping the market price of the Company's stock and engaging in a less than arm's-length transaction. The relief sought by the plaintiff includes a declaration that the defendants have breached their fiduciary duties, an injunction against the continuation of the proposed transaction, rescission of the transaction should it be consummated and damages in an unspecified amount. Certain of the defendants filed an answer to the complaint denying each of the allegations in the complaint and raising certain affirmative defenses.

     In Kokol v. Meek, et al. (filed March 11, 1997), plaintiff claims that Parent, as controlling stockholder of the Company, and the Company and its directors had breached their fiduciary duties to the remaining stockholders by failing to disclose non-public information about the true value of the Company's stock, undervaluing the price of the Company's stock through the proposed purchase price, artificially capping the market price of the Company's stock by freezing out third-party bidders and engaging in a less than arm's-length transaction. The relief sought by the plaintiff includes an injunction against the continuation of the proposed transaction, rescission of the transaction should it be consummated and damages in an unspecified amount.

     In Beckwith v. Cornelis, et al. (filed March 27, 1997), plaintiff claims that Parent, as controlling stockholder of the Company, and the Company and its directors had breached their fiduciary duties to the remaining stockholders by attempting to carry out the purchase of the minority interest for inadequate or unfair consideration and that the proposed purchase price was not the result of arm's-length negotiations. The relief sought by the plaintiff includes an injunction against the continuation of the proposed transaction, rescission of any agreements actually entered into between Parent and the Company and damages in an unspecified amount.

     The cases have since been consolidated into a single proceeding and have been stayed pending the completion of negotiations between Parent and the Company.

     Following negotiation and the voluntary production of documents to plaintiffs' counsel, plaintiffs and defendants in all of these consolidated actions entered into a Memorandum of Understanding on February 13, 1998 (the "MOU"). Under the MOU each of the four actions will be settled, contingent upon confirmatory discovery, the closing of the Merger and the entry of a final judgment dismissing with prejudice all claims between the plaintiff class members and the defendants. Plaintiffs class members include all holders of record of the Public Shares between February 25, 1997 and the Record Date. The terms of the settlement provide (i) for consideration of US $60 in cash and one warrant with the terms of the PetroFina Warrant, (ii) for the release of all defendants from all claims arising from or related to the Merger, and (iii) that the defendants will not object to a request by plaintiffs that the Court award attorneys' fees in an amount not exceeding US $1,250,000.

THE MERGER AGREEMENT

     THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS PROXY
STATEMENT/PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN.

     The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the DGCL, at the Effective Time, Mergeco will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Mergeco will cease, and the Company will continue as the Surviving Corporation of the Merger and will become an indirect, wholly-owned subsidiary of Parent.

     Certificate of Incorporation and By-Laws. The Merger Agreement provides that, at the Effective Time, the Certificate of Incorporation of the Company will be amended (except with respect to the name) to read in its entirety as the Certificate of Incorporation of Mergeco as in effect immediately prior to the Effective Time. The By-Laws of Mergeco in effect at the Effective Time will become the By-Laws of the Surviving Corporation.

     Directors and Officers. The directors of Mergeco immediately prior to the Effective Time will become the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

     Conversion of Shares in the Merger. At the Effective Time, each issued and outstanding share of Common Stock (other than (a) any Shares held of record by Parent or any direct or indirect wholly-owned subsidiary of Parent, which Shares will be automatically cancelled and retired and (b) any Shares as to which stockholders have a right to demand, and who properly demand, an appraisal of such Shares in accordance with Section 262 of the DGCL ("Dissenting Shares")) will be converted into the right to receive (1) US $60.00 in cash, (the "Cash Consideration"), plus (2) one PetroFina Warrant to purchase nine-tenths (0.9) of one PetroFina ADS at an exercise price of US $42.25 per Parent ADS, (the "Warrant Considera-tion," and together with the Cash Consideration the "Merger Consideration"). The capital stock of Mergeco issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock, par value US $0.01 per share, of the Surviving Corporation in the Merger.

     Treatment of Outstanding Options. Prior to the Effective Time, the Company Board will take all actions necessary to provide that immediately prior to the Effective Time, each outstanding option then outstanding, whether or not then exercisable, will be cancelled (each, a "Cancelled Option"), and the holder thereof will be entitled to receive as soon as practicable after the Effective Time for each Cancelled Option (i) an amount in cash equal to the product of (a) the total number of Shares previously subject to the Cancelled Option and (b) the excess, if any, of the amount of Cash Consideration over the exercise price per Share previously subject to such Cancelled Option, and (ii) a number of PetroFina Warrants equal to the total number of Shares previously subject to such Cancelled Option.

     Exchange of Certificates. Promptly after the Effective Time, the Surviving Corporation will cause to be mailed to each person who was, at the Effective Time, a holder of record of Common Stock entitled to receive the Merger Consideration a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the holders of certificates representing the Common Stock (the "Certificates") will pass, only upon proper delivery of such Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon the surrender of each such Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate in exchange therefor, and such Certificate will forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares) will represent solely the right to receive Merger Consideration. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, without any interest or dividends or other payments thereon, otherwise deliverable upon due surrender of any such Certificate pursuant to the Merger Agreement.

     Subject to the obligations of Parent under the Warrant Agreement, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts that the Surviving Corporation or Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent there is withholding imposed on the Merger Consideration, the full amount required to be withheld shall be satisfied from the Cash Consideration. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the Common Stock or Cancelled Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     HOLDERS OF COMMON STOCK CERTIFICATES SHOULD NOT SUBMIT THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

     Covenants. The Merger Agreement provides that the Company will as soon as practicable following announcement of the Merger file with the Commission a Registration Statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to PetroFina Warrants issuable in the Merger and PetroFina Shares represented by the PetroFina ADSs issuable upon exercise of the PetroFina Warrants, a portion of which Registration Statement also serves as this Proxy Statement/Prospectus. In addition, Parent and the Company will timely file a Schedule 13E-3 with respect to the Merger and disseminate to Company stockholders (other than Parent and its subsidiaries) such information as is required under the Exchange Act. No amendment or supplement to the Registration Statement will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective.

     Pursuant to the Merger Agreement, the Company has covenanted and agreed that, between the date of the Merger Agreement and the Effective Time, unless Parent otherwise consents in writing (such consent will only be withheld in good faith), the Company will, and will cause, its subsidiaries to carry on their respective businesses only in the ordinary course of business and consistent with past practice; to the extent consistent therewith and pursuant to the terms of the Merger Agreement, the Company will use all commercially reasonable efforts to preserve intact its business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and other persons with which the Company or any of its subsidiaries has business dealings.

     During the period from the date of the Merger Agreement to the Effective Time, the Company will not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or agree to do any of the foregoing; provided, however, that the Company will declare and pay regular quarterly dividends of US $.80 per Share.

     Pursuant to the Merger Agreement, on or before the Closing Date (as defined in the Merger Agreement), the Company will submit an application (the "Application") to the DOL for exemption from the application of Section 406(a)(2) and 407(a) of ERISA to the receipt, holding, exercise and disposition of the Warrant Consideration by the 401(k) Plan. The parties have agreed not to withdraw the Application prior to a final decision thereon by the DOL and to use their best efforts to cause the Application to be approved by the DOL.

     Pursuant to the Merger Agreement, the Company and the Parent will use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Merger Agreement.

     Indemnification. The Parties have agreed that the Surviving Corporation will use its reasonable efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company, or policies of at least the same coverage containing terms and conditions which are not materially less favorable, with respect to matters occurring prior to the Effective Time; provided, however, that in no event will the Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 200% of current annual premiums, the Company will obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums. In the event the Company or any successor or assign (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successor and assign of the Company, or at Parent's option, Parent, will assume the foregoing obligations.

     The Company will, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each of its subsidiaries and each fiduciary and agent of each such director and officer (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, until the expiration of the statute of limitations relating thereto (and will pay any expenses in advance of the final disposition of such action or proceeding to each

Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under the DGCL). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation will be obligated to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except (x) that the persons who served as directors of the Company who were not designees of Parent will be entitled to retain one additional counsel (plus appropriate local counsel) to represent them at the expense of the Company or the Surviving Corporation, and (y) to the extent that two or more of such Indemnified Parties will have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Company or the Surviving Corporation; and provided further that, in the event that any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim will continue until the disposition of such claim.

     Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by the Company, Parent, Mergeco and PDI as to the enforceability of the Merger Agreement and by the Company as to the compliance with law, corporate status and capitalization and the accuracy of financial statements and filings with the Commission.

     Conditions to the Merger. Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the transactions contemplated thereby having been approved and adopted by the affirmative vote of the stockholders of the Company; (b) no statute, rule, regulation, temporary, preliminary or permanent order or injunction having been promulgated, enacted, entered, enforced or deemed applicable to the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction and remaining in effect that prohibits the consummation of the Merger; and (c) the Registration Statement having become effective and remaining effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement having been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof having been initiated and be continuing.

     The obligations of Parent, PDI and Mergeco to effect the Merger are subject to, among other things, the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (a) the representations and warranties of the Company contained in the Merger Agreement being true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of the Merger Agreement and as of the Closing (as defined in the Merger Agreement) with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which must be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of such date, or (ii) as expressly contemplated by the Merger Agreement, and Parent must have received from the Company's President and Chief Financial Officer an officers' certificate to this effect; and; (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to the Merger Agreement prior to the Closing having been duly performed and complied with in all material respects, and Parent having received from the Company's President and Chief Financial Officer an officers' certificate to this effect.

     The obligations of the Company to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (a) the representations and warranties of Parent, PDI and Mergeco contained in the Merger Agreement being true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of the Merger Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which must be true and correct as of such date, or (ii) as expressly contemplated by the Merger Agreement, and the Company having received from Parent, PDI and Mergeco officers' certificates to this effect; (b) each and all of the covenants and agreements of Parent and Mergeco to be performed and complied with pursuant to the Merger Agreement prior to the Closing having been duly performed and complied with in all material respects, and the Company having received from Parent and Mergeco officers' certificates to this effect; (c) the Warrant Agreement having been executed and delivered; (d) the PetroFina Warrants issuable to the Company's stockholders as contemplated by the Merger Agreement, and the PetroFina ADSs issuable upon exercise of the PetroFina Warrants, having been approved for listing on the NYSE or the NASDAQ, subject to official notice of issuance; and (e) a Registration Statement on Form F-6 under the Securities Act with respect to the PetroFina ADSs covered by the PetroFina Warrants being effective, and no stop order suspending effectiveness of such Registration Statement having been issued.

     Termination. The Merger Agreement may be terminated and the Merger and the other transactions may be abandoned at any time prior to the Effective Time, whether before or after any requisite approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of the
Company: (a) by mutual written consent duly authorized by the Parent Board and the Special Committee on behalf of the Company Board, (b) by either Parent or the Special Committee on behalf of the Company if the Effective Time has not occurred on or before September 30, 1998 (the "Termination Date"); provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (c) by either Parent or the Special Committee on behalf of the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable; (d) by the Special Committee, on behalf of the Company, at any time, if any of the conditions set forth in clauses (a) or (b) in the third paragraph under "-- Conditions to the Merger" above are not satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) Parent, PDI and Mergeco are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable; or (e) by Parent, at any time, if any of the conditions set forth in clauses (a) or (b) in the second paragraph under "-- Conditions to the Merger" above are not satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) the Special Committee or the Company are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable.

     Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses; provided, however, that the allocable share of each of Parent and the Company for all expenses related to printing, filing and mailing the proxy statement contained in the Registration Statement and all Commission and other regulatory filing fees incurred in connection with the Schedule 13E-3 and the Registration Statement will be one-half.

     Closing. As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties to the Merger Agreement will file a certificate of merger with the Secretary of State of Delaware and the Recorder of the County in which the registered office of each of Mergeco and the Company is located. The Merger will become effective upon such filings. Assuming all conditions are met, it is anticipated that the Merger will occur and a closing will be held on or before July 1, 1998.

FINANCING OF THE MERGER

     Approximately US $267,100,000 will be required to pay the cash portion of the Merger Consideration pursuant to the Merger, and approximately US $6,500,000 will be required to pay related fees and expenses incurred by Parent, the Company and their affiliates in connection with the Merger (excluding debt-related costs).

     PDI will issue short-term debt under an existing credit program, which is unconditionally guaranteed by Parent and supported by unused committed bank lines of credit with maturity dates greater than one year. The short-term debt matures within 270 days and will be issued with interest rates that approximate LIBOR. The current interest rate on PDI's short-term debt varies between 5.53% and 5.56%.

     The source and allocation of various methods of repayment will be made based on Parent's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions and such other factors as Parent may deem appropriate.

CERTAIN TAX CONSEQUENCES OF THE MERGER

  U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary describes certain of the material U.S. federal income tax consequences of the Merger to a holder of Common Stock that is (i) a citizen or resident of the United States (including certain former citizens and long-term residents), (ii) a partnership, corporation (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust (a "U.S. Holder"). The tax treatment of a holder may vary depending upon the particular situation of the holder. The discussion considers only U.S. Holders that own Common Stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     Except to the extent discussed below, the discussion does not consider the U.S. tax consequences to a person that is not a U.S. Holder (a "Non-U.S. Holder"). This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a holder of Common Stock who receives the Merger Consideration, nor does it address the effect of any applicable foreign, state, local or other tax laws. Further, the discussion does not consider holders that are subject to special tax treatment, including dealers in securities, financial institutions, insurance companies, tax-exempt organizations, persons subject to the alternative minimum tax, current or prior holders (directly or indirectly) of 10% or more of the voting shares of Parent, holders of securities held as part of a "straddle," "hedge" or "conversion transaction," or U.S. Holders whose "functional currency" (within the meaning of Section 985(b) of the Code) is not the dollar. EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

     The following discussion is based on current provisions of the Code, current and proposed Treasury Regulations promulgated thereunder, administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     U.S. Holders. A U.S. Holder will recognize capital gain or loss as a result of the Merger measured by the difference between such stockholder's amount realized and its adjusted basis in its Common Stock. A U.S. Holder's amount realized will equal the amount of cash and the fair market value of PetroFina Warrants received. A U.S. Holder will have a basis in the PetroFina Warrants received equal to their fair market value as of the Effective Time. The rate of taxation of capital gain will depend upon (i) the U.S. Holder's holding period for the Common Stock surrendered in the Merger (with the lowest rate available only for Common Stock held more than 18 months) and (ii) the U.S. Holder's marginal tax rate for ordinary income. U.S. Holders of Common Stock should consult their tax advisors with respect to applicable rates, holding periods and netting rules for capital losses.

     Information reporting to the Internal Revenue Service is required with respect to the payment of the Merger Consideration. In addition, a U.S. Holder will be subject to backup withholding at a rate of 31% on payment of the Merger Consideration only if the U.S. Holder (i) fails to provide a taxpayer identification number ("TIN") on a properly completed W-9, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that the U.S. Holder has failed to properly report payment of dividends or interest, or (iv) fails, under certain circumstances, to certify, under penalties of perjury, that it has furnished a correct TIN. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     Non-U.S. Holders. A Non-U.S. Holder of Common Stock will not be subject to United States federal income tax on the receipt of the Merger Consideration, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and is subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States.

     If a Non-U.S. Holder of Common Stock is engaged in a trade or business in the United States, and if gain realized is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "-- U.S. Holders" above. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, any gain recognized on the receipt of the Merger Consideration will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

     The payment of the Merger Consideration to or through the U.S. office of a broker or through a non-U.S. branch of a U.S. broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. The payment of the Merger Consideration to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker has certain U.S. relationships.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded (or credited against the holder's U.S. federal income tax liability, if any) provided that the required information is furnished to the Internal Revenue Service.

  BELGIAN INCOME TAX CONSEQUENCES OF THE MERGER

     Capital gain by holders of Common Stock on the receipt of Merger Consideration, whether such holder is a resident or a non-resident in Belgium, generally will not be subject to taxation by the Kingdom of Belgium. However, if the holder of Common Stock is an individual and has a permanent trade establishment in Belgium and if the capital gain derived from this exchange of Common Stock is effectively connected with this permanent establishment, the capital gain will normally be subject to taxation in Belgium.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court. Merely voting against the Merger Agreement will not perfect a stockholder's dissenter's rights. The following is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex D.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Meeting, not less than 20 calendar days prior to the meeting, the Company must notify each of the holders of Common Stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of
Section 262. This Prospectus/Proxy Statement constitutes such notice. Any stockholder wishing to exercise appraisal rights should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the approval and adoption of the Merger Agreement at the Meeting, a written demand for appraisal of such holder's shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the Merger Agreement will not constitute such a demand. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must hold such shares of record on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

     Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. Holders of Common Stock who hold their shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Common Stock should be sent or delivered to the Company at Post Office Box 2159, Dallas, Texas 75221, Attention: Cullen M. Godfrey, so as to be received before the vote on the approval and adoption of the Merger Agreement at the Meeting.

     If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker holding Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Common Stock held in the name of the record owner.

     Within 10 calendar days after the Effective Time, the Company, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of the Merger Agreement. Within 120 calendar days after the Effective Time, the Company, or any stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such stockholders. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 calendar days after the Effective Time, any stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 calendar days after a written request therefor has been received by the Company.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value," of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the amount per share that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court, should be considered in the appraisal proceedings." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as it deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorney's fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares of Common Stock entitled to appraisal.

     The Delaware Court of Chancery may require stockholders who have demanded an appraisal and who hold Common Stock represented by certificates to submit their certificates of Common Stock to the Court for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

     If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement, without interest. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the Effective Time. A stockholder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 calendar days after the Effective Time will require the written approval of the Company. Once a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any stockholder without the approval of the Court.

RESTRICTIONS ON RESALES BY AFFILIATES

     The PetroFina Warrants issuable in the Merger and the PetroFina Shares issuable upon exercise of the PetroFina Warrants have been registered under the Securities Act, but this registration does not cover resales by stockholders of Parent who are deemed to control or be under common control with Parent ("Affiliates"). Affiliates of Parent may not sell their PetroFina Warrants acquired in the Merger or PetroFina Shares acquired upon exercise except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. See "Description of PetroFina Securities -- PetroFina American Depositary Shares."

FEES AND EXPENSES

     Morgan Stanley has provided certain financial advisory services to Parent in connection with the Merger. Morgan Stanley will receive usual and customary compensation for their services, and Parent has agreed to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred by them, including the reasonable fees and expenses of legal counsel and to indemnify Morgan Stanley against certain liabilities and expenses in connection with its engagement including certain liabilities under the federal securities laws. For a description of fees payable to Goldman Sachs see "The Merger -- Fairness of the Merger -- Opinion of the Special Committee's Financial Advisor."

     The following is an estimate of expenses incurred and to be incurred in connection with the Merger:

Expenses to be paid by Parent, the Company and their
  affiliates:
     Financial Advisor Fees and Expenses....................  US $4,500,000
     Legal Fees and Expenses................................  US $1,500,000
     Printing and Mailing...................................  US $  150,000
     Advertising............................................  US $    5,000
     Filing Fees............................................  US $   57,000
     Depositary Fees........................................  US $   56,320
     Miscellaneous..........................................  US $  231,680
          Total.............................................  US $6,500,000

                                  THE COMPANY

DESCRIPTION OF BUSINESS

     The Company is a Delaware corporation with its principal offices located in Dallas, Texas. The Company and its subsidiaries were organized in 1956 as American Petrofina, Incorporated and are part of an international group of companies affiliated with Parent. The Company is engaged, through its subsidiaries, in crude oil and natural gas exploration and production; petroleum products refining, supply and transportation and marketing; chemical manufacturing and marketing; and natural gas marketing.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

     Set forth below is certain selected financial information relating to the Company which has been excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"). More comprehensive financial information is included in the Form 10-K and other documents filed by the Company with the Commission. The financial information that follows is qualified in its entirety by reference to such reports and other documents may be examined and copies may be obtained from the offices of the Commission in the manner set forth above. See "Available Information."

                          FINA, INC. AND SUBSIDIARIES

                    SUMMARY OF FINANCIAL AND OPERATING DATA

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------
                                            1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
                                          (IN US $ THOUSANDS, EXCEPT PER SHARE AMOUNTS AND EMPLOYEES)
FINANCIAL
Sales and other operating revenues.....  $4,462,477   $4,081,244   $3,606,637   $3,421,112   $3,416,223
Depreciation, depletion, amortization,
  and lease impairment.................     201,854      171,029      213,964*     185,961      198,341
Net earnings:
    Earnings before cumulative effect
       of accounting change............     126,401      153,206      104,425      102,041       70,353
    Net earnings.......................     126,401      153,206      104,425      102,041       70,353
Earnings per common share:
    Earnings before cumulative effect
       of accounting change............        4.05         4.91         3.35         3.27         2.26
    Net earnings.......................        4.05         4.91         3.35         3.27         2.26
Earnings prior to the adoption of SFAS
  121:
    Net earnings.......................          --           --      142,598           --           --
    Earnings per share.................          --           --         4.57           --           --
Capital expenditures...................     340,716      263,330      218,436      136,381      125,472
Long-term debt.........................     593,532      584,983      496,331      531,162      740,058
Total long-term obligations............     594,988      587,290      498,446      532,148      766,476
Total assets...........................   3,014,674    2,855,822    2,487,718    2,493,862    2,511,353
Stockholders' equity...................   1,277,112    1,247,285    1,178,057    1,144,807    1,098,827
Cash dividends per share...............        3.10         2.70         2.30         1.80         1.60
Average shares outstanding.............      31,218       31,214       31,198       31,188       31,180

OPERATIONS
Crude oil, condensate, and natural gas
  liquids produced (in thousands of net
  barrels).............................       3,806        3,808        3,749        4,556        5,905
Natural gas produced (in millions of
  cubic feet)..........................      69,698       56,719       52,119       52,864       67,924
Natural gas sold (in millions of cubic
  feet)................................     293,531      193,682      190,926      259,515      204,449
Total refinery throughput (barrels per
  day).................................     232,000      211,000      220,000      215,000      198,000
Major petrochemicals and plastics sold
  (millions of pounds).................       4,104        3,700        3,000        3,200        3,000
Company-branded service stations.......       2,659        2,578        2,702        2,607        2,675
Undeveloped leasehold acreage (net)....     242,686      212,625      209,167      189,723      203,734
Fee, mineral, and royalty acreage
  (net)................................   1,045,771    1,036,180    1,035,922    1,036,342    1,045,108
Employees (year-end)...................       2,873        2,664        2,693        2,770        3,224

---------------
(*) Includes a US $58,723,000 charge for adoption of Financial Accounting
    Standard No. 121 (FAS 121).

PROJECTIONS

  The December 1996 Projections

     The Company Board at a regularly scheduled meeting in November 1996 authorized a capital budget for the Company for 1997 and 1998. In accordance with its customary practice in seeking Company Board approval of the Company's capital budget, Company management presented to the Company Board a three-year plan estimating results of operations for 1997, 1998 and 1999. The plan, a copy of which was subsequently made available to the Special Committee and Goldman Sachs, contained the following estimates of future earnings before interest and taxes, and future net earnings:

                                                PROJECTION     PROJECTION     PROJECTION
                                                   1997           1998           1999
                                               ------------   ------------   ------------
Earnings before interest & taxes.............  $271 million   $364 million   $447 million
Net earnings.................................  $155 million   $210 million   $255 million

  The April 1997 Projections and June 1997 Projections

     After becoming financial advisor to the Special Committee, Goldman Sachs requested Company management to prepare projections reflecting its estimates of Company earnings for each of the five years ending December 31, 2001. Company management provided the April 1997 Projections to the Special Committee, Goldman Sachs and Parent in April 1997 and reviewed an updated version of these projections (the "June 1997 Projections") with the Special Committee, Goldman Sachs and representatives of Parent at a meeting on June 2, 1997. The June 1997 Projections contained the following estimates of future operating results for the Company:

                              PROJECTION     PROJECTION     PROJECTION     PROJECTION     PROJECTION
                                 1997           1998           1999           2000           2001
                             ------------   ------------   ------------   ------------   ------------
Earnings before interest &
  taxes....................  $278 million   $336 million   $412 million   $495 million   $602 million
Net earnings...............  $159 million   $191 million   $232 million   $289 million   $363 million

  The September 1997 Projections

     On September 18, 1997, in advance of the Company's announcement of the Steam Cracker Joint Venture, Mr. Haddock sent to Mr. Cornelis Company management's estimate of operating results for the three years ending December 31, 1999. These projections were not provided to the Special Committee or Goldman Sachs. The September 1997 Projections contained the following estimates of operating results for this three-year period:

                                               PROJECTION      PROJECTION     PROJECTION
                                                  1997            1998           1999
                                             --------------   ------------   ------------
Earnings before interest & taxes...........  $  261 million   $279 million   $335 million
Net earnings...............................  $  150 million   $151 million   $171 million

  The November 1997 Projections

     In advance of a meeting with the Special Committee and Goldman Sachs on November 18, 1997, Company management prepared a five-year plan projecting significantly lower operating results than those contained in the five-year plan discussed with the Special Committee on June 2, 1997. The revised five-year plan, a copy of which was also provided to Parent, contained the following estimates of the Company's future operating results:

                              PROJECTION     PROJECTION     PROJECTION     PROJECTION     PROJECTION
                                 1997           1998           1999           2000           2001
                             ------------   ------------   ------------   ------------   ------------
Earnings before interest &
  taxes....................  $253 million   $252 million   $337 million   $397 million   $591 million
Net earnings...............  $145 million   $138 million   $188 million   $227 million   $344 million

  Cautionary Statement Concerning Projections

     The Company does not, as a matter of course, make public forecasts or projections as to future sales, earnings or other income statement data. However, in connection with Parent's position as a controlling stockholder of the Company, Parent has received and examined certain analyses prepared by the Company which include projections of future financial results described above (the "Projections"). See "The Merger -- Background of the Merger." Such information has been set forth above for the limited purpose of giving the Company's stockholders access to financial projections by the Company's management that were available for review by Parent and Goldman Sachs in connection with the Merger Proposal.

     The Projections set forth above necessarily reflect numerous assumptions with respect to general business and economic conditions and other matters, many of which are inherently uncertain or beyond the Company's or Parent's control, and do not take into account any changes in the Company's operations or capital structure which may result from the Merger. It is not possible to predict whether the assumptions made in preparing the projected financial information will be valid, and actual results may prove to be materially higher or lower than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the Company, Parent or anyone else who received this information considered it a reliable predictor of future events, and this information should not be relied on as such. None of Parent, the Company or any of their respective representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and the Company has made no representations to Parent or Goldman Sachs regarding such information.

     The Projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts and are included in this Proxy Statement/Prospectus only because such information was made available to Parent and Goldman Sachs by the Company. Neither Parent's nor the Company's independent accountants have examined, compiled or applied any agreed upon procedures to this information and, accordingly, assume no responsibility for this information. Neither Parent nor the Company nor any other party assumes any responsibility for the accuracy or validity of the foregoing projections. Neither the Parent (or any of its subsidiaries), the Company or any of their financial advisors intends to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that the Projection is shown to be in error in any respect.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY MANAGEMENT

     The following table sets forth certain information, as of March 30, 1998, regarding the ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Shares, and any director or executive officer of the Company who is the beneficial owner of shares or stock options issued by the Company as well as ownership by all such directors and officers as a group:

                                                   AMOUNTS AND
                                                    NATURE OF                   PERCENT OF
       NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP                CLASS
       ------------------------         ---------------------------------      ------------
Petrofina Delaware, Incorporated......  24,796,112   Class A Shares                 84.809%
Boston Safe Deposit and Trust
  Company.............................   1,618,740   Class A Shares                  5.536%
Francois Cornelis.....................         400   Class A Shares            less than 1%
Ron W. Haddock........................      18,826   Class A Shares(1)(2)      less than 1%
Paul D. Meek..........................         410   Class A Shares            less than 1%
H. Patrick Jack.......................       3,425   Class A Shares(1)(2)      less than 1%
Michael J. Couch......................       3,615   Class A Shares(1)(2)      less than 1%
Cullen M. Godfrey.....................       3,724   Class A Shares(1)(2)      less than 1%
All Directors and Officers as a
  group...............................      44,671   Class A Shares(2)(3)      less than 1%
Petrofina Delaware, Incorporated......   2,000,000   Class B Shares                    100%

---------------
(1) Included in this amount are the following Shares relating to exercisable stock options: 4,000 as to Mr. Haddock, 1,200 as to Mr. Jack and 1,200 as to Mr. Godfrey.

(2) Included in this amount are the following Shares held on January 30, 1998, by the Trustee of the 401(k) Plan: 4,826 as to Mr. Haddock, 2,225 as to Mr. Jack, 2,415 as to Mr. Couch, 2,454 as to Mr. Godfrey. The Trustee holds 25,705 Shares as to all officers as a group. Directors who are not officers do not participate in the 401(k) Plan.

(3) Included in this amount are 6,800 Shares under currently vested exercisable stock options, which all expire on April 28, 1998.

     On March 30, 1998, Boston Safe Deposit and Trust Company, as Trustee for the 401(k) Plan, owned for the accounts of participants in the 401(k) Plan an aggregate of 1,553,795 shares of Class A Common Stock (representing more than 5% of this class), and, as Trustee, has the right to vote these shares and has investment power over these shares. This Trustee is a subsidiary of Dreyfus Service Corporation which is affiliated with Mellon Bank. The Trustee will continue to make purchases in the ordinary course of business on behalf of officers who participate in the 401(k) Plan.

                           RELATED PARTY TRANSACTIONS

     On a fully diluted basis, as of the Record Date, Parent owns approximately 86% of the Shares, which are divided into two classes. Parent beneficially owns
24,796,112 shares of the Class A Shares, which constitute        % of the
outstanding Class A Shares, and 2,000,000 shares of the Class B Shares, which constitute 100% of the outstanding Class B Shares. As of the Record Date, there
are             Public Shares outstanding. The only difference between the rights of holders of the Class A Shares and the Class B Shares is with respect to the election of the Company's directors. The holders of the Class B Shares elect a majority of the Company's Board of Directors, while the holders of the Class A Shares elect the remaining Board members. On the Record Date,
            Public Shares were registered in the name of "Parent B.D.R. Account" against which an equal number of BDRs were outstanding. The BDRs are listed and traded on the BSE and entitle the holders thereof to receive all dividends and other rights declared on the Shares underlying the BDR Shares and to instruct Parent with respect to the voting of those BDR Shares. Parent has the power to vote in its discretion all BDR Shares in respect of which it does not receive instructions from holders. As a result of its potential voting control over the BDR Shares, Parent may be deemed to beneficially own such BDR Shares.

     The Company has a 50% interest in joint ventures with PDI in Texas and with Parent in Hong Kong, which market chemicals in international trade. The Company sold chemicals aggregating US $3,030,000 in 1997, US $8,728,000 in 1996 and US $3,652,000 in 1995 to the joint ventures.

     Accounts receivable include US $5,344,000 and US $6,418,000 at December 31, 1997 and 1996, respectively, from affiliates.

     Accounts payable include US $6,923,000 and US $34,127,000 at December 31, 1997 and 1996, respectively, to affiliates.

     Interest expense relating to borrowings from PDI was US $3,000 in 1997, US $5,125,000 in 1996 and US $12,938,000 in 1995. Crude oil and natural gas aggregating US $11,508,000 in 1997, US $13,245,000 in 1996 and US $8,953,000 in
1995 were purchased from PDI in the ordinary course of business.

     Refined products and chemicals aggregating US $19,625,000 in 1997, US $57,913,000 in 1996, and US $53,542,000 in 1995 were purchased from Parent and its affiliates other than PDI in the ordinary course of business.

                       PETROFINA DESCRIPTION OF BUSINESS

     PetroFina is an international integrated oil and gas company active in all sectors of the petroleum industry: exploration and production, refining, marketing of refined petroleum products, petrochemicals and paints. Headquartered in Brussels (Belgium), the Group has a global presence and employs over 14,500 people. Founded in 1920, Parent is the third largest Belgian corporation (societe anonyme/naamloze vennootschap) and the fifteenth largest publicly traded integrated oil and gas company in the world (in each case based on market capitalization).

     PetroFina's operations are organized into four principal business segments:
(1) Upstream (exploration, development and production of crude oil and natural gas and marketing of natural gas), (2) Downstream (refining, supply and trading and marketing), (3) Chemicals and (4) Paints.

     Upstream. PetroFina currently pursues exploration, development and production of crude oil and natural gas in 12 countries. In 1997, the Group's average daily production was 243,000 barrels of oil equivalent per day. PetroFina estimates that the Group's consolidated proved reserves at December 31, 1997 were 848 million barrels of oil equivalent. Crude oil represented 70% and natural gas represented 30% of these reserves. PetroFina's reserves are located principally in the North Sea (Norway and United Kingdom) and the United States. The Group also markets its U.S. natural gas production through a division of the Upstream segment. PetroFina's Upstream strategy is to concentrate its activities in selected geographic areas where it believes it has technical expertise and good partnerships with governmental bodies and other commercial producers.

     Downstream. PetroFina is engaged in refining crude oil into motor fuels (gasoline, diesel, jet fuels), kerosene, heating oil, other fuels, base chemicals and feedstocks for chemical production through six refineries in Europe, the United States and Angola. As of January 1, 1998, the Group's share of the refineries' aggregate installed refining capacity was approximately 736,000 barrels per day. PetroFina's marketing operations include a network of approximately 6,300 service stations in Europe and the United States, marketing under the brand name "FINA." PetroFina's supply and trading division is also engaged in trading of crude oil and distilled petroleum products.

     Chemicals. PetroFina produces monomers (ethylene, propylene and styrene), polyolefins (polypropylene and high-density polyethylene), styrene polymers and copolymers (polystyrene and thermoplastic elastomers) for industrial use, as well as oleochemicals. In 1997, PetroFina produced 1,900 thousand tonnes of monomers and 2,170 thousand tonnes of polymers. As of December 31, 1997, PetroFina was among the top four producers of polypropylene in the world, the top four producers in the European high-density polyethylene market and the top three producers in the United States polystyrene market (in each case, based on combined production capacity and sales volume). The Group has chemical plants at Antwerp, Feluy, Ghent and Oelegem in Belgium and at La Porte (Texas), Carville (Louisiana) and Bayport (Texas) in the United States.

     Paints. PetroFina owns the Sigma Coatings Group ("Sigma"), which is the fifth largest producer of decorative paints in Europe based on sales. Sigma also produces industrial, anti-corrosion and marine paints.

                                    UPSTREAM

OVERVIEW OF UPSTREAM ACTIVITIES

     The Upstream segment includes all activities associated with the exploration, development and production of PetroFina's oil and gas interests, which are presently located in 12 countries, as well as the Group's natural gas marketing operations. Since the early 1990s the Group has focused its Upstream activities on the following core geographic areas: the North Sea, Italy, the United States, Vietnam and Africa. As a result, PetroFina has discontinued its exploration activities in a number of non-strategic areas. In addition to its operations in the core areas, PetroFina has continued to evaluate several other regions with high potential in the Middle East and the Caspian Sea area in order to assure the future replacement of its reserves.

     As of December 31, 1997, PetroFina had approximately 27,000 square kilometers (6,671,700 acres) of net exploration acreage. Consistent with industry practice, PetroFina often holds a percentage interest in its acreage, with the balance held by other joint venture partners (which generally include other oil companies, state oil companies or government entities). Contractual arrangements between co-venturers generally are governed by an operating agreement, which provides for costs, entitlements to production and liabilities to be shared according to percentage interests, and for one co-venturer to be appointed operator to conduct operations under the overall supervision and control of an operating committee consisting of a representative of each co-venturer. While operating agreements generally provide for liabilities to be borne by the co-venturers according to their respective percentage interests, licenses from the relevant government authority generally provide that the co-venturers are jointly and severally liable for their obligations to that government authority under the applicable license. These obligations generally include the removal or decommissioning of installations upon the cessation of operations. PetroFina has interests in producing acreage in seven countries and currently acts as an operator in eight countries. See "-- Upstream Activities by Geographic Region" below for descriptions of the Group's principal producing fields.

     The table below shows the Group's current Upstream activities by country.

                                                              EXPLORATION   PRODUCTION   OPERATOR
                                                              -----------   ----------   --------
EUROPE:
     Italy..................................................       x            x           x
     Netherlands............................................       x
     Norway.................................................       x            x           x
     United Kingdom.........................................       x            x           x
NORTH AND SOUTH AMERICA:
     United States..........................................       x            x           x
     Falkland Islands.......................................       x
     Canada.................................................       x            x
AFRICA:
     Angola.................................................       x            x           x
     Libya..................................................       x            x           x
     Democratic Republic of Congo (formerly Zaire)..........                    x           x
ASIA:
     Vietnam................................................       x                        x
     Azerbaijan.............................................       x

     The table below sets forth selected financial data for PetroFina's Upstream segment for each of the years indicated.

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                               1997      1996         1995
                                                              -------   -------      -------
                                                                   (IN MILLIONS OF BEF)
Total operating revenue.....................................   88,265    65,212       48,598
Inter-segment sales.........................................  (36,298)  (31,123)     (21,687)
Operating revenues to non-affiliates........................   51,967    34,089       26,911
Operating income............................................   25,288    24,165       13,400

EXPLORATION

     PetroFina's exploration strategy is to exploit its knowledge and position in key areas where it has an established operating base (the North Sea, Italy, the United States and Africa), to continue its exploration activities in areas where exploration has previously been restricted and which have significant potential (Vietnam, deep offshore Gulf of Mexico and Libya) and to extend its activities in areas which have the potential for large discoveries (the Caspian
Sea). PetroFina continuously seeks to consolidate and optimize its portfolio of net exploration acreage.

     PetroFina's total capital expenditures for exploration activities amounted to BEF 4,576 million, BEF 3,455 million and BEF 2,914 million, for the years ended 1997, 1996 and 1995, respectively. In 1997, PetroFina participated in 27 exploratory wells, for 16 of which it was operator, and added 2,511 square kilometers (620,468 acres) to its portfolio of net exploration acreage. Approximately 55% of the completed wells either discovered new potential reserves of crude oil or natural gas or upgraded existing discoveries. PetroFina also removed 734 square kilometers (181,371 acres) of acreage in 1997 from its portfolio of net exploration acreage where appraisals indicated a low probability of commercial reserves.

     Over ten discoveries in Angola, Vietnam, Libya, Alaska and the North Sea are awaiting appraisal and planning for potential development.

DEVELOPMENT

     The development stage occurs after completion of exploration and appraisal and prior to hydrocarbon production and involves the development of production facilities including platforms and pipelines. For offshore reserves the development stage can involve substantial expenditures and time, especially in areas without existing production infrastructure. PetroFina invested BEF 18,424 million, BEF 14,392 million and BEF 9,297 million, for the years ended 1997, 1996 and 1995, respectively, for development and production facilities.

     PetroFina's current activities include new development projects in the North Sea, North America and Italy, as well as redevelopment of producing facilities in the North Sea and Africa.

     Four new development projects are underway: (1) the Otter oil field in the U.K. sector of the North Sea (production start-up expected first half of 2000),
(2) the Genesis oil and gas field in the Gulf of Mexico (production start-up expected end of 1998), (3) the Badami oil field offshore Alaska (production start-up expected end of 1998), and (4) the onshore Tempa Rossa oil field in the Apennine mountains of southern Italy (production start-up expected in 2001). In addition, the Group is preparing a development project of the Girassol field in the deep waters offshore Angola (production start-up expected end 2000).

     PetroFina's largest and most productive Upstream asset, the Ekofisk complex in the Norwegian sector of the North Sea, is being completely redeveloped at a cost of over US $2.5 billion to allow for continued production in view of increasing subsidence of the ocean floor. PetroFina's share of the cost is estimated to be US $713 million. PetroFina expects the new installations to be operational in October 1998. Meanwhile, production from the Ekofisk complex continues at an approximate rate of 93,000 barrels of oil and 252 million cubic feet of natural gas per day (PetroFina net). For additional information regarding this redevelopment project, see "-- Upstream Activities by Geographic Region -- Europe" below. A redevelopment program of the Group's onshore fields in the Democratic Republic of Congo (formerly Zaire) and a rehabilitation program of its onshore fields in the province of Congo in Angola are also in progress.

PRODUCTION

     The Group's net production in 1997 was 54 million barrels of oil and 209 billion cubic feet of gas (55% of which was attributable to the Ekofisk complex, which is under redevelopment), which corresponds to an average daily production of 243,000 barrels of oil equivalent per day. This production was about 4% higher than in 1996 and 1995 and 12% higher than in 1994. Europe is the most significant production area, contributing 87% of total oil production and 63% of total gas production, or 78% of combined production. The United States contributes 19% of the Group's aggregate combined production, and the balance comes from Africa.

     The following table shows PetroFina's net production for each of the years indicated by hydrocarbon type and country:

                                                1997                 1996                 1995
                                         ------------------   ------------------   ------------------
                                           OIL        GAS       OIL        GAS       OIL        GAS
                                           ---        ---       ---        ---       ---        ---
                                         (MBBL/D)   (MCF/D)   (MBBL/D)   (MCF/D)   (MBBL/D)   (MCF/D)
EUROPE
     Italy.............................     --          8        --          7        --          7
     Norway............................     93        252        89        299        90        327
     United Kingdom....................     36        102        31        106        34         72
NORTH AMERICA
     Canada............................     --          5        --          4        --          4
     United States.....................     11        205        11        161        11        147
AFRICA
     Democratic Republic of Congo
       (formerly Zaire)................      3         --         4         --         4         --
                                           ---        ---       ---        ---       ---        ---
Consolidated Total.....................    143        572       135        577       139        557
EQUITY COMPANIES
     Angola............................      5         --         3         --         1         --
                                           ---        ---       ---        ---       ---        ---
          Total........................    148        572       138        577       140        557

     Approximately 90% of the Group's crude oil production is sold to the Downstream segment, which either sells or refines the production. The refined products are either used by the Chemicals segment, sold through the Group's wholesale and retail petroleum marketing activities or sold through the Group's supply and trading activities. The rest of the Group's oil and gas production is sold to third parties. See "Downstream."

RESERVES

     At December 31, 1997, the Group's consolidated combined net proved crude oil and natural gas reserves were approximately 848 million barrels of oil equivalent, approximately two-thirds of which were oil. 80% of the proved reserves are located in Europe, 16% in the United States and 4% in Africa.

     The table below sets forth PetroFina's estimated worldwide net proved reserves as of the dates indicated (including both developed and undeveloped reserves).

                                                  NET PROVED RESERVES AT DECEMBER 31,
                                -----------------------------------------------------------------------
                                        PERCENTAGE            PERCENTAGE            PERCENTAGE
                                        CHANGE FROM           CHANGE FROM           CHANGE FROM
                                1997       1996       1996       1995       1995       1994       1994
                                -----   -----------   -----   -----------   -----   -----------   -----
Crude Oil (Mbbl)..............    583       3.7         562       2.2         550       3.2         533
Natural Gas (Bcf).............  1,588      (8.8)      1,742      (1.3)      1,765       1.4       1,741
Combined(1) (Mboe)............    848      (0.6)        853       1.1         844       2.6         823

---------------
(1) See "Conversion Table" for the ratio used to convert cubic feet of natural gas to boe.

     PetroFina's internal petroleum reservoir engineers estimate proved reserves using geological and engineering data to determine whether the crude oil or natural gas in known reservoirs is reasonably certain to be recoverable under existing economic and operating conditions. This process involves making subjective judgments. Consequently, measures of reserves are not precise and are subject to revision. PetroFina's oil and gas reserves are reviewed annually to take into account, among other things, production levels, field reviews, the addition of new reserves from discoveries and acquisitions, disposals of reserves and economic factors. PetroFina's worldwide net proved reserves exclude the net proved reserves of its non-consolidated company in Angola, in which PetroFina's proportionate share represented 24.4 million barrels of oil as of December 31, 1997, 25.7 million barrels of oil as of December 31, 1996, and 26.1 million barrels of oil as of December 31, 1995. For further information concerning PetroFina's net proved reserves at December 31, 1997, 1996 and 1995, See "PetroFina Financial Statements -- Supplemental Oil and Gas Information (Unaudited)."

     PetroFina's net proved reserves of crude oil and natural gas (calculated on an oil equivalent basis) have remained stable over the three years ended December 31, 1997. Over the three-year period from 1995 to 1997, reserve additions were approximately 300 million barrels of oil equivalent, replacing 113% of production, before deducting sales of reserves in place during this period. The Group has replaced disposed reserves with new discoveries, improved enhanced recovery techniques and reserves revisions. The Group's ability to continue to replace its crude oil and natural gas reserves depends on the successful outcome of its exploration activities, primarily in Europe and the United States.

NATURAL GAS MARKETING

     The Natural Gas Marketing division markets the Group's United States natural gas production, as well as third-party produced gas.

UPSTREAM ACTIVITIES BY GEOGRAPHIC REGION

  Europe

     In NORWAY, the Group holds an interest in 12 offshore licenses and acts as operator in block 24/9.

     The Group has a 30% interest in the Ekofisk, Eldfisk, West Ekofisk, Cod, Edda and Embla fields, a 22.13% interest in the Tor field, a 15% interest in the Albuskjell field and a 20.23% interest in the Tommeliten Gamma field. PetroFina's proved reserves in Norway as of December 31, 1997 were 544 million barrels of oil equivalent. Total production in 1997 from these fields net to PetroFina was 33.8 million barrels of crude oil and 92 billion cubic feet of natural gas.

     The ongoing redevelopment of the Ekofisk complex, known as Ekofisk II, includes two major new platforms, a drilling and production platform and a platform for processing and transportation of oil and gas. While enhancing long-term safety, this investment should allow extended incremental recovery and a significant reduction in operating costs. The Ekofisk partners decided that certain smaller, substantially depleted fields like West Ekofisk, Cod, Edda, Albuskjell and Tommeliten should be closed by August 1998 rather than connected to Ekofisk II. In connection with this redevelopment, the government of Norway extended PetroFina's operating license from 2011 to 2028. No further royalties will be due to the government of Norway after Ekofisk II becomes operational in October 1998. However, in exchange for its contribution of

5% of the redevelopment costs, the government of Norway will earn 5% of the production starting in October 1998, and PetroFina's interest will decrease at that point from 30% to 28.5%.

     Enhanced recovery techniques, such as water injection and gas injection, are very important for the Ekofisk and Eldfisk fields and is being evaluated for the Tor field. In the Ekofisk field, for instance, the enhanced recovery program is expected to result in an additional recovery over the life of the field for the Ekofisk partners of more than 1 billion barrels of oil equivalent.

     Oil produced at Ekofisk and its satellite fields is transported by pipeline to Teesside in the United Kingdom where it is processed. The natural gas is transported by pipeline to Emden in northern Germany where it is sold to a consortium of European buyers. The Group holds interests in both the oil pipeline (28.4%), the gas pipeline and the gas processing plant in Emden (Germany) (12.9%), and the liquid processing facilities in Teesside (United Kingdom) (23.75%).

     In the UNITED KINGDOM ("U.K."), the Group has interests in 72 offshore blocks, and is the operator in 18 of them. 27 of these blocks are located west of Great Britain, including Atlantic Margin Tranche 30 (PetroFina operated) and Tranche 21.

     In the U.K., the Group has an active exploration program including drilling, appraisal, and continual portfolio consolidation. On average, the Group has participated in five exploratory wells per year since 1992. Geographically, the Group's activities are focused in areas with existing infrastructure for production and transport. Discoveries in the U.K. have contributed approximately 166 million barrels of oil equivalent to PetroFina's portfolio of proved reserves since 1992, and PetroFina's proved reserves in the U.K. as of December 31, 1997 were 128 million barrels of oil equivalent.

     The Group's total net oil production in the U.K. for 1997 was 13.2 million barrels. As of December 31, 1997, net oil production was approximately 39,000 barrels per day, primarily from the three T-block fields (i.e., Toni, Tiffany and Thelma) and the Alba field. PetroFina has a 30% interest in T-block, which has had a combined field production rate of 70,000 barrels per day since Thelma came on stream in late 1996. The Alba field, in which PetroFina holds a 12.65% interest, produces at a field rate of almost 100,000 barrels per day.

     The development of the Armada complex, which is composed of the Fleming, Drake and Hawkins gas fields, was completed in 1997 and gas production started in October 1997. The Group holds a 12.53% interest in this complex.

     The Group's gas production in the U.K. totaled 37.4 billion cubic feet in 1997. 41% came from the Audrey and Ann fields in which the Group has a 42.78% interest, while 20% came from the Hewett field (18.57% interest), a field that has been producing since the late 1960s. Another 10% came from newcomer Armada and the balance from several smaller gas fields such as Alison, Amethyst, Dawn and Everest and from the associated gas produced in the T-block fields.

     In ITALY, the Group holds interests in 33 onshore and six offshore licenses and is operator of eight of them. PetroFina's proved reserves in Italy as of December 31, 1997 were 4.2 million barrels of oil equivalent.

     The Group's gas production from six onshore and two offshore fields reached three billion cubic feet in 1997, and 130,000 barrels of oil net to the Group have been produced from a long duration test well on the Tempa Rossa field in the southern Apennines.

     The Tempa Rossa field stretches over several licenses, in two of which the Group has an average interest of about 20%. In each of the first four wells a vertical oil column of over 1,000 meters was encountered. During the course of the next decade, the Group plans a phased development of the field. Initial production under the first phase, which will include five wells, is planned for 2000. The oil, which is heavy and has a significant sulphur content, will require special treatment and, therefore, will present both a technical and a marketing challenge.

     In the NETHERLANDS, the Group holds a 17.25% interest in license M/01.

  North and South America

     In the UNITED STATES ("U.S."), the Group's holdings include interests in 97 blocks in the Gulf of Mexico (58 of which are deep water blocks), and the Group is the operator in 14 of them. The Group also has interests in four blocks offshore California and 52 blocks in Alaska (seven onshore and the rest in the Beaufort Sea). The Group holds additional onshore interests in 18 states. Over one-third of the Group's acreage in the U.S. is located in Texas.

     At the end of 1997, total exploration acreage in the United States amounted to 5,995 square kilometers (1,481,365 acres). The Group's exploration activities in the U.S. are conducted primarily offshore in the Gulf of Mexico and in the Beaufort Sea, and onshore in the Gulf States region.

     The Group's U.S. exploration activities increased steadily in 1995 and 1996 after an extensive portfolio consolidation program caused drilling activity to slow in 1994. In 1997, 1996, and 1995 exploration capital expenditures in the U.S. amounted to BEF 2,050 million, BEF 1,692 million, and BEF 1,330 million, respectively. The Group participated in 50, 29, and 17 exploratory wells, respectively, during these three years. Since 1992, discoveries in the United States have contributed 110 million barrels of oil equivalent to PetroFina's portfolio of proved reserves, and PetroFina's proved reserves in the U.S. as of December 31, 1997 were 138 million barrels of oil equivalent.

     In 1997, PetroFina's total net production in the United States was four million barrels of oil and 77 billion cubic feet of gas.

     Onshore the Group has concentrated its exploration efforts in Texas, Louisiana, Mississippi and Arkansas where several discoveries have been made, such as in the King Bee, Fandango and McAllen-Pharr areas. During the 1990s the Group also implemented several tertiary recovery projects in the Permian basin, including at West Brahaney, North Robertson and East Penwell.

     Offshore Louisiana, in the Gulf of Mexico, the Group is concentrating on deep water prospects. It holds a 30.5% interest in the Mississippi Canyon block 441 field which has produced gas and condensates since 1992. The Group owns a 5% working interest in the Genesis field (Green Canyon blocks), which is currently under development with initial production of oil and gas expected by the end of 1998.

     Offshore Alaska, in the Beaufort Sea, the Group participated in two discoveries, Badami and Sandpiper. In 1990, a significant discovery of oil was made in the Badami oil field in which the Group has a working interest of 30%. This discovery is currently being developed, and first oil production is expected in October 1998. The oil produced at Badami will be transported 25 miles to the existing Endicott field and from there will enter into the Trans Alaska pipeline to Valdez in southern Alaska. The potential of Sandpiper, in which the Group's working interest is 42.4%, is still in the exploration phase.

     In CANADA, PetroFina produces approximately 4.5 million cubic feet of natural gas per day through its participation in two discoveries. The Group also participates in exploration activities in western Canada.

     In 1996, the Group obtained a 25% stake in a license called Tranche A, north of the FALKLAND ISLANDS. Seismic studies are in progress in preparation for the drilling of a first exploration well in 1998.

  Africa

     In ANGOLA, PetroFina is the operator in fields located in the onshore Kwanza and Congo basins. Its share of oil production from these fields in 1997 totaled 1.7 million barrels. Production in Angola has been increasing steadily as a result of the ongoing rehabilitation of the Soyo area following damage to wells and installations in 1993 and 1994 during the civil war. The total daily production operated by PetroFina had increased to 20,000 barrels by the end of 1997, and PetroFina anticipates that this production will further increase to its maximum of 25,000 barrels daily by the end of 1998. The oil from the Congo basin is exported through an offshore, third-party-operated terminal. PetroFina's interest in Upstream activities in Angola is reflected in the Consolidated Financial Statements according to the equity method of accounting. See "PetroFina Financial Statements."

     Offshore Angola, the Group's activities are conducted through a wholly-owned subsidiary, which is involved in exploration and appraisal of Block
17. It has a 5% interest in the joint venture that discovered the Girassol field in 1996. In August 1997, a second oil discovery in Block 17 was made in the Dalia field. Initial production tests indicated a cumulative flow rate of 16,000 barrels per day. A third discovery, called Rosa, was made in the beginning of 1998 and again its initial production tests indicated rates above 12,000 barrels per day. While the joint venture is continuing its exploration efforts by drilling other structures in the block, the development of the Girassol field will be decided in 1998 with first production expected by the end of the year 2000. PetroFina has been appointed operator for Block 19 offshore Angola, located in the deepwater offshore Luanda, at the northern edge of the Kwanza basin, with a 30% interest. Negotiations with the Angolese authorities concerning a Production Sharing Agreement are expected to commence in the near future.

     In the DEMOCRATIC REPUBLIC OF CONGO (formerly Zaire), the Group is the operator with a 54.5% interest in three coastal onshore licenses. Its share of the oil produced from six different fields was 1.1 million barrels in 1997.

     The Group is an operator with a 60% interest in three licenses of the Sirte oil basin in LIBYA, where it has drilled 10 wells. These wells have resulted in two small discoveries, which will be evaluated in an extended production test that started in December 1997 and which will run for one year. The initial gross production was 5,000 barrels per day.

  East Asia

     In VIETNAM, the Group is the operator, with a 100% interest, of offshore blocks 46, 50 and 51. Since 1996, six wells have resulted in six oil and gas discoveries in these blocks. During 1997, a three-dimensional seismic survey was conducted in order to determine the development potential of these discoveries. One of the discovery wells confirmed that the Bunga Kekwa field, in which production started in 1997, stretches into block 46. Bunga Kekwa is located in the zone that is jointly managed by Vietnam and Thailand. While PetroFina's interest in this field will have to be defined through reservoir engineering studies, the Group anticipates that its interest will be in the range of 5-10%.

  Central Asia

     In the first half of 1997, PetroFina launched its first project in the Caspian Sea by acquiring a 5% interest in the exploration of a block offshore AZERBAIJAN covering the Lenkoran and Talysh structures.

                                   DOWNSTREAM

OVERVIEW OF DOWNSTREAM ACTIVITIES

     The Downstream segment includes PetroFina's crude oil refining, supply and trading, and wholesale and retail petroleum products marketing activities.

     With respect to refining, PetroFina's strategy is to be an efficient operator of individual refineries with the flexibility to adapt to different crude and feedstock supplies in order to enable it to meet changing market requirements. PetroFina's supply and trading activity is focused on obtaining both (1) crude oil and other raw materials needed for the Group's refinery operations and (2) refined petroleum products to meet the needs of the Group's marketing activities. The marketing activities focus on wholesale and retail sales of refined petroleum products and lubricants, primarily in Europe and the United States.

     The table below sets forth selected financial data for PetroFina's Downstream segment for each of the years indicated.

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               1997         1996         1995
                                                              -------      -------      -------
Total operating revenue.....................................  571,964      496,361      441,688
Inter-segment sales.........................................  (16,961)     (13,757)     (16,448)
Operating revenues to non-affiliates........................  555,003      482,604      425,240
Operating income............................................   12,005        5,195          235

REFINING

     As of January 1, 1998, PetroFina had six refineries, in which the Group's aggregate share of the total installed crude processing capacity was 36 million tonnes per year (736,000 bpsd): (1) Fina Raffinaderij Antwerpen ("FRA") in Antwerp (Belgium), (2) Lindsey Oil Refinery ("LOR") (PetroFina interest 50%) in Killingholme (U.K.), (3) the Port Arthur Refinery in Texas (U.S.), (4) the Big Spring Refinery in Texas (U.S.), (5) Raffineria di Roma ("RdR") (PetroFina interest 57.5%) in Rome (Italy) and (6) the Luanda Refinery in Angola. In addition, the Group has access to refining capacity in France through various processing contracts.

     In refining, the Group's objectives are (1) to enhance refining flexibility by optimizing the production of gasolines, middle distillates and chemical feedstocks compared to heavy fuel oil, (2) to improve energy efficiency and (3) to increase the integration of PetroFina's refineries with its chemical plants. Fulfillment of these objectives will help the Group meet the growing demand for high value-added products and for products which conform to more stringent environmental standards.

     The refining industry has suffered from continuing erosion of refining margins during the 1990s. Technological improvements in plant efficiency and expectations for future product demand have led to an imbalance in the market between capacity and product demand. While the eventual market effect of the structural oversupply is expected to be the closure of less efficient plants, the short-term effect is continued adverse pressure on the sector's profitability. At the same time, the refining industry requires ongoing capital investments to enable it to meet future product specifications, especially those related to environmental regulatory developments.

     To counteract the industry conditions described above and to achieve its strategy, the Group has sought to optimize the size and efficiency of its refining and lubricating oil blending plants and its retail stations, while maintaining regional balance between refined product supply and retail station demand. In addition, the Group intends to continue to maximize the upgrading capacity of its individual refining units in Europe and the United States. Over the three-year period ended December 31, 1997, the Group invested BEF 9,603 million in its refineries.

     The table below sets forth PetroFina's share of the daily crude oil refining capacities of the Group's refineries.

                                                                GROUP'S SHARE OF DAILY
                                                                      CRUDE OIL
                                                                 REFINERY CAPACITY AT
                                                                  JANUARY 1, 1998(1)
                                                              --------------------------
FRA.........................................................             305
LOR(2)......................................................             100
Port Arthur.................................................             183
Big Spring..................................................              60
RdR(3)......................................................              49
                                                                         ---
CONSOLIDATED TOTAL..........................................             697
EQUITY COMPANIES
     Luanda(4)..............................................              39
                                                                         ---
TOTAL.......................................................             736

---------------
(1) In the case of refineries that are not wholly owned by the Group, the indicated capacity represents the Group's proportionate share of the total refining capacity of the refinery.

(2) PetroFina interest 50%.

(3) PetroFina interest 57.5%.

(4) This refinery is owned and operated by a non-consolidated subsidiary.

     The table below sets forth, for the years indicated, the amount of crude oil processed for PetroFina's account at the Group's refineries (excluding the Luanda refinery).

                                                              1997      1996      1995
                                                              ----      ----      ----
Actual throughput (Mt/y)....................................  32.9      31.8      29.3
Utilization.................................................  97.3%     98.1%     93.0%
Total installed capacity (Mt/y).............................  35.8      32.4      31.5

  Europe

     PetroFina's European refining units are considered industry leaders in terms of flexibility of access to market through pipeline facilities and captive local consumption, as well as to the sea and convenient shipping facilities, and conversion ratings (the ability to produce value-added products) having one of the highest conversion to distillation ratios in Europe (40%, compared to an industry average of 32%). The high desulphuration capacity of middle distillates and fuel oils allows the Group to comply with the European Union's year 2000 sulphur specification for diesel and fuel oils without major additional investments. The MTBE units (defined below) at FRA and LOR, the TAME unit (defined below) at LOR and the catalytic reforming unit with a continuous catalyst regeneration system at FRA give the Group the ability to supply directly the whole of its European retail network's demand for high octane unleaded gasoline.

     Antwerp. FRA is the Group's largest refinery, accounting for over 40% of the Group's total crude distillation capacity, and is the fourth largest refinery in Western Europe (based on throughput capacity).

     FRA has an installed atmospheric distillation capacity of 15.3 million tonnes of crude oil per year with associated vacuum distillation capacity for the treatment of residue feedstocks. It has two catalytic crackers with a total capacity of 4.1 million tonnes of crude oil per year whose capacity has increased by approximately 10% over the last 10 years and whose conversion of heavy fractions into light products has increased by approximately 5% over the past 10 years. It also has a visbreaker (a cracking process plant which, at moderate temperatures, reduces the viscosity of heavy petroleum fractions) with a capacity of 2.5 million tonnes per year; product desulphuration units and sulphur recovery plants; an MTBE (Methyl-Tertiary-Butyl-Ether) unit with capacity of 180,000 tonnes per year; a jet fuel treatment unit with capacity of 680,000 tonnes per year; and a propylene fractionation unit able to produce 200,000 tonnes of chemical grade propylene per year.

An alkylation unit, which has a capacity of 270,000 tonnes per year, as well as a catalytic reforming unit with a continuous catalytic regeneration section, which has a capacity of 2.3 million tonnes per year, permits the manufacture of several grades of unleaded gasoline in the European Union in response to increasingly stringent environmental specifications.

     Since 1994, FRA has been equipped with a deep conversion facility with a capacity of 3.4 million tonnes per year. This facility enables FRA to produce, after desulphuration, a high quality product slate from "poorer" quality crudes, making it one of the most modern and efficient refineries in Europe.

     The Group has begun construction of a unit to increase its production of aromatics (including xylene) by 800,000 tonnes per year by the year 2000, with a corresponding decrease in gasoline production. PetroFina plans to invest approximately BEF 4 billion in this unit. PetroFina has signed a long-term supply agreement with Amoco under which Amoco will purchase xylene produced at FRA.

     At the end of 1997 discussions were finalized and the Group signed a contract with Electrabel, the Belgian electricity company, in January 1998, to build a cogeneration unit at FRA.

     Lindsey Oil Refinery. The Group owns a 50% interest in LOR at Killingholme in the northeast of England, which has an installed atmospheric distillation capacity of 9.6 million tonnes per year with associated vacuum distillation units which can also treat imported residue feedstocks. LOR has a catalytic cracker (which was upgraded recently to increase gasoline production and conversion and to meet anticipated environmental regulations) with a capacity of
2.5 million tonnes per year; two semi-regenerative catalytic reforming units with a total capacity of 1.4 million tonnes per year; a visbreaker with a capacity of 1.6 million tonnes per year, and desulphuration units and sulphur recovery plants. It also has a kerosene treatment unit with a capacity of 780,000 tonnes of jet fuel per year; a kerosene dearomatization unit with a capacity of 140,000 tonnes per year; and a bitumen production unit with a capacity of 600,000 tonnes per year. The refinery also has a catalytic polymerization unit, with a feedstock capacity of 120,000 tonnes per year, that transforms light olefins from the cracker into gasoline, as well as two propylene fractionating units, with a capacity of 160,000 tonnes per year and an alkylation unit (equipped with a hydroisomerization feedstock preparation section) with a capacity of 250,000 tonnes per year. The refinery has an MTBE unit with a capacity of 100,000 tonnes per year and a TAME (Tertiary-Amyl-Methyl-Ether) unit with a capacity of 50,000 tonnes per year.

     Since 1992, the Group has completed capital projects involving system automation for managing oil products, finished product loading and catalytic cracking capacity increases. In addition, in a joint venture with a major electric utility company, in November 1996, the Group completed the installation of a 40 megawatt cogeneration unit to produce electricity and steam to supply LOR's own needs, while leaving a substantial proportion of electricity for sale. The cogeneration unit reduces the refinery's energy costs in an environmentally sensitive manner.

     Rome. In Italy, the Group owns a 57.5% interest in RdR, a refinery near Rome. The refinery has an installed atmospheric distillation capacity of 4.0 million tonnes per year and a vacuum distillation unit with a capacity of 630,000 tonnes per year. RdR has a visbreaker with a capacity of 1.7 million tonnes per year, distillate desulphuration units and a sulphur plant for liquid sulphur recovery. It is equipped with a semi-regenerative catalytic reformer unit with a capacity of 600,000 tonnes per year, a kerosene treatment unit with a capacity to produce 530,000 tonnes of jet fuel per year and an isomerization unit with a capacity of 240,000 tonnes per year.

     A new benzene saturation unit was commissioned in November 1997. This unit produces low benzene gasoline to be marketed in the Rome region.

  United States

     Port Arthur. The Port Arthur refinery, on the Texas Gulf coast, has an installed atmospheric distillation capacity of 8.8 million tonnes per year with associated vacuum distillation capacity. Since 1991, it has had a catalytic cracking unit with a capacity of 3.1 million tonnes per year. In the 1980s an upgrading program reduced the output of lower value heavy residues to 8% and allowed the production of unleaded gasoline following the installation of a reforming unit with a continuous regeneration system. In addition, this program included a vacuum bottom deasphalting unit with a capacity of 1.0 million tonnes per year and a desulphuration unit for heavy cracker feedstock with a capacity of 1.4 million tonnes per year. The Port Arthur refinery also has a 36-megawatt cogeneration unit which supplies most of the refinery's electricity and steam requirements. This cogeneration unit, which was installed in 1988, substantially reduced the plant's operating costs. The refinery also has distillate desulphuration units with associated sulphur recovery plants and an alkylation unit with a capacity of 210,000 tonnes per year. The complex includes a unit for the extraction of aromatics from gasoline, which supplies half of the benzene feedstock requirements of the Group's petrochemical plants in the United States, and an isomerization unit with a capacity of 373,000 tonnes per year.

     Big Spring. The Big Spring refinery, in Howard County, Texas, has an installed atmospheric distillation capacity of 2.9 million tonnes per year and an associated vacuum distillation unit; a catalytic cracker with a capacity of
1.2 million tonnes per year; an alkylation unit with a capacity of 195,000 tonnes per year; a solvent deasphalting unit with a capacity of 560,000 tonnes per year; and desulphuration with associated sulphur recovery units.

     This refinery also has a semi-regenerative catalytic reformer unit with a capacity of 850,000 tonnes per year and an aromatic extraction unit for benzene recovery, with a capacity of 30,000 tonnes of benzene per year. In 1996, the fluid catalytic cracking unit was upgraded which increased the conversion capacity by 7%.

     Fina, Inc. has negotiated access to a pipeline network that will link the Big Spring refinery to El Paso (Texas), Albuquerque (New Mexico) and Tucson (Arizona).

  Africa

     Luanda. The Group owns the only refinery in Angola, which is in Luanda. It has an installed atmospheric distillation capacity of 1.9 million tonnes per year, a semi-regenerative catalytic reformer with a capacity of 71,000 tonnes per year and a vacuum unit with a capacity of 140,000 tonnes per year. The Group's activities at the Luanda refinery are conducted by a non-consolidated subsidiary of the Company. The prices of refined products are fixed by the government so that the Group obtains a specified return on its capital invested in the refinery.

SUPPLY AND TRADING

     The Group's supply and trading activities are focused principally on the supply of its refineries, as well as its marketing entities. Its supply department is active in both physical and, to a limited extent, futures markets.

     Spot and term crude oil and feedstocks supply contracts cover the quantity and quality requirements of PetroFina's refineries. Exchange and processing agreements allow the Group to ensure the security and the optimization of the supply of petroleum products to its various marketing organizations. Like most other oil companies, the Group uses hedging tools to moderate its exposure to short-term fluctuations in crude and products prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina -- Financial Instruments."

     The supply and trading division's activities include the trading of significant amounts of refined petroleum products (including the trading of liquefied petroleum gas) on the international markets, mainly in Europe and in the United States. It also manages the supply of the feedstocks required by Fina Antwerp Olefins petrochemical complex.

     The table below sets forth selected information with respect to the Group's sales and supply of crude oil (produced by PetroFina and by third parties) for each of the years indicated.

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
                                                                 (IN THOUSANDS OF TONNES)
PETROFINA CRUDE PROCESSED IN PETROFINA REFINING SYSTEM:
  Europe(1).................................................    5,399      4,625      4,205
  United States.............................................        0      1,118      1,208
                                                               ------     ------     ------
       Total................................................    5,399      5,743      5,413
PETROFINA CRUDE SOLD TO THIRD PARTIES:
  Europe(1).................................................      869      1,095      1,461
  United States.............................................      507        506        512
                                                               ------     ------     ------
       Total................................................    1,376      1,601      1,973
THIRD-PARTY CRUDE PURCHASED AND PROCESSED IN PETROFINA
  REFINING SYSTEM:
  Europe(1).................................................   16,717     17,175     14,795
  United States.............................................    9,569      8,943      9,115
                                                               ------     ------     ------
       Total................................................   26,286     26,118     23,910
THIRD-PARTY CRUDE PURCHASED AND RESOLD TO THIRD PARTIES:
  Europe(1).................................................      703        419      1,917
  United States.............................................    5,730      1,370      1,179
                                                               ------     ------     ------
       Total................................................    6,433      1,789      3,096

---------------
(1) Europe includes Europe and the rest of the world, other than the United States.

     For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina -- Financial Instruments -- Commodity Price Sensitivity."

MARKETING

     PetroFina markets refined petroleum products (such as gasoline, diesel, heating oil, and industrial, aviation and marine fuels, as well as bitumen) and lubricants throughout the world under the brand name FINA. Its primary sales activity is, however, concentrated in Europe and the United States. PetroFina also conducts some marketing activities, with a special emphasis on lubricants, in a number of countries in Africa and Asia. In 1997, the Group's sales volume of refined products and lubricants amounted to 38.7 million tonnes, a 3.8% increase over 1996.

     The table below sets forth by geographic area for the years indicated the Group's sales of refined petroleum products and lubricants for the periods indicated.

                                                            FOR THE YEAR ENDED
                                                               DECEMBER 31,
                                                      ------------------------------
                                                        1997       1996       1995
                                                      --------   --------   --------
                                                         (IN THOUSANDS OF TONNES)
Europe..............................................   26,161     25,278     24,367
United States.......................................   12,540     12,016     12,378
                                                       ------     ------     ------
     Total..........................................   38,701     37,294     36,745

     PetroFina's marketing activities are divided into two sectors: retail and commercial. The retail activities are those carried out mainly through its network of approximately 6,300 retail service stations in Europe and the United States. At December 31, 1997, 3,615 service stations were located in nine European countries and 2,659 in the United States. The commercial or wholesale activities are bulk sales to both distributors and direct consumers, which include the aviation and marine markets as well as the sale of heating and industrial oils.

     PetroFina's marketing strategy for its retail and commercial operations is to concentrate in geographic areas where it has logistical strengths, particularly areas near its refineries and storage terminals or near third-party depots where the Group obtains products through exchange agreements. In order to achieve its marketing objectives, the Group has embarked on a series of asset exchanges, acquisitions and disposals, especially in the U.K., France and Germany. At the same time, the Group is improving the efficiency of its retail network by reducing its operating costs, and upgrading the quality of its network. The upgrading program includes, among other things, a new visual identification program and enhanced customer services, such as a new convenience store concept and expanded car wash facilities, at the service stations.

     The Group supplies jet fuel to approximately 100 airlines at various major European and U.S. airports. The majority of the sales are supplied directly from the Group's refineries, which enables PetroFina to provide, by its control over the supply chain, a secure and cost effective supply source. Annual sales of jet fuels increased by 1.5% in 1997 to 2.2 million tonnes. PetroFina also supplies marine fuels to seagoing and other vessels from supply points in ports located near its refineries.

     The Group produces lubricant products at its three blending plants located in Europe and East Asia. These products are sold in more than 50 countries. Continuous product innovation is necessary in this highly competitive market because of consumer demand for environmentally acceptable products, the increasing efficiency of engines and the technical development of industrial plants. The Group's strategy is to concentrate on selected market segments for which PetroFina has developed an expertise, such as special vehicle dealers and transport companies, which use automotive oils, and the steel industry, paper mills and building materials industry, which use industrial lubricants.

     The Group also produces high-quality greases at its Beverwijk plant in the Netherlands, which are marketed to heavy industries, such as the iron and steel industry, and paper mills or cement factories.

     The Group's total lubricants and greases sales amounted to approximately 251,000 tonnes in 1997.

     PetroFina sponsors FINA racing teams that participate at various European and U.S. car races and use Fina fuel and high performance lubricants.

  Europe

     In Europe, the FINA retail network extends through Belgium, England, France, Germany, Italy, Luxembourg, the Netherlands, Norway and Spain. The Group also conducts wholesale or lubricant marketing activities in Denmark, Poland, Portugal and Switzerland.

     The table below sets forth the number of FINA service stations in Europe by country for the last three years.

                                                               NUMBER OF STATIONS
                                                                AT DECEMBER 31,
                                                         ------------------------------
                                                           1997       1996       1995
                                                         --------   --------   --------
Belgium................................................     521        531        564
France.................................................     437        451        482
Germany................................................     398        432        442
Italy..................................................   1,380      1,355      1,381
Luxembourg.............................................      18         18         19
The Netherlands........................................     191        172        170
Norway.................................................     178        201        199
Spain..................................................      68         64         52
United Kingdom.........................................     424        452        502
                                                          -----      -----      -----
     Total.............................................   3,615      3,676      3,811

     The table below sets forth the number of stations in Europe owned by the Group, FINA-branded distributor stations and the total number of stations over the three years indicated.

                                                           1997       1996       1995
                                                         --------   --------   --------
Group-owned stations...................................   1,816      1,853      1,900
FINA-branded distributor stations......................   1,799      1,823      1,911
                                                          -----      -----      -----
     Total stations....................................   3,615      3,676      3,811

     PetroFina is pursuing a retail network consolidation and upgrading program across Europe, seeking to concentrate sales volume at a smaller number of more efficient sites in selected regions, while at the same time reinforcing and harmonizing the "FINA" brand image.

     The Group continues to increase the number of service stations under direct management thus improving customer service and the commitment of the network's employees.

     During the three years ended December 31, 1997, the Group reduced the number of service stations throughout its European network by 7.1%, while it increased its average sales volume per site by 19.5%.

     At the end of 1994, PetroFina launched the Eurotrafic card, an international electronic payment system aimed at corporate customers. The card, which is accepted in 4,500 service stations in 13 European countries, provides fleet management services, such as VAT (value added tax) recovery, toll payments and roadside assistance. Loyalty cards aimed at both business and private customers are also being developed by PetroFina's marketing subsidiaries on a country-by-country basis.

     In its home country, Belgium, PetroFina has a retail market share of approximately 13%, while its Italian network is the largest contributor (29%) to the Group's European retail sales. The Group also has a significant retail market share in Britanny (France) and Eastern England. Currently, the largest capital budgets in terms of retail network are in Italy and Germany. In Italy a program of 10 to 12 new service stations per year is planned for the Rome, Lombardy and Tuscany regions, while at the same time existing sites with the most favorable prospects for a long term future are being modernized and re-imaged. In 1997, the Group received 20 service stations in western Germany in exchange for the majority (17 sites) of the Group's network in eastern Germany. In Germany, more than 20% of the European retail budget is being directed to new sites and the modernization of the network in three key regions: the Rhein-Main metropolitan area, central Germany, and southwestern Germany. Elsewhere in Europe, the Group is actively developing a retail network in northern Spain, while consolidating its position in Belgium, the Netherlands and Norway.

     PetroFina is reinforcing its position in bulk wholesale and commercial markets throughout its nine European core countries, especially in areas around its refineries and its main depots. In Europe, the aggregate sales in these markets amounted to 13 million tonnes in 1997.

     A new lubricants blending and packaging plant at Ertvelde (Belgium) with a capacity of 120,000 tonnes per year, serves as the Group's logistical center for the northern European market. Additional Group production, blending and packaging takes place at Valdemoro (Spain), which serves southern Europe. In January 1998, the Group sold its blending plant at Duisburg (Germany), which allows PetroFina to concentrate its lubricants' production at Ertvelde (Belgium) and achieve important economies of scale.

     The Group also wholesales bitumen, particularly from FRA, LOR and RdR, its Antwerp, and Killingholme and Rome refineries, which produce 453,000 tonnes per year. In the U.K., the Group is active in the bitumen market through its subsidiary LanFina.

  United States

     In the United States, marketing activities have been divided into two geographic business units since 1994 with the aim of reducing costs, increasing productivity and improving customer service. The U.S. marketing focus is to enable the maximization of PetroFina's refinery utilization through both FINA branded and unbranded fuel sales.

     The table below sets forth the number of stations in the United States owned by the Group, the number of FINA-branded distributor stations and the total number of stations over the three years indicated.

                                                           1997       1996       1995
                                                         --------   --------   --------
Group-owned stations...................................      53         38         38
FINA-branded distributor stations .....................   2,606      2,540      2,664
                                                          -----      -----      -----
     Total stations....................................   2,659      2,578      2,702

     The Southeastern Business Unit manages supply and marketing activities in, and east of, the Dallas/Ft. Worth area in Texas and throughout the Gulf States region, including the Group's owned and operated convenience store outlets and the Port Arthur refinery. The Southwestern Business Unit manages marketing activities west of Ft. Worth, Texas (principally, west Texas and New Mexico) and includes crude gathering operations and the Big Spring refinery. As of January 1, 1996, the Group took a 34.4% interest in Southwest Convenience Stores, which owns and operates 163 convenience stores in west Texas and New Mexico under exclusive licensing arrangements using the 7-Eleven brand and which is supplied with all its fuel requirements by the Group.

                                   CHEMICALS

     PetroFina's Chemicals segment produces and markets petrochemicals (base chemicals, monomers, polymers) and oleochemicals. The Group conducts a wide range of chemical activities at five plants in Europe and five plants in the United States. These plants, which are close to large markets, have access to some of the world's largest harbors and best transportation networks (pipelines, rivers, channels, railways and highways). These logistical advantages enable PetroFina to deliver high-quality products at low cost. Over the last three years, PetroFina has invested an aggregate of BEF 20,663 million in its chemical monomer and polymer production facilities.

     Through its research and development activities, PetroFina is extending the Group's range of products and services, utilizing a customer-driven approach.

     The Chemicals segment's strategy for growth is based on three principles:
(1) extensive integration from crude oil to polymers; (2) use of large plants to maximize efficiency; and (3) developing differentiated products, while remaining a low-cost producer. Where appropriate, this strategy has been pursued through joint ventures.

     The table below sets forth selected financial data for the Chemicals segment for each of the years indicated.

                                                            FOR THE YEAR ENDED
                                                               DECEMBER 31,
                                                      ------------------------------
                                                        1997       1996       1995
                                                      --------   --------   --------
                                                           (IN MILLIONS OF BEF)
Total operating revenue.............................   93,247     78,404     79,941
Inter-segment sales.................................   (5,116)    (3,421)    (2,744)
Operating revenues to non-affiliates................   88,131     74,983     77,197
Operating income....................................   10,439     11,337     19,014

     The table below shows the Group's year-end petrochemical production capacity at the dates indicated.

                                                                CAPACITY AT
                                                                DECEMBER 31,
                                                             ------------------
                                                             1997   1996   1995
                                                             ----   ----   ----
EUROPE
  Ethylene.................................................  680    676    650
  Propylene................................................  610    580    565
  Aromatics................................................  200    200    200
  High density polyethylene................................  450    450    450
  Elastomers...............................................   80     80     80
  Polystyrene(l)...........................................   --     --     85
  Polypropylene............................................  400    385    385(2)
UNITED STATES
  Propylene................................................  270    270    145
  Aromatics................................................  580    580    580
  Styrene..................................................  480    476    418
  Polystyrene..............................................  465    450    351
  Polypropylene............................................  700    680    617
  High density polyethylene................................  191    191    182

---------------
(1) The Group sold its European interest in polystyrene production in March
    1996.

(2) The Group acquired the remaining interest (50%) in Fina Chemicals Feluy in March 1995.

EUROPE

     The Group's European chemical activities are carried out in five plants in Belgium located at Antwerp (two plants), Feluy, Ertvelde and Oelegem. These plants, which are operated by Company subsidiaries and a joint venture, produce a variety of monomers, polymers, base chemicals and oleochemicals.

  Petrochemicals

     Consistent with the segment's strategy, PetroFina's petrochemical plants are integrated with its refineries. More than 40% of the feedstocks used in its European plants are supplied from internal sources, and the refineries are able to use return streams of various by-products, including hydrogen, from the chemical plants.

     The table below illustrates, in a simplified and schematic manner, the major changes which the main products of PetroFina's European petrochemical plants undergo, as well as their vertical integration.

                                  [FLOWCHART]
        (1) The Group operates a polysterene plant on behalf of the third party to whom PetroFina sold its interest in March 1996.

     The Group's European chemical products are marketed through a "FINA Chemicals" branded organization supported by offices throughout Western Europe, Poland, Russia and Asia. This organization works closely with the plants and the Group's research and development center in Feluy to better respond to customer needs.

     Antwerp. The Group's petrochemical activities in Antwerp are carried out at two plants close to FRA, its Antwerp refinery. These plants are operated by Parent's subsidiary Fina Chemicals Antwerp and a joint venture in which the Group has a 65% interest, Fina Antwerp Olefins ("FAO"). The Group's refining and petrochemical center in Antwerp (Belgium), one of the world's largest, benefits from its location in a geographical area that must import significant quantities of base chemicals to meet local demand. Feedstocks produced at FRA are converted to monomers such as ethylene and propylene at FAO.

     FAO operates three steam crackers with a capacity of more than 1 million tonnes of ethylene per year, representing more than 5% of total installed capacity in Western Europe. The third steam cracker, constructed at the center of FRA, provides an ethylene capacity of about 500,000 tonnes per year which, following a debottlenecking program, is expected to reach 550,000 tonnes per year in the spring of 1998. FAO is connected by pipeline network to more than 40% of the Western European ethylene market. It also operates a 20,000 tonne capacity ethylene storage terminal. The Group is studying further expansions of ethylene production to be implemented over the coming years to meet its captive and long-term customers' needs.

     FAO also has a production capacity of 550,000 tonnes per year of chemical grade propylene. This propylene, together with propylene from FRA, can be transported by pipeline to various customers or to the Group for the production of polypropylene, or stored in FAO's 10,000 tonne capacity propylene storage terminal. Ethylene and other monomers from FAO are converted at the nearby Fina Chemicals Antwerp facilities and at Fina Chemicals Feluy into highdensity polyethylene and thermoplastic elastomers.

     FAO also produces aromatics, cyclohexane and other by-products which are sold to the market or used by the adjacent refineries. The Group is also planning to build a large aromatic extraction unit, fed by FRA, LOR and FAO.

     Fina Chemicals Antwerp operates several high- and medium-density polyethylene production lines in Antwerp and Feluy with a combined total capacity as of December 31, 1997, of 450,000 tonnes per year, representing about 10% of the total installed capacity in Europe. Fina Chemicals Antwerp intends to increase this capacity to 500,000 tonnes per year in 1998. Ethylene monomer is received directly, via pipeline, from Fina Antwerp Olefins securing supply and feedstock efficiencies for the Group. Antwerp's unique location, with its excellent port facilities, access to pipelines and transportation networks and its location in a large and dense industrial area enable it to serve customers competitively with higher value-added products on a global basis. The Group's polyethylene sales are focused on a few applications where it can supply competitive products and services, such as pipes, blow molding, specialty films, and wires and cables for the construction, packaging and automotive industries. It has developed a metallocene catalyst technology which enables it to produce promising medium-density grades for film applications, and it has other grades under development.

     Fina Chemicals Antwerp also operates a thermoplastic elastomer plant with a capacity of 80,000 tonnes per year. The main applications are bitumen modification for roofing and road applications, footwear, additives and plastic modifications such as transparent food packaging. The Group is able to supply these high value-added products competitively because of the plant's size and its ability, through its technology, to use cheaper feedstocks.

     Feluy. In March 1995, Fina Chemicals Feluy became a wholly owned subsidiary of Parent as a result of the acquisition of the remaining 50% interest from its former joint venture partner. Fina Chemicals Feluy owns a polypropylene (homopolymer and propylene-ethylene copolymer) plant with two production lines at Feluy which has a capacity of 400,000 tonnes per year, or about 6% of total installed capacity in Europe. The Group has a project to build a third polypropylene production line at this plant. In addition, in 1991 it built a High Density Polyethylene ("HDPE") line with a capacity of 150,000 tonnes per year. The plant is supplied with ethylene and propylene by two pipelines directly linked to the Group's chemical facilities in Antwerp. PetroFina has fully utilized its capacity at this plant for several years. Polypropylene is a widely used raw material for the manufacture of many commonly used fibers, films, extrusion and injection applications and thermoformed products, such as garden furniture and containers. The Group's sales of polypropylene are focused on those applications in which it can supply high-quality products and services and reach higher market share. It is also developing partnerships with global customers that can be supplied from its U.S. plants.

     In March 1996, the Group sold its 50% interest in a polystyrene plant in Feluy. Fina Chemicals Feluy continues to operate the plant with a capacity of 170,000 tonnes per year on behalf of the third party to whom PetroFina sold its interest.

  Oleochemicals

     Ertvelde and Oelegem. PetroFina produces oleochemicals (fatty acids, fatty alcohols and glycerin and their derivatives such as esters, amines and stearates) at its plants at Ertvelde near the port of Ghent and at Oelegem near Antwerp.

     The Group's Ertvelde and Oelegem plants have a combined production capacity of 275,000 tonnes per year of fatty acids, fatty alcohols, glycerin, esters and other derivatives. Oleochemicals, which are produced from renewable raw materials, such as vegetable oils and animal fats, have a wide range of applications including personal care products, detergents, cosmetics, lubricants, drilling muds, plastic additives and pharmaceuticals. PetroFina's fatty acids capacity is about 16% of the total effective capacity in Western Europe. Its fatty alcohols plant utilizes the Group's proprietary technology from which it can gain a competitive advantage over other fatty acid producers. The Group's most recent developments include a range of high performance and biodegradable grades, which are well positioned to benefit from the increasing demand for both high performance and environmentally friendly products.

UNITED STATES

     All of the Group's chemicals activities in the United States take place in five plants located along the coast of the Gulf of Mexico. Each of these plants produces either monomers or polymers.

     Carville. At Carville (Louisiana) the Group has two plants: a fully integrated polystyrene production plant and a 50% interest in the adjacent Cos-mar monomer plant. The Group's plants in Carville reflect the Group's strategy of achieving economies of scale through integration and through the use of large-scale facilities.

     The Cos-mar monomer plant is the world's largest styrene plant of its type. The plant provides the Carville polystyrene plant with styrene for polystyrene production. In turn, benzene from the Port Arthur refinery is used as a feedstock to produce styrene. The Cos-mar plant recently was upgraded to increase its production capacity to 950,000 tonnes per year. In 1997, 1996 and 1995 it operated at full capacity. The Group is in the process of developing a new technology for monomer production at the Cos-mar plant, which has the potential to lower both its capital and operating costs.

     The Carville polystyrene plant is the world's largest single-site, high-impact and crystal polystyrene plant with a capacity of 465,000 tonnes per year. All the Group's U.S. polystyrene production is now concentrated in Carville with 4 production lines, which are based on proprietary technology. The most recent line began production in August 1996 and increased the Group's annual capacity by 115,000 tonnes.

     La Porte. The La Porte plant, located near Houston, Texas, is the world's largest single-site polypropylene production plant, on the basis of capacity. Major raw materials are supplied through 6 pipelines connected to various refineries, steam crackers and propylene splitters. The plant produces bulk homopolymers and random copolymers from 8 lines utilizing the Group's proprietary technology. The plant's total polypropylene capacity is 680,000 tonnes per year. Its capacity was increased by 40% in 1995 following the start up of the eighth production line. Capacity grew another 7% in 1996 following several debottlenecking projects. Construction of a ninth line with block co-polymer capability, which is scheduled to come on-line in the fourth quarter of 1998, will increase, with other minor debottleneckings, total capacity to over 975,000 tonnes per year. Its current capacity represents 12% of total installed capacity in the United States. The plant operated at maximum capacity in 1997, 1996 and 1995.

     The Group has a one-third interest in a joint venture that owns and operates a splitter plant at Mont Belvieu, Texas. The splitter upgrades propylene from refinery grade into polymer grade in order to supply the La Porte plant. This plant doubled its capacity following the introduction of a second splitter in the summer of

1996 to 225,000 tonnes per year of polymer grade propylene. The Group is constructing a third line/splitter and then will debottleneck the first two splitters.

     Bayport. The Bayport plant, in Texas, produces HDPE-grade polyethylene. The Group acquired the plant in 1992, and its capacity has increased from 160,000 to 195,000 tonnes per year during the past four years. The Group has decided to build a second line at the Bayport plant that will increase the plant's annual capacity by an additional 200,000 tonnes. The second line is expected to become operational in the fall of 1998. This new line will use the same technology as that which is currently used at the Feluy and Antwerp plants, and will provide the Group with additional commercial synergies with its European polyethylene production.

     Port Arthur. In 1997, the Group signed a letter of intent for the Steam Cracker Joint Venture with BASF Corporation to build a liquid steam cracker which will produce 820,000 tonnes of ethylene and 880,000 tonnes of propylene annually. This project is subject to confirmation of costs and final board approval of both companies.

                                     PAINTS

     The Sigma Coatings Group ("Sigma"), which is wholly owned by the Company, consists of several companies that produce and sell paints and protective coatings. Sigma has three principal divisions: decorative paints, marine and anti-corrosion paints and industrial coatings.

     Sigma's headquarters are in Amsterdam (the Netherlands), and it is active principally in Belgium, Denmark, France, Germany, Italy, the Netherlands, Saudi Arabia, the U.K. and the U.S. The main Sigma plants are located in the Netherlands (Amsterdam, Uithoorn, Den Bosch), Belgium (Manage, Deurne), Germany (Bochum), France (Valdoie), Saudi Arabia (Dammah), the U.K. (Buckingham, Deeside) and the U.S. (Harvey, Louisiana).

     The table below sets forth selected financial information for the Paints segment for each of the years indicated.

                                                                FOR THE YEAR ENDED
                                                                   DECEMBER 31,
                                                         --------------------------------
                                                          1997         1996         1995
                                                         ------       ------       ------
                                                                     (IN MILLIONS OF BEF)
Total operating revenue................................  31,452       29,439       28,390
Inter-segment sales....................................      --           (3)          --
Operating revenues to non-affiliates...................  31,452       29,436       28,390
Operating income.......................................   1,617        1,207          854

     Sigma's decorative paints are sold principally under the SIGMA, HISTOR, NOVEMAIL, RAMBO and GAUTHIER brand names. Decorative paints, which account for approximately 53% of Sigma's revenues, are sold primarily in Europe. Sigma is one of the two largest producers of decorative paints in the Netherlands, the second largest in Belgium and the fifth largest in western Europe (in each case based on sales). In addition, the Group has a 20% interest in the largest producer of decorative paints in Saudi Arabia and is responsible for the management of that company, which markets the Sigma brand.

     Sigma markets its marine paints worldwide and its anti-corrosion paints primarily in Europe and also in the United States. Sales of marine and anti-corrosion paints account for almost 26% of Sigma's revenues. Sigma is the fifth largest producer of marine paints in the world based on sales.

     Industrial coatings, which account for approximately 14% of Sigma's revenues, are marketed primarily in Europe, although Sigma has licensed some of its proprietary technology outside Europe. Sigma is the second largest European producer of industrial coil coatings.

                            RESEARCH AND DEVELOPMENT

     In 1997, the Group's research and development expenses amounted to BEF 3,230 million, compared to BEF 3,062 million in 1996 and BEF 2,883 million in 1995.

     PetroFina conducts most of its research and development activities in its three research centers located at Feluy (Belgium), La Porte (Texas) and Amsterdam (the Netherlands). These research centers aim to improve the production processes in the Group's refineries and chemical and paints plants, as well as to develop new, more competitive products, applications and processes and to provide technical assistance to customers. In recent years, research developments have resulted in advances in the areas of desulphuration, special fuels, lubricants, polymers, oleochemicals and paints.

     PetroFina's research center at Feluy brings together on one site the Group's main research and development activities in Europe, namely in refining, catalysts, plastics, oleochemicals, fuels and lubricants. This centralization enhances the coordination and integration of the research activities. The Feluy research center is adjacent to one of PetroFina's major chemical manufacturing plants, which enables the Group to integrate its research with operations. In the United States, research and development activities covering the Group's processes and products are consolidated in a research center located on-site at the Group's La Porte chemical plant. The third research center is located in Amsterdam where it is physically integrated with the Paints segment's main production facility. This center specializes in paints and cooperates closely with the Feluy research center.

                                 OTHER MATTERS

COMPETITIVE, POLITICAL AND ECONOMIC FACTORS

     There is strong competition both within the oil industry and with other industries in supplying the energy needs of industry and consumers. The oil industry is also particularly subject to regulation and intervention by governments throughout the world in such matters as the award of exploration and production interests; the imposition of specific drilling obligations; environmental protection controls; price controls and transfer pricing restrictions; control over the development, production rate and abandonment of a field; restrictions, requirements or sanctions imposed on companies and their products and services, because of, or with respect to, ownership, affiliations or operations in certain foreign countries; and, possibly, nationalization, expropriation or cancellation of contract rights. The oil industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities. Some of the Group's oil reserves are located in countries outside Western Europe and North America, certain of which individually may be considered politically and economically unstable. Reserves recovery and the related operations are subject to certain risks, including the establishment of export limits, the renegotiation of contracts, the nationalization or renationalization of assets, other risks relating to changes in local government regimes and policies and resulting changes in business customs and practice, payment delays, currency exchange restrictions and losses and impairment of operations due to actions of insurgent groups. PetroFina attempts to conduct its business and financial affairs in order to protect against such political and economic risks.

     Although oil prices are primarily subject to international supply and demand, political developments and the outcome of meetings at the Organization of Petroleum Exporting Countries can also affect world oil supply and oil prices. Crude oil prices are generally denominated in dollars while sales of the Group's refined products are denominated in a variety of currencies. PetroFina is, therefore, subject to the risks of fluctuations in exchange rates and crude oil prices. It attempts to limit its short-term risks in these areas by engaging in hedging and similar activities in the currency and oil commodity markets. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina -- Financial Instruments."

REGULATION OF UPSTREAM ACTIVITIES

     PetroFina's exploration and production activities are conducted in a number of different countries and are therefore subject to a broad range of legislation and regulations. These cover virtually all aspects of exploration and production activities, including matters such as land tenure, production rates, royalties, pricing, environmental protection, export, taxes and foreign exchange. The terms and conditions of the leases, licenses and contracts vary from country to country. Outside the United States, these leases, licenses and contracts are generally granted by or entered into with a government entity or state company, while in the United States they are generally entered into with private property owners. These arrangements usually take the form of licenses or production sharing agreements.

     Licenses (or concessions) give the holder the exclusive right to explore for and exploit a commercial discovery. Under a license, the holder bears the risks of exploration, development, and production activities and provides the financing for these operations. A license holder is generally required to pay production taxes or royalties, which may be in cash or in kind. In certain cases, the government entity or state company may acquire a participation in the concession.

     Production sharing agreements entered into with a government entity or state company generally obligate the Group and its partners to provide all the financing and bear the risk of exploration and production activities in exchange for a share of the production remaining after royalties, if any. In some instances, a fixed or variable percentage of this production is reserved for the recovery of the Group's cost (cost oil) and the remainder (profit oil) is shared with the government entity or state company on a fixed or volume-dependent basis. The right of the Group to recover cost oil is limited in certain cases by a requirement that the cost oil not exceed a maximum percentage of production. This right is also limited in certain cases by a requirement that PetroFina's costs be amortized over a specific period of time. In other cases, the government entity or state company will participate in the rights and obligations of PetroFina and will share in the costs of development and production. Such participation can be across the venture or be on a per field basis.

     In certain countries, separate licenses are required for exploration and production activities and, in certain cases, production licenses are limited to a portion of the area covered by the exploration license. Both exploration and production licenses are generally for specific periods of time (except for production licenses in the United States which remain in effect until production ceases). The term of the Group's licenses and the extent to which these licenses may be renewed vary from area to area.

     The Group is required in certain countries to relinquish a portion of the acreage covered by a license as a condition to obtaining a renewal of the license. The Group may also be required in certain countries to relinquish acreage (or to surrender a license) under other circumstances. These circumstances, which vary by area, may include the failure to obtain a production license within a specified period of time or the failure to have a field development plan approved within a specified period of time. PetroFina believes that these requirements have not materially affected its operations.

     In general, the Group is required to pay income tax on income generated from production activities (whether under a license or production sharing agreement). In addition, depending on the area, the Group's production activities may be subject to a range of other taxes, levies and assessments, including special petroleum taxes.

ENVIRONMENTAL MATTERS

     The Group's operations are subject to laws and regulations of the EU, Belgium, the United States and other countries in which it conducts activities relating to the protection of the environment. These laws and regulations, which change frequently, address the general impact of industrial operations on the environment, as well as focus specifically on certain activities, including emissions and toxic waste disposal. Environmental violations may result in civil, criminal and tort liabilities.

     Environmental factors are an important consideration in planning, designing and operating all PetroFina facilities. A General Manager is responsible for the coordination and implementation of environmental policies for Parent and its subsidiaries. Each of Parent's subsidiaries conducts significant programs to ensure that operations are carried out in an environmentally acceptable manner. In 1997, 1996 and 1995 the Group spent over BEF 1.5 billion, BEF 1.4 billion, and BEF 1.3 billion, respectively, on environmental programs that included improving or constructing hydrodesulphuration units and hydrogen plants at its refineries in order to comply with new EU fuel specifications, construction of vapor recovery units at major depots, loading facilities and service stations to meet EU requirements, as well as site restorations and remediation activities.

     Due to the nature of its business, environmental laws increasingly impact PetroFina's operations and make some risk of environmental costs and liabilities inherent to its business, as it is for other companies engaged in the same field of activities. Although PetroFina's management is not aware of any conditions that would result in a liability material to the Group as a whole, under existing environmental laws there can be no assurance that such liabilities will not be incurred. For additional information regarding environmental matters, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina -- Environmental Costs."

UNCERTAINTY INHERENT IN INDUSTRY

     Oil and gas exploration and production, as well as PetroFina's refining and chemical operations, require high levels of investment and have particular economic risks and opportunities. These activities are subject to natural hazards and other uncertainties, including those relative to the physical characteristics of oil and gas fields, refineries and chemical plants.

LICENSING AND PROPRIETARY TECHNOLOGY

     Licensing of PetroFina's proprietary technology relating to polystyrene, thermoplastic elastomers, paints, dewaxing of diesel fuel and propylene purification has increased significantly and now extends to countries such as China, Japan, Taiwan, Korea and Saudi Arabia.

EMPLOYEE MATTERS

     During 1997, the Group had an average of 14,675 employees. In recent years, there have been no significant strikes or work stoppages. Information regarding the Group's pension and benefit plans is contained in Note 19 of the Notes to the Consolidated Financial Statements included in "PetroFina Financial Statements."

LEGAL PROCEEDINGS

     PetroFina is involved in a number of legal proceedings incidental to the normal conduct of its business. It does not believe that liabilities relating to such proceedings are likely to be, in the aggregate, material to its consolidated financial condition.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  OF PETROFINA

Overview

     The information in this section should be read with the information contained in PetroFina's consolidated financial statements and related notes included in PetroFina Financial Statements.

     The consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 have been prepared in accordance with U.S. GAAP. For purposes of this analysis, certain balances related to 1994 have been adjusted to provide an analytical basis for comparison to the 1996 and 1995 presentation. The adjusted 1994 amounts are unaudited. See also "Summary -- Selected Consolidated Financial Information of Parent."

     Certain information contained in this Registration Statement, including, without limitation, information appearing under "PetroFina Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PetroFina," are forward-looking statements. The following important factors, together with others that appear with the forward-looking statements, could affect the Group's actual results and could cause the Group's actual consolidated results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Group in this Registration Statement. PetroFina's operating results are generally affected by a variety of factors, including movements in crude oil prices and refining and chemical margins and currency exchange rates. Higher crude oil prices generally have a positive effect on operating income of the Group, as its Upstream oil and gas business benefits from the resulting increase in prices realized from production. Lower crude oil prices generally have a corresponding negative effect. See "PetroFina Description of Business -- Upstream -- Reserves." The effect of changes in crude oil prices on PetroFina's Downstream activities depends upon the speed at which the prices of refined petroleum products adjust to reflect such changes. Fluctuations of the Belgian franc against other currencies, especially the dollar, can have significant effects on PetroFina's consolidated financial statements. Prices for crude oil are normally set in dollars. Chemical products are generally priced in local currency but based, in Europe, on German mark ("DEM") benchmark prices. Generally, the Group's operating income is improved by a strengthening of the dollar and major European currencies against the Belgian franc. In addition, the effects of translation of local currency financial statements of PetroFina's non-Belgian subsidiaries can influence comparative results of operations. See also "-- Financial Instruments."

RESULTS OF OPERATIONS

     The following table sets forth certain financial data for the Group as a whole for the periods indicated.

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               1997         1996         1995
                                                              -------      -------      -------
                                                              (IN BEF MILLION EXCEPT PER SHARE
                                                                DATA AND NUMBER OF EMPLOYEES)
CONSOLIDATED DATA
Operating Revenue...........................................  727,031      622,145      558,724
Earnings from investments, equity interests.................    1,386        1,466        1,345
     Total revenue..........................................  728,417      623,611      560,069
                                                              =======      =======      =======
Operating Income............................................   46,833       39,388       30,788
Interest and net financial items............................   (4,596)      (5,066)      (5,171)
                                                              -------      -------      -------
Earnings before income taxes and minority interests.........   42,237       34,322       25,617
Income taxes................................................  (19,531)     (17,678)     (13,092)
Minority interests..........................................     (646)        (696)        (699)
                                                              -------      -------      -------
Net income..................................................   22,060       15,948       11,826
Earnings per share..........................................      945          686          509
Dividend per share..........................................      400          352          320
Average number of employees.................................   14,675       13,588       13,653

SEGMENT DATA

                                                                                 CORPORATE
                                                                                  & OTHER
                                    UPSTREAM   DOWNSTREAM   CHEMICALS   PAINTS   ACTIVITIES   CONSOLIDATED
                                    --------   ----------   ---------   ------   ----------   ------------
                                                               (IN BEF MILLION)
1997
Operating Revenue.................   88,265     571,964       93,247    31,452        478       785,406
Inter-segment Sales...............  (36,298)    (16,961)      (5,116)                           (58,375)
Operating Revenue from Non
  Affiliates......................   51,967     555,003       88,131    31,452        478       727,031
Operating Income (Loss)...........   25,288      12,005       10,439     1,617     (2,516)       46,833
Capital Expenditures..............   23,016      10,092        8,983     1,014        555        43,660
1996
Operating Revenue.................   65,212     496,361       78,404    29,439      1,033       670,449
Inter-segment Sales...............  (31,123)    (13,757)      (3,421)       (3)        --       (48,304)
Operating Revenue from Non
  Affiliates......................   34,089     482,604       74,983    29,436      1,033       622,145
Operating Income (Loss)...........   24,165       5,195       11,337     1,207     (2,516)       39,388
Capital Expenditures..............   17,964       8,971        3,687     1,151      1,369        33,142
1995
Operating Revenue.................   48,598     441,688       79,941    28,390      1,319        599,93
Inter-segment Sales...............  (21,687)    (16,448)      (2,744)       --       (333)      (41,212)
Operating Revenue from Non
  Affiliates......................   26,911     425,240       77,197    28,390        986       558,724
Operating Income (Loss)...........   13,400         235       19,014       854     (2,715)       30,788
Capital Expenditures..............   12,288       7,818        7,993       745      1,008        29,852

                          GROUP RESULTS 1997 VS. 1996

     In 1997, net income reached a record level of BEF 22.1 billion (945 BEF per share) compared to BEF 15.9 billion (686 BEF per share) in 1996, representing an increase of 39%. The Group's return on equity was 15.2% in 1997 compared to 12.4% in 1996. The return on capital employed increased in 1997 to 10.5% from 8.9% in 1996.

     Consolidated Cash Flow, defined as consolidated net income adjusted for depreciation and other current year non-cash provisions to net income, was BEF
57.1 billion compared to BEF 44 billion in 1996. The 1997 consolidated cash flow also represents a record for the Group.

     Compared to 1996, the increase in consolidated net income reflects a BEF
7.4 billion improvement in Group operating income combined with lower financial charges resulting from higher capitalization of interest on Upstream development projects. Of the 1997 increase in operating income, BEF 6.8 billion is related to Downstream from higher margins and throughputs at the Group's European and North American refineries. Upstream operating income improved by BEF 1 billion as increases in production and the dollar appreciation overcame the effect of lower crude oil prices. Chemicals operating income decreased by BEF 1 billion due primarily to the unfavorable net effect of North American product price decreases. Paints operating income showed improvement of BEF 400 million in 1997 compared to 1996.

     The Group's consolidated operating revenue in 1997 was BEF 727.0 billion, an increase of 17%, or BEF 105 billion, from the previous year. Of the increase, BEF 32 billion is the result of appreciation of the dollar and other European currencies versus the Belgian franc, BEF 20 billion reflects increases in sales volumes, BEF 25 billion is related to higher sales prices, and BEF 29 billion reflects increases in petroleum product excise duties.

     During 1997, reductions in the statutory tax rates in Italy and the United Kingdom resulted in a reduction of total income tax expense of BEF 1.3 billion through the recording of a deferred tax credit (in accordance with US GAAP). Excluding this effect of tax rate changes, the Group's effective tax rate was 49.3% in 1997 compared to 51.5% in 1996. The lower effective tax rate reflects the improvement in Downstream operating income. As a result, a lower percentage of Group earnings before tax is attributable to Norwegian production activities. Norwegian production activities carry a higher tax burden due to specific petroleum tax legislation in Norway.

UPSTREAM

                                              1997                    1996                    1995
                                      ---------------------   ---------------------   ---------------------
                                      EUROPE(1)      U.S.     EUROPE(1)      U.S.     EUROPE(1)      U.S.
                                      ----------   --------   ----------   --------   ----------   --------
                                      (IN BEF MILLION EXCEPT NUMBER OF EMPLOYEES, PRODUCTION AND RESERVES)
Operating Revenue(2)................    49,077      39,188      41,960      23,252      34,731      13,867
Equity in Net Income of Non-
  Consolidated Investees............       690          86         892          --         484          48
                                       -------     -------     -------     -------      ------     -------
     Total Revenue..................    49,767      39,274      42,852      23,252      35,215      13,915
Operating Expense, Excluding
  Depreciation
  and Exploration Expense...........   (14,932)    (31,706)    (10,599)    (17,444)     (9,519)    (10,946)
Depreciation........................    (8,289)     (3,464)     (6,605)     (2,320)     (6,899)     (1,778)
Exploration Expense.................    (2,203)     (2,151)     (1,775)     (1,255)     (2,680)     (1,506)
Other Operating Expense.............      (990)        (18)     (1,877)        (64)     (2,276)       (126)
                                       -------     -------     -------     -------      ------     -------
Operating Income (Loss).............    23,353       1,935      21,996       2,169      13,841        (441)
                                       =======     =======     =======     =======      ======     =======
Capital Expenditures................    15,250       7,766      12,945       5,019       9,801       2,487
Total Assets........................    65,346      30,342      57,702      22,703      48,174      18,007
                                       =======     =======     =======     =======      ======     =======

                                              1997                    1996                    1995
                                      ---------------------   ---------------------   ---------------------
                                      EUROPE(1)      U.S.     EUROPE(1)      U.S.     EUROPE(1)      U.S.
                                      ----------   --------   ----------   --------   ----------   --------
                                      (IN BEF MILLION EXCEPT NUMBER OF EMPLOYEES, PRODUCTION AND RESERVES)
Crude Oil Production (in million
  barrels)(3).......................        48           4          45           4          47           4
Natural Gas Production (in Bcf).....       132          77         152          59         150          54
Proved Oil Reserves (in million
  barrels)(3).......................       510          73         485          77         515          35
Proved Gas Reserves (in Bcf)........     1,188         400       1,349         393       1,428         337
     Total Proved Reserves (in
       million barrels of oil
       equivalent)(4)...............       708         139         710         142         753          91
                                       =======     =======     =======     =======      ======     =======
Average Number of Employees.........       345         493         372         453         413         476
                                       =======     =======     =======     =======      ======     =======

---------------
(1) Europe includes Europe and the rest of the world other than the U.S.

(2) Includes inter-segment revenue.

(3) Excluding equity affiliates.

(4) 1 barrel of oil equivalent = 1 barrel of crude oil = 6,000 cubic feet of gas.

OPERATING REVENUE

     Operating revenue in 1997 was BEF 88.3 billion compared to BEF 65.2 billion in 1996, an increase of 35%. Increases in production volumes and gas marketing activities contributed BEF 11.9 billion to the overall increase. The appreciation of the dollar and other European currencies versus the Belgian franc resulted in an additional BEF 11.7 billion increase in reported operating revenue. Decreases in worldwide crude prices were primarily offset by higher North American natural gas prices. The net effect of price developments during 1997 resulted in a BEF 0.5 billion reduction in operating revenue compared to 1996.

     In Europe, operating revenue increased 17% to BEF 49.1 billion in 1997. Crude oil production in 1997 was 48.2 million barrels, an increase from 1996 of
3.0 million barrels, while natural gas production in 1997 was 132.3 billion cubic feet, a decrease from 1996 of 19.6 billion cubic feet. The operating revenue included revenues derived from 29 billion cubic feet of gas trading. Reported operating revenue from Europe benefitted in 1997 from the appreciation of the dollar by 16% and the British pound by 21% against the Belgian franc. Realized crude oil prices dropped $1.95 per bbl to $18.96 per bbl.

     Of the production increase in Europe, 3,900 barrels per day was due to the drilling of new wells in connection with the Ekofisk II redevelopment project in Norway. An additional 5,000 barrels per day of the total production increase was attributable to a full year's production from the Thelma field and increased flows from the Alba field after a successful de-bottlenecking project. Natural gas production in Europe decreased by 19.6 billion cubic feet, due mainly to Norway. In the United Kingdom, natural gas production was stable. Increases resulting from the production start of the Armada and Everest fields and from a re-determination of ownership percentages for the Audrey field were offset by a reduction in natural gas production from Hewett and the Ann/Alison fields.

     In North America, operating revenue increased 68% to BEF 39.2 billion in 1997. Natural gas volumes sold, which include production and volumes sold through the Group's natural gas marketing activity, increased from 183 billion cubic feet in 1996 to 281 billion cubic feet in 1997. Of the volume increase,
17.8 billion cubic feet related to natural gas production increases is attributable to successful step-out drilling programs at core properties in South Texas and North Louisiana. Natural gas well-head prices increased from $2.41 in 1996 to $2.57 per thousand cubic feet in 1997. Although crude production was level between the periods, the average crude oil well-head price decreased by $1.40 per barrel to $17.90 per barrel. Both operating revenue and operating income include a gain on sale of assets amounting to BEF 0.3 billion in 1997.

OPERATING INCOME

     Upstream operating income was BEF 25.3 billion in 1997 compared to BEF 24.2 billion in 1996, an increase of 4%. The increase was due to operating revenue developments partially reduced by the effect of lower margins realized in North America on natural gas marketing activity and an increase in exploration costs.

     In 1997, PetroFina participated in the drilling of 27 exploration wells compared to 29 wells in 1996. Approximately 55% of wells drilled originated from existing discoveries of oil and gas reserves, thus allowing for the better evaluation of existing prospects. PetroFina's weighted average working interest in exploratory wells drilled was 40.4% in 1997 compared to 29.4% in 1996.

     In Europe, operating income was BEF 23.4 billion compared to BEF 22.0 billion in 1996, an increase of 6.4%. The depletion rate of US $3.06 per barrel (on a units-of-production basis) was largely unchanged in 1997 versus 1996. The impact of gradually commissioning Ekofisk II facilities, and downward revisions of Ann/Alison reserves (-17.6 billion cubic feet) were virtually absorbed by the impact of positive revisions in the estimated Norwegian reserves. The downward revision in Ann/Alison's recoverable reserves resulted in an impairment writedown in Ann/Alison capitalized cost of BEF 0.5 billion. Lifting costs have decreased to US $4.05 per barrel in 1997 from US $4.29 per barrel in 1996 due to greater efficiencies in production facilities.

     Exploration expenses for Europe amounted to BEF 2.2 billion in 1997 compared to BEF 1.8 billion in 1996.

     In North America, operating income was BEF 1.9 billion in 1997 compared to BEF 2.2 billion in 1996. The decrease in operating income mainly reflects higher dry hole expenses and lower natural gas marketing margins, partially offset by positive net developments in operating revenues. The increase in development costs and the downward revision in oil and gas reserves have led to an increase in the unit depletion rate (unit of production method) from US $5.19 per barrel in 1996 to US $5.79 per barrel in 1997. Lifting costs have decreased from US $4.20 per barrel in 1996 to US $3.53 per barrel in 1997. The drilling program in 1997 resulted in additions to reserves of 18 million barrels of oil equivalent, thereby allowing 121% of production to be replaced.

DOWNSTREAM

                                           1997                    1996                   1995
                                   --------------------   ----------------------   -------------------
                                   EUROPE(1)     U.S.     EUROPE(1)       U.S.     EUROPE(1)    U.S.
                                   ---------   --------   ---------      -------   ---------   -------
                                               (IN BEF MILLION EXCEPT NUMBER OF EMPLOYEES,
                                                 REFINING THROUGHPUT AND PRODUCTS SOLD)
Operating Revenue(2).............   462,637     109,327    402,943(3)     93,418    360,654     81,034
Equity in Net Income of Non-
  Consolidated Investees.........       744          (2)       814             3        600          1
                                   --------    --------   --------       -------   --------    -------
     Total Revenue...............   463,381     109,325    403,757        93,421    361,254     81,035
Operating Expense, Excluding
  Depreciation...................  (442,851)   (103,741)  (387,763)      (90,946)  (352,468)   (78,046)
Depreciation.....................    (8,633)     (2,203)    (7,258)       (1,879)    (6,518)    (2,080)
Other Operating Expense..........    (2,467)       (806)    (3,039)       (1,098)    (1,920)    (1,022)
                                   ========    ========   ========       =======   ========    =======
Operating Income (Loss)..........     9,430       2,575      5,697          (502)       348       (113)
                                   ========    ========   ========       =======   ========    =======
Capital Expenditures.............     8,397       1,695      6,625         2,346      6,572      1,246
     Total Assets................   145,419      49,607    141,749        43,168    136,636     36,868
                                   ========    ========   ========       =======   ========    =======
Refining Throughput (in thousand
  barrels per day)...............       445         224        441           205        384        213
Refined Product Sold (in thousand
  tonnes)........................    26,161      12,540     25,278        12,016     24,367     12,378
                                   ========    ========   ========       =======   ========    =======
Average Number of Employees......     5,452       1,233      4,475         1,161      4,705      1,196
                                   ========    ========   ========       =======   ========    =======

---------------
(1) Europe includes Europe and the rest of the world other than the U.S.

(2) Includes inter-segment revenue.

(3) Includes capital gains on sales of assets of BEF 973 million.

OPERATING REVENUE

     Downstream operating revenue in 1997 was BEF 572.0 billion compared to BEF
496.4 billion in 1996, an increase of 15%. Increases in European petroleum product prices more than offset reductions in North American realized prices, leading to a net increase in operating revenue in 1997 of BEF 18 billion. The appreciation of the US dollar and other European currencies versus the Belgian franc resulted in an additional BEF 19 billion of reported operating revenue. Increases in product sales volumes, shop sales and service station revenues contributed the remainder of the 1997 increase. In addition, excise duties, which do not affect Group operating income, increased by BEF 29.0 billion in 1997 compared to 1996. Total petroleum products sold increased by 4% to 38.7 million tonnes in 1997 compared to 1996.

     In Europe, operating revenue increased by 15% to BEF 462.6 billion in 1997 compared to BEF 402.9 billion in 1996. Excluding the effect of higher excise duties, the increase was BEF 34 billion. Of this net increase, BEF 22 billion related to increased product prices, BEF 7 billion related to the reporting effect of currency exchange rate fluctuations, BEF 4 billion related to increases in quantities sold, and BEF 2 billion related to other operating revenues. 1996 operating revenue included BEF 1 billion of gain on the disposal of assets.

     In North America, the operating revenue was BEF 109.3 billion in 1997 compared to BEF 93.4 billion in 1996. Appreciation of the dollar against the Belgian franc contributed BEF 12 billion to the increase in reported operating revenue, increases in quantities sold contributed BEF 3 billion, and higher excise duties added BEF 3 billion. A decrease in average sale prices of petroleum products resulted in a BEF 4 billion reduction in operating revenue compared to 1996. Shop sales and other operating revenue grew during 1997 by BEF 2 billion.

OPERATING INCOME

     Downstream operating income was BEF 12.0 billion in 1997 compared to BEF
5.2 billion in 1996. The growth in operating income is due to better refining performances, increased margins on European petroleum product sales, and the appreciation of the dollar versus the Belgian franc.

     In Europe, Downstream refining throughput reached 445,310 barrels per day in 1997 compared to 440,550 barrels per day in 1996. The 1997 refining throughput was a new record for the Group and was accomplished despite a temporary shutdown of the Killingholme refinery in the United Kingdom for scheduled maintenance. Higher throughput and advantageous blending of crude oil feedstocks had a direct effect on Downstream operating income. The Group estimates that standard refining margins in northern European refineries increased on average US $0.10 per barrel to US $2.42 per barrel in 1997. The average refining margin for the Group's Europe refining activity grew by $0.56 per barrel in 1997.

     Marketing operating income in Europe improved in all countries where the Group operates with the exception of Norway, which remained adversely affected by severe price competition. Network sales have improved by 3% while the market growth was 1% on average during 1997. In accordance with the Group's marketing strategy, the Group restructured the management arrangements for a number of sales outlets which brought the stations under direct Group management. The reduction in management fees and the increase in non-fuel shop margins more than offset the resulting increase in personnel expenses.

     In North America, 1996 was characterized by very low industry-wide Gulf Coast refining margins. In 1997, Gulf Coast refining margins improved which, together with record throughput volumes at the Group's North American refineries, resulted in improved refining yields and performance. Compared to 1996, Gulf Coast refining margins increased by $0.80 per barrel for the industry. The Group's average refining margins increased by US $1.17 per barrel in 1997. Throughput in 1997 reached 223,700 barrels per day, a record high for the Group. Throughput in 1996 was 204,700 barrels per day and was affected by two temporary refinery shutdowns for scheduled maintenance.

     The increased operating income from refining operations was partially absorbed by losses incurred in the supply business resulting from lower crude oil prices and by a decrease in Marketing margins caused by lower North American product prices.

CHEMICALS

                                           1997                  1996                  1995
                                    -------------------   -------------------   -------------------
                                    EUROPE(1)    U.S.     EUROPE(1)    U.S.     EUROPE(1)    U.S.
                                    ---------   -------   ---------   -------   ---------   -------
                                    (IN BEF MILLION EXCEPT NUMBER OF EMPLOYEES AND VOLUMES PRODUCED)

Operating Revenue(2)..............    55,687     37,560     46,567     31,837     49,371     30,570
Equity in Net Income/Loss of
  Non-Consolidated Investees......      (152)       (35)         7        (22)       359        (18)
                                     -------    -------    -------    -------    -------    -------
     Total Revenue................    55,535     37,525     46,574     31,815     49,730     30,552
Operating Expense, Excluding
  Depreciation....................   (45,714)   (31,600)   (38,940)   (23,204)   (35,822)   (20,849)
Depreciation......................    (3,207)    (1,238)    (2,999)      (999)    (2,881)      (701)
Other Operating Expense...........      (528)      (334)      (451)      (459)      (589)      (426)
                                     =======    =======    =======    =======    =======    =======
Operating Income..................     6,086      4,353      4,184      7,153     10,438      8,576
                                     =======    =======    =======    =======    =======    =======
Capital Expenditures..............     3,230      5,753      1,947      1,740      4,604      3,389
     Total Assets.................    37,513     30,931     35,712     22,489     35,893     17,076
                                     =======    =======    =======    =======    =======    =======
Monomer Production
  (in thousand tonnes)............     1,241        659      1,123        610      1,124        550
Polymers Production
  (in thousand tonnes)............       899      1,271        880      1,161        888        905
                                     =======    =======    =======    =======    =======    =======
Average Number of Employees.......     1,920        913      1,876        932      1,811        894
                                     =======    =======    =======    =======    =======    =======

---------------
(1) Europe includes Europe and the rest of the world other than the U.S.

(2) Includes inter-segment revenue.

OPERATING REVENUE

     Operating revenue for the Chemicals segment increased by 19% to BEF 93.2 billion in 1997 from BEF 78.4 billion in 1996. For substantially all of the Group's product range, record production volumes were achieved. As a result, quantities of monomers and polymers sold increased by 6%, or BEF 6 billion, in 1997. Exchange rate fluctuations increased reported operating revenue by BEF 5 billion. Average sales price developments, particularly for European monomer products, contributed BEF 4 billion to the increase. 1996 operating revenue included a gain on sales of assets amounting to BEF 0.3 billion.

     In Europe, operating revenue increased by BEF 9.1 billion to BEF 55.7 billion in 1997, representing a 19.5% increase from 1996. The Group experienced price increases and volume increases within practically its entire range of monomer and polymer products. Monomer price developments, while still below 1995 levels, were positive in 1997 with price increases experienced both for ethylene and propylene.

     In North America, operating revenue increased by 18% to BEF 37.6 billion in 1997. Excluding the effect on operating revenue from the appreciation of the US dollar, the increase was 3%. Sales volumes increased by 9.5% to contribute BEF 3 billion to operating revenue in 1997 versus 1996. However, sales prices declined by 7% in the same period, adversely affecting comparable 1997 operating revenue by BEF 2 billion. North America styrene prices dropped to the lowest level since 1993 due primarily to the impact of new production coming on-line during the year.

OPERATING INCOME

     Chemicals operating income was BEF 10.4 billion in 1997 compared to BEF
11.3 billion in 1996, or a decrease of 8%. Increased plant efficiency due to higher production volume, increased European monomers (ethylene and propylene) margins and increased contribution from higher sales quantities were more than offset by the impact of reduced polymers margins and lower North American styrene margins.

     In Europe, operating income was BEF 6.1 billion in 1997 compared to BEF 4.2 billion in 1996. The improved performance is essentially linked to monomers, which have benefited from price stability of raw materials while experiencing some restoration in the sales price for ethylene and propylene. For polymer products, sales prices also increased in 1997, but to a lesser extent and were not sufficient to offset the increase in monomer prices. Monomers are the principal raw material for polymer production.

     In North America, operating income was BEF 4.4 billion in 1997, which is 39% below the 1996 operating income of BEF 7.2 billion. Unfavorable product price developments in North America more than offset the economies of scale realized at the Group's plants from higher production volumes. Sales volumes have grown by 9% but margins decreased by 50% due to both unfavorable price developments from increased industry capacity coming on-stream and increases in raw materials prices. The impact of declining margins was partially negated by the reporting effect of the appreciation in the dollar versus Belgian franc.

  PAINTS

                                                                1997        1995        1996
                                                                ----        ----        ----
                                                              (IN BEF MILLION EXCEPT NUMBER OF
                                                                         EMPLOYEES)
Operating Revenue(1)........................................    31,452      29,439      28,390
Equity in Net Income of Non-Consolidated Investees..........        24          20          15
                                                               =======     =======     =======
     Total Revenue..........................................    31,476      29,459      28,405
Operating Expense, Excluding Depreciation...................   (28,403)    (26,673)    (25,982)
Depreciation................................................      (914)       (830)       (838)
Other Operating Expense.....................................      (542)       (749)       (731)
                                                               =======     =======     =======
Operating Income............................................     1,617       1,207         854
                                                               =======     =======     =======
Capital Expenditures........................................     1,014       1,151         745
Total Assets................................................    19,706      18,717      17,813
                                                               =======     =======     =======
Average Number of Employees.................................     3,822       3,878       3,706
                                                               =======     =======     =======

---------------
(1) Includes inter-segment revenue.

  OPERATING REVENUE

     Paints operating revenue was BEF 31.5 billion in 1997 compared to BEF 29.4 billion in 1996, an increase of 7%. This increase was the result of higher sales volumes, contributing BEF 1.4 billion, and the effect of exchange rates on reported operating revenues, contributing BEF 0.5 billion. The increase in operating revenue is related mainly to the Marine, Anti-corrosion and Industrial sectors. The Decorative paints sector, while experiencing variations in development in different countries, overall experienced slightly higher operating revenue in 1997 compared to 1996.

  OPERATING INCOME

     Operating income was BEF 1.6 billion in 1997 compared to BEF 1.2 billion in 1996. In both years, the operating income of Paints includes the direct costs of redevelopment activities for the Decorative paints sector, principally in France and Germany. The increase in 1997 operating income is the result of improved production capacity utilization, improved margins emanating from lower raw material costs, and from reductions in operating costs resulting from the redevelopment activities. The above improvements were partially offset by a write-off of BEF 130 million for plant closure decisions in Germany and in Denmark.

                          GROUP RESULTS 1996 VS. 1995

     Group operating revenue for 1996 increased 11% to BEF 622,145 million, up from BEF 558,724 million in 1995. This BEF 63.4 billion improvement is primarily attributable to several factors including: BEF

43 billion due to an increase in petroleum product selling prices; BEF 11 billion due to the appreciation of the dollar and several European currencies against the Belgian franc; BEF 7 billion related to sales volume increases in all operating segments; a decline of BEF 12 billion as selling prices in the chemical sector decreased compared to 1995 levels and an increase of BEF 12 billion related to a rise in duties and excise taxes. Group operating income in 1996 rose 28% to BEF 39,388 million over 1995's level of BEF 30,788 million.

     In 1996, crude oil prices reached their highest level in five years. European refining margins improved in 1996 after being depressed since 1993. The combined effects of higher energy prices and improved European refining margins along with improving plant operational performances lifted Upstream and Downstream operating results in 1996. The chemicals industry reached a high point in its market cycle in the first half of 1995 followed by a downturn in the second half of 1995 and 1996. In 1996, the Group's main Chemical products showed a progressive improvement in prices, supported by strong demand. However, the extent of this price movement was not enough to offset an increase in raw material costs.

     The stronger Upstream and Downstream prices and stronger foreign currencies against the Belgian franc contributed to both operating revenue and operating income increases in 1996 compared to 1995 and reduced the effects of weaker industry margins for the United States' Chemicals segment.

     Earnings before taxes and minority interests in 1996 amounted to BEF 34,322 million compared to BEF 25,617 million in 1995, an increase of 34%. The improvement was primarily due to the increase in Group operating income. Interest expenses decreased slightly as a result of interest capitalization on the Ekofisk II redevelopment program. See also "PetroFina Description of Business -- Upstream." Equity in net earnings from non-consolidated subsidiaries also increased in 1996 as a result of the restoration of oil production in Angola. Other items were substantially unchanged between the two years.

UPSTREAM

  OPERATING REVENUE

     Operating revenue in 1996 for the Upstream segment was BEF 65,212 million, reflecting a 34% increase compared to BEF 48,598 million in 1995. Increases in crude oil and natural gas prices in 1996 contributed BEF 5.6 billion and BEF 7.7 billion respectively to this improvement. The appreciation of the dollar against the Belgian franc resulted in BEF 2.9 billion of additional operating revenue. The Group's production and gas trading activities were relatively stable. While total crude oil production declined 3%, natural gas production rose 3%.

     In Europe, Upstream operating revenue improved 21% as a result of advances in crude oil prices and the strengthening of the dollar against the Belgian franc. During 1996, the average price per barrel was US $4.10 higher than in 1995 while the dollar appreciated 5% against the Belgian franc. Production was relatively stable. Crude oil production decreased about 3% while natural gas production grew slightly more than 1%. In Norway, both oil and gas production declined slightly. Natural gas production in the United Kingdom increased because natural declines in the output from older fields were offset by increased production from newer gas fields.

     In North America, Upstream operating revenue increased over 67% as a result of growth in crude oil and natural gas prices and the appreciation of the dollar against the Belgian franc. North American average wellhead crude oil prices increased 24%, or US $3.75 per barrel, while natural gas sales prices rose 62% in 1996 compared to 1995. Total production sales volumes went up 8%, due to increased natural gas production. Gas marketing activities contributed an additional US $0.52 per thousand cubic feet in 1996 compared to US $0.18 per thousand cubic feet in 1995. Gas marketing activity allows the Group to move large quantities of equity and third party natural gas to areas with premium pricing.

  OPERATING INCOME

     Upstream operating income was BEF 24,165 million in 1996 compared to BEF 13,400 million in 1995, an improvement of 80%. This increase was due to increased prices and the strengthening of the dollar and major European currencies against the Belgian franc.

     In Europe, operating income increased 59% as a result of higher operating revenue. Operating expense decreased slightly in 1996 compared to 1995 despite the strengthening of foreign currencies against the Belgian franc. Exploration expense decreased slightly as a result of the Group's emphasis during the year on proven areas and an improvement in the rate of successful wells drilled. Depreciation per barrel decreased from US $3.32 in 1995 to US $3.07 in 1996. This decrease was due to upward revisions in proved reserves for certain producing fields which decreased the units-of-production rate of depreciation. Lifting costs were US $4.29 per barrel oil equivalent in 1996 against US $4.43 in 1995.

     In North America, the improvement in operating income was primarily the direct result of favorable price developments and a stronger dollar. North American lifting costs per barrel of oil equivalent remained relatively stable. Total North American operating expense excluding depreciation increased due to the effect of stronger natural gas prices on quantities purchased from third parties for resell by the Group's gas marketing activity.

     PetroFina participated in 29 gross exploratory wells in 1996 compared to 26 in 1995. Approximately 61% of the wells completed in 1996 either discovered new potential reserves of crude oil or natural gas or upgraded existing discoveries, compared to 46% in 1995. PetroFina's participation interest in net exploratory wells was 29.4% in 1996 compared to 14.9% in 1995.

DOWNSTREAM

  OPERATING REVENUE

     Downstream operating revenue increased 12% in 1996 to BEF 496,361 million compared to BEF 441,688 million in 1995. Higher prices for petroleum products contributed BEF 35.6 billion to the increase in revenue; BEF 11.3 billion related to a rise in duties and excise taxes; and BEF 7.8 billion resulted from the appreciation of the dollar and several principal European currencies against the Belgian franc. Quantities sold in 1996 were consistent with levels achieved in 1995.

     In Europe, operating revenue increased by approximately 18% in 1996, excluding the effect of larger excise taxes and duties. Of this increase, 80% was due to increased petroleum product prices. Operating revenue also increased in 1996 because of higher sales volumes and the appreciation of European currencies against the Belgian franc. Changes in excise taxes and duties do not affect Downstream's operating income.

     In North America, operating revenue increased by about 17% in 1996, excluding the effect of increasing excise taxes and duties. The growth in operating revenue was caused by conditions similar to those experienced in Europe. Petroleum product prices caused about 84% of the increase. Operating revenue, as reported in Belgian francs, also improved as a result of a stronger dollar which was partially offset by lower sales volumes. United States refinery throughput in 1996 decreased by 4%.

  OPERATING INCOME

     The Downstream segment produced operating income of BEF 5,195 million in 1996 compared to BEF 235 million in 1995. This large increase in operating income was due to petroleum product price increases and improved European refinery margins.

     In Europe, the Group's refining throughput increased by 15% in 1996 compared to 1995. In 1996, refinery throughput reached 440,550 barrels per day to establish a record volume for the Group. European industry margins were US $2.27 per barrel in 1996 compared to US $1.80 per barrel in 1995. The margin improvement was the result of favorable price differentials between gas oil and fuel oil. The average price differential for these products increased from US $64 per tonne in 1995 to US $107 per tonne in 1996. Retail margins remained relatively stable in 1996 compared to 1995. Negative effects of retail price wars in the United

Kingdom and Norway were offset by improved performances in other European markets. In 1996, the Group's retail sales increased by 6% while the average sales per site increased by 11%.

     In North America, 1996 was characterized by low industry wide Gulf Coast refinery margins combined with a 4% reduction in the Group's refinery throughput. The throughput reductions resulted from scheduled major turnaround activities at both United States refineries. Aromatics margins, particularly important for the Port Arthur refinery, were at their lowest level in five years and 40% below 1995. Despite negative pricing developments, North American refining operations maintained competitive per barrel costs and yields in 1996. In retail, branded marketing margins decreased less than 1% in 1996 while total volumes grew 1%, and market share in key markets increased.

CHEMICALS

  OPERATING REVENUE

     Operating revenue for the Chemicals segment declined 2% to BEF 78,404 million in 1996 from BEF 79,941 million in 1995. In the first half of 1995, the industry realized the benefits of high prices and profit margins for all monomers and polymers. In the second half of 1995 (particularly in the fourth quarter), the industry faced a substantial product price decrease. In 1996, product prices stabilized, despite increasing demand.

     A decline in overall sales prices resulted in a decrease of BEF 11.2 billion which was substantially offset by an increase in quantities sold of BEF
8.5 billion, and by a BEF 1.4 billion increase from the appreciation of the dollar against the Belgian franc.

     In Europe, operating revenue decreased by 6% as a result of lower product sales prices partially offset by increased sales quantities. Weighted average realized prices for monomers decreased 13% in 1996 compared to 1995. Prices for main polymers decreased by 15% while polymer sales volumes increased. Polypropylene sales volume increased by 17% and polyethylene sales volume by 5% compared to 1995.

     In North America, operating revenue increased by 4%. Price developments during 1996 for polypropylene and polyethylene were similar to those in Europe but the weighted average price realized for styrenics products fell substantially lower by 20%. Total chemical sales volumes were up 25% versus the prior year reflecting the higher production levels resulting from completion of major expansion projects at the North American polypropylene and polystyrene plants. See "PetroFina Description of Business -- Chemicals."

  OPERATING INCOME

     Chemicals operating income was BEF 11,337 million in 1996 compared to BEF 19,014 million in 1995, a decrease of 40%. The decrease reflected lower weighted average sale prices in 1996 compared to 1995. Operating income also decreased due to 1996 increases in raw material costs for crude oil and related products. Negative industry price developments were partially offset by total sales volume increases of 10% in 1996 compared to 1995. The production volume increases were the result of the acquisition of the remaining 50% of Fina Chemicals Feluy plant in Belgium in March 1995, major expansion projects at the North American polypropylene and polystyrene plants and, to a lesser extent, other plant optimization programs. In February 1996, the Group sold its European polystyrene production facilities, resulting in a reduction in annual production capacity of 55,000 tonnes.

     In Europe, operating income in 1996 amounted to BEF 4,184 million compared to BEF 10,438 million in 1995, a 60% decrease. The 1996 decrease in operating income was a reflection of the industry's margin developments as raw material cost increases, especially for monomers, were not reflected in finished goods pricing.

     In North America, operating income in 1996 amounted to BEF 7,153 million compared to BEF 8,576 million in 1995, a reduction of 17%. The reduction in operating income was smaller than in Europe due to the relatively lower importance of monomers as an end sales product. Operating income was also positively affected by additional cost efficiencies from greater economies of scale resulting from larger production capacity. Production efficiencies were partially offset by increases in gas price and raw materials costs.

PAINTS

  OPERATING REVENUE

     Operating revenue for the Paints segment in 1996 amounted to BEF 29,439 million compared to BEF 28,390 million in 1995, an improvement of 4%. During 1996, the paint industry continued a consolidation trend which began in late 1994 resulting in increasing globalization and competition. The industry's growth occurred mainly in Asia. In Europe, the markets for industrial coatings and decorative paints were weaker reflecting the weakness in the construction market in Germany and France, offset slightly by decorative paints sales increases in the Benelux countries. Paint's main sales growth was due to positive market developments influencing both price and quantities sold in the marine and anti-corrosion product sector.

  OPERATING INCOME

     Operating income in 1996 amounted to BEF 1,207 million compared to BEF 854 million in 1995, an increase of 41%. In all of Paint's product sectors, the Group was able to improve profit margins through cost reductions. Paints' operating income in 1996 included commercial development expenditures incurred in France and Germany to enhance the Group's market position in the decorative paint sector and other non-recurring charges of BEF 190 million.

IMPACT OF INFLATION AND CHANGING PRICES

     The Group's operations are not seasonal but are sensitive to crude oil and natural gas pricing, margins between crude oil and refined products, and chemicals margins. These factors are beyond the Group's ability to influence and are the result of global market developments. In the past, crude oil, natural gas and product prices have fluctuated in response to market and political forces. Oil and natural gas prices are also influenced by regional factors such as regional supply, alternative fuel costs, and weather. See also "-- Financial Instruments."

     The general rate of inflation in most major countries where the Group operates has been relatively low in recent years. Associated impacts on operating costs have been countered by cost reductions from productivity improvements. Inflation has not been a factor influencing production and product pricing. Inflation does affect the cost of acquiring replacement property, plants and equipment. The replacement cost of property, plants and equipment is generally greater than the historical cost as a result of inflation. To a certain degree, the effect of inflation on replacement costs is countered by cost reductions due to improved technologies and applied knowledge.

LIQUIDITY AND CAPITAL RESOURCES

  OVERVIEW

     PetroFina defines "Cash Flow," for purposes of its Belgian financial reporting, as consolidated net income adjusted for depreciation and other current year provisions to net income. Because "Cash Flow" as so defined excludes the effect of changing working capital items, it is different from Cash Flow provided by operating activities as reported in the Consolidated Statements of Cash Flows. See "PetroFina Financial Statements -- Consolidated Statements of Cash Flows."

     Cash Flow amounted to BEF 57,142 million, BEF 43,965 million and BEF 39,660 million in 1997, 1996 and 1995, respectively. The increase in Cash Flow of BEF
13.2 billion in particular reflected the increase in net income of BEF 6.1 billion, the appreciation of the dollar and several European currencies of BEF
2.6 billion, the increase of Depreciation, Depletion and Amortization mainly due to the Upstream sector of BEF 3.1 billion and an increase in net deferred tax liabilities of BEF 1.5 billion.

     Cash provided by operating activities was BEF 53,926 million, BEF 36,819 million and BEF 37,848 in 1997, 1996 and 1995, respectively. Cash provided by operating activities in 1996 was reduced in relation to 1995 by the effects of increasing working capital accounts.

     Capital expenditures, which include investment in affiliates and exploration expenses, amounted to BEF 43,660 million, BEF 33,142 million and BEF 29,852 million in 1997, 1996 and 1995, respectively.

     Net cash used in financing activities was BEF 10,999 million, BEF 8,015 million and BEF 9,366 million in 1997, 1996 and 1995, respectively. Dividend payments have progressively increased with net income and amounted to BEF 9,301 million, BEF 8,185 million and BEF 7,441 million in 1997, 1996 and 1995, respectively. Net cash provided by operating activities (BEF 53.9 billion) and the warrant exercise proceeds (BEF 2.1 billion), allowed the financing of capital expenditures of BEF 43.7 billion, the payment of a dividend of BEF 9.3 billion and the net reimbursement of the financial debt of 3.2 billion.

     Consolidated stockholders' equity was BEF 155,915 million, BEF 135,011 million and BEF 123,098 million at the end of 1997, 1996 and 1995, respectively. The Group's ratio of interest-bearing debt to equity was 53% at the end of 1997, compared to 60% at the end of 1996 and 62% at the end of 1995.

CAPITAL AND EXPLORATION EXPENDITURES

     Capital and exploration expenditures in 1997 were BEF 43.7 billion compared to BEF 33.1 billion in 1996 and BEF 29.9 billion in 1995. These expenditures included capitalized interest of BEF 1.6 billion in 1997, compared to BEF 0.9 billion and BEF 0.4 billion in 1996 and 1995, respectively. Of the 1997 capitalized interest amount, BEF 1.4 billion related to Upstream.

     Upstream capital expenditures amounted to BEF 23 billion in 1997 an increase of 28% from BEF 18 billion in 1996. Upstream expenditures in 1995 represented 12.3 billion. European capital and exploration expenditure amounted to BEF 15.3 billion compared to BEF 12.9 billion in 1996 while North American expenditure amounted to BEF 7.8 billion and BEF 5.0 billion in 1997 and 1996, respectively. The largest expenditures related to the Ekofisk II redevelopment activities, while BEF 3.6 billion and BEF 5.7 billion were spent for various field development activities in the UK and North America, respectively. The remainder was principally incurred in exploration activities. Of the total exploration expenditure of BEF 4.6 billion in 1997, BEF 2.9 billion was expensed.

     Downstream capital expenditures in 1997 totaled BEF 10.1 billion compared to BEF 9.0 billion in 1996 and BEF 7.8 billion in 1995. An amount of BEF 5.0 billion reflected an increase in expenditures devoted to the extension and enhancement of the Group's marketing network in Europe.

     Chemicals capital expenditures were BEF 9.0 billion in 1997 compared to BEF
3.7 billion in 1996 and BEF 8.0 billion in 1995. Polymer production expansion programs, particularly in North America, totaled BEF 4.5 billion in 1997.

     The 1998 capital expenditure budget is currently estimated to be BEF 46.6 billion which is allocated as follows: BEF 19 billion for Upstream, BEF 12 billion for Downstream, BEF 13.5 billion for Chemicals and BEF 2.1 billion for Paints and other activities.

YEAR 2000

     During 1996, the Group developed a plan to deal with the Year 2000 issue and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed during 1999. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Year 2000 costs are being funded through operating cash flow and are not expected to be material in relation to the Group operating results. The Group is expensing all costs associated with these systems modifications as the costs are incurred.

OUTLOOK

ENVIRONMENTAL COSTS

     PetroFina is engaged in industrial operations that are subject to environmental risks. In this context, the Group is subject to changing environmental laws and regulations which may in the future require the Group to meet more stringent emissions standards or take remediation actions for contaminated sites.

     The Group has accrued BEF 9.6 billion as of December 31, 1997 related to the estimated costs of site restorations and remediation activities. Accruals are established when the Group determines that events have occurred which require remediation under existing laws and regulations related to plants or other facilities, currently owned or previously disposed. Due to inherent uncertainties of the estimation process and the background of changing laws and regulations, it is reasonably possible that provisions will be subject to revision. In addition, new conditions related to PetroFina's operations that would require future expenditures could be discovered. The amount of such future costs is not determinable due to the unknown existence and extent of corrective actions that may be necessary.

     The Group's recent major capital expenditure programs in its Downstream and Chemicals segments over the past five years have been carried out with due consideration to the requirements of existing and expected legal and regulatory environmental developments regarding air and water emissions as well as compliance with the EU's Stage I vapor recovery requirements at major depots, loading facilities and service stations.

     The EU's Stage II vapor recovery requirements, currently under discussion, would place stringent obligations at all petrol service stations within the EU. In certain countries, where the majority of the Group's European retail operations are located, legislation has already been passed requiring compliance of all newly built and certain categories of existing stations.

     The Group's new service station building programs and station rebuilding programs have been designed to enable the station to comply with future Stage II requirements with minimal additional costs or to provide current compliance where necessary.

     At certain older stations, the cost of Stage II compliance is not considered justifiable. Current and future legislation will result in closure of a number of stations for the Group and for most of its competitors. The Group has assessed the implication of current legislation and the potential impact of enactment in those countries not yet affected. The Group believes that any effect would not be material to the Group's competitive market position, nor materially affect the Group's consolidated financial position, results of operations or cash flows.

FINANCIAL INSTRUMENTS

  INTEREST RATE SENSITIVITY

     The tables below provide information about PetroFina's financial instruments that are sensitive to interest rate changes. These include long-term debt and interest rate swaps. For long-term debt, the table presents principal cash flows and the average interest rates related to these cash flows per expected maturity date, after currency swap effects. For interest rate swaps, the table presents for the five coming years and thereafter the nominal contract amounts by expected maturity date and the weighted average of the interest rates related to these amounts. Nominal amounts are used to calculate the contractual payments to be exchanged under the contracts. Weighted average variable rates are based on implied forward rates of the yield curve on December 31, 1997. The information is presented in BEF equivalent, which is PetroFina's reporting currency. Cash Flows are denominated in various currencies, as indicated in parentheses.

                  EXPECTED MATURITY DATE ON DECEMBER 31, 1997

                                                                                              TOTAL
                                                                                             NOMINAL    FAIR
                                      1998    1999     2000    2001     2002    THEREAFTER    VALUE    VALUE
                                      -----   -----   ------   -----   ------   ----------   -------   ------
                                                           (BEF EQUIVALENT IN MILLIONS)

Long Term Debt
  -- Fixed Rate (US$)...............  2,565   2,188    2,048   5,709    1,086      3,846     17,442    18,356
Average Interest Rate...............   7.14%   6.97%    7.02%   6.97%    7.35%      7.82%
  -- Fixed Rate (BEF)...............     18      17    9,699                           4      9,738    10,534
Average Interest Rate...............   8.39%   8.84%    8.84%
  -- Fixed Rate (Other).............     40     143      285      30       13        235        746       759
Average Interest Rate...............   8.01%  10.09%    7.31%  10.28%    9.73%      0.73%
  -- Variable Rate (US$)............  1,846                            13,131     13,499     28,476    28,476
Average Interest Rate...............   5.74%                              5.8%      5.83%
  -- Variable Rate (NOK)............            368      368     368      368      2,211      3,683     3,683
Average Interest Rate...............           3.83%    3.83%   3.83%    3.83%      3.83%
  -- Variable Rate (NLG)............             86       86      86       86      3,707      4,051     4,051
Average Interest Rate...............           3.58%    3.58%   3.58%    3.58%      3.81%
  -- Variable Rate (Other)..........     59      59       59      59       59        151        446       457
Average Interest Rate...............   4.69%   4.69%    4.69%   4.69%    4.69%      4.69%
                                      -----   -----   ------   -----   ------     ------     ------    ------
  -- Total Long Term Debt (including
     current portion of long term
     debt)..........................  4,528   2,861   12,545   6,252   14,743     23,653     64,582    66,316
                                      =====   =====   ======   =====   ======     ======     ======    ======

     The above table presents long term debt after the effects of PetroFina's currency swaps which convert 284 million equivalent of BEF of Spanish peseta ("ESP")-denominated debt into dollar-denominated debt and 3,683 million equivalent BEF of US $ denominated debt into Norwegian krone ("NOK")-denominated debt. The "Other" category includes debt denominated in various other European currencies which currently exhibit a high degree of correlation.

                  EXPECTED MATURITY DATE ON DECEMBER 31, 1997

                                                                                               TOTAL
                                                                                              NOMINAL   FAIR
                                          1998    1999    2000   2001    2002    THEREAFTER    VALUE    VALUE
                                          -----   -----   ----   -----   -----   ----------   -------   -----
                                                             (BEF EQUIVALENT IN MILLIONS)

Interest Rate Swaps
  -- Variable to Fixed (US$)............  1,846   1,846          1,846   3,323     15,061     23,922    (918)
  -- Average Pay Rate...................   7.09%   7.64%          6.36%   7.68%      6.94%
  -- Average Receive Rate...............   5.87%   6.01%          6.05%   6.13%      6.16%
Fixed to Variable (US$).................    137      72   114    5,324   1,484      1,361      8,492     165
  -- Average Pay Rate...................   5.91%   5.95%  6.06%   6.11%   6.12%      6.12%
  -- Average Receive Rate...............   5.76%   5.76%  5.76%   6.81%   6.27%      6.71%
                                          -----   -----   ----   -----   -----     ------     ------    ----
  Total Interest Rate Swaps.............  1,983   1,918   114    7,170   4,807     16,422     32,414    (753)
                                          =====   =====   ====   =====   =====     ======     ======    ====

     PetroFina tries to use the most cost-effective means to fund the Group's operating and capital needs. Fixed or variable debt will be borrowed in various currencies. To manage risk arising from fluctuations in interest rates and currency exchange rates, and therefore maintain the efficient debt mix, PetroFina utilizes currency and interest rate swaps.

     After currency and interest rate swaps, approximately 60% of PetroFina's long-term debt is fixed rate debt. The main currencies of denomination of this fixed long-term debt are Belgian francs and United States dollars. Approximately 70% of the fixed long-term debt is denominated in dollars, 69% of the long-term debt is dollar debt and 66% of the variable rate debt is also denominated in dollars.

     Due to the current currency mix of the PetroFina debt, the Group is exposed to changes in short term U.S. interest rates. However, it is widely believed that this does not pose a significant risk as a substantial portion of the Group's cash flows are generated by U.S. subsidiaries or by dollar-related activities, which are positively correlated to the changes in short-term U.S. interest rates.

EXCHANGE RATE SENSITIVITY

     The table below provides information about PetroFina's financial instruments by functional currency and presents such information in Belgian franc equivalent. The table summarizes information on instruments that are sensitive to foreign currency exchange rates, including foreign currency denominated debt and currency swap agreements. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For currency swap agreements, the table presents the nominal amounts and weighted average exchange rates by expected (contractual) maturity dates. These nominal amounts generally are used to calculate the contractual payments to be exchanged under the contract.

                             EXPECTED MATURITY DATE

                                                                                               TOTAL
                                                                                              NOMINAL   FAIR
                                            1998   1999   2000   2001    2002    THEREAFTER    VALUE    VALUE
                                            ----   ----   ----   ----   ------   ----------   -------   -----
                                                              (BEF EQUIVALENT IN MILLIONS)

On-balance Sheet
  GBP (L) Functional Fixed Rate (ESP).....  63..    63     63     63        32                   284      313
    Average Interest Rate.................  8.2%   8.2%   8.2%   8.2%      8.2%
  Fixed Rate (US$)........................  122    122    122    122       122      2,090      2,700    3,188
    Average Interest Rate.................  9.1%   9.1%   9.1%   9.1%      9.1%       9.1%
Derivative Financial Instruments:
  GBP (L) Functional Currency
  Currency Swap (Receive ESP/Pay US$)
    Contract Amount.......................                                 458                   458    (123)
    Average Exchange Rate.................                              0.0088

     The Group will normally enter into currency swaps to manage its exposure to adverse movements in exchange rates on its foreign-denominated debt.

     Neither the currency swaps nor the related foreign currency denominated debt instruments have been included in the above tables when such swaps effectively eliminate the foreign currency exposure in the cash flows of the related foreign currency denominated debt instrument. As a result the total nominal value and fair value of the above currency swaps will vary slightly from the derivative instruments disclosures in the audited financial statements.

     PetroFina also enters into foreign exchange forward contracts to manage its exposure to fluctuations in foreign currency denominated receivables and payables. Most of these contracts mature within three months. The Company is obligated in its foreign exchange forward contracts outstanding at December 31, 1997 to purchase Belgian francs and dollars while selling other European currencies, principally the German mark, French franc, Norwegian krone, and British pound.

     Management believes that these financial instruments do not subject PetroFina to material risk due to foreign exchange movements because gains or losses on these contracts will offset gains or losses on the assets, liabilities and transactions being hedged. See Note 14 to "PetroFina Financial Statements."

COMMODITY PRICE SENSITIVITY

     PetroFina also enters into crude oil and refined products futures and forward contracts to minimize short term price risks related to the supply and sale of these products, respectively. Natural gas futures are also used to hedge Upstream's United States equity production. At December 31, 1997, the fair value of these commodity derivative instruments was BEF 12 million.

     The value of these contracts is sensitive to changes in commodity prices. If the price of the underlying commodities changes, it would have the opposite effect on the fair value of the Group's commodity derivative instruments. Based on an undiscounted cash flow approach, decreasing the forward rates of these commodities by 10% would increase the fair value of these instruments by BEF 11 million, while increasing the forward rates by 10% would decrease the fair value of these instruments by BEF 9 million. Given that there is no economic basis for predicting for the magnitude of the change that will occur, the Company has assumed a 10% positive and negative change.

     The level of derivative commodity instruments is immaterial to the Group's actual level of transactions. Therefore the changes in fair values noted above would not have a material effect on the Group's results of operations or financial position.

                    EXCHANGE CONTROLS AND OTHER LIMITATIONS
                      AFFECTING PETROFINA SECURITY HOLDERS

EXCHANGE CONTROLS

     Belgian exchange control regulations impose no limitations on the amount of cash payments that may be remitted by Parent to residents of the United States. However, when there is a transfer of funds by Parent an obligation to notify the Institut belgo/luxembourgeois du change/Belgisch-Luxemburgs Wisselinstituut arises. If the transfer of funds is handled by Belgian financial institutions, that institution will give the required notification. In addition, Parent has arranged with a number of European and U.S. financial institutions, including the Depositary, to handle such payments or transfers of funds and make the required notification.

OWNERSHIP OF PETROFINA SHARES BY NON-BELGIAN PERSONS

     Under Belgian law, if an individual or a company intends to acquire the joint or exclusive control of Parent through one or more transactions relating to the PetroFina Shares, the acquiror must notify the CBF of the contemplated transaction at least five days before its completion. If the price of the contemplated transfer includes a control premium, the acquiror must offer to all other shareholders of Parent to be acquired the opportunity to sell their PetroFina Shares at the highest price offered by the acquiror for PetroFina Shares during the 12 months preceding the acquisition of control of Parent. The acquiror must give the other shareholders this opportunity within 30 days after its acquisition of control either (i) in the form of a public takeover bid or
(ii) pursuant to an undertaking to support the stock price of the acquired company on the relevant stock exchange.

     Public takeover bids must be made for all the outstanding voting securities of Parent. Prior to making a bid, a bidder must issue a prospectus which is approved by the CBF. Any bid made by or on behalf of either a non-EU national or non-EU company is required to be approved by the Belgian Minister of Finance. In case of a public takeover bid, the European Commission must approve the transaction, if (i) the combined worldwide revenues of both the bidder and Parent to be acquired exceed ECU 2,500 million, (ii) the combined revenues of the bidder and Parent to be acquired in at least three EU member states exceed ECU 100 million, (iii) the revenues of each of the bidder and Parent to be acquired from each of such three EU member states exceed ECU 25 million and (iv) the total community-wide turnover of the bidder and Parent to be acquired individually exceed ECU 100 million.

     Public takeover bids are subject to the supervision of the CBF. If the CBF determines that a takeover bid is contrary to the interests of the stockholders of Parent, it may suspend the takeover bid for a maximum of 72 hours and request the President of the Commercial Court in the district of Parent's registered office (Brussels) to prohibit the bid and suspend the exercise of the rights attached to any PetroFina Shares that were acquired in connection therewith.

     Under Belgian law, a company must notify the Minister for Economic Affairs, the Minister of Finances, as well as the relevant Secretary of State for regional Economy prior to any transaction which will transfer more than one-third of the capital of a company that is located in Belgium and has equity ("fonds propres/eigen vermogen") in excess of BEF 100 million.

              MARKET PRICES AND DIVIDENDS FOR PETROFINA SECURITIES

MARKET FOR PETROFINA SHARES

     The principal trading market for the PetroFina Shares is the BSE in Belgium where the PetroFina Shares are listed continuously on the Forward Market. In 1997, the PetroFina Shares were the most actively traded equity security on the BSE. At December 31, 1997, PetroFina had the third largest market capitalization of any Belgian company listed on the BSE, which made the Parent Shares an important component of the Bel 20 Index, which is a broad-based index of 20 of Belgium's significant, publicly traded companies.

     The table below sets forth, for the periods indicated, the reported high and low closing prices in Belgian francs for the PetroFina Shares on the BSE:

                                 PRICE PER
                              PETROFINA SHARE
                                   (BEF)
                              ---------------
                               HIGH     LOW
                               ----     ---
1995
  First Quarter.............   9,510    7,990
  Second Quarter............   9,440    8,200
  Third Quarter.............   9,240    8,560
  Fourth Quarter............   9,140    8,650
1996
  First Quarter.............   9,480    8,220
  Second Quarter............   9,990    8,560
  Third Quarter.............  10,250    9,230
  Fourth Quarter............  10,750    9,320
1997
  First Quarter.............  12,800   10,050
  Second Quarter............  14,000   11,575
  Third Quarter.............  15,600   13,150
  Fourth Quarter............  15,100   12,500
1998
  First Quarter.............  14,375   12,525

     Official trading on the BSE is carried out using a fully-computerized order matching system, the NTS (New Trading System). Securities are listed either on the Forward Market which contains the largest and most liquid domestic and foreign securities, or on the Spot Market, which contains small and midcap companies. On the Forward Market, depending on the liquidity of the security in question, listing takes place continuously from 10:00 am to 4:30 pm, Brussels time, or semi-continuously with a double quotation at 10:15 am and 4:15 pm, Brussels time. The PetroFina Shares are listed continuously on the Forward Market. Settlements of securities listed on the Forward Market, based on a "Cash on Delivery" system, take place at the end of a two-week period, the "quinzaine," according to a fixed timetable.

     The BSE is governed by a two-tier supervisory system: the Management Committee of the BSE and the CBF. The Management Committee of the BSE, appointed by members of the BSE, acts as an autonomous market authority, responsible for the organization and the operation of the stock market. The CBF oversees the activities of the BSE authorities and acts as a second-tier supervisory body with respect to the market.

     Transactions can be effected only by members of the BSE. Members include credit or financial institutions, brokerage firms and members of other EU stock exchanges.

     The PetroFina Shares are also listed on the stock exchanges of Amsterdam, Frankfurt, London and Paris and on the Swiss Stock Exchange and are quoted on SEAQ International.

TRADING IN THE UNITED STATES

     Citibank serves as depositary with respect to the PetroFina ADSs which have traded on the NYSE since September 3, 1997 and in the OTC market in the United States since 1990. Each PetroFina ADS represents one-tenth (0.1) of one
PetroFina Share. As of        , 1998 there were        PetroFina ADSs
outstanding (representing        % of the outstanding PetroFina Shares), held by
       registered PetroFina ADS holders. All such PetroFina ADSs were held by
U.S. residents. In addition,        registered PetroFina Shares (representing
       % of the outstanding PetroFina Shares) are held by U.S. residents.

     The table below sets forth, for the period indicated, the reported high and low prices in dollars for the PetroFina ADSs. The fourth quarter of 1997 represents the first full quarter of trading on the NYSE.

                            PRICE PER ADS
                                (US$)
                          ------------------
                           HIGH        LOW
                           ----        ---
1995
  First Quarter.........     N/A(1)      N/A(1)
  Second Quarter........  31.000      31.000
  Third Quarter ........  32.000      30.875
  Fourth Quarter........  31.750      30.250
1996
  First Quarter.........  31.000      26.500
  Second Quarter........  31.000      27.750
  Third Quarter.........  32.750      30.000
  Fourth Quarter........  31.800      30.500
1997
  First Quarter.........  35.500      31.250
  Second Quarter........  36.625      33.250
  Third Quarter.........  39.375(1)   36.500(1)
                          39.500(2)   36.313(2)
  Fourth Quarter........  42.000      35.750
1998
  First Quarter.........  38,000      33.375

---------------
(1) Reflects trading prior to the NYSE listing on September 3, 1997.

(2) Reflects trading on the NYSE from September 3, 1997 through September 30, 1997.

     Concurrently with the filing of the Registration Statement, Parent is filing a listing application to list the PetroFina Warrants on the NYSE. Approval for listing of the PetroFina Warrants on the NYSE or NASDAQ is a condition to closing the Merger.

DIVIDENDS

     PetroFina has paid dividends on the PetroFina Shares in each year for at least the past 50 years. Future dividends will depend on the Company's earnings, financial condition and other factors. The payment and amount of dividends are subject to the recommendation of the Board of Directors and declaration by Parent's shareholders at the annual ordinary general shareholders' meeting. Parent's Articles of Association provide that the Board of Directors may pay an interim dividend as an advance against the annual dividend.

     Dividends paid to holders of PetroFina ADSs will be subject to a charge by the Depositary for any expenses incurred by the Depositary in the conversion of Belgian francs to dollars. For a summary of certain

United States federal and Belgian tax consequences to holders of Shares and PetroFina ADSs, see "Certain Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs."

     The table below sets forth for the years indicated, the amount of dividends paid per PetroFina Share. See also "Description of PetroFina Securities -- The PetroFina Shares -- Summary of Certain Provisions of the Articles and Other Matters -- Dividends".

                           DIVIDEND    DIVIDEND
                           PER SHARE   PER SHARE
                           ---------   ---------
                             (BEF)     (US $)(1)
1993.....................     280         8.33
1994.....................     280         8.22
1995.....................     320        10.83
1996.....................     352        11.07
1997.....................     400        11.44

---------------
(1) Based on the Noon Buying Rate on the first day dividends are available for payment. See "Exchange Rates." The amount paid to holders of PetroFina ADSs is calculated by Citibank, N.A. as Depositary. See "Summary -- Market Prices and Dividends".

             PETROFINA MANAGEMENT AND OWNERSHIP OF PETROFINA SHARES

     Set forth below for each director and executive officer of Parent as of March 10, 1998, are: his name, position with Parent, the date as of which he initially commenced serving as a director or executive officer, the date his current term as a director expires, his citizenship and present principal occupation or employment, and material occupations, positions, offices or employments and business addresses thereof for the past five years. Unless otherwise indicated, the current business address of each person listed is PetroFina S.A., 52 rue de l'Industrie B-1040 Brussels, Belgium. All directors and officers listed below are citizens of Belgium, except for Messrs. Vieira and Rebelo (Portugal); Messrs. Calvet, Dejouany, Mestrallet and de Naurois (France); Messrs. Desmarais and Mulroney (Canada); Mr. Webb (Great Britain) and Mr. Brenckle (United States). Mr. de Rudder and Mr. Samyn are citizens of both Belgium and France, and Mr. Beffa is a citizen of both France and Switzerland.

BOARD OF DIRECTORS

     Parent's current directors, and certain biographical information concerning such individuals are set forth below.

                                                                                  DIRECTOR    TERM
                   NAME                                   POSITION                 SINCE     EXPIRES
                   ----                                   --------                --------   -------
Albert Frere...............................  Chairman                               1986      1998
Francois Cornelis..........................  Vice Chairman, Chief Executive         1986      1998
                                             Officer & Managing Director
Etienne Davignon...........................  Vice Chairman                          1990      2002
Axel de Broqueville........................  Executive Director, Chemicals          1989      2001
Michel-Marc Delcommune.....................  Executive Director, Corporate          1992      1998
                                             Finance
Henrique Bandeira Vieira...................  Executive Director, Marketing          1990      2002
Jean-Louis Beffa...........................  Director                               1988      2000
Yves Boel..................................  Director                               1986      1998
Jacques Calvet.............................  Director                               1990      1998
Guy Dejouany...............................  Director                               1990      2002
Paul Desmarais, Sr. .......................  Director                               1988      2000
Paul Desmarais, Jr. .......................  Director                               1992      1998
Paul Janssen...............................  Director                               1987      1999
Jean-Pierre de Launoit.....................  Director                               1987      1999
Gerard Mestrallet..........................  Director                               1994      2000
Brian Mulroney.............................  Director                               1994      2000
Thierry de Rudder..........................  Director                               1990      2003
Gilles Samyn...............................  Director                               1990      2002
Luc Wauters................................  Director                               1984      2002

     Mr. Desmarais, Sr. and Mr. Desmarais, Jr. are father and son. Mr. Vieira and Mr. Delcommune are brothers-in-law.

     Baron Albert Frere is Chairman and Managing Director of Groupe Bruxelles Lambert S.A. He is also Chairman of the Boards of Directors of Electrafina S.A., Erbe S.A., Fibelpar S.A. and Frere-Bourgeois S.A.; Vice President of COBEPA S.A. and Royale Belge S.A.; Vice-Chairman and Managing Director of Pargesa Holding S.A.; and a member of the International Committee of Compagnie Financiere de Paribas S.A. He is also a director of Compagnie Nationale a Portefeuille S.A., Parfinance, LVMH, Havas and TF1. He is a member of the Supervisory Board of Suez Lyonnaise des Eaux S.A. and an honorary member of the Council of Regents of the Banque Nationale de Belgique. He was elected a director of Parent in 1986 and Chairman in 1990. His current business address is Groupe Bruxelles Lambert, Avenue Marnix 24, 1000 Brussels, Belgium.

     Mr. Francois Cornelis was elected a director in 1986, Managing Director and Chief Executive Officer of Parent in 1990 and Vice-Chairman in 1991. He graduated from the University of Louvain with a degree in mechanical engineering in 1973 and joined PetroFina in the same year. He has held a number of positions in various areas within the Group, including in the United Kingdom, the United States and Belgium. In March 1984 he became Assistant General Manager attached to the Chairman. In 1985, he was elected a director of Fina, Inc. He serves as Chairman to several Parent subsidiaries, including APHC and PDI. He is a member of the European Advisory Board of the NYSE and a member of the European Round Table of Industrialists. He has been Chairman of Europia since 1995.

     Viscount Etienne Davignon is the Executive Chairman of Societe Generale de Belgique S.A. He is a director of various companies, including BASF A.G., Generale de Banque, Sofina S.A., Solvay S.A., Suez Lyonnais des Eaux and Tractabel S.A. He has been active in public affairs, in particular in the Belgian Ministry of Foreign Affairs, as the first president of the International Energy Agency and as vice-president of the European Commission. He was elected a director and Vice-Chairman of Parent in 1990. His current business address is Societe Generale de Belgique, Rue Royale 30, 1000 Brussels, Belgium.

     Mr. Axel de Broqueville graduated from the University of Louvain with a degree in electronic engineering in 1966 and also holds an M.S. in Aeronautics from Imperial College, London. He joined PetroFina in 1970 and held a number of positions in Belgium and the United States before returning to PetroFina's headquarters in Brussels. In 1986 he became Senior Vice-President, Chemicals and was elected an Executive Director of Parent in 1989. He was elected a director of Fina, Inc. in 1990.

     Mr. Michel-Marc Delcommune graduated from the University of Liege with a degree in chemical engineering in 1971 and holds an M.B.A. from Cornell University. He is a member of the International Advisory Board of Cornell University and Chairman of the Financial Executives Council of the Conference Board of Europe. He joined PetroFina in 1972. His occupations were mainly in Data Processing and in Exploration and Production Departments in Belgium and abroad. In 1986, he was appointed Vice-President of Corporate Finance and Insurance and Senior Vice-President in 1990. In 1992, he was elected Executive Director of Parent. He has been a director of Fina, Inc. since 1995.

     Mr. Henrique Bandeira Vieira graduated as a mining engineer from the University of Lisbon in 1958, and holds an M.S. in Petroleum Engineering from Stanford University and an M.B.A. from Boston University. He joined PetroFina in 1959 and has held several positions in the United States, Angola, Belgium and the U.K. In 1985 he became Senior Vice President, Exploration and Production and he was elected an Executive Director of Parent in 1990. In 1997 he was appointed Executive Director, Marketing.

     Mr. Jean-Louis Beffa is the Chairman and Chief Executive Officer of Compagnie de Saint-Gobain and Vice-Chairman of Compagnie Generale des Eaux S.A. He is also a member of the Boards of Directors of Banque Nationale de Paris and of the Supervisory Board of AXA-UAP. He was elected a director of Parent in 1988. His current business address is Compagnie de Saint-Gobain, "Les Miroirs", 18 avenue d'Alsace, 92400 Courbevoie, France.

     Mr. Yves Boel is the Chairman of the Board of Directors and Chairman of the Executive Committee of Sofina S.A. and Solvay S.A. He is also Vice-Chairman of Tractebel S.A. and a director of GIB. He was elected a director of Parent in 1986. He served as Chairman of SIDRO from 1968 until 1996. His current business address is Sofina S.A., Rue de Naples 38, 1050 Brussels, Belgium.

     Mr. Jacques Calvet is a director of Compagnie Generale des Eaux S.A., Societe Generale S.A. (France), Automobiles Peugeot and Automobiles Citroen. He is a member of the Supervisory Board of AXA-UAP and a consulting advisor to the Banque de France. He has been active in public affairs, in particular at the French Ministry of Economy and Finance, and has been the President of the Board of Management of Peugeot S.A. He was elected a director of Parent in 1990. His current business address is 7 rue de Tilsitt, 75017 Paris, France.

     Mr. Guy Dejouany is Honorary President of Compagnie Generale des Eaux and of Compagnie des Eaux et de l'Ozone. He is a member of the Board of Directors of Compagnie Generale des Eaux, Compagnie de Saint Gobain, AlcatelAlsthom, Canal+, Havas, Electrafina S.A. and Societe Generale S.A. He is also a member of the Supervisory Board of AXA-UAP. He was elected a director of Parent in 1990. His current business address is Compagnie Generale des Eaux, 52 fue d'Anjou, 75008 Paris, France.

     Mr. Paul Desmarais, Sr. is the Chairman of the Executive Committee and a Director of Power Corporation of Canada. Mr. Desmarais also serves as Chairman of the International Advisory Council to Power Corporation of Canada. He is Chairman of the Board and Managing Director of Pargesa Holding S.A. (Switzerland), a director and member of the Executive Committee of Groupe Bruxelles Lambert S.A., a director of Parfinance and director of a large number of other companies. He is also a member of the International Advisory Committee of Chase Manhattan Bank, N.A., Barrick Gold Corporation, China

International Trust and Investment Corporation (CITIC) and of the Supervisory Board of AXA-UAP and of Compagnie Financiere de Paribas. He was elected a director of Parent in 1988. His current business address is Power Corporation of Canada, 751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3.

     Mr. Paul Desmarais, Jr. is the Chairman of the Board and Co-Chief Executive Officer of Power Corporation of Canada. He is also Chairman of the Board of Power Financial Corporation, Chairman and Chief Executive Officer of Parfinance (France) and a director of a large number of other companies, including Pargesa Holding S.A., Groupe Bruxelles Lambert S.A., Tractabel S.A. and Royale Belge S.A. He is a member of the Board of INSEAD. He was elected a director of Parent in 1992. His current business address is Power Corporation of Canada, 751 Victoria Square, Montreal (Quebec), Canada H2Y 2J3.

     Baron Paul Janssen is the Chairman of Janssen Research Foundation Worldwide. He is the author of a number of scientific publications and the owner of a large number of patents. He was elected a director of Parent in 1987. His current business address is CMD, Antwerpsesteenweg 37, 2350 Vosselaar, Belgium.

     Count Jean-Pierre de Launoit is Chairman of Royale Belge S.A., Audiofina, RTL-TVi and Euro-Clinvest. He is a director of GIB Group and of Groupe Bruxelles Lambert France. He was elected a director of Parent in 1987. His current business address is Royale Belge, Boulevard du Souverain 25, 1170 Brussels, Belgium.

     Mr. Gerard Mestrallet is the Chairman of the Managing Board of Suez Lyonnaise des Eaux. He is also Vice-Chairman of the Board and chairman of the Executive Committee of Societe Generale de Belgique and Chairman of the Board of Tractebel. He is also a director of Compagnie de Saint-Gobain, and a member of the Supervisory Board of AXA-UAP. He was elected a director of Parent in 1994. His current business address is Suez Lyonnaise des Eaux, 1 rue d'Astorg, 75008 Paris, France.

     The Right Honorable Brian Mulroney was the Prime Minister of Canada from 1984 until 1993. In 1993, Mr. Mulroney became a Senior Partner in Ogilvy Renault. He is Chairman of the International Advisory Board of Barrick Gold Corporation and a director of other large companies. He was elected a director of Parent in 1994. His current business address is Olgivy Renault Lawyers, 1981 McGill College Avenue, suite 1100, H3A 3C1 Montreal (Quebec), Canada.

     Mr. Thierry de Rudder is Managing Director of Groupe Bruxelles Lambert S.A. and Electrafina. He is also a member of the Board of Directors of Audiofina, Bernheim-Comofi, Compagnie Nationale a Portefeuille S.A., Monument Oil and Gas p1c., Royale Belge, Tractebel and Societe Generale de Belgique S.A. He was elected a director of Parent in 1990. His current business address is Groupe Bruxelles Lambert, Avenue Marnix 24, 1000 Brussels, Belgium.

     Mr. Gilles Samyn is Managing Director of Frere-Bourgeois, Compagnie Nationale a Portefeuille S.A., Erbe S.A. and Fibelpar S.A. He is a member of the Executive Committee of Pargesa and Groupe Bruxelles Lambert, and a Director of other companies including IMETAL and CLT-UFA. He is the Chairman of the Board of various companies including Transcor. He was elected a director of Parent in 1990. His current business address is Compagnie Nationale a Portefeuille, Rue de la Blanche Borne 12, 6280 Loverval, Belgium.

     Baron Luc Wauters is Honorary Chairman of Kredietbank N.V. and of Almanij N.V. He is founding Chairman of Almanij-Kredietbank Group. He is also a director of Bayer Antwerp. He was elected a director of Parent in 1984. His current business address is Almanij N.V., Snydershuis, Keizerstraat 8, 1000 Antwerp, Belgium.

     In accordance with Belgian law governing a societe anonyme/naamloze vennootschap, Parent's affairs are managed by its Board of Directors (the "Parent Board"). Responsibility for management of Parent's daily affairs has been conferred by the Board to its Vice-Chairman & Chief Executive Officer, its Executive Directors, General Managers and Secretary General, acting and making decisions in pairs.

     Under Parent's Articles, the Board consists of not less than 7, nor more than 20, members. Parent's Board is presently composed of 19 members. Shareholders of Parent entitled to vote at ordinary general shareholders' meetings elect the directors.

     In May 1990, the Board of Directors adopted a resolution regarding the composition of the Board. Pursuant to the resolution, of the then twenty directors, six were to be officers of Parent, four were to be independent persons, six were to be proposed by Groupe Bruxelles Lambert S.A. ("GBL"), three were to be proposed by Societe Generale de Belgique S.A. ("SGB"), and one was to be proposed by Compagnie Nationale Portefeuille S.A. ("CNP") (which is presently affiliated with GBL). Of the nineteen directors currently on the Board, six are associated with GBL (Messrs. Frere, Dejouany, de Launoit, de Rudder, Desmarais, Sr., and Desmarais, Jr.), three are associated with SGB (Messrs. Davignon, Boel and Mestrallet), one is associated with CNP (Mr. Samyn), four are executive officers of Parent (Messrs. Cornelis, de Broqueville, Delcommune and Vieira), and five are regarded by GBL and SGB as not associated with GBL, SGB or CNP (Messrs. Beffa, Calvet, Janssen, Mulroney and Wauters). See also "-- Principal PetroFina Stockholders and Stock Ownership of PetroFina Management."

     Parent's Articles currently provide that each director elected by the shareholders may serve for a term not to exceed six years. Directors need not be Belgian nationals, and there is no limitation on the number of terms that a director may serve. Under Belgian law, the Parent Board has full executive authority to manage the affairs of Parent in Parent's interest. Pursuant to Parent's Articles, the Parent Board has the power to perform all acts necessary or useful to achieve the corporate purpose, except for those reserved by law to the general shareholders' meeting. In addition to reviewing and monitoring Parent's business, the powers generally held by the Parent Board include the oversight of Parent's year-end and semi-annual accounts, the presentation of the year-end accounts to the shareholders and the convening of general shareholders' meetings. Under Belgian law, directors may be liable for damages to Parent in case of improper performance of their duties. They may be liable for damages to Parent and to third parties for infringement of the Articles or the Belgian company law or tortious conduct. Under certain circumstances, directors may also be criminally liable.

     There are three committees of the Parent Board: (1) the Compensation Committee, which recommends director compensation; (2) the Finance and Audit Committee, which oversees PetroFina's accounting standards, election of auditors and financial reporting; and (3) the Core Committee, which serves in an advisory capacity to the Group's management on important corporate matters. No executive officers of Parent serve on the Compensation Committee.

EXECUTIVE OFFICERS

     Parent's current executive officers and certain biographical information concerning such individuals are set forth below.

                                                                                         EXECUTIVE
                 NAME                                     POSITION                     OFFICER SINCE
                 ----                                     --------                     -------------
Francois Cornelis.....................  Chief Executive Officer and Managing Director      1984
Axel de Broqueville...................  Executive Director, Chemicals                      1985
Michel-Marc Delcommune................  Executive Director, Corporate Finance              1990
Henrique Bandeira Vieira..............  Executive Director, Marketing                      1985
William Bracke........................  General Manager, Research                          1990
Wayne Brenckle........................  General Manager, Manufacturing and Logistics       1990
Jean Castelein........................  General Manager, Health, Safety, Environment       1995
                                        & Quality
Jacques de Naurois....................  General Manager, Supply                            1984
Henry Olin............................  General Manager, Data Processing and               1995
                                        Telecommunications
Jose G. Rebelo........................  General Manager, Exploration -- Production         1992
Francois Vincke.......................  Secretary General, Legal                           1988
Malcolm Webb..........................  General Manager, Human Resources                   1995

     Mr. William J.I. Bracke, General Manager, Research. Mr. Bracke graduated in 1963 from the University of Louvain with a degree in chemistry and holds a Sciences Doctorate. He joined PetroFina in 1969, as Project Manager in the Organic Chemistry Department of Labofina. In 1978, he was appointed Manager of the Polymers Department. In 1980, he became General Manager, then Executive Director before being elected Managing Director of Labofina in 1984. In 1990 he was appointed Chairman of Fina Research. In 1990, he also became General Manager, Research of PetroFina.

     Mr. Wayne Brenckle, General Manager, Manufacturing and Logistics. Mr. Brenckle graduated from the University of Pittsburgh with a degree in chemical engineering in 1964. He has a Masters degree in chemical engineering from the Newark Institute of Technology. After having held various positions in refining and supply areas in the oil industry, he joined PetroFina in 1988 as a General Manager, mainly responsible for refining, chemicals and supply activities in Belgium. Mr. Brenckle serves as a director of a number of subsidiaries of PetroFina.

     Mr. Jean Castelein, General Manager, HSEQ. Mr. Castelein graduated from the University of Louvain with a degree in chemical engineering and food industry in 1968. He holds a MBA from the same university (1970). He joined PetroFina in 1972 and held various positions mainly in petrochemicals in Belgium and in the United States. He returned to Belgium in 1988 as Technical General Manager of Fina Research. He was appointed Deputy General Manager Petrochemicals in 1990 and General Manager, HSEQ in 1996.

     Mr. Jacques de Naurois, General Manager, Supply. Mr. de Naurois is a civil engineer. He was appointed General Manager, Distribution in 1984, became Managing Director of Fina France in 1986, returned to PetroFina Brussels as General Manager, Corporate Planning in 1993 and became General Manager, Supply in 1996.

     Mr. Henry Olin, General Manager, Data Processing and
Telecommunications. Mr. Olin graduated from Cornell University in 1963 with a degree in chemical engineering and from the University of Louvain as Doctor in Applied Science in 1967. He joined PetroFina in 1968 and has since served under an employment contract. He has occupied various positions mainly in Data Processing and in Human Resources Management. In 1990 he was appointed Assistant General Manager for Data Processing and General Manager in 1995.

     Mr. Jose G. Rebelo, General Manager, Exploration & Production. Mr. Rebelo graduated from the University of Porto with a degree in mining engineering. He began his career within the Group in 1962 in Angola as a petroleum engineer. He had various positions in Exploration-Production in PetroFina and in Angola and was named General Manager, Human Resources in 1989 before assuming his current responsibilities as General Manager, Exploration-Production in 1992.

     Mr. Francois Vincke, Secretary General, Legal. Mr. Vincke graduated from the University Faculties of Namur and from the University of Louven with a law degree. He joined the Group in 1974 as a company lawyer. He became managing director of Norske Fina in 1981 and returned to PetroFina headquarters in 1984. He has served as Secretary General of PetroFina since 1988.

Mr. Malcolm Webb, General Manager, Human Resources. Mr. Webb graduated from the University of Liverpool with a law degree and is a qualified English solicitor. He started his career in the oil industry in the United Kingdom in 1974 and joined the Group in 1986. He began working in the Human Resources Department in 1989 and was appointed General Manager in 1995.

EXECUTIVE COMPENSATION

     For the year ended December 31, 1997, the aggregate amount paid by the Parent for compensation of its directors and executive officers as a group (27 persons) for services in all capacities was approximately BEF 193 million.

PRINCIPAL PETROFINA SHAREHOLDERS AND STOCK OWNERSHIP OF PETROFINA MANAGEMENT

     Based on the information provided in a Schedule 13G filed with the Commission on February 13, 1998 (the "Schedule 13G"), Parent has set forth below the number and percentages of PetroFina Shares owned by each person known by Parent to own beneficially more than 10% of the outstanding PetroFina Shares. Information in the notes to the table is also based on information in the Schedule 13G.

                                                                                     PERCENTAGE
                                                                 NUMBER OF       OF PETROFINA SHARES
                        SHAREHOLDER                           PETROFINA SHARES    AND VOTING POWER
                        -----------                           ----------------   -------------------
Groupe Bruxelles Lambert S.A. and affiliated
  companies(1)(2)(3)(4).....................................     5,503,384              23.5%
Societe Generale de Belgique S.A. and affiliated
  companies(1)(3)(5)........................................     2,533,607              10.8%
Compagnie Nationale a Portefeuille(1)(3)....................     1,533,487               6.5%

---------------
(1) GBL (and its affiliated companies), SGB (and its affiliated companies), S.A. Fortis A.G. N.V. ("Fortis") (and its affiliated companies), and Sofina S.A. ("Sofina") may be deemed to be members of a group with respect to the PetroFina Shares. Fortis and Sofina own 306,491 PetroFina Shares (1.3%) and 308,627 PetroFina Shares (1.3%), respectively. The number of PetroFina Shares set forth next to each of GBL and SGB does not include PetroFina Shares owned by each other, Fortis or Sofina.

(2) Includes 5,305,029 PetroFina Shares held by Electrafina, an affiliate of GBL, and 198,355 PetroFina Shares held directly or indirectly by Royale Belge S.A.

(3) CNP and GBL may be deemed to be members of a group with respect to the PetroFina Shares owned by each of them. The number of PetroFina Shares set forth next to each of GBL and CNP does not include PetroFina Shares owned by each other. CNP, on the one hand, and SGB, Sofina and Fortis, on the other hand, have expressly disclaimed that they are members of a group with respect to the PetroFina Shares beneficially owned by each other.

(4) Albert Frere, Chairman of Parent's Board, may be deemed to control GBL and CNP.

(5) Includes 575,501 PetroFina Shares held by S.A. Tractebel N.V., 1,241,000 PetroFina Shares held by S.A. Electrabel N.V., 700,271 PetroFina Shares held by S.A. Telfin N.V., 15,580 PetroFina Shares held by S.A. Contassur N.V. and 1,255 PetroFina Shares held by Beleggingsmaatschappij voor Noord-Belgie (NOBEMA) N.V.

     GBL and SGB have informed Parent of an agreement entered into in 1989 (the "1989 Agreement") in relation to their respective PetroFina Shares. In a press release on March 8, 1989, they indicated that their common objective was to provide Parent with long-term, stable shareholders and to support its long-term strategy for the benefit of stockholders and staff generally. By virtue of their ownership of PetroFina Shares and the 1989 Agreement, GBL and SGB may be deemed to control Parent within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     Parent is aware that the 1989 Agreement was entered into by GBL and SGB on behalf of themselves and their respective affiliates and, in the case of SGB, on behalf of Fortis and Sofina and, in the case of GBL, on behalf of Royale Belge S.A. and Generale des Eaux S.A. Parent is also aware that the 1989 Agreement contains provisions pursuant to which GBL and SGB have agreed to: (i) limit their ownership of PetroFina Shares to 25% and 12.5%, respectively, subject to certain exceptions; (ii) consult with each other on such matters as the determination of strategic plans of Parent and its affiliates, changes to the Articles, the issuance of PetroFina Shares, the incurrence of indebtedness, significant acquisitions and dispositions, any takeover attempted by a third party, dividend policy and the appointment of executive officers of Parent;
(iii) have representation on the Board of Directors proportional to their ownership of PetroFina Shares, with GBL designating a director as Chairman of Parent and SGB designating a director as a Vice-Chairman; and (iv) grant each other a right of first refusal with respect to the PetroFina Shares if either party decides to sell its PetroFina Shares. Parent understands that the 1989 Agreement will continue until 2004. See "-- Board of Directors."

     Parent is aware that its officers and directors as a group own at least 16,000 PetroFina Shares. However, because the PetroFina Shares are held partially in bearer form, Parent cannot identify precisely the number of PetroFina Shares held by the officers and directors as a group. In addition, certain directors of Parent, including Mr. Frere and Mr. Desmarais, Sr., are affiliates of the stockholders identified in the table above and could be deemed beneficial owners of the PetroFina Shares identified in the table above. See "-- Board of Directors."

                      DESCRIPTION OF PETROFINA SECURITIES

     Parent is a societe anonyme/naamloze vennootschap, a form of limited liability company established under the laws of the Kingdom of Belgium. Set forth below is a summary of certain information concerning Parent's capital stock and a brief description of certain provisions contained in Parent's Articles and applicable Belgian law. The French and Dutch versions, as well as an unofficial translation into English, of the Articles have been filed as an exhibit to the Registration Statement. Only the French and Dutch versions of Parent's Articles are binding and govern the relationship between Parent, its Stockholders and its directors. The summaries and descriptions below do not purport to be complete statements and are qualified in their entirety by reference to the Articles and Belgian company law.

PETROFINA WARRANTS

     THE DESCRIPTION OF THE WARRANT AGREEMENT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE WARRANT AGREEMENT, AND THE FORM OF WARRANT CERTIFICATE, COPIES OF WHICH ARE ANNEXED AS EXHIBIT A TO THE MERGER AGREEMENT INCLUDED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS, AND WHICH ARE INCORPORATED HEREIN IN THEIR ENTIRETY BY THIS REFERENCE.

     General. The PetroFina Warrants will be issued under a warrant agreement (the "Warrant Agreement") between Parent and Citibank, N.A., as warrant agent (the "Warrant Agent").

     Each PetroFina Warrant will entitle the registered holder thereof (the "Warrant Holder"), subject to compliance with the Warrant Agreement, at such Warrant Holder's option, prior to the close of business on the fifth anniversary of the Closing Date (the "Expiration Date"), to purchase nine-tenths (0.9) of one PetroFina ADS at an initial Exercise Price of US $42.25, with the number of such PetroFina ADSs and the Exercise Price (as defined in the Warrant Agreement) subject to adjustment as described below. Based on the initial Exercise Price of US $42.25 per PetroFina ADS a holder of ten PetroFina Warrants may purchase nine PetroFina ADSs for an aggregate purchase price of US $380.25.

     The Warrant Holder at any time prior to the Expiration Date, may exercise the PetroFina Warrants evidenced thereby in whole or in part upon surrender of the certificates evidencing the PetroFina Warrants (the "Warrant Certificates"), with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in New York City, together with payment of the Exercise Price in immediately available funds for each PetroFina ADS as to which the PetroFina Warrants are exercised. In case the registered holder of any Warrant Certificate exercises less than all PetroFina Warrants evidenced thereby, a new Warrant Certificate evidencing PetroFina Warrants equivalent to the PetroFina Warrants remaining unexercised will be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions described below in "-- Fractional PetroFina Warrants and Fractional Shares."

     At any time after close of business on the date of the Warrant Agreement and prior to the close of business on the Expiration Date, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate, entitling the Warrant Holder to purchase a like number of PetroFina ADSs as the Warrant Certificate surrendered then entitled such Warrant Holder to purchase. Any Warrant Holder desiring to transfer, split up, combine or exchange any Warrant Certificate must make such request in writing delivered to the Warrant Agent, and must surrender to the Warrant Agent the Warrant Certificate to be transferred, split up, combined or exchanged. Thereupon, the Warrant Agent will countersign and deliver to the person entitled thereto a Warrant Certificate as so requested. Parent and the Warrant Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to Parent and the Warrant Agent of all reasonable expenses incidental thereto.

     Warrant Holders will not be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, Parent Shares or any other securities of Parent which may at any time be issuable on the exercise or conversion of the PetroFina Warrants. Nothing contained in the Warrant Agreement or in any Warrant Certificate will be construed to confer upon the Warrant Holder any rights of a shareholder of Parent or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or distributions or subscription rights, or otherwise, until the PetroFina Warrant or PetroFina Warrants evidenced by such Warrant Certificate have been exercised in accordance with the provisions of the Warrant Agreement.

     Adjustments of Exercise Price, Number of PetroFina ADSs or Number of PetroFina Warrants. The Exercise Price, the number of PetroFina ADSs covered by each PetroFina Warrant and the number of PetroFina Warrants outstanding are subject to adjustment from time to time.

     If, at any time after the date of the Merger Agreement, Parent (i) pays a dividend on PetroFina Shares payable in shares of any class of capital stock of Parent, (ii) subdivides the outstanding PetroFina Shares into a greater number of PetroFina Shares, (iii) combines the outstanding PetroFina Shares into a smaller number of PetroFina Shares, (iv) changes the number of PetroFina Shares represented by each PetroFina ADS, or (v) issues any shares of capital stock in a reclassification of PetroFina Shares (other than a reclassification in connection with a consolidation, merger or other business combination in which Parent is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, will be proportionately adjusted so that the holder of a PetroFina Warrant exercised after such time will be entitled to receive the aggregate number and kind of shares of capital stock which, if such PetroFina Warrant had been exercised immediately prior to such date and at a time when the PetroFina ADS transfer books were open, such Warrant Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, change or reclassification. Whenever the number of PetroFina ADSs purchasable upon exercise of each PetroFina Warrant is adjusted as described above, the Exercise Price of such PetroFina Warrant will be adjusted so that it will equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which will be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and denominator of which will be the number of PetroFina ADSs so purchasable immediately thereafter.

     If, at any time after the date of the Merger Agreement, Parent issues rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to the provisions described in the previous paragraph) to all holders of PetroFina Shares (such rights, options, warrants or convertible or exchangeable securities not being available to holders of PetroFina Warrants) entitling them to subscribe for or purchase PetroFina Shares at a price per PetroFina Share (or having a conversion, exercise or exchange price per PetroFina Share, in the case of a security convertible into or exercisable or exchangeable for PetroFina Shares) less than the Current Market Price (as defined in Section 10(e) of the Warrant Agreement) per PetroFina Share on such issuance date, the Exercise Price to be in effect after such record date will be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator will be the number of PetroFina Shares outstanding on such record date plus the number of PetroFina Shares which the aggregate offering price of the total number of PetroFina Shares so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator will be the number of PetroFina Shares outstanding on such record date plus the number of additional PetroFina Shares to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which will be in a form other than cash, the value of such consideration will be as determined in good faith by the Parent Board, whose determination will be described in a statement filed with the Warrant Agent. Upon each adjustment of the Exercise Price as a result of the calculations made in this paragraph, each PetroFina Warrant outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     If, at any time after the date of the Merger Agreement, Parent pays a dividend or makes a distribution (other than cash dividends payable in the ordinary course of business in accordance with Belgian Corporation Law pursuant to a decision of the Ordinary General Meeting of Shareholders and dividends or distributions referred to in the first paragraph of this section) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in the foregoing paragraph), the Exercise Price to be in effect after such record date will be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator will be the Current Market Price per share of PetroFina Shares on such record date, less the fair market value (as determined in good faith by the Parent Board, whose determination will be described in a statement filed with the Warrant Agent) of such distribution applicable to one PetroFina Share, and of which the denominator will be such Current Market Price per share of PetroFina Share. Upon each adjustment of the Exercise Price as a result of the calculations described in this paragraph, each PetroFina Warrant outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     In the event Parent shall at any time after the date of the Merger Agreement, in a transaction in which the foregoing paragraphs are not applicable, issue or sell PetroFina Shares, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares, at a price per PetroFina Share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by Parent in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to Parent upon exercise conversion or exchange thereof, by (B) the total number of PetroFina Shares covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Price (as defined in Section 10(e) of the Warrant Agreement) per PetroFina Share in effect immediately prior to such sale or issuance, then the number of PetroFina ADSs thereafter purchasable upon the exercise of each PetroFina Warrant will be determined by multiplying the number of PetroFina ADSs theretofore purchasable upon exercise of such PetroFina Warrant by a fraction, the numerator of which will be the number of PetroFina Shares outstanding immediately after such sale or issuance and the denominator of which will be the number of PetroFina Shares outstanding immediately prior to such sale or issuance plus the number of PetroFina Shares which the aggregate consideration received (determined as described below) for such sale or issuance would purchase at such Current Market Price per PetroFina Share. Such adjustment will be made successively whenever any such sale or issuance is made. For purposes of this paragraph, the PetroFina Shares which the holder of any such rights, options, warrants or convertible or exchangeable securities will be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by PetroFina therefor will be deemed to be the consideration received by PetroFina for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premium stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the PetroFina Shares covered thereby. Whenever the number of PetroFina ADSs purchasable upon exercise of each PetroFina Warrant is adjusted pursuant to this paragraph, the Exercise Price of such PetroFina Warrant shall be adjusted so that it will equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and the denominator of which will be the number of PetroFina ADSs so purchasable immediately thereafter.

     No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which are not required to be made will be carried forward and taken into account in any subsequent adjustment.

     Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof have not been exercised, the Exercise Price and the number of PetroFina ADSs or PetroFina Shares issuable upon the exercise of each PetroFina Warrant will, upon such expiration, be readjusted and will thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only PetroFina Shares so issued were the PetroFina Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such PetroFina Shares, if any, were issued or sold for the consideration actually received by PetroFina upon such exercise plus the consideration, if any, actually received by PetroFina for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment will have the effect of increasing the Exercise Price by an amount, or decreasing the number of PetroFina ADSs or PetroFina Shares issuable upon exercise of each PetroFina Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     In any case in which any adjustment in the Exercise Price is made effective as of a record date for a specified event, Parent may elect to defer until the occurrence of such event the issuance to the holder of any PetroFina Warrant exercised after such record date the PetroFina ADSs or other capital stock of Parent issuable upon such exercise over and above the amount of PetroFina ADSs or other capital stock of PetroFina, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that Parent will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional PetroFina ADS, or other capital stock upon the occurrence of the event requiring such adjustment.

     Whenever the Exercise Price or the number of PetroFina ADSs issuable upon the exercise of each PetroFina Warrant is adjusted as provided in the Warrant Agreement, Parent will (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of PetroFina ADSs issuable upon exercise of each PetroFina Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the PetroFina ADSs a copy of such certificate and (c) mail a brief summary thereof to each holder of a Warrant Certificate.

     Reclassification, Consolidation, Merger, Combination, Sale or
Conveyance. In case any of the following occurs while any PetroFina Warrants are outstanding: (i) any consolidation, merger or combination of Parent with or into another corporation as a result of which holders of PetroFina Shares will be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, or (ii) any sale or conveyance of all or substantially all of the property or assets of Parent to any other entity as a result of which holders of PetroFina Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, then Parent, or such successor corporation or transferee, as the case may be, will make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the PetroFina Warrants then outstanding will have the right at any time thereafter, upon exercise of such PetroFina Warrants, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of PetroFina Shares represented by the PetroFina ADSs issuable upon exercise of such PetroFina Warrant immediately prior to such consolidation, combination, merger, sale or conveyance.

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

     If the holders of the PetroFina Shares may elect the kind or amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance, then the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance will be deemed to be the choice specified by the holder of the PetroFina Warrant in accordance with the terms of the Warrant Agreement. If the holder of the PetroFina Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of PetroFina Shares not affiliated with Parent or any other party to the consolidation, merger, combination, sale or conveyance. Such new PetroFina Warrants will provide for adjustments which, for events subsequent to the effective date of such new PetroFina Warrants, will be as nearly equivalent as may be practicable to the adjustments described herein.

     Parent will mail, or cause to be mailed, by first-class mail, postage prepaid, to each registered holder of a PetroFina Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee will provide for adjustments, which will be as nearly equivalent as may be practicable to the adjustments described herein. The Warrant Agent will be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of PetroFina Warrants or with respect to the method employed and provided therein for any adjustments and will be entitled to rely upon the provisions contained in any such agreement.

     Fractional PetroFina Warrants and Fractional ADSs. Parent and the Warrant Agent will not be required to issue fractions of PetroFina Warrants or to distribute Warrant Certificates which evidence fractional PetroFina Warrants. In lieu of such fractional PetroFina Warrants, there will be paid to the persons to whom Warrant Certificates representing such fractional PetroFina Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a PetroFina Warrant multiplied the Current Market Price (as defined in Section 13(a) of the Warrant Agreement) per whole PetroFina Warrant.

     Parent and the Depositary (as defined below) will not be required to issue fractions of PetroFina ADSs upon exercise of PetroFina Warrants or to distribute stock certificates that evidence fractional PetroFina ADSs. In lieu of fractional shares, there will be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fraction of a PetroFina ADS multiplied by the Current Market Price per PetroFina ADS.

     Reservation and Availability of Shares of PetroFina ADS or Cash. Parent has agreed to (i) reserve and keep available for issuance, such number of authorized and unissued PetroFina Shares or other securities of the Parent deliverable upon exercise of the PetroFina Warrants, as will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants, (ii) to cause the Depositary to reserve and keep available the number of PetroFina ADSs that will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants and (iii) keep sufficient cash available for payment in lieu of fractional PetroFina ADSs.

     Registration and Listing of PetroFina ADSs and PetroFina Warrants. Parent has also agreed to use its best efforts to cause the PetroFina Shares and PetroFina ADSs reserved for issuance as described above to be covered at all times during the term of the Warrant Agreement by an effective registration statement under the Securities Act. Parent will also use its best efforts to cause the PetroFina ADSs and PetroFina Warrants to be listed and maintained on the NYSE, or on the NASDAQ, to the extent such PetroFina ADSs or such PetroFina Warrants cannot be listed on the NYSE.

     Payment of Taxes. Parent has agreed to pay when due and payable any and all recording, transfer and similar taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing PetroFina ADSs upon exercise of a Warrant Certificate. However, Parent will not be required (i) to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for PetroFina ADSs in a name other than that of the registered holder of the Warrant Certificate surrendered for exercise or (ii) to issue or deliver any certificate for PetroFina ADSs upon the exercise of any PetroFina Warrants until any such tax or governmental charge has been paid (any such tax or governmental charge

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

being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to Parent's satisfaction that no such tax or governmental charge is due.

     Notice of Proposed Actions. In case Parent proposes to (a) declare a stock dividend or make certain other distributions to holders of PetroFina Shares, (b) offer rights, options or warrants to all holders of PetroFina Shares entitling them to subscribe for or purchase PetroFina Shares (or securities exercisable or exchangeable for or convertible into PetroFina Shares or other securities), (c) offer any shares of capital stock in a reclassification of PetroFina Shares (including any reclassification in connection with a merger, consolidation or combination in which PetroFina is the continuing corporation), (d) effect any consolidation or merger with, or to effect any sale or other transfer of more than 50% of the assets or net income of Parent and its subsidiaries to, another person, (e) effect the liquidation, dissolution or winding up of Parent or (f) take any action which is described in" --Adjustments of Exercise Price, Number of PetroFina ADSs or Number of PetroFina Warrants" above, then Parent shall give notice in accordance with the Warrant Agreement of such proposed action to each registered holder of a PetroFinaWarrant.

     All rights of action in respect of the Warrant Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against Parent to enforce, or otherwise act in respect of, such holder's right to exercise the PetroFina Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in the Warrant Agreement.

     Supplements and Amendments. The Warrant Agreement permits Parent and the Warrant Agent, from time to time, to supplement or amend the Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, or to make any other provisions with regard to matters or questions which Parent and the Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the holders of Warrant Certificates. In addition to the foregoing, with the consent of holders of not less than a majority in number of the then outstanding PetroFina Warrants (other than those held by Parent or any affiliate thereof), Parent and the Warrant Agent may modify the Warrant Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Warrant Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however, that no modification of the terms upon which the PetroFina Warrants are exercisable or that reduce the percentage required for consent to modification of the Warrant Agreement may be made without the consent of the holder of each outstanding PetroFina Warrant affected thereby.

PETROFINA SHARES

     Parent's subscribed capital is BEF 43,605,279,966. This subscribed capital is represented by 23,420,432 ordinary voting PetroFina Shares (BEF 1,862 per PetroFina Share), issued and outstanding as of March 31, 1998. Parent's shareholders have authorized the Parent Board pursuant to a resolution adopted at a general meeting of shareholders, to increase the subscribed capital of Parent by up to BEF 14.7 billion (7,888,285 PetroFina Shares). This authority expires on June 22, 2001, but may be renewed. See "-- Summary of Certain Provisions of the Articles and Other Matters -- Preferential Subscription Rights" below. The Articles also authorize the Parent Board or the shareholders to issue non-voting preferred stock. Currently, no non-voting preferred stock is issued and outstanding.

     PetroFina Shares may be in either bearer or registered form, at the holder's option. Each shareholder is entitled to one vote for each Share held on each matter submitted to a vote of shareholders. When Parent in a given fiscal year realizes sufficient earnings, the Parent Board may propose to the general meeting of shareholders a dividend distribution to stockholders. See "-- Summary of Certain Provisions of the Articles and Other Matters -- Dividends" below. Dividends must be approved by the stockholders. In the event of a liquidation, dissolution, or winding up of Parent, holders of PetroFina Shares are entitled to receive, on a pro

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

rata basis, any proceeds from the sale of Parent's assets remaining available for distribution to the holders of PetroFina Shares.

     Under Belgian law, the holders of PetroFina Shares are required to approve, and are entitled to preferential subscription rights to subscribe to a pro rata portion of, future capital increases of Parent, subject to certain limitations described below. See "-- Summary of Certain Provisions of the Articles and Other Matters -- Preferential Subscription Rights" and "-- Options to Purchase Securities from Registrant or Subsidiaries" below.

  SUMMARY OF CERTAIN PROVISIONS OF THE ARTICLES AND OTHER MATTERS

     General Meetings of Stockholders. Each holder of PetroFina Shares is entitled to attend any general meeting of shareholders and to vote on all matters on the agenda, provided that such holder has "blocked" the PetroFina Shares pursuant to which voting rights will be exercised for a period of at least five Belgian business days prior to the applicable meeting (or such other period as may be specified in Parent's notice). Each Share is entitled to one vote. A shareholder's right to vote all PetroFina Shares held may be limited if the shareholder fails to comply with certain ownership reporting requirements. See "-- Ownership Reporting."

     Pursuant to the Articles, the annual general meeting of Parent's shareholders takes place on the second Friday of May at the time and place stipulated in the notice of the meeting. Extraordinary general meetings of the shareholders may be called by the Board or by the statutory auditors. The Board is required to call an extraordinary general meeting upon the written request of holders of 20% of the outstanding PetroFina Shares.

     Under Belgian law, shareholders have sole authority with respect to the following matters: (1) the approval of Parent's annual accounts; (2) the election and termination of directors and statutory auditors; (3) granting a discharge of liability to the directors and statutory auditors; (4) the determination of the fee of the statutory auditors; (5) the bringing of a suit against the directors; (6) an increase or decrease in the capital of Parent (except to the extent the shareholders have previously authorized the Board to increase the capital); and (7) any other amendment to the Articles. Except for certain specific matters, Belgian law does not require a quorum for the annual general meetings of shareholders. Decisions are taken by a simple majority of votes cast, irrespective of the number of PetroFina Shares present or represented. Resolutions to amend any provision of the Articles (including any amendment which would create an additional class of capital stock) require a quorum of 50% of the issued capital (provided that if the 50% quorum is not reached, the Board may call a second meeting for which no quorum is required), as well as the affirmative vote of at least 75% of the shareholders present or represented and voting at the meeting, or 80% thereof if the amendment would change Parent's corporate purpose.

     Under Belgian law, Parent is required to publish notices for each meeting of the shareholders in the Belgian "official" gazette and in Belgian newspapers beginning at least 18 days prior to such meeting. In addition, a copy of the notice must be sent to each holder of PetroFina Shares in registered form at least eight days prior to the meeting. The notice must indicate the place, date and time of the meeting and set forth the agenda of the meeting, as well as the proposals to be considered and voted upon at the meeting. Business transacted at any general meeting of the shareholders is limited to the purposes stated in the notice of the meeting. The notice also specifies the formalities that shareholders must satisfy in order to attend and vote at the meeting. For a description of the procedures by which holders of PetroFina ADSs may vote the underlying PetroFina Shares, see "Description of American Depositary
Shares -- Voting of the Underlying PetroFina Shares." Parent has agreed in the Deposit Agreement (as defined below) to give notice of a proposed shareholders' meeting to the Depositary on or before the first date Parent gives or publishes notice of the meeting for distribution to the holders of PetroFina Shares.

     Neither Belgian law nor the Articles limit the rights of non-resident or foreign investors to hold or vote the PetroFina Shares or, subject to tax laws, to receive dividends paid on the PetroFina Shares.

     Election and Tenure of Directors. Directors are elected by majority vote at a general meeting of shareholders for a term of not more than six years. In addition, the Board of Directors may approve a director to fill a vacancy on the Board. A director so appointed may serve until the next general meeting of

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

shareholders. Directors may be removed from office at any time by a majority vote at any meeting of shareholders.

     Annual Financial Statements. Pursuant to Belgian law, the annual general meeting of shareholders must be held within six months after the close of Parent's fiscal year for the purpose of approving the annual accounts prepared by the Board of Directors and reported on by the statutory auditors. Not later than one month before the date of the annual general meeting of shareholders, the Board is to provide the annual accounts, along with the referenced report, to Parent's independent auditors. The auditors are required to review the accounts and prepare a report on the accounts for the benefit of Parent's shareholders. Fifteen days before the date of Parent's annual general meeting, the shareholders are entitled to review, at Parent's registered office, a copy of the annual account as prepared by the Board, and the reports drawn up by the Board and by Parent's independent auditors. In addition, Parent is required to provide a copy of each of these documents to each record holder of its equity securities in registered form and to each bearer shareholder who has notified Parent that they will attend the annual general meeting of shareholders. So long as PetroFina ADSs are outstanding, Parent will furnish to its shareholders, and cause the Depositary to furnish to holders of PetroFina ADSs, annual reports (in English). The adoption of the annual financial statements by the shareholders must be followed by a separate vote of the shareholders with respect to the discharge of liability of the Board of Directors and statutory auditors. This discharge of liability is valid only when the financial statements submitted by the Board contain no omissions of necessary information or misstatements, and when no actions contrary to, or inconsistent with, the Articles have been mentioned in the notice of annual general meeting of shareholders.

     Dividends. Under Belgian law, Parent is required to set aside at least 5% of its profits during each fiscal year and contribute such sum to PetroFina's statutory reserve until such reserve has reached an amount equal to one-tenth of PetroFina's capital. Subject to this requirement, the Board may propose to the meeting of shareholders, at which the annual accounts are reviewed, to distribute as a dividend all or a portion of PetroFina's profits relating to the prior year. At the annual general meeting, in connection with the approval of PetroFina's accounts, the shareholders may decide to make a distribution of PetroFina's profits to all shareholders out of available reserves ("reserves disponibles/beschikbare reserves") See "Market Prices and Dividends for PetroFina Securities -- Dividends."

     Liquidation Rights. In the event of a liquidation of Parent, the proceeds from the sale of assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed ratably to the holders of the PetroFina Shares, subject to prior liquidation rights of any preferred stock then outstanding.

     Ownership Reporting. Pursuant to Belgian law and the Articles, any beneficial owner or any two or more persons acting as a partnership, limited partnership, syndicate, or group (each of which shall be deemed a "person" for such purposes), who after acquiring directly or indirectly the beneficial ownership of any PetroFina Shares and other securities giving the right to acquire additional PetroFina Shares (either directly or by virtue of the ownership of PetroFina ADSs), is directly or indirectly the beneficial owner of 3%, 5%, 10%, 15% (or any other multiple of 5%) of the total voting rights of Parent (or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or the Articles) and every subsequent acquisition or disposition which causes such beneficial owner's or person's total voting rights to increase or decrease past any such threshold percentage, shall, within two Belgian business days after becoming so beneficially interested, send to Parent and to the CBF (the Belgian Commission on Banking and Finance), the information set forth in the Deposit Agreement. In order for a beneficial owner to be eligible to exercise voting rights with respect to all PetroFina Shares held by beneficial owner exceeding such thresholds, such beneficial owner must have (i) complied in a timely manner with these disclosure requirements and (ii) provided the required disclosure materials at least 45 days prior to the date of the stockholders' meeting with respect to such PetroFina Shares. A beneficial owner may not exercise voting rights in respect of a number of PetroFina Shares greater than the number disclosed at least 45 days prior to the date of the applicable shareholders' meeting; provided, however, that this restriction would not apply to Shares below the initial 3% threshold or to PetroFina Shares between two consecutive thresholds as long as the beneficial owner has reported PetroFina Shares at least equal to the lower of the two thresholds. Any person failing to so timely report beneficial ownership of PetroFina Shares may forfeit all or part of the rights attributable to such PetroFina Shares,
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including, but not limited to, voting rights or rights to distributions of cash or stock dividends. For holders of PetroFina ADSs, beneficial ownership will be determined for this purpose in accordance with the beneficial ownership rules of the U.S. Securities and Exchange Commission.

     Preferential Subscription Rights. Under Belgian law, shareholders of Parent have preferential subscription rights, in proportion to the number of PetroFina Shares held by them, in respect of issues of new PetroFina Shares for cash by Parent. These rights, however, may be limited or removed either by a resolution passed at a general meeting of stockholders. At a general meeting of shareholders in 1996, the Board was authorized, for a period of 5 years (expiring on June 22, 2001) to limit or remove these rights in connection with an increase in Parent's subscribed capital of up to BEF 15 billion (8,055,054 PetroFina Shares). Such permission may be renewed through a vote at a general meeting of shareholders.

     Repurchases by Parent of PetroFina Shares. Under the Articles, Parent may not engage in Share repurchases unless authorized by the shareholders (except for the purpose of distributing PetroFina Shares to its employees). Parent was authorized by resolution of the general shareholders' meeting, for a period of three years beginning June 22, 1996, to acquire PetroFina Shares, whether voting or non-voting, to avoid grave and imminent danger to Parent without a further resolution of the general shareholders' meeting, by means of purchase or exchange, directly or through an intermediary acting in its own name but for Parent's account. This authorization may be renewed. There are currently no restrictions on the repurchase or redemption of PetroFina Shares by Parent while there are any outstanding dividend payments or sinking fund installments owed (and unpaid) by Parent.

  TRANSFERS

     Parent is the transfer agent and registrar for Parent's registered Shares. Under Belgian law, a transfer of registered Shares may be effected only upon registration of such transfer on Parent's share register maintained at Parent's office in Brussels (Belgium). Holders of registered PetroFina Shares may elect to present their PetroFina Shares for transfer to Parent, which will effect the transfer.

     Bearer PetroFina Shares are validly transferred by delivery.

     The transfer agent and registrar for the PetroFina ADSs is Citibank, N.A. See "-- PetroFina American Depositary Shares -- Deposit and Withdrawal of PetroFina Shares" and "-- PetroFina American Depositary Shares -- Transfer of American Depositary Shares."

  LIABILITY OF DIRECTORS

     Under Belgian law, directors may be liable for damages to Parent in case of improper performance of their duties. They may be liable for damages to Parent and to third parties for infringement of the Articles or the Belgian company law, or tortious conduct. Under certain circumstances, directors may also be criminally liable.

  ANTI-TAKEOVER EFFECT OF PROVISIONS OF THE COMPANY LAWS

     Under Belgian law, if an individual or a company intends to acquire the joint or exclusive control of Parent through one or more transactions relating to the PetroFina Shares, the acquiror must notify the CBF of the contemplated transaction at least five days before its completion. If the price of the contemplated transfer includes a control premium, the acquiror must offer to all other shareholders of Parent to be acquired the opportunity to sell their PetroFina Shares at the highest price offer by the acquiror for PetroFina Shares during the 12 months preceding the acquisition of control of Parent. The acquiror must give the other shareholders this opportunity within 30 days after its acquisition of control either (i) in the form of a public takeover bid or
(ii) pursuant to an undertaking to support the stock price of the acquired company on the relevant stock exchange.

     Public takeover bids must be made for all the outstanding voting securities of Parent. Prior to making a bid, a bidder must issue a prospectus which is approved by the CBF. Any bid made by or on behalf of either a non-EU national or non-EU company is required to be approved by the Belgian Minister of Finance prior to
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its being made. In case of a public takeover bid, the European Commission must approve the transaction, if (i) the combined worldwide revenues of both the bidder and Parent to be acquired exceed ECU 2,500 million, (ii) the combined community-wide revenues of the bidder and Parent to be acquired in at least three EU member states exceed ECU 100 million, and (iii) the revenues of each of the bidder and Parent to be acquired from each of such three EU member states exceed ECU 25 million.

     Public takeover bids are subject to the supervision of the CBF. If the CBF determines that a takeover bid is contrary to the interests of the stockholders of Parent, it may suspend the takeover bid for a maximum of 72 hours and request the President of the Commercial Court of Belgium to prohibit the bid and suspend the exercise of the rights attached to any PetroFina Shares that were acquired in connection therewith.

     Under Belgian law, a company must notify the Minister for Economic Affairs, the Minister of Finances, as well as the relevant Secretary of State for regional Economy prior to any transaction which will transfer more than one-third of the capital of a company that is located in Belgium and has equity capital in excess of BEF 100 million.

     Other more specific provisions are applicable in case of merger. Amongst them, employee's rights legislation provides for a number of formalities to be respected. See "Comparative Rights of Holders of PetroFina ADSs and Holders of the Company Common Stock -- Business Combinations."

  EXCHANGE CONTROLS AND OTHER PROVISIONS RELATED TO NON-BELGIAN STOCKHOLDERS

     Belgian exchange control regulations impose no limitations on the amount of cash payments that may be remitted by Parent to residents of the United States. However, when there is a transfer of funds by Parent an obligation to notify the "Institut belgo/luxembourgeois du change/Belgisch-Luxemburgs Wisselinstituut" ("IBCC") arises. If the transfer of funds is handled by Belgian financial institutions, these institutions will give the required notification. However, Parent obtained an exemption from the IBLC allowing Parent to make monthly declarations in relation to its financial operations.

     There are no special restrictions in the Articles or Belgian law that limit the right of stockholders who are not citizens or residents of Belgium to hold or vote the PetroFina Shares.

PETROFINA AMERICAN DEPOSITARY SHARES

     The following is a summary of certain provisions of the Second Amended and Restated Deposit Agreement, pursuant to which the PetroFina ADSs are issued (the "Deposit Agreement") to be entered into among Parent, Citibank, N.A., as depositary (the "Depositary"), and the holders and beneficial owners from time to time of PetroFina ADSs evidenced by American Depositary Receipts ("ADRs"). This summary is qualified in its entirety by reference to the Deposit Agreement, which has been filed as an exhibit to this Registration Statement. Additional Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York (the "Principal Office"), which is presently located at 111 Wall Street, New York, New York 10043. As used herein, the term "ADR Holder" shall mean the person in whose name an ADR is registered on the books of the Depositary maintained for such purpose.

  AMERICAN DEPOSITARY RECEIPTS

     ADRs evidencing PetroFina ADSs are issuable by the Depositary pursuant to the Deposit Agreement. An ADR may evidence any number of PetroFina ADSs. Each PetroFina ADS represents one-tenth of one PetroFina Share.

  DEPOSIT AND WITHDRAWAL OF PETROFINA SHARES

     PetroFina Shares may be deposited by delivery of the PetroFina Shares to Generale de Banque S.A., as custodian (the "Custodian"), which is presently located at Montagne du Parc, 3, B-1000, Brussels, Belgium. Upon deposit of the PetroFina Shares (such deposited PetroFina Shares, together with any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof, the "Deposited Securities"), the Custodian will issue a written order directing the Depositary to issue, execute and deliver to
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the person or persons identified in such order, an ADR or ADRs for the number of
PetroFina ADSs representing the number of PetroFina Shares deposited. The Depositary has agreed that, upon receipt of such notice, and subject to the terms of the Deposit Agreement, it will execute and deliver at its Principal Office, to the person or persons specified by the Custodian, ADRs registered in the name or names of such person or persons for the aggregate number of PetroFina ADSs issuable in respect of such deposit, upon payment to the Depositary of the fee for issuance, execution and delivery of such ADRs, the fee for deposit and transfer of PetroFina Shares and all taxes and governmental charges.

     Upon surrender of ADRs at the Principal Office of the Depositary, payment of the fees and charges provided in the Deposit Agreement and payment of all taxes and governmental charges payable in connection therewith, and subject to the terms and conditions of the Deposit Agreement, each ADR Holder is entitled to delivery, to him or upon his order, of the Deposited Securities represented thereby. The Depositary will not accept for surrender an ADR evidencing a number of PetroFina ADSs which represent rights attributable to less than a whole Share.

     Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may issue ADRs against rights to receive PetroFina Shares prior to the receipt of such PetroFina Shares and deliver PetroFina Shares prior to receipt of ADRs ("Pre-Release"). In satisfaction of a PreRelease, the Depositary may receive ADRs in lieu of PetroFina Shares and PetroFina Shares in lieu of ADRs, in accordance with the Deposit Agreement. Each Pre-Release will be (1) accompanied by or subject to a written agreement whereby the person or entity to whom ADRs or PetroFina Shares are to be delivered (which must be a reputable financial institution) (a) represents that at the time of the Pre-Release transaction such person or entity, or its customer, owns the PetroFina Shares or ADRs that are to be delivered by such person or entity under such Pre-Release transaction, (b) agrees to indicate the Depositary as owner of such PetroFina Shares or ADRs in its records and to hold such PetroFina Shares or ADRs in trust for the Depositary until such PetroFina Shares or ADRs are delivered to the Depositary or the Custodian, (c) unconditionally guarantees to deliver to the Depositary or Custodian the PetroFina Shares or ADRs and (d) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (2) at all times fully collateralized with cash, U.S. Government securities or such other collateral as the Depositary deems appropriate; (3) terminable by the Depositary on not more than five business days' notice; and (4) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADRs and PetroFina Shares which are involved in such PreRelease transactions at any one time will not normally exceed 30% of the ADRs outstanding; provided, however, that the Depositary may change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADRs and PetroFina Shares included in Pre-Release transactions with any one person on a case-by-case basis as it deems appropriate. Collateral provided pursuant to a Pre-Release, but not the earnings thereon, shall be held for the benefit of ADR Holders (other than the person or entity to whom ADRs or PetroFina Shares are to be delivered.)

  RECORD DATES

     Whenever the Depositary or the Custodian receives notice from Parent of any cash dividend or other cash distribution, or any distribution other than cash, or any issuance of rights with respect to the Deposited Securities or whenever the Depositary or Custodian receives notice of any meeting of holders of PetroFina Shares or other Deposited Securities, the Depositary will fix a record date (which, in the case of any distribution, will be as near as practicable to the payment date for the PetroFina Shares set by PetroFina for holders of its PetroFina Shares) for determining the holders of ADRs who are entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or to exercise voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

  VOTING OF THE UNDERLYING PETROFINA SHARES

     Holders of ADRs representing PetroFina Shares or other Deposited Securities are entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining thereto. As soon as practicable after timely receipt by the Depositary of notice of any meeting of holders of PetroFina Shares or other Deposited

Securities, which notice shall be furnished in the English language to the Depositary by Parent, pursuant to the terms of the Deposit Agreement and Belgian law, the Depositary shall promptly mail to the ADR Holders of record at the close of business on the specified record date a notice which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from Parent, (b) a statement that the ADR Holders as of the close of business on a specified record date (such ADR Holders, the "Voting Owners") will be entitled, subject to applicable Belgian law and Parent's Articles, to give instructions to the Depositary as to the exercise of the voting rights, if any, pertaining to the number of PetroFina Shares or other Deposited Securities represented by the PetroFina ADSs evidenced by their respective ADRs and (c) a statement as to the manner in which such instructions may be given.

     In order to exercise voting rights in respect of PetroFina Shares, a Voting Owner must deposit such Voting Owner's PetroFina ADSs with the Depositary for "blocking" during the period from the New York business day preceding the fifth Belgian business day prior to the meeting date until the New York business day after such meeting (or such other period as may be specified in the Parent's notice), and the Depositary shall hold such PetroFina ADSs in a blocked account during such period, together with such Voting Owner's written request that the Custodian cause the PetroFina Shares represented by such PetroFina ADSs be blocked for voting. If such Voting Owner wishes to exercise voting rights in respect of PetroFina Shares by proxy through the Depositary, such Voting Owner shall deliver such Voting Owner's voting instructions in respect of such PetroFina Shares. The Depositary will endeavor, insofar as practicable and permitted by applicable Belgian law, to cause to be voted the number of PetroFina Shares represented by the PetroFina ADSs evidenced by such Voting Owner's ADRs in accordance with the instructions set forth in such proxy. The Depositary agrees not to cause to be voted any PetroFina Shares except in accordance with instructions from the Voting Owner of ADRs evidencing PetroFina ADSs representing such PetroFina Shares. If no instructions are received by the Depositary from any Voting Owner in respect of any Deposited Securities represented by PetroFina ADSs evidenced by ADRs on or before the date established by the Depositary for such purpose, the Deposited Security shall not be voted. Voting Owners who have "blocked" their PetroFina ADSs as described above may attend the meeting and vote in person or by proxy in lieu of delivering voting instructions to the Depositary in the manner described above. Any person who becomes an ADR Holder subsequent to the close of business on the record date established by the Depositary and who wishes to exercise the voting rights in respect of the PetroFina Shares represented by such PetroFina ADSs, shall be able to do so only by (i) surrendering the ADRs evidencing such PetroFina ADSs and withdrawing the Deposited Securities represented thereby,
(ii) presenting such PetroFina Shares for blocking at least five Belgian business days prior to the date of the applicable Stockholders' meeting (or such other period as may be specified in Parent's notice) with the Custodian, and
(iii) exercising the voting rights in respect of such PetroFina Shares at the meeting in accordance with applicable Belgian law.

     Because 10 PetroFina ADSs represent one PetroFina Share, proxies may be given by Voting Owners only in respect of even multiples of 10 PetroFina ADSs.

     An ADR Holder's or beneficial owner's right to vote all PetroFina ADSs held may be limited if the ADR Holder or beneficial owner fails to comply with certain ownership reporting requirements. See "-- The PetroFina
Shares -- Summary of Certain Provisions of the Articles and Other
Matters -- Ownership Reporting."

     Because of the short time periods for notice required under Belgian company law, there can be no assurance that ADR Holders generally or any ADR Holder in particular will receive the notice described herein sufficiently prior to the date of the meeting to ensure that the Depositary will vote the PetroFina Shares or Deposited Securities in accordance with the provisions set forth in the Deposit Agreement. However, Parent will attempt to provide (or cause to be provided) the notice for the Annual General Meeting of Shareholders as soon as reasonably feasible.

  AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of ADRs and any provisions of the Deposit Agreement may at any time be amended by agreement between Parent and the Depositary without the prior written consent of the ADR Holders or beneficial owners of ADRs. Any amendment which imposes or increases any fees or charges (other than taxes and governmental charges), or which otherwise prejudices any substantial existing right of ADR Holders, will not become effective as to outstanding ADRs until the expiration of three months after notice of the amendment has been given to the ADR Holders. Every ADR Holder and beneficial owner of an ADR at the time such amendment so becomes effective will be deemed, by continuing to hold the ADR and the PetroFina ADSs represented thereby, to consent and agree to such amendment and to be bound by the Deposit Agreement and such ADR as amended thereby. In no event may any amendment impair the right of an ADR Holder to surrender such ADRs and receive the corresponding number of Deposited Securities represented thereby, except in accordance with applicable law. In the event that the Depositary resigns or is removed or another depositary is substituted, ADR Holders will be notified by the successor depositary.

     Whenever so directed by Parent, the Depositary has agreed to terminate the Deposit Agreement by mailing notice of such termination to the holders of all then outstanding ADRs registered on the books of the Depositary at least 30 days prior to the date fixed in the notice for the termination. The Depositary may likewise terminate the Deposit Agreement, by mailing notice of such termination to Parent and the ADR Holders, if at any time four months shall have expired after the Depositary shall have delivered the notice of its resignation to Parent and a successor Depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfer of ADRs, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary: (1) will continue to collect dividends and other distributions pertaining to the Deposited Securities; (2) will sell rights as provided in the Deposit Agreement;
(3) and will continue to deliver Deposited Securities subject to the terms of the Deposit Agreement, together with any dividends or other distributions received with respect thereto, and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs, after deducting, in each case, any applicable fees and expenses of the Depositary for the surrender of ADRs, expenses for the account of the ADR Holder in accordance with the provisions of the Deposit Agreement, and taxes and governmental charges. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities and hold the net proceeds, together with any other cash then held, without liability for interest, for the pro rata benefit of the ADR Holders which have not theretofore been surrendered.

  CHARGES OF DEPOSITARY

     Parent will pay the fees and expenses of the Depositary and those of any Registrar, except for the charges that are expressly provided in the Deposit Agreement to be at the expense of ADR Holders and beneficial owners of ADRs evidencing ADSs representing Deposited Securities as set forth below.

     The following charges shall be incurred by any party depositing or withdrawing PetroFina Shares or by any party surrendering ADRs or to whom ADRs are issued including, without limitation, issuance pursuant to a stock split declared by Parent or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to the Deposit Agreement, whichever is applicable: (1) the fees of the Depositary for the execution and delivery of ADRs and the surrender of ADRs (up to US $5.00 per 100 ADSs or fraction thereof), (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of PetroFina Shares generally and accordingly applicable to transfers of PetroFina Shares to the name of the Depositary or its nominee or a Custodian or its nominee on the making of deposits, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing PetroFina Shares or ADR Holders, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency.

  TRANSFER OF AMERICAN DEPOSITARY SHARES

     The ADRs are transferable on the books of the Depositary; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient and reasonable by it in connection with the performance of its duties. ADR Holders will have the right to inspect the transfer books, subject to certain conditions provided in the Deposit Agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any ADR, or the withdrawal of Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees as provided in the Deposit Agreement, the production of proof satisfactory to the Depositary or the Custodian as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations, relating to ADSs or to Deposited Securities. The delivery of ADRs against deposits of PetroFina Shares generally or against deposits of particular PetroFina Shares, may be suspended or the delivery of ADRs against the deposit of particular PetroFina Shares may be withheld or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer or the surrender of outstanding ADRs generally may be suspended during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Parent in good faith at any time or from time to time because of any requirement of law or governmental body or commission or under any provision of the Deposit Agreement. The surrender of outstanding ADRs and the withdrawal of Deposited Securities may not be suspended, except as required in connection with (1) temporary delays caused by closing the transfer books of the Depositary or Parent or the deposit of PetroFina Shares in connection with voting at a Stockholders' meeting or the payment of dividends, (2) the payment of fees, taxes, and similar charges and
(3) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the Deposited Securities. See also "-- Voting of the Underlying PetroFina Shares" with respect to additional transfer restrictions. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any PetroFina Shares required to be registered under the Securities Act of 1933, as amended, unless a registration statement is in effect as to such PetroFina Shares.

  DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS; CONVERSION OF FOREIGN CURRENCY

     Whenever the Depositary shall receive any cash dividend or other cash distribution by Parent on any Deposited Securities, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute such amount to the holders of ADR Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities evidenced by ADRs held by them respectively; provided, however, that in the event that Parent, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the holder of ADRs for ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of an ADR a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to, and become part of, the next sum received by the Depositary for distribution to holders of ADRs then outstanding. Concurrently with making any cash distributions in respect of any Deposited Securities held by the Depositary, Parent or its agent or the Custodian, as appropriate, will remit in due time to the appropriate governmental authority or agency in Belgium all amounts withheld and owing to such authority or agency.

     If any distribution by Parent consists of a dividend in, or free distribution of, PetroFina Shares, the Depositary may, and will, if Parent so requests, distribute an amount of ADRs evidencing ADSs corresponding to the number of PetroFina Shares received as such dividend or free distribution. In lieu of delivering ADRs for fractional ADSs in any such case, the Depositary shall sell the number of PetroFina Shares represented by the aggregate of such fractions and will distribute the net proceeds to owners of ADSs in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each ADR will thenceforth also represent the additional PetroFina Shares distributed upon the Deposited Securities represented thereby.

     If Parent offers, or causes to be offered, to the holders of any Deposited Securities, any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to ADR Holders or in disposing of such rights for the benefit of ADR Holders and making the net proceeds available to such ADR Holders. If, by the terms of such rights offering or for any other reason it would be unlawful or infeasible for the Depositary to either make such rights available to any ADR Holders or if such rights appear to be about to lapse, the Depositary shall sell such rights at public or private sale, at such place or places and upon such terms as the Depositary deems proper and shall allocate the proceeds among the ADR Holders entitled thereto, provided that the Depositary shall, if the Depositary determines that it is lawful and feasible to make such rights available to ADR Holders, distribute to ADR Holders, in proportion to the number of ADSs evidenced by ADRs held by such ADR Holders, warrants or other instruments therefor in such form as it deems appropriate.

     The Depositary will not offer to ADR Holders rights to subscribe for or to purchase any securities unless a registration statement is in effect with respect to the securities represented by such rights under the Securities Act or the offer and sale of such rights or securities to such holders are exempt from registration under the provisions of such act.

     If the Depositary determines that any distribution of property other than cash, PetroFina Shares or rights cannot be made proportionally among ADR Holders entitled thereto, or if for any other reason (including any requirement that Parent or the Depositary withhold on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may dispose of all or a portion of such property in such amounts and in such manner, including by public or private sale at such place or places, as the Depositary deems equitable and practicable, and the Depositary will distribute the net proceeds of any such sale as in the case of a distribution received in cash.

     Whenever the Depositary shall receive any currency other than dollars, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof such currency so received can in the judgment of the Depositary be converted into dollars distributable to the ADR Holders entitled thereto and the resulting dollars freely transferred to the United States, the Depositary shall convert or cause to be converted as soon as practicable on a reasonable basis in accordance with prevailing market practice, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the holders of ADRs entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution to the ADR Holders may be made upon an averaged or other practicable basis without regard to any distinctions among such holders on account of any application of exchange restrictions or otherwise. The amount distributed will be reduced by any amounts required to be withheld by Parent or the Depositary on account of taxes or other governmental charges. See "Certain Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs -- United States Federal Income Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs -- Tax Consequences of Holding PetroFina ADSs." If such conversion or distribution with regard to one or more holders of ADSs can be effected only with the approval or license of any government or agency thereof, the Depositary will file such application for approval of license, if any, as it may deem desirable. If the Depositary determines in its reasonable judgment that any foreign currency received by it cannot be converted on a reasonable basis in accordance with prevailing market practice into dollars distributable to the ADR Holders entitled thereto or if any approval or license of any governmental authority or agency which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by it or at its discretion, hold such foreign currency for the respective accounts of the ADR Holders entitled to receive the same. For information on withholding of taxes on dividends or other distribution, see "Certain Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs -- United States Federal Income Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs -- U.S. Information Reporting and Backup Withholding."

  OWNERSHIP REPORTING

     Holders and Beneficial Owners of ADSs are subject to the same ownership reporting requirements as holders of the PetroFina Shares which require a shareholder to notify Parent within two Belgian business days of acquiring beneficial ownership of PetroFina Shares such that the holder owns 3% or more of the outstanding

PetroFina Shares (and upon crossing any multiple of 5% either upwards or downwards). See "-- The PetroFina Shares -- Summary of Certain Provisions of the Articles and Other Matters -- Ownership Reporting."

  INSPECTION OF TRANSFER BOOKS

     The Deposit Agreement provides that the Depositary will keep books at its Principal Office for the registration and transfer of ADRs which at all reasonable times will be open for inspection by the ADR Holders, provided that such inspection shall not be for the purpose of communicating with ADR Holders in the interest of a business or object other than the business of Parent or a matter related to the Deposit Agreement or the ADRs.

  LIABILITY OF HOLDERS AND BENEFICIAL OWNERS FOR TAXES OR OTHER CHARGES

     If any tax or other governmental charge shall become payable with respect to any Deposited Securities evidenced by an ADR, such tax or other governmental charge shall be payable by the ADR Holder or beneficial owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or to issue any new ADR or permit any withdrawal of the Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions or may sell for the account of the ADR Holder and beneficial owner thereof any or all of the Deposited Securities represented by such ADR and may apply such dividends or other distributions or the proceeds of any such sale in payment of any such tax or other governmental charge, the ADR Holder and beneficial owner of such ADR shall remain liable for any deficiency.

  GENERAL

     Neither the Depositary nor Parent will be liable to any ADR Holder or beneficial owner if such parties are prevented or delayed in performing their obligations under the Deposit Agreement by reason of any present or future law, by any governmental authority or by any circumstances beyond their reasonable control, by any provisions of Parent's Articles, or by reason of, or failure to exercise, any discretion provided for in the Deposit Agreement. The obligations of Parent and the Depositary under the Deposit Agreement are expressly limited to performing their respective duties specified therein without negligence or bad faith. Parent and the Depositary have each agreed to indemnify the other in certain circumstances arising out of acts performed or omitted by various parties in connection with the Deposit Agreement. Parent and the Depositary have agreed to submit to the non-exclusive jurisdiction of the federal courts in the State of New York in connection with disputes between them relating to the Deposit Agreement. Parent also has agreed to submit to the non-exclusive jurisdiction of any state or federal court of the United States in which an action relating to the Deposit Agreement is brought by an ADR Holder against the Depositary, or against the Depositary and Parent, solely in connection with claims by the Depositary against Parent arising out of such action.

OPTIONS TO PURCHASE SECURITIES FROM REGISTRANT OR SUBSIDIARIES

     Under Belgian law, shareholders of Parent have preferential subscription rights, in proportion to the number of PetroFina Shares held by them, in respect of issues of new PetroFina Shares for cash by Parent. This preferential subscription right, however, may be either limited or removed by a resolution passed at a general meeting of shareholders. At the general meeting of shareholders on May 10, 1996, the Parent Board was authorized, for a period of 5 years (expiring on June 22, 2001) to limit or remove the preferential subscription rights in connection with an increase in Parent's subscribed capital of up to BEF 15 billion (8,055,054 PetroFina Shares). Such permission may be renewed, through a vote at a general meeting of stockholders. The Parent Board has removed the preferential subscription rights with respect to the issuance of the PetroFina Warrants and the issuance of PetroFina ADSs upon exercise of the PetroFina Warrants.

     On May 29, 1997, Parent decided to issue warrants to purchase 150,000 PetroFina Shares to its employees, including its executive officers. The warrants will have an exercise price of BEF 12,500 per

PetroFina Share and will expire on June 30, 2000. No warrants will be issued to any director who is not also an executive officer of Parent.

     Other than the 150,000 warrants discussed above and the PetroFina Warrants to be issued in the Merger, there are no outstanding options or warrants to acquire PetroFina Shares.

              COMPARATIVE RIGHTS OF HOLDERS OF PETROFINA ADSS AND
                      HOLDERS OF THE COMPANY COMMON STOCK

     Upon consummation of the Merger, holders of the Public Shares will receive PetroFina Warrants that upon exercise will entitle such holder to receive PetroFina ADSs. Because each PetroFina ADS represents one-tenth (0.1) of one PetroFina Share, the rights of holders of PetroFina ADSs will be governed in part by Belgian law, as well as by the Articles and the Deposit Agreement.

     The following is a summary of the material differences between the rights and privileges of Company stockholders and those of holders of PetroFina ADSs. References to the "DGCL" are to the General Corporation Law of Delaware. This summary is not meant to be relied upon as an exhaustive description of such differences and is qualified in its entirety by reference to PetroFina's Articles, the Deposit Agreement, the Company's Articles of Incorporation and By-laws and the DGCL.

RESTRICTIONS ON SHARE TRANSFERS

     The Company. The Company's Certificate of Incorporation has no limitations on ownership or transfer of shares of Common Stock.

     Parent. Except as described below under "-- Business Combinations" under Belgian law and the Articles there are no limitations on ownership of PetroFina Shares or PetroFina ADSs and no restrictions on PetroFina Share or PetroFina ADS transfers.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     The Company. Consistent with the DGCL, the Company's By-laws allow stockholders to take any action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Parent. Neither Belgian law nor the Articles permit shareholders to take action upon written consent of the shareholders without a meeting, without prior notice and without a vote.

AMENDMENT OF ORGANIZATIONAL DOCUMENTS

     The Company. The DGCL provides that an amendment to a corporation's certificate of incorporation requires the approval of the corporation's board of directors, the approval of a majority of all shares entitled to vote thereon voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon as a class. The Company's By-laws may be amended by the Company Board (except with respect to the amendment provisions thereof) and may also be amended by the Company's stockholders.

     Parent. Under Belgian law, shareholders have sole authority with respect to amendments to the Articles. Resolutions to amend any provision of the Articles (including any amendment which would create an additional class of capital stock) require a quorum of 50% of the issued capital (provided that if the 50% quorum is not reached, the Parent Board may call a second meeting for which no quorum is required), as well as the affirmative vote of at least 75% of the shareholders present or represented and voting at the meeting, or 80% thereof if the amendment would change Parent's corporate purpose.

BUSINESS COMBINATIONS

     The Company. With certain exceptions, Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" (as defined below) for three years following the date that such person becomes an interested stockholder. In general and with certain exceptions, an interested stockholder is a person who owns 15% or more of the corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or of a direct or indirect majority-owned subsidiary of the corporation equal to 10% or more of the aggregate market value of the corporation's consolidated assets or the corporation's outstanding stock; the issuance or transfer by the corporation or such a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for, among other transactions, certain transfers in a conversion or exchange, certain pro rata distributions or certain other transactions); and receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a direct or indirect majority-owned subsidiary, subject to certain exceptions.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time at which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction which made him an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by, among others, certain employee stock plans); or (iii) at or subsequent to the time such person becomes an interested stockholder, the business combination is approved by the board of directors and is authorized at a meeting of stockholders by 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

     Section 203 generally applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, authorized for quotation on NASDAQ or held of record by more than 2,000 stockholders. A Delaware corporation may elect in its original certificate of incorporation that it will not be governed by Section 203, but the Company has not so elected.

     Parent. Under Belgian law, if an individual or a company intends to acquire the joint or exclusive control of Parent through one or more transactions relating to the PetroFina Shares (or PetroFina ADSs), the acquiror must notify the CBF of the contemplated transaction at least five days before its completion. If the price of the contemplated transfer includes a control premium, the acquiror must offer to all other shareholders of Parent the opportunity to sell their PetroFina Shares at the highest price offer by the acquiror for PetroFina Shares during the 12 months preceding the acquisition of control of Parent. The acquiror must give the other shareholders this opportunity within 30 days after its acquisition of control either (i) in the form of a public takeover bid or (ii) pursuant to an undertaking to support the stock price of the acquired company on the relevant stock exchange.

     Public takeover bids must be made for all the outstanding voting securities of Parent. Prior to making a bid, a bidder must issue a prospectus which is approved by the CBF. Any bid made by or on behalf of either a non-EU national or non-EU company is required to be approved by the Belgian Minister of Finance prior to its being made. In case of a public takeover bid, the European Commission must approve the transaction, if (i) the combined worldwide revenues of both the bidder and Parent to be acquired exceed ECU 2,500 million, (ii) the combined revenues of the bidder and Parent to be acquired in at least three EU member states exceed ECU 100 million, (iii) the revenues of each of the bidder and Parent to be acquired from each of such three

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

EU member states exceed ECU 25 million and (iv) the total community-wide turnover of the bidder and Parent to be acquired individually exceed ECU 100 million.

     Public takeover bids are subject to the supervision of the CBF. If the CBF determines that a takeover bid is contrary to the interests of the shareholders of Parent, it may suspend the takeover bid for a maximum of 72 hours and request the President of the Commercial Court in the district of Parent's registered office (Brussels) to prohibit the bid and suspend the exercise of the rights attached to any PetroFina Shares that were acquired in connection therewith.

     Under Belgian law, a company must notify the Minister for Economic Affairs, the Minister of Finance, as well as the relevant Secretary of State for Regional Economy prior to any transaction which will transfer more than one-third of the capital of a company that is located in Belgium and has equity ("fonds propres/eigen vermogen") in excess of BEF 100 million.

APPRAISAL RIGHTS

     The Company. The DGCL provides for appraisal rights only in the case of certain statutory mergers or consolidations of the corporation where the petitioning stockholder has neither voted in favor of nor consented in writing to the transaction. In addition, no appraisal rights are available for the shares of a corporation if the corporation is to be the surviving corporation and a vote of its stockholders is not required under DGCL Section 251(f). In general, unless otherwise provided for in a corporation's certificate of incorporation, there are no appraisal rights for shares of stock (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or (ii) held of record by more than 2,000 holders, unless the holders of such shares would be required to accept for such stock anything other than shares of stock of the surviving corporation, shares of another corporation so listed, designated, or held by such number of holders of record, cash in lieu of fractional shares of such stock, or any combination thereof.

     Parent.  Belgian law does not provide for appraisal rights.

PREEMPTIVE RIGHTS AND PREFERENTIAL SUBSCRIPTION RIGHTS

     The Company. The Company's stockholders do not have preemptive rights or other preferential subscription rights with respect to issuances of capital stock.

     Parent. Under Belgian law, shareholders of Parent have preferential subscription rights, in proportion to the number of PetroFina Shares held by them, in respect of issues of new PetroFina Shares for cash by Parent. These rights, however, may be either limited or removed by a resolution passed at a general meeting of shareholders which satisfies the special quorum and majority conditions required for an amendment of the Articles. At a general meeting of shareholders in 1996, the Parent Board was authorized, for a period of five years (expiring on June 22, 2001) to limit or remove these rights in connection with an increase in Parent's subscribed capital of up to BEF 14.7 billion (7,888,285 PetroFina Shares). Such permission may be renewed through a vote at a general meeting of shareholders.

INDEMNIFICATION

     The Company. Subject to certain limitations, Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party in any way, whether civil, criminal, administrative or investigative, to a pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, for expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding. With respect to actions by or in the right of a corporation, the DGCL, subject to certain limitations, permits indemnification of such person for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. To be entitled

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

to indemnification a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. With respect to actions by or in the right of the corporation, court approval is required for indemnification relating to any claim, issue, or matter as to which a person has been adjudged liable to the corporation.

     The DGCL requires indemnification for expenses actually and reasonably incurred by any director, officer, employee or agent in defense of a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the DGCL. A director or officer must undertake to repay such advanced expenses if it is ultimately determined that he or she is not entitled to indemnification. Unless ordered by a court, the members of the board who are not parties to such action, suit, or proceeding, by majority vote, (or independent legal counsel or stockholders) must determine, in each instance where indemnification is sought but is not required by the DGCL, whether such person has met the applicable standard of conduct. The DGCL provides that the statutory indemnification is not exclusive.

     The Company's By-laws provide for indemnification of officers and directors as permitted by Section 145 of the DGCL.

     Parent. Under Belgian law, the directors may be jointly and severally liable for damages to Parent in case of improper performance of their duties. The directors may be liable to Parent and to third parties for infringement of the Articles or the Belgian company law, or tortious conduct. Under certain circumstances, directors may be criminally liable.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     The Company. Section 102(b)(7) of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. The Company's Certificate of Incorporation provides for the limitation of liability as permitted by Section 102(b)(7).

     Parent. Under Belgian law, directors may be liable for damages to Parent in case of improper performance of their duties. They may be liable for damages to Parent and to third parties for infringement of the Articles or the Belgian company law, or tortious conduct. Under certain circumstances, directors may also be criminally liable.

CLASSIFIED BOARD OF DIRECTORS

     The Company. The DGCL permits, but does not require, a classified board of directors. The Company Board is not divided into classes. The Company's By-laws provide that the Company Board shall consist of not more than 15 nor less than five members, each holding office for a term that expires (i) at the annual meeting of stockholders next following his or her election provided that his or her successor is duly elected and qualified or (ii) at his or her earlier death, resignation or removal.

     Parent. Belgian law does not provide for the concept of a "classified" board of directors. The Parent Board is not divided into classes. Directors are elected by majority vote at a general meeting of shareholders for a term of not more than six years. In addition, the Board of Directors may approve a director to fill a vacancy on the Board. A director so appointed may serve until the next general meeting of shareholders. Directors may be removed from office at any time by a majority vote at any meeting of shareholders.

CUMULATIVE VOTING FOR DIRECTORS

     Neither Parent nor the Company uses cumulative voting in the election of directors.

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REMOVAL OF DIRECTORS

     The Company. Under the DGCL and the Company's By-laws, the affirmative vote of a majority of the Shares entitled to vote at the election of directors is required to remove directors, with or without cause.

     Parent. Directors may be removed from office at any time by a majority vote at any meeting of shareholders.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     The Company. If the position of any director of the Company is or becomes vacant between annual meetings, such vacancy may be filled by a majority vote of the remaining directors or by the stockholders.

     Parent. The Parent Board may approve a director to fill any vacancy on the Parent Board.

SPECIAL MEETINGS

     The Company.   A special meeting of stockholders of the Company may be
called by the Chairman of the Company Board, the Vice Chairman of the Company Board or the President of the Company or by order of the Company Board and shall be called by the Chairman of the Company Board, the Vice Chairman of the Company Board or the President or Secretary at the request in writing of the holders of record of at least a majority of the Shares.

     Parent. Extraordinary general meetings of the shareholders may be called by the Parent Board or by the statutory auditors. The Parent Board is required to call an extraordinary general meeting upon the written request of holders of 20% of the outstanding PetroFina Shares.

INSPECTION RIGHTS

     The Company. Under the DGCL, any stockholder, following a proper written request, has the right to inspect the corporation's books and records, including the stockholder list, during normal business hours for a proper purpose.

     Parent. Under Belgian company law, inspection rights are limited. Fifteen days prior to the Annual General Meeting shareholders may review the annual accounts; the list of public funds, shares, bonds and other securities held by the company; the list of shareholders who have not paid for their shares in full; and the annual report and auditor's report.

DIVIDENDS AND DISTRIBUTIONS

     The Company. The DGCL provides that, subject to any restrictions in a corporation's certificate of incorporation, dividends may be declared out of a corporation's surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, if the corporation's capital (generally defined in the DGCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.

     Parent. Under Belgian law, Parent is required to set aside at least 5% of its profits during each fiscal year and contribute such sum to PetroFina's statutory reserve until such reserve has reached an amount equal to one-tenth of PetroFina's capital. Subject to this requirement, the Parent Board may propose to the meeting of shareholders, at which the annual accounts are reviewed, to distribute as a dividend all or a portion of PetroFina's profits relating to the prior accounting year. At the annual general meeting, in connection with the approval of PetroFina's accounts, the shareholders may decide to make a distribution of PetroFina's profits to all shareholders out of available reserves ("reserves disponibles/beschikbare reserves").

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

SHAREHOLDER DERIVATIVE ACTIONS

     The Company. Under Delaware law, a derivative action may be brought by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes a demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

     Parent. Under Belgian law, shareholders have a limited right to bring derivative actions. The directors are liable to the company for any negligence in the performance of their duties. They are also jointly and severally liable to the company and to any interested party for any loss or damage resulting from a violation of the Belgian company laws or the company's articles of incorporation. The liability claim may be brought on behalf of the company against any or all of the directors by shareholders (i) holding not less than one percent of the votes attached to the total number of shares outstanding or
(ii) holding shares with a capital value of not less than BEF 50 million. Such action may be instituted only by minority shareholders who did not vote a discharge of responsibility at the annual general meeting of shareholders, but this limitation only applies if such discharge is valid, i.e. if the true situation of the company has not been concealed by any omission or incorrect statement in the annual accounts and if the transactions falling outside the company's articles have been properly disclosed.

RIGHTS AGREEMENT

     Neither Parent nor the Company has adopted a stockholder rights or similar plan.

                     CERTAIN TAX CONSIDERATIONS RELATING TO
                     PETROFINA WARRANTS AND PETROFINA ADSS

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO PETROFINA WARRANTS AND PETROFINA ADSS

     The following general discussion summarizes certain of the material U.S. federal income tax consequences to U.S. Holders of the ownership, disposition or exercise of PetroFina Warrants, as well as the consequences of the ownership and disposition of PetroFina ADSs. The discussion considers only U.S. Holders that own PetroFina Warrants and PetroFina ADSs as capital assets within the meaning of Code Section 1221.

     The following discussion is based on current provisions of the Code, current and proposed Treasury Regulations promulgated thereunder, administrative and judicial interpretations as of the date hereof, and the U.S.-Belgium income Tax Convention that entered into force October 13, 1972 as amended through the Supplementary Protocol, signed on December 31, 1987 (the "Treaty"), all of which are subject to change, possibly on a retroactive basis.

     Except to the extent discussed below, the discussion does not consider the U.S. tax consequences to a Non-U.S. Holder. This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a holder of PetroFina Warrants or PetroFina ADSs, nor does it address the effect of any applicable foreign, state, local or other tax laws. Further, the discussion does not consider holders that are subject to special tax treatment, including dealers in securities, financial institutions, insurance companies, tax-exempt organizations, persons subject to the alternative minimum tax, current or prior holders (directly or indirectly) of 10% or more of the voting shares of Parent, holders of securities held as part of a "straddle," "hedge" or "conversion transaction," or U.S. Holders whose "functional currency" (within the meaning of Section 985(b) of the Code) is not the dollar. EACH HOLDER OF PETROFINA WARRANTS AND PETROFINA ADSs SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF OWNING, DISPOSING AND EXERCISING OF PETROFINA WARRANTS OR OWNING OR DISPOSING OF PETROFINA ADSs.

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

     In addition, this summary does not address the U.S. federal income tax consequences were Parent determined to be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes Generally, a PFIC is a foreign corporation that has passive income that equals or exceeds 75% of its total gross income or passive assets that represent at least 50% of its total assets by fair market value. Parent does not believe it is currently, and does not expect to become, a PFIC. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of holding PetroFina Warrants, or PetroFina ADSs if Parent were considered to be a PFIC.

  U.S. Holders

     Ownership of PetroFina Warrants. Generally, no gain or loss will be recognized upon exercise of a PetroFina Warrant (except that gain will be recognized to the extent a holder receives cash in lieu of fractional PetroFina
ADSs). A holder's initial tax basis in a PetroFina Warrant will be equal to its fair market value as of the Effective Time. The tax basis of PetroFina ADSs acquired upon exercise of a PetroFina Warrant will be equal to the sum of (i) the holder's tax basis in such PetroFina Warrant and (ii) the Exercise Price. The holding period of the PetroFina ADSs acquired upon exercise of a PetroFina Warrant will begin on the date of exercise of the PetroFina Warrant.

     The receipt of cash in lieu of a fractional interest in a PetroFina ADS will be taxable as if the fractional interest had been issued and then redeemed for cash. Accordingly, the tax consequences of this assumed redemption occurring in connection with the payment of cash in lieu of fractional PetroFina ADSs will be determined in accordance with Code Section 302 and such deemed redemption should give rise to capital gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and the holder's tax basis in the fractional interest. U.S. Holders of PetroFina Warrants should consult their tax advisers with respect to the tax treatment of cash received in lieu of fractional PetroFina ADSs upon exercise of a PetroFina Warrant.

     The expiration of a PetroFina Warrant should generally result in a capital loss to a U.S. Holder equal to the holder's tax basis in the PetroFina Warrant. U.S. Holders of PetroFina Warrants should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for capital losses.

     Ownership of PetroFina ADSs. In general, for U.S. federal income tax purposes U.S. Holders of PetroFina ADSs will be treated as the owners of the underlying PetroFina Shares. Distributions on PetroFina ADSs will constitute dividends for U.S. federal income tax purposes to the extent of current and accumulated earnings and profits of Parent as determined under U.S. federal income tax principles. The dollar value of such dividends will be includible in the gross income of a U.S. Holder as ordinary income on the day on which the dividends are received by the Depositary, without reduction for any Belgian taxes withheld at source, and will not be eligible for the dividends received deduction allowed to corporations under Section 243 of the Code. For purposes of determining the dollar value of any distributions to a U.S. Holder, distributions paid in Belgian francs will be converted into a dollar amount calculated by reference to the exchange rate in effect on the day they are received by the Depositary. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any Belgian francs received which are not converted into dollars on the day the Belgian francs are received by the Custodian.

     To the extent, if any, that a U.S. Holder receives a distribution on PetroFina ADSs that would otherwise constitute a dividend for United States federal income tax purposes but that exceeds current and accumulated earnings and profits of Parent, such distribution will be treated first as a non-taxable return of capital reducing the U.S. Holder's basis in the PetroFina ADSs. Any such distribution in excess of the U.S. Holder's basis in the PetroFina ADSs will be treated as a capital gain.

     Generally, U.S. Holders will have the option of claiming the amount of any Belgian income taxes withheld on a dividend distribution to them as either a deduction from gross income or, subject to the limitations described below, as a dollar-for-dollar credit against their United States federal income tax liability. A deduction or foreign tax credit will not be available with respect to Belgian income taxes that may be refunded to a U.S. Holder pursuant to the Treaty. A U.S. Holder that elects to deduct Belgian income taxes from gross income may do so only for a taxable year in which the U.S. Holder claims a federal income
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

tax deduction with respect to all foreign income taxes. Individuals who do not claim itemized deductions, but instead utilize the standard deduction, may not claim the amount of the Belgian income taxes in respect of distributions on the PetroFina ADSs as a deduction from their gross income, but such amount may be claimed as a credit against the individual's United States federal income tax liability. The amount of Belgian income taxes for which U.S. Holders may claim a credit in any year is subject to certain complex limitations and restrictions, which must be determined on an individual basis by each U.S. Holder. The limitations set out in the Code include, among others, new holding period requirements enacted pursuant to the Taxpayer Relief Act of 1997 and rules under which foreign tax credits allowable with respect to specific classes of income cannot exceed the United States federal income taxes otherwise payable with respect to each class of income. Dividends paid by Parent generally will be foreign source "passive income" (or, in the case of certain holders, "financial services income") for United States foreign tax credit purposes. Foreign income taxes exceeding the credit limitation for the year of payment or accrual of such tax can be carried back for two taxable years and forward for five taxable years, in order to reduce United States federal income taxes subject to a credit limitation applicable in each of such years. Other restrictions on the foreign tax credit include a limitation which generally prevents use of the credit in any taxable year to reduce liability for United States individual and corporate alternative minimum tax by more than 90 percent. Holders should consult their tax advisors regarding limitations on the foreign tax credit, including the new holding period requirements referenced above.

     Disposition of PetroFina Warrants and PetroFina ADSs. Upon the sale, exchange or other disposition of PetroFina Warrants or PetroFina ADSs, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder's basis in the PetroFina Warrants or PetroFina ADSs and the amount realized on the disposition. For certain noncorporate U.S. Holders of PetroFina Warrants and PetroFina ADSs (including individuals), the rate of taxation of capital gain will depend upon (i) the U.S. Holder's holding period for the PetroFina Warrants or PetroFina ADSs (with the lowest rate available only for PetroFina Warrants or PetroFina ADSs held more than 18 months) and (ii) the U.S. Holder's marginal tax rate for ordinary income. U.S. Holders of PetroFina Warrants and PetroFina ADSs should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for capital losses.

     Gain realized by a U.S. Holder on a sale, exchange or other disposition of PetroFina Warrants and PetroFina ADSs generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Under current law, the source of any loss on the sale, exchange or other disposition of PetroFina Warrants or PetroFina ADSs is uncertain.

  Non-U.S. Holders

     The exercise of a PetroFina Warrant by a Non-U.S. Holder will not be subject to U.S. federal income tax. Further, subject to the discussion of backup withholding below, a Non-U.S. Holder of PetroFina Warrants and PetroFina ADSs generally will not be subject to U.S. federal income tax on gain realized on the sale of PetroFina Warrants and PetroFina ADSs (including amounts received with respect to a fractional PetroFina ADS upon exercise of a PetroFina Warrant) or dividends received on PetroFina ADSs unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and such Non-U.S. Holder is not otherwise eligible for applicable treaty benefits or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are satisfied.

  U.S. Information Reporting and Backup Withholding

     Under certain circumstances, the Internal Revenue Service requires "information reporting" and "backup withholding" at a rate of 31% with respect to payments of dividends on Petrofina ADSs and the proceeds of disposition of PetroFina Warrants and PetroFina ADSs. Subject to certain exceptions, information reporting and backup withholding generally apply to U.S. Holders. A U.S. Holder will be subject to backup withholding at a rate of 31% on payments of dividends on Petrofina ADSs or the proceeds of disposition of PetroFina Warrants and PetroFina ADSs only if the U.S. Holder (i) fails to provide a TIN on a properly
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

completed W-9, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that the U.S. Holder has failed to properly report payment of dividends or interest, or (iv) fails, under certain circumstances, to certify, under penalties of perjury, that it has furnished a correct TIN. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax exempt organizations.

     The payment of the proceeds of the disposition of PetroFina Warrants and PetroFina ADSs by a Non-U.S. Holder or the payment of dividends on PetroFina ADSs to or through the U.S. office of a broker or through a non-U.S. branch of a U.S. broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a Non-U.S. Holder of PetroFina Warrants and PetroFina ADSs or the payment of dividends on PetroFina ADSs to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker has certain U.S. relationships.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded (or credited against the holder's U.S. federal income tax liability, if any) provided that the required information is furnished to the Internal Revenue Service.

CERTAIN BELGIAN INCOME TAX CONSIDERATIONS OF HOLDING AND DISPOSING OF PETROFINA WARRANTS AND PETROFINA ADSs

  Exercise of PetroFina Warrants

     No capital gain or loss will be recognized upon exercise of a PetroFina Warrant under Belgian tax law.

  Dividends -- U.S. Holder

     In general, under Belgian law, the Belgian tax imposed on a dividend paid to a non-resident that does not have a "permanent establishment" in Belgium will be limited to the amount of the withholding tax, the current rate of which is 25%. This dividend withholding tax may be subject to reduction, however, pursuant to income tax treaties that Belgium has entered into with other countries. Pursuant to the Treaty, dividends paid by Parent to a U.S. Holder that does not have a "permanent establishment" in Belgium generally will be subject to a Belgian withholding tax at a reduced rate of 15%. Such withholding is reduced, however, to 5% in the case of a corporation which owns directly at least 10% of Parent's voting stock. Whether a Non-U.S. Holder who is not a Belgian resident qualifies for a reduced rate of Belgian withholding tax will depend upon whether such Non-U.S. Holder is a citizen or resident of, or organized under the laws of, a country that has an income tax treaty with Belgium that provides for a reduced rate of withholding tax and whether the holder otherwise satisfies any conditions in the treaty necessary to be eligible for the reduced rate of withholding tax.

     Although there are exceptions, in general, the full Belgian withholding tax must be withheld by Parent (that is, the amount of withholding upon the payment of the dividend is not reduced to reflect the treaty rate), and the U.S. Holder may make a claim for reimbursement for amounts withheld in excess of the Treaty rate. The reimbursement form can be obtained from the Bureau Central de Taxation Bruxelles-Etranger, Place Jean Jacobs, 10, B-1000 Brussels, upon presentment of a form stamped by the U.S. taxation department and the document proving cashing of the dividend. The relevant form may be obtained from the Depositary or Parent "Service a l'actionnaire," 52 Rue de l'Industrie, B-1040 Brussels (Tel. +32-2-288.99.45/Fax +32-2-288.35.95). If the Forms 61,66 (U.S. IRS Certificate
of Residence) and 276 (Belgian Ministry of Finance) are properly completed and sent to the Depositary three working days prior to the dividend payment date, the beneficial owner of the dividend will obtain the reduced withholding tax rate at source. Prospective holders should consult their own tax advisors as to whether they qualify for reduced withholding upon the payment of dividends, and as to the procedural requirements for obtaining reduced withholding upon the payment of dividends or for making claims for reimbursement.

     Under Belgian tax law the rate of the withholding tax can be reduced to 0% in the case of dividends paid by a Belgian corporation to certain U.S. organizations that are not engaged in any activity of a lucrative nature and exempt from United States federal income tax. For instance, organizations either constituted and operated exclusively to administer or provide pension, retirement or other employee benefits or operated exclusively for religious, charitable, scientific, educational or public purposes may qualify for the 0% withholding tax rate. To benefit from this reduced rate, the qualified U.S. Holders should sign a specific form, available by request from the "Service a l'actionnaire" or included in the annual report, and send it back either to the Depositary three working before the dividend payment date to obtain the reduced withholding tax rate at source or to the "Directeur regional des contributions, Bruxelles II-societes, avenue Louise 233-245, B-1050 Bruxelles" to be refunded the excess withholding tax.

  Dividends -- Non-U.S. Holder

     As discussed above, Belgian tax law generally imposes a 25% withholding tax on a dividend paid to a nonresident that does not have a "permanent establishment" in Belgium. Whether a Non-U.S. Holder who is not a Belgian resident qualifies for a reduced rate of Belgian withholding tax will depend upon whether it is a resident of, or organized under the laws of, a country that has an income tax treaty with Belgium that provides for a reduced rate of withholding tax and whether the holder otherwise satisfies any conditions in the treaty necessary to be eligible for the reduced rate of withholding tax. Non-U.S. Holders entitled to a reduced withholding tax under a treaty may make claim for reimbursements for overwithheld amounts. Reimbursement forms can be obtained from the address listed in the discussion of "-- Dividends -- U.S. Holders" above.

  Capital Gains

     As a general rule, Belgian law does not impose a tax on gains realized by a shareholder, whether he is a resident or a non-resident in Belgium, provided he is not engaged in profit-making activities in Belgium on the sale or other disposition of shares of stock in a Belgian corporation. However, if the shareholder is an individual and has a permanent trade establishment in Belgium and if the capital gain is derived from the sale of PetroFina ADS or a PetroFina Warrant which are effectively connected with this permanent establishment, the capital gain will normally be subject to taxation in Belgium.

  Estate and Gift Tax

     A transfer of PetroFina Warrants or PetroFina ADSs by reason of death will be subject to Belgian estate tax ("droits de succession/successierechten") only if the deceased had his domicile or the seat of his estate in Belgium at the time of his death. The estate tax shall be due on the whole estate of the deceased wherever the assets are located.

     A transfer of PetroFina Warrants or PetroFina ADSs by gift will be subject to a Belgian gift registration tax ("droits d'enregistrement/ registratierechten") only if it is made through a notary deed in Belgian. A gift in bearer form does not have to be made through a notary deed to be valid and effective. The registration tax should not apply to gifts of PetroFina ADSs recorded in a notary deed that is executed outside of Belgium.

                                    EXPERTS

     The financial statements of the Group, except Fina Europe N.V., Fina Raffinaderij Antwerpen N.V., Sigma Coatings B.V., Petrofina Delaware, Incorporated and Brittany Insurance Company Ltd., as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997, included in the Proxy Statement/Prospectus and the related financial statements schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche as stated in their report appearing herein. The financial statements of Fina Europe N.V., Fina Raffinaderij Antwerpen N.V., Sigma Coatings B.V., Petrofina Delaware, Incorporated and Brittany Insurance Company Ltd. (consolidated with those of the Group) have been audited by member firms of KPMG as stated in their reports included herein. Such financial statements of the Group and its consolidated subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Merger will be passed upon for Parent by Wilmer, Cutler & Pickering, Washington, D.C., U.S. counsel to Parent. The validity of the PetroFina Warrants and PetroFina ADSs offered hereby, as well as the Belgian tax consequences of the Merger, will be passed upon by Francois Vincke, General Counsel to the Company. Certain matters regarding Belgian law will be passed upon for PetroFina by Liedekerke Wolters Waelbroeck & Kirkpatrick, Belgian counsel to Parent.

                               TABLE OF CONTENTS

Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets at December 1, 1997, 1996 and
  1995......................................................   F-9
Consolidated Statements of Income for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-10
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-11
Consolidated Statements of Changes in Shareholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......  F-12
Notes to Consolidated Financial Statements..................  F-13
Supplemental Oil and Gas Information (Unaudited)............  F-34
Financial Statement Schedule................................  F-41

LOGO

                          INDEPENDENT AUDITORS' REPORT

To the Directors and Shareholders of
PetroFina S.A.

     We have audited the accompanying consolidated balance sheets of PetroFina S.A. and subsidiaries as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of certain subsidiaries which statements reflect total assets constituting 45.0%, 51.5% and 48.2%, respectively, of consolidated total assets at December 31, 1997, 1996 and 1995, and total revenues constituting 33.9%, 46.6% and 45.9%, respectively, of consolidated total revenues for the years then ended. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiaries, before conversion to generally accepted accounting principles in the United States, is based solely on the reports of such other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits (which include the conversion to generally accepted accounting principles in the United States) and the reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of PetroFina S.A. at December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

/s/ Michael C. Vaes

Michael C. Vaes
Statutory Auditor
Deloitte & Touche Reviseurs d'Entreprises scc

Brussels, Belgium
March 26, 1998

LOGO

                          INDEPENDENT AUDITORS REPORT

To the Directors of PetroFina S.A.

     We have audited the balance sheets of Fina Europe N.V. (a 99,9 percent subsidiary of PetroFina S.A.) as of 31 December 1997, 1996 and 1995 and related statements of income for each of the three years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fina Europe N.V. at December 31, 1997, 1996 and 1995, and the results of its operations for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles in Belgium.

Antwerp, Belgium
March 20, 1998

Klynveld Peat Marwick Goerdeler Reviseurs d'Entreprises
Represented by

L. Ruysen

LOGO

                          INDEPENDENT AUDITORS REPORT

To the Directors of PetroFina S.A.

     We have audited the balance sheets of Fina Raffinaderij Antwerpen N.V. (a 99,9 percent subsidiary of PetroFina S.A.) as of 31 December 1997, 1996 and 1995 and related statements of income for each of the three years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fina Raffinaderij Antwerpen N.V. at December 31, 1997, 1996 and 1995, and the results of its operations for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles in Belgium.

Antwerp, Belgium
March 20, 1998

Klynveld Peat Marwick Goerdeler Reviseurs d'Entreprises
Represented by

/s/ L. Ruysen

L. Ruysen

LOGO

                          INDEPENDENT AUDITORS' REPORT

TO THE DIRECTORS OF PETROFINA S.A.

     We have audited the balance sheets of Sigma Coatings B.V. (a wholly-owned subsidiary of PetroFina S.A.) as of December 31, 1997, 1996 and 1995 and the related statements of income for each of three years in the period ended December 31, 1997 (not presently separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Coatings B.V. as of December 31, 1997, 1996 and 1995, and the results of its operations for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles in the Netherlands.

     The Hague, the Netherlands, March 20, 1998

     /s/ KPMG Accountants NV

LOGO

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Petrofina S.A.:

     We have audited the accompanying consolidated balance sheets of Petrofina Delaware, Incorporated and subsidiaries (a wholly-owned subsidiary of PetroFina S.A.) as of December 31, 1997, 1996 and 1995, and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petrofina Delaware, Incorporated and subsidiaries as of December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

Dallas, Texas
January 26, 1998, except as to the
  fourth paragraph of note 1(a)
  which is as of February 17, 1998

LOGO

INDEPENDENT AUDITORS' REPORT

To the Directors of
PetroFina S.A.

     We have audited the balance sheets of Brittany Insurance Company Ltd. (a wholly-owned subsidiary of PetroFina S.A.) as of December 31, 1997 and 1996 and related statements of income and cash flows for each of the two years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brittany Insurance Company Ltd. at December 31, 1997 and 1996 and the results of its operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles in the United States.

/s/ KPMG PEAT MARWICK

Chartered Accountants
February 10, 1998

LOGO

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
PetroFina SA

     We have audited the balance sheet of Brittany Insurance Company Ltd. as at December 31, 1995 and the statements of operations and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in Bermuda and Canada that are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Bermuda and Canada.

/s/ KPMG PEAT MARWICK

Chartered Accountants
February 28, 1997

                                   PETROFINA

                       CONSOLIDATED FINANCIAL STATEMENTS

                          CONSOLIDATED BALANCE SHEETS
                               (in BEF millions)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
FIXED ASSETS
Intangible Assets...........................................     2,266       1,997       1,980
Tangible Assets.............................................   235,155     211,167     195,155
Financial Assets............................................     6,879       6,597       6,587
Other Assets................................................    11,794      11,272       9,450
                                                               -------     -------     -------
                                                               256,094     231,033     213,172
CURRENT ASSETS
Stocks......................................................    51,559      48,175      45,033
Trade Debtors...............................................    73,540      69,068      58,678
Other Debtors...............................................    12,127      10,904      10,323
Marketable Securities.......................................     6,640       4,885       3,844
Cash and Cash Equivalents...................................     3,658       2,723       2,842
                                                               -------     -------     -------
                                                               147,524     135,755     120,720
     Total Assets...........................................   403,618     366,788     333,892
                                                               =======     =======     =======
CREDITORS AMOUNTS FALLING DUE WITHIN ONE YEAR
Finance Debt................................................    30,186      35,643      34,605
Income Tax Payable..........................................     8,915      10,130       6,346
Trade Creditors.............................................    52,678      46,002      40,902
Other Creditors.............................................    36,987      37,048      35,362
                                                               -------     -------     -------
                                                               128,766     128,823     117,215
CREDITORS AMOUNTS FALLING DUE AFTER ONE YEAR
Finance Debt................................................    59,976      49,326      44,732
PROVISIONS FOR LIABILITIES AND CHARGES
Deferred Taxation...........................................    26,560      22,809      19,645
Other Provisions............................................    25,556      25,056      24,216
                                                               -------     -------     -------
                                                               112,092      97,191      88,593
Minority Shareholders' Interests............................     6,845       5,763       4,986
SHAREHOLDERS' EQUITY........................................   155,915     135,011     123,098
Subscribed Capital..........................................    43,605      43,293      43,293
Share Premium...............................................    26,096      24,314      24,310
Retained Earnings...........................................   107,738      94,979      87,216
Cumulative Foreign Currency Translation Adjustment..........   (21,524)    (27,575)    (31,721)
                                                               -------     -------     -------
                                                               155,915     135,011     123,098
     Total Liabilities and Shareholders' Equity.............   403,618     366,788     333,892
                                                               =======     =======     =======

          See accompanying notes to consolidated financial statements.

                                   PETROFINA

                       CONSOLIDATED STATEMENTS OF INCOME
         (in BEF millions, except number of shares and per share data)

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1997         1996         1995
                                                           ----------   ----------   ----------
Operating Revenue including Duties and Excise Taxes......     727,031      622,145      558,724
Earnings from Investments, Equity Interests..............       1,386        1,466        1,345
                                                           ----------   ----------   ----------
Total Revenue............................................     728,417      623,611      560,069
Cost of Products Sold....................................    (315,785)    (259,484)    (220,216)
Duties and Excise Taxes..................................    (234,070)    (206,955)    (195,414)
Direct Operating Expenses................................     (61,149)     (54,514)     (52,287)
Sales, General and Administrative Costs..................     (28,720)     (27,662)     (26,241)
Depreciation, Depletion and Amortization.................     (28,703)     (23,775)     (22,533)
Exploration Costs........................................      (4,354)      (3,030)      (4,186)
Other Operating Costs....................................      (7,875)      (7,661)      (7,501)
Early Retirement Costs...................................        (928)      (1,142)        (903)
                                                           ----------   ----------   ----------
OPERATING INCOME.........................................      46,833       39,388       30,788
Interest Expense.........................................      (4,691)      (5,585)      (6,079)
Other Financial Income, Net..............................          95          519          908
                                                           ----------   ----------   ----------
Income before Taxes and Minority Interests...............      42,237       34,322       25,617
Current Income Tax.......................................     (16,839)     (16,296)     (12,150)
Deferred Income Tax......................................      (2,692)      (1,382)        (942)
Minority Interest........................................        (646)        (696)        (699)
                                                           ----------   ----------   ----------
NET INCOME...............................................      22,060       15,948       11,826
Earnings per Share.......................................         945          686          509
Weighted average number of Shares used to calculate
  Earnings per Share (basic and dilutive)................  23,350,612   23,252,764   23,252,414

          See accompanying notes to consolidated financial statements.

                                   PETROFINA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in BEF millions)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
CASH-FLOW FROM OPERATING ACTIVITIES
Net Income..................................................    22,060      15,948      11,826
Minority Interest...........................................       646         696         699
Adjustments to Reconcile Net Earnings to Net Cash Provided
  by Operating Activities:
     Depreciation, Depletion, and Amortization (including
       exploration costs)...................................    32,333      26,141      25,912
     Provisions for Liabilities and Charges.................    (1,163)       (317)        502
     Provisions for Losses on Accounts Receivable and
       Inventories..........................................       574         115        (221)
     Deferred Income Taxes..................................     2,692       1,382         942
                                                               -------     -------     -------
CASH-FLOW (*)...............................................    57,142      43,965      39,660
     Equity in Net Income of Affiliated Companies Net of
       Dividend Received....................................      (223)       (315)        300
     Gain on Sales of Assets................................      (467)     (1,334)       (186)
     Changes in Working Capital:
          -- Accounts Receivable............................      (526)     (6,701)         15
          -- Inventories....................................    (1,020)       (682)     (3,148)
          -- Trade Payables.................................     3,149       2,845       1,056
          -- Other Current Liabilities......................    (2,229)      3,167       2,128
          -- Income Tax Payable.............................    (1,582)       (860)         35
          -- Other..........................................      (318)     (3,266)     (2,012)
                                                               -------     -------     -------
          Net Cash Provided by Operating Activities.........    53,926      36,819      37,848
CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditure Including Exploration expenses..........   (43,246)    (32,203)    (26,695)
Proceeds from Sales of Assets...............................     1,571       4,122       1,975
Investments in Affiliates...................................      (414)       (939)     (3,157)
                                                               -------     -------     -------
          Net Cash Used in Investing Activities.............   (42,089)    (29,020)    (27,877)
CASH FLOWS FROM FINANCING ACTIVITIES
Additions to Long Term Debt.................................    17,533      13,877       2,424
Payments of Long Term Debt..................................    (9,423)    (16,825)     (3,725)
Net Change in Short Term Notes Payable......................   (11,392)      3,455        (287)
Warrant Exercise Proceeds...................................     2,095           4           3
Minority Interest...........................................         7          12          16
Dividend Paid to the Minority Interest......................      (518)       (353)       (356)
Dividend Paid...............................................    (9,301)     (8,185)     (7,441)
                                                               -------     -------     -------
          Net Cash Used in Financing Activities.............   (10,999)     (8,015)     (9,366)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       838        (216)        605
Cash and Cash Equivalents at Beginning of Year..............     2,723       2,842       2,274
Cash and Cash Equivalents at End of Year....................     3,658       2,723       2,842
Effect of Exchange Rate Changes.............................        97          97         (37)
                                                               -------     -------     -------
Net Increase (Decrease) in Cash and Cash Equivalents........       838        (216)        605
Income Taxes Paid...........................................   (18,297)    (13,070)    (12,016)
Interest Paid...............................................    (6,876)     (6,883)     (6,620)

---------------
(*) PetroFina defines "Cash Flow", for purposes of its Belgian financial reporting, as consolidated net income adjusted for depreciation and other current year provisions to net income.

                                   PETROFINA

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          (in BEF millions except number of shares and per share data)

                                                                                     CUMULATIVE
                                    ORDINARY SHARES ISSUED                             FOREIGN
                                    ----------------------   ADDITIONAL               CURRENCY         TOTAL
                                                 STATUTORY    PAID-IN     RETAINED   TRANSLATION   SHAREHOLDERS'
                                      NUMBER      CAPITAL     CAPITAL     EARNINGS   ADJUSTMENT       EQUITY
                                    ----------   ---------   ----------   --------   -----------   -------------
Balance December 31, 1994.........  23,252,229    43,292       24,308      82,831      (26,933)       123,498
Warrants Exercised................         222         1            2                                       3
Net Income 1995...................                                         11,826                      11,826
Dividend Declared and Paid
  (BEF 320 Per Share).............                                         (7,441)                     (7,441)
Foreign Currency Translation......                                                      (4,788)        (4,788)
                                    ----------    ------       ------     -------      -------        -------
Balance December 31, 1995.........  23,252,451    43,293       24,310      87,216      (31,721)       123,098
Warrants Exercised................         412                      4                                       4
Net Income 1996...................                                         15,948                      15,948
Dividend Declared and Paid
  (BEF 352 Per Share).............                                         (8,185)                     (8,185)
Foreign Currency Translation......                                                       4,146          4,146
                                    ----------    ------       ------     -------      -------        -------
Balance December 31, 1996.........  23,252,863    43,293       24,314      94,979      (27,575)       135,011
Warrants Exercised................     167,569       312        1,782                                   2,094
Net Income 1997...................                                         22,060                      22,060
Dividend Declared and Paid
  (BEF 400 Per Share).............                                         (9,301)                     (9,301)
Foreign Currency Translation......                                                       6,051          6,051
                                    ----------    ------       ------     -------      -------        -------
Balance December 31, 1997.........  23,420,432    43,605       26,096     107,738      (21,524)       155,915
                                    ==========    ======       ======     =======      =======        =======

     The statutory capital and additional paid-in capital of PetroFina S.A. constitutes the nondistributable portion of Shareholders' Equity and is not available for dividend purposes. Included in Shareholders' Equity for the Group are retained earnings of certain subsidiary companies, under current debt covenants or companies' acts, amounting to BEF 40.8 billion that are not currently available for dividend distribution within the Group at December 31, 1997.

     The Company has issued and outstanding 23,420,432 shares as of December 31, 1997 with aggregate subscribed capital of BEF 43,605,279,966 (BEF 1,862 per share). By decision of the Company's shareholders, the Company's Board of Directors is authorized to increase statutory capital by BEF 14.7 billion (representing 7,888,285 shares).

     The authorization is valid for a five-year period and available for renewal at the end of the five-year term.

                                   PETROFINA

                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements present the financial position, results of operations and cash flows of PetroFina S.A. and its consolidated subsidiaries (the "Group" or "PetroFina") and have been prepared in accordance with United States generally accepted accounting principles (US
GAAP). The consolidated financial statements are presented in Belgian Franc
(BEF). All amounts presented are in BEF million unless otherwise indicated.

     Following Belgian accounting laws, the Group is obliged to prepare its financial statements in accordance with Belgian accounting principles. Following article 8 of the Royal Decree dated 1st September 1986 concerning annual financial statements and consolidated financial statements, the Belgian Securities Exchange Commission (la Commission bancaire et financiere) authorized PetroFina to depart from article 6 of the previous mentioned Royal Decree. This departure allows PetroFina to prepare and publish the financial statements under US GAAP. This authorisation is contingent upon the following conditions :

          - PetroFina follows all US GAAP requirements

          - PetroFina abides by all mandatory rules of the 7th European
     Directive.

     The decision by PetroFina to prepare and publish its financial statements in accordance with US GAAP was based on the following :

          - The registration of PetroFina securities with the New York Stock Exchange obligates the Group to meet the reporting requirements of the United States Securities and Exchange Commission. The Group is required to prepare US GAAP financial statements or to prepare a reconciliation to US GAAP.

          - The Group's desire to publish comparable financial information following the same format as other major worldwide energy companies.

     In preparing the financial statements following US GAAP, the Group has found no material contradiction with the mandatory rules of the 7th European Directive.

USE OF ESTIMATES

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF CONSOLIDATION

     Subsidiaries in which the Group's holdings exceed 50% are consolidated in the financial statements, unless effective control is limited due to contractual provisions or governmental restrictions. The Group consolidates certain jointly controlled entities in accordance with the proportionate consolidation method. Under U.S. GAAP these companies should be accounted for under the equity method (see note 22). All material intercompany transactions are eliminated in consolidation.

     The equity method of accounting is used for investments in which the investment provides the Group with the ability to exercise significant influence over the operating and financial policies of the investee company. In the absence of other evidence, such influence is presumed to exist for investments in companies in which the Group's direct or indirect ownership is between 20% and 50% of total voting rights. Under the equity method, the Group's share of profits and losses of associated companies is included in the consolidated income statement and the carrying value of the Group's investment is adjusted.

                                   PETROFINA

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The cost method of accounting is used for investments in which the Group's ownership is less than 20% or for investees where the Group is unable to exercise significant influence.

     A full list of consolidated companies and companies excluded from the scope of consolidation is available from the Public Relations and Communication Department of PetroFina S.A., rue de l'Industrie 52, B-1040 Brussels.

FOREIGN CURRENCY TRANSACTIONS

     Foreign currency transactions are recorded at the exchange rate on the date of origin. Monetary assets and liabilities denominated in a foreign currency are revalued at each balance sheet date for the effect of exchange rate changes between the date of origin and settlement date. The resulting gains and losses on revaluation are recorded in the consolidated income statement as other financial income or expense.

FOREIGN SUBSIDIARIES

     The income statements of foreign subsidiaries are translated into BEF at the average rate of exchange prevailing during the year. Balance sheets are translated at the exchange rate at the balance sheet date. Differences arising on the translation of financial statements of foreign subsidiaries are recorded to shareholders' equity as cumulative foreign currency translation adjustments.

     Exchange rate differences attributable to loans and forward exchange agreements in foreign currencies that are designated as a hedge of the net assets of a foreign subsidiary are recorded directly to shareholders' equity, together with the corresponding translation difference on the hedged net assets.

DERIVATIVE FINANCIAL INSTRUMENTS

     PetroFina manages risk arising from fluctuations in interest rates and currency exchange rates by using derivative financial instruments, and risks from fluctuations in the price of crude oil, refined products, and natural gas by using derivative commodity instruments. PetroFina does not enter into derivative instruments for speculative trading purposes.

     PetroFina's derivative financial instruments currently include interest rate swaps, currency swaps, and foreign exchange forward contracts. The interest rate swaps are accounted for under the accrual basis of accounting. The foreign exchange forward contracts and currency swaps are recorded at cost and adjusted for changes in the spot exchange rates at the reporting date. With respect to derivative commodity instruments, PetroFina currently enters into crude oil and refined product futures and forwards and natural gas futures.

     Interest rate swap agreements are used by PetroFina to manage its interest costs and reduce interest rate risk by managing the overall mix of fixed and floating rate debt. PetroFina is able to modify the interest characteristics of its debt portfolio from a fixed to a floating rate basis or vice versa. Interest differentials are recorded on an accrual basis as an adjustment to interest expense and interest payable.

     Currency swaps and foreign exchange forward contracts are used by PetroFina to manage funding costs and its exposure to fluctuations in foreign currency denominated receivables and payables. This activity is intended to protect PetroFina cash flows from adverse short term fluctuations in foreign currencies. Gains and losses attributable to these contracts resulting from changes in exchange rates are accrued in other current receivables/liabilities and recognized as an adjustment to other financial income and expense in the period in which the change occurs.

     When a hedged obligation is terminated without being replaced by another qualifying hedged item, the designated interest rate or currency swap is recorded at fair value.

                                   PETROFINA

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Crude oil and refined products futures and forwards are used to minimize price risks related to the supply and sale of these products, respectively. Any realized or unrealized changes in fair value are accrued in other current receivables/liabilities and recognized as a component of operating expenses in the period in which the change occurs.

     Natural gas futures are used to hedge designated equity production. Gains and losses on these qualifying hedges are deferred and included in the measurement of the related transaction, in the month of production.

     Derivative instruments are either exchange-traded or with counterparties of high credit quality. Therefore the risk of nonperformance by the counterparties is considered to be negligible.

CASH AND CASH EQUIVALENTS

     The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MARKETABLE SECURITIES

     The Group's investments in marketable securities are classified as "trading" and are recorded at fair value. Changes in fair value, both unrealized gains and unrealized losses, are recognized in each period's income statement.

STOCKS

     Inventories are valued at the lower of cost or net realizable value. Crude feedstocks, finished petroleum products and chemical products inventories are valued according to the LIFO method (last in/first out). All other inventories are valued at the lower of average cost (which approximates cost on a first in/first out basis) or net realizable value. The costs of finished products include raw material costs, direct costs and related production overhead costs but exclude any interest charges. Net realizable value is defined as the estimated selling price (in the normal course of business) of an inventory item less the costs of completion and selling expenses.

TANGIBLE ASSETS

  Cost

     PetroFina follows the "successful efforts" method of accounting for the cost of oil and gas exploration and production operations.

     Lease acquisition costs related to properties held for oil, gas and mineral exploration and production are capitalized when incurred. Unproved properties with acquisition costs which are individually significant are assessed on a property-by-property basis, and a loss is recognized, by provision of a valuation allowance, when the assessment indicates an impairment in value. Unproved properties with acquisition costs which are not individually significant are generally aggregated and the portion of such costs estimated to be non productive, based on historical experience, is amortized on an average holding period basis.

     Exploratory costs, excluding the costs of exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells, including stratigraphic test wells, are capitalized pending determination whether the wells have found proved reserves which justify commercial development. If such reserves are not found, the drilling costs are charged to exploration expenses. All development costs related to proved oil and gas reserves are capitalized.

                                   PETROFINA

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Interest is capitalized as a component of the cost of construction for development projects in progress. Normal maintenance and repairs are charged to expense as incurred. Renewals, betterments and major repairs that extend the useful life or productivity of PP&E are capitalized and the assets replaced, if any, are retired.

  Impairment and Depreciation

     For purposes of determining and recognizing impairment of long-lived assets, the applicable carrying value is evaluated against the undiscounted projection of net future pre-tax cash flows. The applicable grouping of assets are based on the lowest practicable levels of identifiable cash flows, consistent with the manner in which those assets are managed. If an impairment exists, the carrying value is adjusted to the estimated fair value.

     Assets to be disposed of are carried for at the lower of amortized cost or fair value less cost to sell.

     The capitalized costs related to producing activities, including tangible and intangible costs, are amortized by field on the unit-of-production basis by applying the ratio of produced oil and gas during the period to beginning of the period proved developed oil and gas reserves. Estimated future restoration and abandonment costs are accrued each period based on the associated unit-of-production rate.

     Depreciation of PP&E related to facilities other than producing properties is provided using the straight-line method, over the asset's estimated useful life. Typical useful lives of facilities are as follows :

-- machinery & equipment                       10 to 20 years
-- buildings                                   20 years
-- other                                       3 to 5 years

INTANGIBLE ASSETS

     Intangible assets primarily consist of patents, licences, goodwill, and capitalized software development costs for internal use. Intangible assets are depreciated over their estimated economic life, ranging generally from 5 years to 20 years.

ENVIRONMENTAL EXPENDITURES

     The estimated future costs for known environmental remediation requirements are accrued when it is probable that a liability has been incurred and the amount of remediation costs can be reasonably estimated. These amounts are the undiscounted, future estimated costs under existing regulatory requirements and using existing technology. Other environmental expenditures, principally maintenance or preventive in nature, are recorded when expended and are expensed or capitalized as appropriate.

INCOME TAXES

     Income taxes are accounted for pursuant to the liability method. Under the liability method, deferred tax assets and liabilities are measured as the tax effected value of differences between the carrying values of assets and liabilities for financial reporting and their tax basis. Deferred income tax expense is the change during the year in the deferred tax assets and liabilities. Effects of changes in tax laws and tax rates are recognized at the date the tax law changes are enacted. Deferred taxes are not provided on undistributed earnings of most subsidiaries as such earnings are deemed to be indefinitely reinvested. A valuation allowance is recorded when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized.

                                   PETROFINA

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

REVENUE RECOGNITION

     Oil and gas sales are inclusive of production royalties paid in cash. Crude oil and petroleum products trading activities are recorded in Sales and Costs of sales when physical delivery takes place. Exchanges of crude oil and petroleum products involving other oil companies are excluded from sales.

     The Group uses the entitlement method for recording natural gas sales revenues. Under the entitlement method, revenue is based on the Group's net working interest in field production. Deliveries of natural gas in excess of the company's working interest are recorded as liabilities while under-deliveries are recorded as assets. Such differences are temporary in nature and have been insignificant.

EARNINGS PER SHARE

     Earnings per share is based on net income divided by the average number of shares of common stock outstanding. When dilutive, stock warrants are included in dilutive Earnings per share.

(2) SEGMENT DATA

     The Group is a fully integrated energy company. The Group's principal lines of business are crude oil and natural gas exploration and production and natural gas marketing ("Upstream"), petroleum products refining, supply and transportation and marketing ("Downstream"), chemicals manufacturing and marketing ("Chemicals") and paint manufacturing and marketing ("Paints"). The Group sells refined products in both the wholesale and retail markets. Natural gas is sold primarily to marketers. Chemical products are primarily sold to manufacturers of fiber, film, packaging and consumable products. Raw materials are readily available and the Group is not dependent upon a single or limited number of suppliers.

                                   PETROFINA

(2) SEGMENT DATA -- (CONTINUED)
     Information regarding the Group's industry and geographic segments are as follows:

                                                                           1997
                                           --------------------------------------------------------------------
                                           UPSTREAM   DOWNSTREAM   CHEMICALS   PAINTS     OTHER    CONSOLIDATED
                                           --------   ----------   ---------   -------   -------   ------------
EUROPE(1)
-----------------------------------------
OPERATING REVENUE:
    Operating Revenue....................  $49,077     $462,637     $55,687    $31,452   $   463     $599,316
    Inter-segment........................  (29,736)     (13,325)     (4,511)        --                (47,572)
    Operating Revenue from Non
      Affiliates.........................   19,341      449,312      51,176     31,452       463      551,744
Equity in Net Income of Affiliated
  Companies..............................      690          744        (152)        24        31        1,337
Operating Income/(Loss)..................   23,353        9,430       6,086      1,617    (1,638)      38,848
Identifiable Assets......................   65,346      145,419      37,513     19,706    16,979      284,963
Depreciation, Depletion, and
  Amortization...........................   (8,289)      (8,633)     (3,207)      (914)     (460)     (21,503)
Exploration Expenses.....................   (2,203)                                                    (2,203)
Capital Expenditures.....................   15,250        8,397       3,230      1,014       256       28,147

NORTH AMERICA
-----------------------------------------
OPERATING REVENUE:
    Operating Revenue....................   39,188      109,327      37,560                   15      186,090
    Inter-segment........................   (6,562)      (3,636)       (605)                          (10,803)
    Operating Revenue from Non
      Affiliates.........................   32,626      105,691      36,955                   15      175,287
Equity in Net Income of Affiliated
  Companies..............................       86           (2)        (35)                               49
Operating Income/(Loss)..................    1,935        2,575       4,353                 (878)       7,985
Identifiable Assets......................   30,342       49,607      30,931                7,775      118,655
Depreciation, Depletion, and
  Amortization...........................   (3,464)      (2,203)     (1,238)                (295)      (7,200)
Exploration Expenses.....................   (2,151)                                                    (2,151)
Capital Expenditures.....................    7,766        1,695       5,753                  299       15,513

CONSOLIDATED
-----------------------------------------
OPERATING REVENUE:
    Operating Revenue....................   88,265      571,964      93,247     31,452       478      785,406
    Inter-segment........................  (36,298)     (16,961)     (5,116)                          (58,375)
    Operating Revenue from Non
      Affiliates.........................   51,967      555,003      88,131     31,452       478      727,031
Equity in Net Income of Affiliated
  Companies..............................      776          742        (187)        24        31        1,386
Operating Income/(Loss)..................   25,288       12,005      10,439      1,617    (2,516)      46,833
Identifiable Assets......................   95,688      195,026      68,444     19,706    24,754      403,618
Depreciation, Depletion, and
  Amortization...........................  (11,753)     (10,836)     (4,445)      (914)     (755)     (28,703)
Exploration Expenses.....................   (4,354)                                                    (4,354)
Capital Expenditures.....................   23,016       10,092       8,983      1,014       555       43,660

---------------
(1) Europe includes Europe and other parts of the world outside North America for Upstream, Downstream and Other segments. Other parts of the world represent less than 1% of the operating revenues, profit, and total assets of the respective segment.

                                   PETROFINA

(2) SEGMENT DATA -- (CONTINUED)

                                                                            1996
                                             ------------------------------------------------------------------
                 EUROPE(1)                   UPSTREAM   DOWNSTREAM   CHEMICALS   PAINTS   OTHER    CONSOLIDATED
                 ---------                   --------   ----------   ---------   ------   -----    ------------
OPERATING REVENUE:
  Operating Revenue........................   41,960     402,943      46,567     29,439    1,021     521,930
  Inter-segment............................  (25,932)    (10,357)     (2,964)        (3)             (39,256)
  Operating Revenue from Non Affiliates....   16,028     392,586      43,603     29,436    1,021     482,674
Equity in Net Income of Affiliated
  Companies................................      892         814           7         20     (248)      1,485
Operating Income/(Loss)....................   21,996       5,697       4,184      1,207   (1,851)     31,233
Identifiable Assets........................   57,702     141,749      35,712     18,717   19,725     273,605
Depreciation, Depletion, and
  Amortization.............................    6,605       7,258       2,999        830      742      18,434
Exploration Expenses.......................    1,775                                                   1,775
Capital Expenditures.......................   12,945       6,625       1,947      1,151    1,009      23,677
NORTH AMERICA
-------------------------------------------
OPERATING REVENUE:
  Operating Revenue........................   23,252      93,418      31,837         --       12     148,519
  Inter-segment............................   (5,191)     (3,400)       (457)        --       --      (9,048)
  Operating Revenue from Non Affiliates....   18,061      90,018      31,380                  12     139,471
Equity in Net Income of Affiliated
  Companies................................       --           3         (22)        --       --         (19)
Operating Income/(Loss)....................    2,169        (502)      7,153         --     (665)      8,155
Identifiable Assets........................   22,703      43,168      22,489         --    4,823      93,183
Depreciation, Depletion, and
  Amortization.............................    2,320       1,879         999         --      143       5,341
Exploration Expenses.......................    1,255          --          --         --       --       1,255
Capital Expenditures.......................    5,019       2,346       1,740         --      360       9,465
CONSOLIDATED
-------------------------------------------
OPERATING REVENUE:
  Operating Revenue........................   65,212     496,361      78,404     29,439    1,033     670,449
  Inter-segment............................  (31,123)    (13,757)     (3,421)        (3)      --     (48,304)
  Operating Revenue from Non Affiliates....   34,089     482,604      74,983     29,436    1,033     622,145
Equity in Net Income of Affiliated
  Companies................................      892         817         (15)        20     (248)      1,466
Operating Income/(Loss)....................   24,165       5,195      11,337      1,207   (2,516)     39,388
Identifiable Assets........................   80,405     184,917      58,201     18,717   24,548     366,788
Depreciation, Depletion, and
  Amortization.............................    8,925       9,137       3,998        830      885      23,775
Exploration Expenses.......................    3,030                                                   3,030
Capital Expenditures.......................   17,964       8,971       3,687      1,151    1,369      33,142

---------------
(1) Europe includes Europe and other parts of the world outside North America for Upstream, Downstream and Other segments. Other parts of the world represent less than 1% of the operating revenues, profit, and total assets of the respective segment.

                                   PETROFINA

(2) SEGMENT DATA -- (CONTINUED)

                                                                            1995
                                             ------------------------------------------------------------------
EUROPE(1)                                    UPSTREAM   DOWNSTREAM   CHEMICALS   PAINTS   OTHER    CONSOLIDATED
-------------------------------------------  --------   ----------   ---------   ------   -----    ------------
OPERATING REVENUE:
  Operating Revenue........................   34,731     360,654      49,371     28,390    1,305     474,451
  Inter-segment............................  (18,470)    (12,452)     (2,524)        --     (333)    (33,779)
  Operating Revenue from Non Affiliates....   16,261     348,202      46,847     28,390      972     440,672
Equity in Net Income of Affiliated
  Companies................................      484         600         359         15     (168)      1,290
Operating Income/(Loss)....................   13,841         348      10,438        854   (2,170)     23,311
Identifiable Assets........................   48,174     136,636      35,893     17,813   19,202     257,718
Depreciation, Depletion, and
  Amortization.............................    6,899       6,518       2,881        838      733      17,869
Exploration Expenses.......................    2,680          --          --         --       --       2,680
Capital Expenditures.......................    9,801       6,572       4,604        745      795      22,517
                                             -------     -------      ------     ------   ------     -------
NORTH AMERICA
-------------------------------------------
OPERATING REVENUE:
  Operating Revenue........................   13,867      81,034      30,570         --       14     125,485
  Inter-segment............................   (3,217)     (3,996)       (220)        --       --      (7,433)
  Operating Revenue from Non Affiliates....   10,650      77,038      30,350         --       14     118,052
Equity in Net Income of Affiliated
  Companies................................       48           1         (18)                 24          55
Operating Income/(Loss)....................     (441)       (113)      8,576         --     (545)      7,477
Identifiable Assets........................   18,007      36,868      17,076         --    4,223      76,174
Depreciation, Depletion, and
  Amortization.............................    1,778       2,080         701         --      105       4,664
Exploration Expenses.......................    1,506          --          --         --       --       1,506
Capital Expenditures.......................    2,487       1,246       3,389         --      213       7,335
                                             -------     -------      ------     ------   ------     -------
CONSOLIDATED
-------------------------------------------
OPERATING REVENUE:
  Operating Revenue........................   48,598     441,688      79,941     28,390    1,319     599,936
  Inter-segment............................  (21,687)    (16,448)     (2,744)        --     (333)    (41,212)
  Operating Revenue from Non Affiliates....   26,911     425,240      77,197     28,390      986     558,724
Equity in Net Income of Affiliated
  Companies................................      532         601         341         15     (144)      1,345
Operating Income/(Loss)....................   13,400         235      19,014        854   (2,715)     30,788
Identifiable Assets........................   66,181     173,504      52,969     17,813   23,425     333,892
Depreciation, Depletion, and
  Amortization.............................    8,677       8,598       3,582        838      838      22,533
Exploration Expenses.......................    4,186          --          --         --       --       4,186
Capital Expenditures.......................   12,288       7,818       7,993        745    1,008      29,852

---------------
(1) Europe includes Europe and other parts of the world outside North America for Upstream, Downstream and Other segments. Other parts of the world represent less than 1% of the operating revenues, profit, and total assets of the respective segment.

(3)  RESEARCH COSTS

     Research costs incurred and expensed amounted to BEF 3,230 million in 1997, BEF 3,062 million in 1996 and 2,883 million in 1995.

                                   PETROFINA

(4)  INTANGIBLE ASSETS

                                                               1997     1996     1995
                                                              ------   ------   ------
Patents & licences..........................................   2,758    2,760    2,279
Customer goodwill...........................................   2,501    2,159    2,310
Other intangible assets.....................................   3,832    3,338    3,572
                                                              ------   ------   ------
                                                               9,091    8,257    8,161
Accumulated amortization....................................  (6,825)  (6,260)  (6,181)
                                                              ------   ------   ------
                                                               2,266    1,997    1,980

(5)  TANGIBLE ASSETS

     A summary of tangible assets follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Land & buildings............................................    48,151     44,936     39,901
Plant & equipment...........................................   242,211    223,800    207,602
Proved oil & gas properties.................................   168,420    147,725    132,356
Unproved oil & gas properties...............................    17,923     16,800     14,408
Other tangible assets.......................................    13,042      9,903      8,876
Assets under construction...................................    33,371     17,002      9,366
                                                              --------   --------   --------
                                                               523,118    460,166    412,509
Accumulated depreciation, depletion and amortization........  (287,963)  (248,999)  (217,354)
                                                              --------   --------   --------
                                                               235,155    211,167    195,155

     Capitalized interest included in capital expenditures amounted to BEF 1,616 million in 1997, to BEF 863 million in 1996 and to BEF 440 million in 1995.

(6)  FINANCIAL ASSETS

                                                              1997    1996    1995
                                                              -----   -----   -----
Companies accounted for under equity method.................  5,208   4,107   4,589
Other companies.............................................  1,339   2,157   1,409
Loans.......................................................    332     333     589
                                                              -----   -----   -----
                                                              6,879   6,597   6,587

(7)  OTHER ASSETS

                                                               1997     1996    1995
                                                              ------   ------   -----
Deferred tax assets.........................................   1,556    2,079   1,761
Other long term receivables.................................  10,238    9,193   7,689
                                                              ------   ------   -----
                                                              11,794   11,272   9,450

                                   PETROFINA

(8)  STOCKS

                                                               1997     1996     1995
                                                              ------   ------   ------
A summary of inventories follows:
  -- Petroleum products.....................................  28,934   27,581   24,121
  -- Chemicals products and paints..........................  15,788   13,811   13,970
  -- Other products and materials...........................   6,837    6,783    6,942
                                                              ------   ------   ------
                                                              51,559   48,175   45,033

     The carrying value of crude oil, finished petroleum products and chemical products inventories accounted for using the LIFO method amounted to BEF 41.4 billion at December 31, 1997, BEF 38.2 billion at December 31, 1996 and BEF 34.8 billion at December 31, 1995.

     The excess of replacement cost of these inventories over LIFO was BEF 1.1 billion, BEF 6.2 billion and BEF 1.3 billion for the same periods.

(9)  TRADE DEBTORS

                                                               1997     1996     1995
                                                              ------   ------   ------
Trade receivables...........................................  76,325   71,885   61,178
Write-downs on trade receivables............................  (2,785)  (2,817)  (2,500)
                                                              ------   ------   ------
                                                              73,540   69,068   58,678

(10)  OTHER DEBTORS

                                                               1997     1996     1995
                                                              ------   ------   ------
Taxes & withholding taxes to be recovered...................   2,301    2,373    2,608
Deferred tax assets.........................................   2,877      933      823
Deferred charges and accrued income.........................   3,144    2,743    3,109
Others......................................................   3,805    4,855    3,783
                                                              ------   ------   ------
                                                              12,127   10,904   10,323

(11)  INCOME TAX PAYABLE

                                                               1997      1996      1995
                                                              -------   -------   -------
At the beginning of the year................................   10,130     6,346     6,324
Current income tax expense..................................   16,839    16,296    12,150
Taxes paid during the year..................................  (18,297)  (13,070)  (12,016)
Translation effects.........................................      243       561      (111)
Other.......................................................       --        (3)       (1)
                                                              -------   -------   -------
                                                                8,915    10,130     6,346

                                   PETROFINA

(12)  OTHER CREDITORS

                                                               1997     1996     1995
                                                              ------   ------   ------
Other taxes (VAT)...........................................   3,754    3,215    2,705
Accrued expenses and deferred income........................   5,573    6,538    5,964
Excise duties...............................................  12,992   13,503   13,125
Salary and social benefits..................................   3,648    3,755    3,358
Other.......................................................  11,020   10,037   10,210
                                                              ------   ------   ------
                                                              36,987   37,048   35,362

(13)  CURRENT AND LONG TERM FINANCIAL DEBTS

                             SHORT TERM BORROWINGS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                               1997     1996     1995
                                                              ------   ------   ------
Bank Obligations............................................  24,060   27,439   19,514
Commercial Paper............................................   1,587    5,812    8,296
Other.......................................................      32      885      769
                                                              ------   ------   ------
                                                              25,679   34,136   28,579
Current portion of Long Term Debt...........................   4,507    1,507    6,026
                                                              ------   ------   ------
                                                              30,186   35,643   34,605

     Weighted average interest rates on outstanding borrowings at December 31, 1997, 1996 and 1995 were 6.33%, 5.84% and 6.09% respectively.

                              LONG TERM BORROWINGS

                                                               1997     1996     1995
                                                              ------   ------   ------
Bonds and Notes (rates from 3.5% to 10% maturing through
  2005).....................................................  23,386   35,566   36,459
Bank Obligations (rates from 3.58% to 10.75% maturing
  through 2008).............................................  39,543   12,768   11,657
Capital Lease Obligations...................................   1,388      899      968
Other.......................................................     166    1,600    1,674
                                                              ------   ------   ------
                                                              64,483   50,833   50,758
Less current portion........................................  (4,507)  (1,507)  (6,026)
                                                              ------   ------   ------
                                                              59,976   49,326   44,732

                                   PETROFINA

(13)  CURRENT AND LONG TERM FINANCIAL DEBTS -- (CONTINUED)

                        LONG TERM BORROWINGS BY CURRENCY

                                                               1997     1996     1995
                                                              ------   ------   ------
Excludes the effects of currency swap transactions:
US Dollars..................................................  49,221   31,651   25,412
BEF.........................................................   9,738   11,254   12,999
DEM (German Mark)...........................................      27    6,186    8,530
NLG (Netherlands Gulden)....................................   4,052      222       15
Other currencies............................................   1,445    1,520    3,802
                                                              ------   ------   ------
                                                              64,483   50,833   50,758

     As of December 31, 1997 the Group had committed and unused credit facilities with various banks in various currencies totaling BEF 52,374 million. Commitment fees associated with these credit facilities range from 0.07% to 0.20% on undrawn amounts. The Group intends to use borrowings under these facilities to finance the repayment of BEF 26,630 million of commercial paper classified as long term debt at December 31, 1997.

     Fixed and variable rate debt is borrowed in the most cost-effective means to manage risk arising from fluctuations in interests rates. Petrofina's interest rate swaps convert BEF 23.9 billion of variable rate debt to an average fixed rate of 7.06%, and BEF 8.5 billion of fixed rate debt to an average variable rate of 6.12% as of December 31, 1997.

     The aggregate maturities of long term borrowings (in BEF million) are as follows:

                          YEAR                             LONG-TERM BORROWINGS
                          ----                             --------------------
1998.....................................................   BEF  4,507 million
1999.....................................................   BEF  2,840 million
2000.....................................................   BEF 12,524 million
2001.....................................................   BEF  6,231 million
2002.....................................................   BEF 14,835 million
2003 and later...........................................   BEF 23,546 million

     Certain notes and credit facilities contain provisions that limit mergers and sales of assets, limit the incurrence of indebtedness and restrict payments within subsidiaries of the Group.

     No material amounts of current or long term debt are collateralized by Group assets.

                                   PETROFINA

(14)  FINANCIAL INSTRUMENTS

     Amounts related to Petrofina's financial instruments were as follows:

                                                                 AS OF DECEMBER 31,
                                           ---------------------------------------------------------------
                                                 1997                   1996                   1995
                                           -----------------      -----------------      -----------------
                                           CARRYING    FAIR       CARRYING    FAIR       CARRYING    FAIR
                                            AMOUNT    VALUE        AMOUNT    VALUE        AMOUNT    VALUE
                                           --------   ------      --------   ------      --------   ------
BALANCE SHEET FINANCIAL INSTRUMENTS:
     Marketable securities...............    6,640     6,640        4,885     4,885        3,844     3,844
     Long term debt......................   64,483    66,193       50,833    53,143       50,758    53,531
DERIVATIVE INSTRUMENTS:
     Interest rate swaps.................     (216)     (753)          99      (510)         350      (993)
     Currency swaps......................      (99)     (123)        (186)     (265)        (199)      171
     Forward foreign exchange
       contracts.........................      107       107         (175)     (175)        (108)     (108)
     Commodity contracts.................       12        12          208       208            2         2

     Petrofina's notional amount of debt covered under interest rate swaps totaled approximately BEF 32.4 billion, BEF 26.7 billion and BEF 22.3 billion, and under currency swaps totaled approximately BEF 4.3 billion BEF 7.1 billion and BEF 9.1 billion at December 31, 1997, 1996, and 1995, respectively. Amounts to be paid or received under these agreements are accrued on the balance sheet over the life of the swap agreements. The fair value of the swap agreements are not recognized in the consolidated financial statements since they are accounted for as hedges of the underlying debt instruments.

     For the periods ended December 31, 1997, 1996 and 1995, PetroFina had forward foreign exchange buy contracts of BEF 49.2 billion, BEF 34.3 billion and BEF 23.8 billion, respectively, principally denominated in Belgian franc and US dollar, and sell contracts of BEF 49.2 billion, BEF 34.5 billion and BEF 23.9 billion, respectively, principally denominated in German mark, French franc, Norwegian krone, and British pound and US dollar. Because these contracts are of a short term nature (principally less than six months) their fair value and carrying value are approximately the same.

     Also for the periods ended December 31, 1997, 1996 and 1995, the Company had crude oil and refined products futures and forward buy contracts of notional amounts of BEF 1.5 billion, BEF 4.1 billion and BEF 1.4 billion, respectively; and sell contracts of notional amounts of BEF 2.3 billion, BEF 1.6 billion and BEF 0.2 billion, respectively. These contracts are recorded at fair value. Natural gas contracts are insignificant at December 31, 1997, 1996 and 1995.

     The carrying value of cash and cash equivalents, accounts receivable, and accounts payable approximated their fair values due to the short term maturities of these instruments. The estimated fair values of other financial instruments, including debt and risk management instruments summarized above, have been determined using available market information and valuation methodologies, primarily discounted cash flow analysis.

(15) INCOME TAXES

     Current tax expense for 1997, 1996 and 1995 was BEF 16,839 million, BEF 16,296 million and BEF 12,150 million, respectively. Deferred tax expense for 1997, 1996 and 1995 was BEF 2,692 million, BEF 1,382 million and BEF 942 million, respectively.

                                   PETROFINA

(15) INCOME TAXES -- (CONTINUED)

     THE COMPONENTS OF DEFERRED INCOME TAX EXPENSE FOR EACH YEAR WERE AS
FOLLOWS:

                                                              FOR THE PERIOD ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1997    1996    1995
                                                              ------   -----   ----
                                                                (in BEF million)
Deferred tax expense, excluding items below.................   3,489     251   (512)
Benefits of tax loss carryforwards..........................     991     482    832
Effect of foreign tax rate changes..........................  (1,257)     --     --
Net change in valuation allowance...........................    (531)    649    622
                                                              ------   -----   ----
Deferred income tax expense.................................   2,692   1,382    942

     ACTUAL INCOME TAX EXPENSE DIFFERS FROM THE EXPECTED INCOME TAX EXPENSE USING THE BELGIAN STATUTORY INCOME TAX RATE AS FOLLOWS:

                                                                FOR THE PERIOD ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                               1997     1996     1995
                                                              ------   ------   ------
                                                                  (in BEF million)
Income before tax and minority interest.....................  42,237   34,322   25,617
Expected income tax at statutory tax rate of 40.17%.........  16,967   13,787   10,290
     -- foreign tax rate differences........................   6,915    5,979    4,474
     -- uplift benefit(1)...................................  (1,121)  (1,220)    (667)
     -- non deductible expenses.............................   1,000      674      916
     -- tax free income.....................................  (2,195)  (2,092)  (2,619)
     -- change in valuation allowance.......................    (531)     649      622
     -- effect of foreign tax rate changes(2)...............  (1,257)      --       --
     -- other...............................................    (247)     (99)      76
                                                              ------   ------   ------
Total income tax expense....................................  19,531   17,678   13,092

---------------
(1) Uplift is a special deduction allowed against revenues from oil and gas activities on the Norwegian continental shelf.

(2) Effect primarily of tax rates reduction in the UK and in Italy.

                                   PETROFINA

(15) INCOME TAXES -- (CONTINUED)

     THE DEFERRED INCOME TAX ASSETS AND LIABILITIES ARE AS FOLLOWS:

                                                              FOR THE PERIOD ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
                                                                      (in BEF million)
Deferred income tax assets:
     -- tax loss carryforwards..............................     8,273       9,431       9,473
     -- deferred uplift (1).................................     2,353       2,020       1,290
     -- provisions and accrued liabilities..................     2,114       3,804       3,737
     -- investment deductions...............................       378         495         739
     -- AMT credits (2).....................................     4,763       3,638       1,795
     --- other..............................................       515         377          85
Valuation allowance.........................................    (6,872)     (8,658)     (7,605)
                                                               -------     -------     -------
Net deferred income tax assets..............................    11,524      11,107       9,514
Deferred income tax liabilities :
     -- PP&E related(3).....................................   (29,690)    (25,423)    (20,510)
     -- untaxed reserves....................................    (5,041)     (6,052)     (6,549)
                                                               -------     -------     -------
Total deferred income tax liabilities.......................   (34,731)    (31,475)    (27,059)
Net deferred income tax liability...........................   (23,207)    (20,368)    (17,545)

---------------
(1) uplift is a special deduction allowed against revenues from oil and gas activities on the Norwegian continental shelf

(2) AMT credits relate to the alternative minimum tax system in the United States and are credit carryforwards available to reduce future regular income taxes

(3) primarily related to depreciation and depletion rate differences

     AT THE END OF 1997, PETROFINA HAD TAX LOSS CARRYFORWARDS OF BEF 19,196 MILLION PRIMARILY IN BELGIUM, FRANCE, GERMANY AND THE USA. CARRYFORWARD AMOUNTS (WHICH ARE NOT RATE EFFECTED) EXPIRE AS FOLLOWS:

                                                              AS OF DECEMBER 31, 1997
                                                              -----------------------
                                                                 (in BEF million)
1998........................................................           1,467
1999........................................................             395
2000........................................................             149
2001........................................................              20
2002........................................................              21
After 2002..................................................           3,937
Without expiration..........................................          13,207

(16)  STATEMENT OF INCOME

     Net income is affected by transactions that are not representative of the Group's current operations.

     These transactions, defined as "non recurrent elements" which can affect the comparability of annual operating results, are summarized in the table below.

                                   PETROFINA

(16)  STATEMENT OF INCOME -- (CONTINUED)

NON RECURRENT ELEMENTS (IN BEF BILLION)

                                                              1997       1996       1995
                                                              ----       ----       ----
UPSTREAM
a) Europe
   Impairment test Ann/Alison...............................  (0.5)
b) North America
   Capital gains on assets sold.............................   0.3                   0.2

DOWNSTREAM
a) Europe
   Inventory (write-down), write-back.......................  (0.1)       0.3        0.3
   Accelerated depreciation.................................             (0.2)
   Provisions for site restoration..........................             (0.1)
   Capital gains on assets sold.............................              1.0
b) North America
   Inventory (write-down), write-back.......................  (0.2)

CHEMICALS
Europe
Capital gains on assets sold................................              0.3

PAINTS
Provisions for litigation...................................                        (0.1)
Provisions for site restoration.............................                        (0.1)
Accelerated depreciation....................................  (0.1)

EARLY RETIREMENT COSTS......................................  (0.9)      (1.1)      (0.9)
TAX
Tax on non recurrent elements...............................   0.1       (0.2)
Influence, on deferred taxes, of tax rate reduction in Italy
  and U.K...................................................   1.3
                                                              ----       ----       ----
                                                              (0.1)                 (0.6)

B) PERSONNEL COSTS

                                                                     PROPORTIONAL
                                         FULL CONSOLIDATION          CONSOLIDATION                TOTAL
                                      ------------------------   ---------------------   ------------------------
                                       1997     1996     1995    1997    1996    1995     1997     1996     1995
                                      ------   ------   ------   -----   -----   -----   ------   ------   ------
1. Personnel employed                                                                       (number of employees)
    Operational employees...........   4,466    3,923    3,948     443     438     512    4,909    4,361    4,460
    Administrative employees........   5,371    4,896    4,699     282     286     220    5,653    5,182    4,919
    Management......................   3,878    3,807    3,992     235     238     282    4,113    4,045    4,274
                                      ------   ------   ------   -----   -----   -----   ------   ------   ------
                                      13,715   12,626   12,639     960     962   1,014   14,675   13,588   13,653
2. Personnel costs
    Salaries & direct social                                                                     (in BEF million)
      benefits......................  21,747   19,029   18,658   1,756   1,650   1,558   23,503   20,679   20,216
    Employee's social security
      contributions.................   4,534    4,457    4,444     508     497     504    5,042    4,954    4,948
    Other payroll costs.............   1,869    1,592    1,741     240     237     214    2,109    1,829    1,955
                                      ------   ------   ------   -----   -----   -----   ------   ------   ------
                                      28,150   25,078   24,843   2,504   2,384   2,276   30,654   27,462   27,119

                                   PETROFINA

(16)  STATEMENT OF INCOME -- (CONTINUED)

C) INTEREST EXPENSE

                                                               1997         1996         1995
                                                              ------       ------       ------
Interest expense on interest-bearing debt...................  (6,307)      (6,448)      (6,519)
Capitalized interest relating to assets under
  construction..............................................   1,616          863          440
                                                              ------       ------       ------
                                                              (4,691)      (5,585)      (6,079)

D) OTHER FINANCIAL INCOME NET

                                                               1997        1996        1995
                                                              ------       -----       ----
Income relating to marketable securities, cash and financial
  loans.....................................................     951       1,026        934
Other financial income......................................     527         199        270
Financial transaction costs.................................  (1,000)       (568)      (303)
Exchange rate gain (loss)...................................    (383)       (138)         7
                                                              ------       -----       ----
                                                                  95         519        908

(17)  COMMITMENTS

     PetroFina occupies certain marketing and production facilities and uses certain equipment under leasing arrangements. Total rental expense incurred was BEF 5,419 million, 4,782 million and BEF 4,527 million for 1997, 1996 and 1995. Future minimum rental commitments as at December 31, 1997, under operating leases having non cancellable lease terms in excess of one year are detailed in the following schedule. Sublease rentals, contingent rentals, and capital lease obligations are not significant.

LEASE EXPENSE

                                               (in BEF million)
1998.........................................       2,851
1999.........................................       2,477
2000.........................................       2,081
2001.........................................       1,686
2002.........................................       1,389
Thereafter...................................       5,744

     The Group has contractual commitments to spend approximately BEF 3,395 million related to construction in progress at various locations at December 31, 1997.

     The Group provided various bank guarantees to both third parties and non-consolidated companies for BEF 3,355, BEF 3,362 million and BEF 6,720 million at December 31, 1997, 1996 and 1995, respectively. The fair value is not readily determinable for these guarantees.

     The Group receives and grants certain customs guarantees with third parties. Guarantees granted and received amount to BEF 19,870 million, BEF 19,441 million and BEF 13,353 million and BEF 10,744 million BEF 9,799 million and BEF 12,782 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     At December 31, 1996 and 1995 the Group factored with recourse accounts receivable amounting to BEF 2,500 million.

                                   PETROFINA

(18)  CONTINGENCIES

     In its normal course of business, the Group is involved in various legal, fiscal and environmental proceedings. Management is of the opinion that the result of these proceedings will not have a material impact on the Group's financial position or results of operations.

     The Group is subject to legislation regarding environmental laws and regulations. These regulations regulate the discharge of materials into the environment and may require the Group to incur future obligations to investigate the effects of the release or disposal of certain petroleum, chemical and mineral substances at various sites; to remediate or restore these sites; to compensate others for damage to property and natural resources and for remediation and restoration costs.

     At December 31, 1997, 1996 and 1995, the Group's accrued environmental liabilities include BEF 4,368 million, BEF 3,717 million and BEF 3,119 million, respectively, for dismantlement and removal costs primarily related to the Group's interests in worldwide offshore production facilities. These costs are accrued by the Group on the units-of-production method.

     At December 31, 1997, 1996 and 1995, the Group's recorded accrued liabilities for environmental remediation efforts were BEF 9,575 million, BEF 9,474 million and BEF 8,940 million, respectively. At December 31, 1997, 1996 and 1995, accrued environmental costs include BEF 684 million, BEF 625 million and BEF 614 million, respectively, for remediation sites in the United States where the Group has been named as a Potentially Responsible Party under United States Superfund legislation.

     The Group has determined these liabilities based on judgments made as to the extent of and mechanisms for environmental remediation and the current levels of costs for equipment and services. While there are certain assumptions inherent in this process and changes to such assumptions could produce ranges in the amount of expected remediation costs, it is PetroFina's belief that the amounts accrued and disclosed represent the most probable amount. The likelihood of material losses in excess of recorded amounts at known remediation sites is remote.

(19)  EMPLOYEE BENEFIT PLANS

  Pension plans:

     The Group maintains a number of defined benefit pension plans covering most categories of employees. Plan benefits are generally based on employees' years of service and latest salaries earned. The plans are administered by independent pension trusts, insurance companies or internally. Funded pension plan assets are primarily invested in fixed income securities, real estate, and marketable equity securities. Actuarial values are

                                   PETROFINA

(19)  EMPLOYEE BENEFIT PLANS -- (CONTINUED)

determined by independent experts. The method used for the determination of the annual service cost and projected benefits obligations is the projected unit credit method.

                                                   BELGIAN                         NON BELGIAN
                                        ------------------------------   --------------------------------
                                           PLAN ASSETS EXCEEDS ABO           ABO EXCEEDS PLAN ASSETS
                                              AS OF DECEMBER 31,                AS OF DECEMBER 31,
                                        ------------------------------   --------------------------------
                                          1997       1996       1995       1997        1996        1995
                                        --------   --------   --------   --------   ----------   --------
RECONCILIATION OF FUNDED STATUS
Pension benefit obligation:
 -- Vested benefit obligation.........  (5,403.7)  (5,151.0)  (4,930.0)  (3,581.4)    (3,331.3)  (3,252.7)
 -- Non vested........................    (505.5)    (452.5)    (429.6)    (123.3)      (109.2)    (120.3)
 -- Accumulated benefit obligation
   (ABO)..............................  (5,909.2)  (5,603.5)  (5,359.6)  (3,704.7)    (3,440.5)  (3,373.0)
 -- Effect of future salaries.........  (2,650.1)  (2,780.7)  (2,649.9)    (219.2)      (227.7)    (243.2)
 -- Projected benefit obligation......  (8,559.3)  (8,384.2)  (8,009.5)  (3,923.9)    (3,668.2)  (3,616.2)
Plan assets at fair value.............   9,323.1    8,781.7    8,262.2        0.0          0.0        0.0
Funded status.........................     763.8      397.5      252.7   (3,923.9)    (3,668.2)  (3,616.2)
Unrecognized net transition obligation
 (assets).............................    (145.8)    (165.3)    (184.8)     300.7        353.4      403.8
Unrecognized prior service costs......      39.5        0.0        0.0       20.1         17.5       18.3
Unrecognized net loss/(gain)..........    (864.0)    (383.6)    (145.3)    (131.8)      (130.3)    (151.9)
Additional liability..................                  0.0       (1.6)        --        (41.4)     (26.5)
Prepaid/(accrued) pension costs.......    (206.5)    (151.4)     (79.0)  (3,734.9)    (3,469.0)  (3,372.5)

PENSION EXPENSE
Service cost without interest.........     311.5      317.9      285.1       62.6         56.4       70.1
Interest cost.........................     606.5      566.5      579.8      246.9        229.4      226.2
Actual return of assets
 -- Expected return...................    (672.1)    (584.0)    (547.4)       0.0          0.0        0.0
 -- Additional return.................       2.9     (269.0)    (504.9)       0.0          0.0        0.0
 -- Total actual return...............    (669.2)    (853.0)  (1,052.3)       0.0          0.0        0.0
Net amortization and deferral.........     (47.8)     249.5      485.4       52.2         46.9       47.8
Net periodic pension expense
 (benefit)............................     201.0      280.9      298.0      361.7        332.7      344.1

ASSUMPTIONS
Discount rate.........................         7%         7%         7%               6 to 8.5%
Assumed rate of return of plan
 assets...............................      8.25%      8.25%      8.25%
Salary increase.......................         5%         5%         5%             2.0 to 6.5%
Inflation rate........................       2.5%         3%         3%             2.0 to 4.5%

                                                   NON BELGIAN
                                        ----------------------------------
                                             PLAN ASSETS EXCEEDS ABO
                                                AS OF DECEMBER 31,
                                        ----------------------------------
                                          1997         1996        1995
                                        ---------   ----------   ---------
RECONCILIATION OF FUNDED STATUS
Pension benefit obligation:
 -- Vested benefit obligation.........  (21,629.5)   (15,885.0)  (13,504.6)
 -- Non vested........................     (552.7)      (436.6)     (398.9)
 -- Accumulated benefit obligation
   (ABO)..............................  (22,182.2)   (16,321.6)  (13,903.5)
 -- Effect of future salaries.........   (3,361.0)    (2,495.2)   (2,179.5)
 -- Projected benefit obligation......  (25,543.2)   (18,816.8)  (16,083.0)
Plan assets at fair value.............   33,453.7     25,877.5    21,345.1
Funded status.........................    7,910.5      7,060.7     5,262.1
Unrecognized net transition obligation
 (assets).............................   (2,015.0)    (2,078.7)   (2,163.5)
Unrecognized prior service costs......       58.3         55.1        56.5
Unrecognized net loss/(gain)..........     (876.3)    (1,427.4)     (366.4)
Additional liability..................         --          0.0         0.0
Prepaid/(accrued) pension costs.......    5,077.5      3,609.7     2,788.7
PENSION EXPENSE
Service cost without interest.........      603.2        556.6       423.8
Interest cost.........................    1,561.0      1,359.4     1,165.3
Actual return of assets
 -- Expected return...................   (2,505.6)    (2,084.5)   (1,709.1)
 -- Additional return.................   (2,424.3)    (1,164.0)   (1,464.4)
 -- Total actual return...............   (4,929.9)    (3,248.5)   (3,173.5)
Net amortization and deferral.........    2,030.5        873.6     1,201.7
Net periodic pension expense
 (benefit)............................     (735.2)      (458.9)     (382.7)
ASSUMPTIONS
Discount rate.........................               6 to 8.25%
Assumed rate of return of plan
 assets...............................                 7 to 11%
Salary increase.......................              2.5 to 6.5%
Inflation rate........................              2.0 to 4.5%

  Postretirement Plans:

     In addition to providing pension benefits, certain health care and life insurance benefits are provided to active and certain retired employees who meet eligibility requirements defined in plan documents. The health care benefits in excess of certain limits and the life insurance benefits are insured. The costs of providing these benefits for active employees was BEF 291 million in 1997, BEF 267 million in 1996 and BEF 254 million in 1995.

                                   PETROFINA

(19)  EMPLOYEE BENEFIT PLANS -- (CONTINUED)

     A summary of the postretirement plan's funded status and amounts recognized in the consolidated balance sheet follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1997    1996    1995
                                                              -----   -----   -----
ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION:
  -- retirees...............................................  1,403   1,215   1,237
  -- fully eligible active plan participants................    120      97      88
  -- other active plan participants.........................    863     612     564
                                                              -----   -----   -----
                                                              2,386   1,924   1,889
  -- unrecognized net gain (loss)...........................    (73)     39    (147)
  -- unrecognized prior service cost........................      7       6       6
                                                              -----   -----   -----
Accrued postretirement benefit cost.........................  2,320   1,969   1,748

NET PERIODIC POSTRETIREMENT BENEFIT COST:
  -- service cost...........................................     45      41      30
  -- interest cost..........................................    161     144     151
  -- amortization of unrecognized prior service costs.......     (1)     (1)     (1)
                                                              -----   -----   -----
                                                                205     184     180

     The health care cost annual trend rate assumed for 1997, for pre-65 and post-65 years of age, was 7.0% and 6.79%, respectively. For 1998, this rate was assumed to be 6.55% and 6.43%, respectively, and gradually decrease to 6% and 5%, respectively. The health care cost trend rate has a significant effect on the amounts reported. Increasing the trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation by BEF 181 million as of December 31, 1997 and net periodic postretirement benefit cost by BEF 12 million for 1997.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.25%, 7.75% and 7.5% at December 31, 1997, 1996 and 1995, respectively. The effect of this change was an increase of BEF 291 million, a decrease of BEF 52 million in 1996 and an increase of BEF 229 million in 1995 respectively, on the accumulated postretirement benefit obligation.

(20)  OTHER LONG TERM LIABILITIES

                                                               1997     1996     1995
                                                              ------   ------   ------
Provisions for site restoration.............................   9,575    9,474    8,940
Pensions and similar commitments............................   8,170    7,484    7,132
Other.......................................................   7,811    8,098    8,144
                                                              ------   ------   ------
                                                              25,556   25,056   24,216

(21)  COMMON STOCK AND WARRANTS

     PetroFina S.A. had issued and outstanding 23,420,432, 23,252,863 and 23,252,451 ordinary shares as at December 31, 1997, 1996 and 1995. The average number of shares used to calculate earnings per share was 23,350,612, 23,252,764 and 23,252,414 for 1997, 1996 and 1995, respectively on a basic and dilutive basis.

     The Company issued 1,162,611 warrants in 1994. For every 20 PetroFina shares held the Shareholder was granted one warrant at no cost. The warrants were exercisable at a ratio of one warrant for one new share

                                   PETROFINA

(21)  COMMON STOCK AND WARRANTS -- (CONTINUED)

during the period from May 20, 1997 through June 3, 1997 at a subscription price of BEF 12,500 per share. In June 1997, 167,569 warrants were subscribed.

     In June 1997, the company has issued for its personnel a debenture loan with warrants.

     The loan of BEF 375 million is composed of 75,000 bonds worth BEF 5,000 each, to which are attached 150,000 warrants. Each warrant grants the right to subscribe to one PetroFina share at BEF 12,500 per share on the following dates:
June 30th 1998, 1999 and 2000. The maturity date of the debenture loan is set to be the 30th of June 2000, to the extent that warrants have not been exercised before.

(22)  INVESTMENTS IN JOINT VENTURES

     The Group consolidates certain jointly owned companies in accordance with proportional consolidation principles, which under U.S. GAAP would be accounted for under the equity method. The aggregate effect of applying the equity methods of accounting would be a decrease in the Group's total assets of BEF 1.4 billion, in 1997 and an increase of BEF 1.9 billion and BEF 0.6 billion at December 31, 1996 and 1995, respectively. This difference in accounting has no effect on shareholders' equity or net income. These jointly owned companies represent two industrial facilities, two smaller plants, and one marketing company. All the above companies operate in either the Group's Downstream or Chemical segments.

     PetroFina's proportionate interests in the joint ventures, included in the Group's consolidated financial statements, are as follows:

                                                               1997      1996      1995
                                                              -------   -------   -------
DECEMBER 31,
Current assets..............................................    4,306     4,992     4,919
Noncurrent assets...........................................   18,667    18,430    17,919
Current liabilities.........................................   (7,650)   (4,583)   (3,861)
Noncurrent liabilities......................................  (12,393)  (12,807)  (14,369)
FOR THE YEAR ENDED DECEMBER 31,
Operating revenues..........................................   13,036    11,987    10,726
Operating income............................................      795       852     1,146
Net loss....................................................       88       (68)      (47)
Cash flows from:
  -- Operating activities...................................    3,763     2,360     2,296
  -- Financing activities...................................   (1,305)      122    (1,552)
  -- Investing activities...................................   (3,625)   (2,440)     (778)

(23)  RELATED PARTY TRANSACTIONS

     The Group accounts for certain companies following the equity method of accounting. The Group's investment in these companies is included in Financial assets. The equity affiliates are primarily engaged in exploration, production, refining, distribution and marketing of crude oil, petroleum products and paints in the United Kingdom, France, Holland, the United States and Angola.

     Accounts and Notes Receivable in the Consolidated Balance Sheet include BEF
274.5 million, BEF 193 million and BEF 589 million at December 31, 1997, 1996 and 1995, respectively, of amounts due from equity affiliates. Accounts Payable include BEF 1,074.9, BEF 2,555 million and BEF 2,986 million at December 31, 1997, 1996 and 1995, respectively, of amounts due to equity affiliates. Sales to related parties

                                   PETROFINA

(23)  RELATED PARTY TRANSACTIONS -- (CONTINUED)

were BEF 111.9 million for 1997, BEF 574 million for 1996 and BEF 517 million for 1995. Sales price are determinated on arms-length principles.

(24)  FINANCIAL RELATIONS WITH DIRECTORS AND MANAGERS

     Salaries attributed to staff in charge of daily management (four executive directors with permanent functions and eight general managers) as well as the managers of the main subsidiaries amounted to BEF 230,214,704.

     Bonus allocated to directors and to the eight general managers amounted to BEF 103,850,000.

(25)  OIL AND GAS RESERVES PER GEOGRAPHIC AREA (UNAUDITED)

     The following table presents the Company's estimate of its proved oil and gas reserves, for each foreign geographic area in which significant reserves are located. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available.

     The proved reserve estimates have been prepared by the Company's internal petroleum reservoir engineers. Proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate to be reasonably certain of recovery in future years from known reservoirs under existing economic and operating conditions.

                                   PETROFINA

(25)  OIL AND GAS RESERVES PER GEOGRAPHIC AREA (UNAUDITED) -- (CONTINUED)

                   CRUDE OIL (INCLUDING CONDENSATES AND NGL)

                                                              EUROPE
                                                            AND REST OF    NORTH      EQUITY
                                                             THE WORLD    AMERICA   AFFILIATES   TOTAL
                                                            -----------   -------   ----------   ------
                                                                       (in million barrels)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
At December 31, 1994......................................    500.86       31.86      26.33      559.05
  Production of the year..................................    (46.72)      (4.00)     (0.25)     (50.97)
  Sales of minerals in place..............................                 (2.15)                 (2.15)
  Purchases of minerals in place..........................                  0.09                   0.09
  Extensions and discoveries..............................      0.02        0.70                   0.72
  Revisions of previous estimates.........................     36.07        1.43                  37.50
  Improved recovery(1)....................................     24.59        6.73                  31.32
                                                              ------       -----      -----      ------
At December 31, 1995......................................    514.82       34.66      26.08      575.56
                                                              ------       -----      -----      ------
  Production of the year..................................    (45.28)      (3.95)     (0.89)     (50.12)
  Sales of minerals in place..............................                 (0.74)                 (0.74)
  Purchases of minerals in place..........................      0.68        1.13                   1.81
  Extensions and discoveries..............................      0.54       43.30                  43.84
  Revisions of previous estimates.........................     14.14        2.91       0.56       17.61
  Improved recovery.......................................      0.08                               0.08
                                                              ------       -----      -----      ------
At December 31, 1996......................................    484.98       77.31      25.75      588.04
                                                              ------       -----      -----      ------
  Production of the year..................................    (48.18)      (3.96)     (1.72)     (53.86)
  Sales of minerals in place..............................                 (3.84)                 (3.84)
  Purchases of minerals in place..........................                  0.50                   0.50
  Extensions and discoveries..............................     15.74        3.30                  19.04
  Revisions of previous estimates.........................      3.22       (0.68)      0.32        2.86
  Improved recovery(2)....................................     54.49                              54.49
                                                              ------       -----      -----      ------
At December 31, 1997......................................    510.25       72.63      24.35      607.23
                                                              ------       -----      -----      ------
PROVED DEVELOPED RESERVES
At December 31, 1995......................................    363.99       19.30      26.08      409.37
At December 31, 1996......................................    342.59       21.42      25.75      389.76
At December 31, 1997......................................    352.06       17.99      24.35      394.41

---------------
(1) Amounts for improved recovery in 1995 are due to the optimization of well locations related to the Ekofisk II redevelopment, horizontal drilling and increased water injection in Norway.

(2) In 1997, the amounts for improved recovery included 35 million barrels for the water injection program for Eldfisk and 19,5 million barrels for the redevelopment of Congolese fields.

                                   PETROFINA

(25)  OIL AND GAS RESERVES PER GEOGRAPHIC AREA (UNAUDITED) -- (CONTINUED)

                                  NATURAL GAS

                                                            EUROPE
                                                          AND REST OF    NORTH      EQUITY
                                                           THE WORLD    AMERICA   AFFILIATES    TOTAL
                                                          -----------   -------   ----------   --------
                                                                   (in billion of cubic feet)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
At December 31, 1994....................................   1,357.28     383.35                 1,740.63
  Production of the year................................    (150.11)    (53.91)                 (204.02)
  Sales of minerals in place............................                (12.97)                  (12.97)
  Purchases of minerals in place........................                  0.10                     0.10
  Extensions and discoveries............................       4.83      30.06                    34.89
  Revisions of previous estimates.......................     129.98      (9.73)                  120.25
  Improved recovery(1)..................................      85.80       0.29                    86.09
                                                           --------     ------                 --------
At December 31, 1995....................................   1,427.78     337.19                 1,764.97
                                                           --------     ------                 --------
Production of the year..................................    (151.91)    (58.77)                 (210.68)
  Sales of minerals in place............................                 (5.20)                   (5.20)
  Purchases of minerals in place........................      12.18       4.77                    16.95
  Extensions and discoveries............................      10.92     134.62                   145.54
  Revisions of previous estimates.......................      50.24     (19.84)                   30.40
  Improved recovery
                                                           --------     ------                 --------
At December 31, 1996....................................   1,349.21     392.77                 1,741.98
                                                           --------     ------                 --------
  Production of the year................................    (132.30)    (76.58)                 (208.88)
  Sales of minerals in place............................                 (3.71)                   (3.71)
  Purchases of minerals in place........................                  0.20                     0.20
  Extensions and discoveries............................       6.42      88.47                    94.89
  Revisions of previous estimates.......................     (77.90)     (0.82)                  (78.72)
  Improved recovery(2)..................................      42.56                               42.56
                                                           --------     ------                 --------
At December 31, 1997....................................   1,187.99     400.33                 1,588.32
                                                           --------     ------                 --------
PROVED DEVELOPED RESERVES
At December 31, 1995....................................     929.16     245.34                 1,174.50
At December 31, 1996....................................     801.24     249.61                 1,050.85
At December 31, 1997....................................     916.27     260.09                 1,176.36

---------------
(1) Amounts for improved recovery in 1995 are due to the optimization of well locations related to the Ekofisk II redevelopment, horizontal drilling and increased water injection in Norway.

(2) In 1997, the amounts for improved recovery included 42.4 billion cubic feet for the water injection program for Eldfisk.

                                   PETROFINA

                 RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES

     The following table presents the results of operations for oil and gas producing activities for the three years ended December 31, 1997.

                                              1997                        1996                        1995
                                    -------------------------   -------------------------   -------------------------
                                              NORTH                       NORTH                       NORTH
                                    EUROPE   AMERICA   TOTAL    EUROPE   AMERICA   TOTAL    EUROPE   AMERICA   TOTAL
                                    ------   -------   ------   ------   -------   ------   ------   -------   ------
                                                                    (in BEF million)
Revenues:
  Sales and other operating
    revenues......................  16,267    3,533    19,800   15,220    2,325    17,545   15,321    1,581    16,902
  Transfers.......................  29,736    6,065    35,801   25,932    4,370    30,302   18,470    2,720    21,190
Operating Costs...................  13,070    2,253    15,323   11,764    1,671    13,435   11,014    1,684    12,698
Exploration Expenses..............   2,203    2,151     4,354    1,775    1,255     3,030    2,681    1,505     4,186
Depreciation, Depletion and
  Amortization....................   8,289    3,452    11,741    6,605    2,310     8,915    6,899    1,770     8,669
                                    ------    -----    ------   ------    -----    ------   ------    -----    ------
Income Before Taxes...............  22,441    1,742    24,183   21,008    1,459    22,467   13,197     (658)   12,539
Income Tax Expenses...............  15,962      576    16,538   15,640      434    16,074   10,076     (235)    9,841
                                    ------    -----    ------   ------    -----    ------   ------    -----    ------
Results of Operations from
  Producing Activities (Excluding
  Interest Costs).................   6,479    1,166     7,645    5,368    1,025     6,393    3,121     (423)    2,698
Group's Share of Equity Method
  Investees' Results of Operations
  for Producing Activities........     690       86       776      892       --       892      484       48       532
                                    ------    -----    ------   ------    -----    ------   ------    -----    ------
TOTAL: Results of Operations from
       Producing Activities
       (Excluding Interest
       Costs).....................   7,169    1,252     8,421    6,260    1,025     7,285    3,605     (375)    3,230

                                   PETROFINA

COSTS INCURRED ON OIL & GAS PROPERTIES

     A summary of costs incurred in oil and gas property acquisition, exploration and development activities, (both capitalized and charged to expense) for the periods noted follows:

                                                                EUROPE
                                                              AND REST OF    NORTH
                                                               THE WORLD    AMERICA   TOTAL
                                                              -----------   -------   ------
                                                                     (in BEF million)
1997
Acquisition of unproved properties..........................        98         473       571
Acquisition of proved properties............................         6          --         6
Exploration costs...........................................     2,819       1,910     4,729
Development costs...........................................    12,708       5,716    18,424
                                                                ------       -----    ------
          TOTAL.............................................    15,631       8,099    23,730
                                                                ------       -----    ------
1996
Acquisition of unproved properties..........................        --         256       256
Acquisition of proved properties............................        --         128       128
Exploration costs...........................................     2,082       1,781     3,863
Development costs...........................................    11,357       3,035    14,392
                                                                ------       -----    ------
          TOTAL.............................................    13,439       5,200    18,639
                                                                ------       -----    ------
1995
Acquisition of unproved properties..........................        --         157       157
Acquisition of proved properties............................        --          33        33
Exploration costs...........................................     2,189       1,464     3,653
Development costs...........................................     8,187       1,110     9,297
                                                                ------       -----    ------
          TOTAL.............................................    10,376       2,764    13,140
                                                                ------       -----    ------

SUPPLEMENT OIL & GAS DATA CAPITALIZED COSTS

                                                  1997                            1996                          1995
                                      -----------------------------   ----------------------------   ---------------------------
                                                  NORTH                          NORTH                          NORTH
                                       EUROPE    AMERICA    TOTAL     EUROPE    AMERICA    TOTAL     EUROPE    AMERICA    TOTAL
                                      --------   -------   --------   -------   -------   --------   -------   -------   -------
Proved Oil and Gas Properties.......   126,449    41,971    168,420   114,791    32,934    147,725   104,326    28,030   132,356
Unproved Oil and Gas Properties.....    12,388     5,535     17,923    11,155     5,645     16,800    10,210     4,198    14,408
Support facilities and other........    22,493     8,054     30,547    14,097     5,152     19,249     6,187     2,919     9,106
                                      --------   -------   --------   -------   -------   --------   -------   -------   -------
                                       161,330    55,560    216,890   140,043    43,731    183,774   120,723    35,147   155,870
                                      --------   -------   --------   -------   -------   --------   -------   -------   -------
Less Accumulated Depreciation,
  Depletion, Amortization and
  Impairment........................  (101,243)  (31,096)  (132,339)  (87,865)  (25,061)  (112,926)  (77,087)  (19,457)  (96,544)
                                      --------   -------   --------   -------   -------   --------   -------   -------   -------
                                        60,087    24,464     84,551    52,178    18,670     70,848    43,636    15,690    59,326
                                      --------   -------   --------   -------   -------   --------   -------   -------   -------
Share of Net Capitalized Costs of
  Equity Affiliates.................                          1,087                            863                           843

                                   PETROFINA

      STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES
          THEREIN RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

     The following table, which presents a standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves, is presented pursuant to United States Statement of Financial Accounting Standards No. 69. In computing this data, assumptions other than those required by the Financial Accounting Standards Board could produce different results. Accordingly, the data should not be considered as representative of the fair market value of the Company's proved oil and gas reserves.

     Future cash inflows were computed by applying year end realized prices for oil and gas production to estimated year end quantities of proved reserves. Future price changes were considered only to the extent provided by contractual agreements in existence at the date of computation. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves, at the end of the year, based on year end costs. Future income tax expenses were computed by applying the year end statutory tax rate adjusted for tax credits, less the tax basis of the properties involved. The impact of changes in the year end taxes on future pre-tax net cash flows relating to proved oil and gas reserves is considered to the extent that these changes are legislated. The standardized measure of discounted future cash flows represents the present value of estimated future net cash flows using a discount rate of 10%.

                                   1997                            1996                            1995
                       -----------------------------   -----------------------------   -----------------------------
                                   NORTH                           NORTH                           NORTH
                        EUROPE    AMERICA    TOTAL      EUROPE    AMERICA    TOTAL      EUROPE    AMERICA    TOTAL
                       --------   -------   --------   --------   -------   --------   --------   -------   --------
                                                             (in BEF million)
Future cash
  inflows............   418,548   67,203    485,751    484,770    94,541    579,311    393,173   37,069    430,242
Future production and
  development costs... (188,037) (28,497)  (216,534)  (182,152)  (27,984)  (210,136)  (183,804) (14,391)  (198,195)
Future income tax
  expenses...........  (138,065)  (8,236)  (146,301)  (206,151)  (18,426)  (224,577)  (135,424)  (3,293)  (138,717)
FUTURE NET CASH
  FLOWS..............    92,446   30,470    122,916     96,467    48,131    144,598     73,945   19,385     93,330
                       --------  -------   --------   --------   -------   --------   --------  -------   --------
10% annual discount
  for estimated
  timing of cash
  flows..............   (33,610) (11,669)   (45,279)   (35,693)  (20,379)   (56,072)   (31,698)  (7,593)   (39,291)
                       --------  -------   --------   --------   -------   --------   --------  -------   --------
Standardized measure
  of discounted
  future net cash
  flows..............    58,836   18,801     77,637     60,774    27,752     88,526     42,247   11,792     54,039
                       --------  -------   --------   --------   -------   --------   --------  -------   --------
Enterprise's share of
  equity method
  investee's
  standardized
  measure of
  discounted future
  net cash flows.....     1,447        0      1,447      1,956         0      1,956      1,548        0      1,548

                                   PETROFINA

CHANGE IN THE STANDARDIZED MEASURE

STANDARDIZED MEASURE

                                                                1997       1996       1995
                                                              --------   --------   --------
                                                                     (in BEF million)
STANDARDIZED MEASURE (beginning of year)....................   88,526     54,039     43,446
Change in sales prices related to future production.........  (60,519)    53,243     27,710
Change in estimated future lifting and development costs....  (10,557)    (2,453)     3,071
Sales and transfers of oil and gas produced during the
  period, net of production costs...........................  (41,092)   (35,743)   (26,006)
Extensions, discoveries and improved recovery, less related
  costs.....................................................   17,625     17,795      7,657
Revisions in previously estimated quantities................  (11,555)    14,310     12,520
Previously estimated development costs incurred during the
  period....................................................   16,065     14,860      9,538
Sales of minerals in place..................................     (963)      (923)    (1,331)
Purchases of minerals in place..............................      127      2,129         35
Accretion of discount.......................................   22,468     12,506      9,038
Net change in income taxes..................................   50,075    (47,554)   (27,683)
Exchange effect.............................................    7,437      6,317     (3,956)
                                                              -------    -------    -------
STANDARDIZED MEASURE (END OF YEAR)..........................   77,637     88,526     54,039

                                                                     SCHEDULE II

                                   PETROFINA
                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

                                                                 YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------
                                                 BEGINNING   CHARGED TO COSTS                    BALANCE
                                                 OF PERIOD     AND EXPENSES     DEDUCTIONS(1)   AT END OF
                                                 ---------   ----------------   -------------   ---------
                                                                     (in BEF million)
December 31, 1995
  -- allowance for doubtful receivables........    2,527            389             (416)         2,500
  -- inventory valuation reserve...............    1,173           (278)             (60)           835
December 31, 1996
  -- allowance for doubtful receivables........    2,500            537             (220)         2,817
  -- inventory valuation reserve...............      835           (299)               4            540
December 31, 1997
  -- allowance for doubtful receivables........    2,817            207             (239)         2,785
  -- inventory valuation reserve...............      540            351             (368)           523

---------------
(1) Utilization and monetary adjustments

                                    ANNEX A

                                    GLOSSARY

Unless the context indicates otherwise, the following terms have the meanings shown below:

"acreage"..................  The total area, expressed in acres, over which
                             PetroFina has interests in exploration or production. "Net acreage" is PetroFina's interest, expressed in acres, in the relevant exploration or production area.

"aromatics"................  Organic compounds, such as benzene, which contain one or more unsaturated cyclic structures with delocalized electrons.

"ADRs".....................  American Depositary Receipts evidencing PetroFina
                             ADSs.

"barrels" or "bbls"........  Barrels of crude oil, including condensate and natural gas liquids.

"catalytic cracking".......  A process by which hydrocarbon molecules are broken down (cracked) into lighter fractions by the action of a catalyst.

"condensate"...............  Light hydrocarbon substances produced with natural gas which condense into liquid at normal temperatures and pressures associated with surface production equipment.

"conversion"...............  Transformation of heavy fractions into light ones.
                             The term "deep conversion" refers to one such process used for heavy fuel oils.

"crude oil"................  Crude oil, including condensate and natural gas liquids.

"desulphuration"...........  A generic name given to processes used to eliminate or reduce various degrees of sulphur in petroleum products.

"distillation".............  A process by which liquids are separated or refined by vaporization followed by condensation.

"LPG"......................  Liquefied petroleum gas.

"PetroFina ADSs"...........  American Depositary Shares representing the Shares.
                             Each PetroFina ADS represents one-tenth of one PetroFina Share.

"PetroFina Shares".........  Ordinary voting shares of PetroFina S.A.

"proved reserves"..........  Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

"proved developed
reserves"..................  Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

"proved undeveloped
reserves"..................  Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recomple-tion, but does not include reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

"steam cracking"...........  A process by which hydrocarbon molecules are split
                             (cracked) into lighter fractions by steam.

"stream day"...............  A day when a refinery is in operation.

                                 ABBREVIATIONS

bbl.........  barrel                     /d..........  per day
cf..........  cubic feet                 /y..........  per year
boe.........  barrels of oil equivalent  m...........  thousand
t...........  tonne                      M...........  million
bpsd........  barrels per stream day     B...........  billion

                                CONVERSION TABLE

1 barrel.....................  = 42 U.S. gallons
1 barrel of oil equivalent...  = 1 barrel of crude oil        = 6,000 cubic feet of gas(1)
1 barrel of crude oil per      = approximately 50 tonnes of
  day........................    crude oil (33 API) per year
1 cubic meter................  = 35,315 cubic feet
1 kilometer..................  = approximately 0.62 miles
1 square kilometer...........  = 247.1 acres
1 tonne......................  = 1 metric ton                 = 1,000 kilograms
                                                                (approximately 2,203
                                                                pounds)
1 tonne of crude oil.........  = 1 metric ton of crude oil    = approximately 7.3 barrels
                                                                of crude oil (assuming a
                                                                specific gravity of 33
                                                                degrees API (American
                                                                Petroleum Institute))

---------------
(1) Natural gas is converted to barrels of oil equivalent using an industry-accepted ratio of cubic feet of actual gas per barrel.

                                    ANNEX B


                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                                PETROFINA S.A.,


                       PETROFINA DELAWARE, INCORPORATED,


                                 NEW FINA, INC.


                                      AND


                                   FINA, INC.


                         DATED AS OF FEBRUARY 17, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I
     THE MERGER; CLOSING....................................  B- 4
          1.1  The Merger...................................  B- 4
          1.2  Effective Time...............................  B- 4
          1.3  Time and Place of Closing....................  B- 5
          1.4  Effect of the Merger.........................  B- 5
ARTICLE II
     THE SURVIVING CORPORATION..............................  B- 5
          2.1  Certificate of Incorporation.................  B- 5
          2.2  By-laws......................................  B- 5
          2.3  Directors and Officers.......................  B- 5
ARTICLE III
     CONVERSION OF SECURITIES; EXCHANGE.....................  B- 5
          3.1  Conversion of Securities.....................  B- 5
          3.2  Mergeco Common Shares........................  B- 6
          3.3  Stock Options................................  B- 6
          3.4  Dissenting Shares............................  B- 6
          3.5  Exchange of Certificates.....................  B- 6
          3.6  No Liability.................................  B- 8
ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........  B- 8
          4.1  Organization.................................  B- 8
          4.2  Capitalization...............................  B- 8
          4.3  Authorization of this Agreement;
          Recommendation of Merger..........................  B- 8
          4.4  Governmental Filings; No Conflicts...........  B- 9
          4.5  Disclosure and Financial Statements; No
          Undisclosed Liabilities...........................  B- 9
          4.6  Vote Required................................  B-10
          4.7  Opinion of Financial Advisor.................  B-10
          4.8  Finders and Investment Bankers...............  B-10
ARTICLE V
     REPRESENTATIONS AND WARRANTIES REGARDING MERGECO.......  B-10
          5.1  Organization.................................  B-10
          5.2  Capitalization...............................  B-10
          5.3  Authorization of this Agreement..............  B-11
          5.4  Governmental Filings; No Violations..........  B-11
ARTICLE VI
     REPRESENTATIONS AND WARRANTIES REGARDING PDI...........  B-12
          6.1  Organization.................................  B-12
          6.2  Capitalization...............................  B-12
          6.3  Authorization of this Agreement..............  B-12
          6.4  Governmental Filings; No Violations..........  B-12

                                                              PAGE
                                                              ----
ARTICLE VII
     REPRESENTATIONS AND WARRANTIES OF PARENT...............  B-13
          7.1    Organization...............................  B-13
          7.2    Capitalization.............................  B-13
          7.3    Subsidiaries...............................  B-13
          7.4    Authorization of this Agreement............  B-13
          7.5    Governmental Filings; No Violations........  B-13
          7.6    Disclosure and Financial Statements; No
                 Undisclosed Liabilities....................  B-14
          7.7    Financial Ability to Perform...............  B-14
          7.8    Finders and Investment Bankers.............  B-14
          7.9    No Foreign Withholding.....................  B-15
ARTICLE VIII
     COVENANTS..............................................  B-15
          8.1    Conduct of the Business of the Company.....  B-15
          8.2    Activities of Mergeco......................  B-15
          8.3    Stockholders' Meeting......................  B-15
          8.4    SEC Filings; Registration Statement........  B-15
          8.5    Filings, Other Action......................  B-16
          8.6    Public Announcements.......................  B-16
          8.7    NYSE Listing...............................  B-17
          8.8    Warrant Agreement..........................  B-17
          8.9    Further Action.............................  B-17
          8.10   Directors' and Officers' Indemnification
                 and Insurance..............................  B-17
          8.11   Transfer Taxes.............................  B-18
          8.12   DOL Application............................  B-18
ARTICLE IX
     CLOSING CONDITIONS.....................................  B-18
          9.1    Conditions to the Obligations of Each
                 Party......................................  B-19
          9.2    Conditions to the Obligations of Parent,
                 PDI and Mergeco............................  B-19
          9.3    Conditions to the Obligations of the
                 Company....................................  B-19
ARTICLE X
     TERMINATION AND ABANDONMENT............................  B-20
          10.1   Termination................................  B-20
          10.2   Procedure and Effect of Termination........  B-20
ARTICLE XI
     MISCELLANEOUS..........................................  B-20
          11.1   Amendment and Modification.................  B-21
          11.2   Waiver of Compliance; Consents.............  B-21
          11.3   Non-Survival of Representations, Warranties
                 and Agreements.............................  B-21
          11.4   Notices....................................  B-21
          11.5   Assignment; Parties in Interest............  B-22
          11.6   Expenses...................................  B-22
          11.7   Specific Performance.......................  B-22
          11.8   Governing Law..............................  B-22
          11.9   Counterparts...............................  B-22
          11.10  Interpretation.............................  B-22
          11.11  Entire Agreement...........................  B-23
INDEX OF DEFINED TERMS......................................  B-25

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 17, 1998, among (i) PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of Belgium ("Parent"); (ii) New Fina, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Mergeco"); (iii) Petrofina Delaware, Incorporated, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("PDI"); and (iv) Fina, Inc., a Delaware corporation (the "Company").

     WHEREAS, Parent owns all of the capital stock of American Petrofina Holding Company, a Delaware corporation ("APHC"), which owns all of the capital stock of PDI (each of PDI and APHC are referred to hereinafter as a "Parent Subsidiary," and together as the "Parent Subsidiaries"); and PDI owns an aggregate of approximately 85% of the shares of Class A common stock, par value $0.50 per share, and 100% of the shares of Class B common stock, par value $0.50 per share (collectively, the "Common Shares") of the Company;

     WHEREAS, Parent has proposed to the Board of Directors of the Company that Parent acquire through APHC and PDI the Common Shares not owned by PDI or any other affiliate of Parent (the "Public Shares" and the holders thereof being referred to as the "Public Shareholders");

     WHEREAS, Parent desires to contribute the interest that it acquires in the Public Shares to APHC and to cause APHC, in turn, to contribute such interest to PDI;

     WHEREAS, the Board of Directors of each of Parent and Mergeco believes it is in the best interest of each of Parent and Mergeco and their respective shareholders, and the Board of Directors of the Company believes it is in the best interest of the Company and its shareholders, to consummate the merger of Mergeco with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee"), has (i) determined that the Merger is fair to and in the best interests of the Public Shareholders and (ii) recommended the approval of this Agreement to the Board of Directors of the Company and the adoption of this Agreement to the Public Shareholders; and

     WHEREAS, the Boards of Directors of Parent, PDI, Mergeco and the Company have approved this Agreement and approved the Merger upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                              THE MERGER; CLOSING

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Corporation Law" or "DGCL"), at the Effective Time (as hereinafter defined), Mergeco shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, but in no event later than the Closing, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the Delaware Corporation Law and do any and all other lawful things necessary to cause the Merger to become effective (the date and time of such filing being the "Effective Time").

     1.3 Time and Place of Closing. The closing of the Merger (the "Closing ") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, or such other place as the parties shall agree, as soon as practicable following satisfaction or waiver of the conditions set forth in Article IX. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Mergeco shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Mergeco shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended to read in its entirety as the Certificate of Incorporation of Mergeco previously delivered to the Company until thereafter amended as provided by the Delaware Corporation Law; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Fina, Inc."

     2.2 By-laws. At the Effective Time, the By-laws of Mergeco previously delivered to the Company shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the Delaware Corporation Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     2.3 Directors and Officers. The directors of Mergeco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                       CONVERSION OF SECURITIES; EXCHANGE

     3.1 Conversion of Securities.

          (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares to be canceled pursuant to Section 3.1(b) and any Dissenting Shares (as hereinafter defined)), by virtue of the Merger and without any action on the part of the holder thereof, shall be converted as of the Effective Time into the right to receive (i) $60.00 in cash (the "Cash Consideration") and (ii) one warrant (a "Parent Warrant") to purchase nine-tenths (0.9) of one American Depositary Share (a "Parent ADS") (subject to adjustment from and after the date hereof as provided in the Warrant Agreement), evidenced by an American Depositary Receipt (an "ADR"), each Parent ADS representing one-tenth (0.1) of one ordinary voting share, without nominal value, of Parent (each a "Parent Share"), with such Parent Warrant to be substantially in the form annexed to the form of Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A and to have an exercise price of $42.25 per Parent ADS (subject to adjustment as provided in the Warrant Agreement) (the "Warrant Consideration"). The Cash Consideration shall be payable without interest thereon, and the Cash Consideration and the Warrant Consideration (collectively, the "Merger Consideration") shall be payable to the holder of such Common Shares upon surrender of the certificate representing such Common Shares.

          (b) Each Common Share held in the treasury of the Company and each Common Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by

     PDI, Parent or any direct or indirect wholly-owned subsidiary of Parent shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Subject to Section 3.4, at the Effective Time the holders of certificates (the "Certificates") representing Common Shares shall cease to have any rights as shareholders of the Company, except the right to receive the Merger Consideration specified in Section 3.1(a) upon the surrender of the Certificates in accordance with Section 3.5 subject, however, to the Surviving Corporation's obligation to pay any dividends with a record date prior to the Effective Time which have been declared by the Company prior to the Effective Time and which remain unpaid at the Effective Time.

     3.2 Mergeco Common Shares. Each share of common stock, par value $0.01 per share, of Mergeco issued and outstanding immediately prior to the Effective Time (the "Mergeco Common Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable common share, par value $0.01 per share ("Surviving Corporation Common Shares"), of the Surviving Corporation.

     3.3 Stock Options. Immediately prior to the Effective Time, the Company shall adopt resolutions and take all other actions as may be necessary so that each outstanding Company Option (as defined in Section 4.2) whether or not then exercisable, shall be canceled by the Company immediately prior to the Effective Time, and each holder for each canceled Company Option (each, a "Canceled Option") shall be entitled to receive, as soon as practicable after the Effective Time, for each Canceled Option (i) an amount in cash equal to the product of (a) the total number of Common Shares previously subject to the Canceled Option and (b) the excess, if any, of the amount of Cash Consideration over the exercise price per Common Share previously subject to such Canceled Option, and (ii) a number of Parent Warrants equal to the total number of Common Shares previously subject to such Canceled Option.

     3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if the holder of any Common Share shall have complied with the provisions of Section 262 of the Delaware Corporation Law as to appraisal rights with regard to that Common Share (a "Dissenting Share"), no such Dissenting Share shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the Delaware Corporation Law, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 262, and the Common Shares of such holder or holders shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration in accordance with the terms hereof. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Common Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Corporation Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Common Shares, offer to settle any such demands or approve any withdrawal of any such demands.

     3.5 Exchange of Certificates.

          (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing to holders of Common Shares of the Registration Statement (as defined in Section 8.4), Parent shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as exchange agent

     (the "Exchange Agent") in effecting the exchange of Certificates that, prior to the Effective Time, represented Common Shares (other than Certificates representing Common Shares to be canceled pursuant to Section 3.1(b) or Dissenting Shares) for Merger Consideration pursuant to Section 3.1(a) hereof. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Common Shares entitled to receive the Merger Consideration pursuant to Section 3.1(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon the surrender of each such Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Common Shares formerly represented by such Certificate in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Common Shares to be canceled in accordance with
     Section 3.1(b)) shall represent solely the right to receive Merger Consideration. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest or dividends or other payments thereon, otherwise deliverable upon due surrender of any such Certificate pursuant to this Agreement.

          (b) As of or promptly after the Effective Time, Parent shall deposit the Warrant Consideration and deposit or cause to be deposited the Cash Consideration, in trust with the Exchange Agent, for the benefit of the holders of Common Shares, for exchange in accordance with this Article III.

          (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

          (d) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Common Shares, Parent Warrants, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration, without any interest or dividends or other payments thereon.

          (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Common Shares. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration, as provided in this Article III.

          (f) Subject to and without derogation of the obligations of Parent under Section 8 of the Warrant Agreement, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Shares and/ or Company Options such amounts that the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States

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     Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, or local or foreign tax law. To the extent there is withholding imposed on the Merger Consideration, the full amount required to be withheld shall be satisfied from the Cash Consideration. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares and/or Company Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     3.6 No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Common Shares for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Mergeco as follows:

     4.1 Organization. Each of the Company and its subsidiaries (each, a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the business, financial condition, properties, or results of operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

     4.2 Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 Common Shares divided into two classes of 38,000,000 Class A shares and 2,000,000 Class B shares, of which, on December 31, 1997, there were 29,221,972 Class A shares issued and outstanding and 2,000,000 Class B shares issued and outstanding and (ii) 4,000,000 shares of preferred stock, par value $1.00 per share, of which, on December 31, 1997, there were no preferred shares issued and outstanding. Except as set forth above, there are no shares of capital stock of the Company authorized or, as of the date hereof, issued or outstanding. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable. Each of the Company's subsidiaries is listed in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996 (the "1996 Form 10-K"), and except, as and to the extent set forth in the 1996 Form 10-K, the Company owns directly or indirectly all of the issued and outstanding capital stock of each of the Company Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except for options to purchase 32,400 Common Shares issued pursuant to the Company's Employee Non-Qualified Stock Option Plan (the
"Plan"), there are not now, and, at the Effective Time there will not be, any existing stock option or similar plans, or options, warrants, calls, subscriptions, preemptive rights or other agreements or commitments whatsoever obligating the Company or any Company Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment. (The options outstanding under the Plan are hereinafter referred to as a "Company Option" and collectively, the "Company Options.")

     4.3 Authorization of this Agreement; Recommendation of Merger.

          (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, except for the adoption of this Agreement by the stockholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and subject only to adoption hereof by its stockholders (and assuming the due authorization, execution and delivery hereof by Parent and Mergeco), this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The Board of Directors of the Company (at a meeting duly noticed, called and held on February 17, 1998 at which a quorum was present) has determined that the Merger is fair to and in the best interests of the stockholders of the Company and has resolved to recommend approval of the Merger and adoption of this Agreement by the stockholders of the Company.

          (c) At a meeting duly noticed, called and held on February 17, 1998, the Special Committee unanimously determined that the Merger is fair to and in the best interests of the Public Shareholders, and has recommended the approval of this Agreement to the Board of Directors of the Company and the adoption of this Agreement to the Public Shareholders.

     4.4 Governmental Filings; No Conflicts.

          (a) Except for (i) filings required by the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which the Company is qualified to do business, (iii) filings under securities or blue sky laws or takeover statutes of the various states, (iv) the listing requirements of the American Stock Exchange and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any or their properties or assets is bound or (iii) assuming the truth of the representations and warranties of Parent and Mergeco contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any Company Subsidiary or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the Company's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

     4.5 Disclosure and Financial Statements; No Undisclosed Liabilities.

          (a) The Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1995, required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "Company Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, none of such Company Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) As of the date of this Agreement, the consolidated balance sheets and the related statements of consolidated income, consolidated cash flows and consolidated retained earnings (including the notes and schedules thereto) of the Company and its consolidated subsidiaries contained or incorporated by reference in the Company Disclosure Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments, and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

          (c) As of the date of this Agreement, there is no liability of the Company or any Company Subsidiary of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a Company Material Adverse Effect other than as disclosed in the Company Disclosure Statements.

     4.6 Vote Required. The affirmative vote of the holders of a majority of the outstanding Common Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt the Merger Agreement under the DGCL.

     4.7 Opinion of Financial Advisor. The Special Committee has received the opinion of Goldman, Sachs & Co. ("Goldman Sachs") dated February 17, 1998 that, as of the date of such opinion, the Merger Consideration to be received by the Public Shareholders pursuant to this Agreement is fair to the Public Shareholders from a financial point of view.

     4.8 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Merger based upon arrangements made by the Company, except for Goldman Sachs whose fees shall be paid by the Company.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES REGARDING MERGECO

     Each of Parent and Mergeco represents and warrants to the Company as follows:

     5.1 Organization. Mergeco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Mergeco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and, except for this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Mergeco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     5.2 Capitalization. The authorized capital stock of Mergeco on February 17, 1998 consisted of 1000 Mergeco Common Shares, of which there were 10 shares issued and outstanding, fully paid and nonassessable and owned by PDI free and clear of all liens, claims and encumbrances. All of the Mergeco Common Shares are entitled to vote on matters submitted to the stockholders of Mergeco. Except as set forth above, there are no shares of capital stock of Mergeco authorized, issued or outstanding. There are not now, and, at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitments whatsoever obligating Mergeco or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of Mergeco, or obligating Mergeco to grant, extend or enter into any such agreement or commitment.

     5.3 Authorization of this Agreement. Mergeco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Mergeco and by the shareholders of Mergeco, and no other corporate proceedings on the part of Mergeco are necessary to authorize this Agreement or consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Corporation
Law). This Agreement has been duly and validly executed and delivered by Mergeco and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of Mergeco, enforceable against Mergeco in accordance with its terms.

     5.4 Governmental Filings; No Violations.

          (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, (iii) filings under securities or blue sky laws or takeover statutes of the various states, and
     (iv) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Mergeco of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, materially adversely affect the ability of Mergeco to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Mergeco with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of Mergeco, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Mergeco is a party or by which it or any of its properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Mergeco or any of its respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which would not, individually or in the aggregate, materially adversely affect Mergeco's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES REGARDING PDI

     Each of Parent and PDI represents and warrants to the Company as follows:

          6.1 Organization. PDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have, or reasonably be executed to have, a material adverse effect on the business, financial condition, properties or results of operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect").

          6.2 Capitalization. The authorized capital stock of PDI on December 31, 1997 consisted of 250 shares of Class A Common Stock, par value $1.00 and 750 shares of Class B Common Stock, par value $1.00 (collectively, the "PDI Shares"), of which there were 1,000 shares issued and outstanding, fully paid and nonassessable and owned by APHC free and clear of all liens, claims and encumbrances. All of the PDI Shares are entitled to vote on matters submitted to the shareholders of PDI. Except as set forth above, there are no shares of capital stock of PDI authorized, issued or outstanding. There are not now, and, at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitment whatsoever obligating PDI or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of PDI, or obligating PDI to grant, extend or enter into any such agreement or commitment.

          6.3 Authorization of this Agreement. PDI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of PDI, and no other corporate proceedings on the part of PDI are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PDI and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of PDI, enforceable against PDI in accordance with its terms.

          6.4 Governmental Filings; No Violations.

             (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which PDI is qualified to do business, (iii) filings under securities or blue sky laws or takeover statutes of the various states, and (iv) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by PDI of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, materially adversely affect the ability of PDI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

             (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by PDI with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of PDI, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PDI is a party or by which it or any or its properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which PDI or any of its respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not individually or in the aggregate, materially adversely affect PDI's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

          7.1 Organization. Parent is a societe anonyme/naamloze vennootschap duly organized, validly existing and in good standing under the laws of the Kingdom of Belgium and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          7.2 Capitalization. The subscribed capital of Parent is 43,605,279,966 Belgian Francs. As of December 31, 1997, there were 23,420,432, ordinary voting shares, without nominal value, issued and outstanding. All such issued and outstanding Parent Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights (other than the preferential subscription rights described in Parent's Registration Statement on Form 20-F filed with the SEC on August 25, 1997 (File No. 1-14672)). Since such date, no additional shares of capital stock of Parent have been issued. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except as contemplated by this Agreement and except for warrants to purchase 150,000 Parent Shares issued to Parent employees, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any Parent Subsidiary to issue, transfer, deliver or sell any shares of capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such agreement or commitment.

          7.3 Subsidiaries. Each of the outstanding shares of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each Parent Subsidiary is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

          7.4 Authorization of this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, constitutes a valid and binding agreement of Parent, enforceable against the Parent in accordance with its terms.

          7.5 Governmental Filings; No Violations.

             (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL,
        (iii) filings under the securities or blue sky laws or takeover statutes of the various states, (iv) filings required by the Belgian Commission on Banking and Finance or the Brussels Stock Exchange, and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a

        Parent Material Adverse Effect or materially adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

             (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the statuts/statuten of Parent (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, license, agreement or other obligation to which Parent is a party, or by which it or any of its respective properties or assets is bound, or (iii) assuming the truth of the representations and warranties of the Company hereunder and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Parent, or any of its respective properties or assets is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not, individually or in the aggregate, have a Parent Material Adverse Effect or materially adversely affect the Parent's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

          7.6 Disclosure and Financial Statements; No Undisclosed Liabilities.

             (a) Since September 2, 1997, Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the "Parent Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, none of such Parent Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to September 2, 1997, Parent was not required to make filings under the Securities Act or Exchange Act, except for filings pursuant to Rule 12g3-2(b) promulgated under the Exchange Act.

             (b) As of the date of this Agreement, the consolidated balance sheets and the related statements of consolidated income, consolidated cash flows and consolidated retained earnings (including the notes and schedules thereto) of Parent and its consolidated subsidiaries contained in the Parent's Registration Statement filed on Form 20-F (File No. 1-14672), have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein.

             (c) As of the date of this Agreement, there is no liability of Parent or any subsidiary of Parent of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a Parent Material Adverse Effect, other than as disclosed in the Parent Disclosure Statements.

          7.7 Financial Ability to Perform. Parent presently has, and at the Effective Time will have, cash funds available sufficient to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

          7.8 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Merger based upon arrangements made by Parent, except for Morgan, Stanley & Co., Incorporated whose fees shall be paid by Parent.

          7.9 No Foreign Withholding. There is no law, rule or regulation of any taxing authority or other governmental entity outside the United States that would require Parent, the Surviving Corporation or the Exchange Agent to deduct from or withhold any portion of the Merger Consideration.

                                  ARTICLE VIII
                                   COVENANTS

          8.1 Conduct of the Business of the Company.

             (a) Prior to the Effective Time, unless Parent shall otherwise consent in writing (it being understood that Parent must act in good faith whenever it withholds such consent), the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them.

             (b) During the period from the date of this Agreement to the Effective Time, the Company shall not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or agree to do any of the foregoing; provided, however, that the Company shall declare and pay regular quarterly dividends of $.80 per Common Share.

             (c) Notwithstanding anything herein to the contrary, the Board of Directors of the Company shall amend the Phantom Share Plan of the Company (the "Phantom Plan") to (i) convert each Phantom Share (as defined in the Phantom Plan) credited under the Phantom Plan to a cash amount equal to the value of the Merger Consideration as of the Closing Date, as determined in good faith by the Board of Directors of the Company, (ii) provide that future amounts earned under the Phantom Plan shall be credited in cash instead of Phantom Shares and (iii) provide that cash amounts credited to the accounts of participants in the Phantom Plan shall be credited with a reasonable rate of interest (as determined in good faith by the Board of Directors of the Company) until distributed in accordance with the terms of the Phantom Plan.

          8.2 Activities of Mergeco. From the date of this Agreement to the Effective Time, Mergeco will not conduct any business or engage in any activities of any nature other than activities in connection with this Agreement or the transactions contemplated hereby.

          8.3 Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement. The Company shall take all lawful action to solicit such adoption, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 8.4). In the Proxy Statement/Prospectus the Board of Directors of the Company and the Special Committee shall recommend adoption of this Agreement, subject to their respective fiduciary duties as advised by independent counsel. At such meeting, Parent shall cause all Common Shares then owned by it and its subsidiaries (including PDI) to be voted in favor of the adoption of this Agreement.

          8.4 SEC Filings; Registration Statement.

             (a) Parent, PDI, Mergeco and the Company shall timely file with the SEC a Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger and disseminate to Public Shareholders such information as is required by Rule 13e-3 under the Exchange Act.

             (b) Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form F-4 (the "Registration Statement") under the Securities Act, with respect to Parent Warrants issuable in the Merger and Parent Shares represented by the Parent ADSs issuable upon exercise of the Parent Warrants, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger and the prospectus with respect to such Registration Statement (the "Proxy Statement/Prospectus"). The Company shall file the Proxy Statement/Prospectus with the SEC as soon as practicable.

             (c) The respective parties will cause the Schedule 13E-3, the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent and the Company shall, as promptly as practicable, provide copies to each other of any written comments received from the SEC with respect to the Schedule 13E-3 and Registration Statement and advise each other of any verbal comments with respect to the Schedule 13E-3 and Registration Statement received from the SEC. Parent shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Parent agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company, and the Schedule 13E-3 and each amendment or supplement thereto, at the time it is filed and the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statements of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for inclusion in the Proxy Statement/Prospectus, Schedule 13E-3 or Registration Statement. The Company agrees that the written information concerning the Company provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company, and the written information concerning the Company provided by the Company specifically for inclusion in the Schedule 13E-3 and each amendment or supplement thereto, at the time it is filed, and the written information concerning the Company provided by it specifically for inclusion in the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Registration Statement will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective.

          8.5 Filings, Other Action. Subject to the terms and conditions herein provided, the Company and Parent shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

          8.6 Public Announcements. Parent and the Company will (i) consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement and the transactions contemplated hereby and (ii) not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

          8.7 NYSE Listing. Parent agrees that it will use its best efforts to cause the Parent Warrants and Parent ADSs issuable upon the exercise of the Parent Warrants to be listed on the New York Stock Exchange ("NYSE"). To the extent that the Parent Warrants or such Parent ADSs cannot be listed on the NYSE, Parent shall use its best efforts to cause them to be listed on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

          8.8 Warrant Agreement. Prior to the Effective Time, Parent shall execute and deliver the Warrant Agreement and cause the Warrant Agent (as defined in the Warrant Agreement) to execute and deliver the Warrant Agreement, with no changes from the form attached as Exhibit A hereto that are adverse in any material respect to the holders of Common Shares.

          8.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

          8.10 Directors' and Officers' Indemnification and Insurance.

             (a) The By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation than are set forth in Article 11 of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

             (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary and each fiduciary and agent of each such director and officer (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Corporation Law, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware Corporation Law). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 8.10
        (b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except (x) that the persons who served as directors of the Company who were not designees of Parent shall be entitled to retain one additional counsel (plus appropriate local counsel) to represent them at the expense of the Company or the Surviving Corporation, and (y) to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Company or the Surviving Corporation; and provided further that, in the event that any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

             (c) The Surviving Corporation shall use its reasonable efforts to maintain in effect for six years from the Effective Time, the current directors' and officers' liability insurance policies maintained by the Company, or policies of at least the same coverage containing terms and conditions which are not materially less favorable, with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 8.10(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 200% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums.

             (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.10.

          8.11 Transfer Taxes. The Surviving Corporation shall pay any transfer taxes (including any interest and penalties thereon and additions thereto) payable in connection with the Merger and shall be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules, terms and information returns with respect to such taxes.

          8.12 DOL Application. On or before the Closing Date, the Company shall submit an application (the "Application") to the United States Department of Labor (the "DOL") for exemption from the application of
     Section 406(a)(2) and 407(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the receipt, holding, exercise and disposition of the Warrant Consideration by the Company's Capital Accumulation Plan (the "CAP"). The parties hereto agree not to withdraw the Application prior to a final decision thereon by the DOL and to use their best efforts to cause the Application to be approved by the DOL. During the pendency of the Application, one or more fiduciaries independent of the Company and its affiliates (which shall include participants in the CAP with respect to their own account balances) shall make all decisions regarding the holding, disposition or exercise of the Warrant Consideration by the CAP based solely on the best interest of participants and beneficiaries thereunder (which participants and beneficiaries shall be intended third part beneficiaries of this Section 8.12).

                                   ARTICLE IX
                               CLOSING CONDITIONS

          9.1 Conditions to the Obligations of Each Party. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

             (a) this Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of Common Shares in accordance with the Certificate of Incorporation and By-Laws of the Company and the DGCL;

             (b) no statute, rule, regulation, temporary, preliminary or permanent order or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction and remain in effect that prohibits the consummation of the Merger; and

             (c) the Registration Statement shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

          9.2 Conditions to the Obligations of Parent, PDI and Mergeco. The obligations of Parent, PDI and Mergeco pursuant to this Agreement to consummate the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

             (a) the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of such date, or (ii) as expressly contemplated by this Agreement, and Parent shall have received from the Company's President and Chief Financial Officer an officers' certificate to this effect; and

             (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and Parent shall have received from the Company's President and Chief Financial Officer an officers' certificate to this effect.

          9.3 Conditions to the Obligations of the Company. The obligation of the Company pursuant to this Agreement to consummate the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

             (a) the representations and warranties of Parent, PDI and Mergeco contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, or
        (ii) as expressly contemplated by this Agreement, and the Company shall have received from Parent, PDI and Mergeco officers' certificates to this effect;

             (b) each and all of the covenants and agreements of Parent and Mergeco to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and the Company shall have received from Parent and Mergeco officers' certificates to this effect;

             (c) the Warrant Agreement shall have been executed and delivered;

             (d) the Parent Warrants issuable to the Company's stockholders as contemplated by this Agreement, and the Parent ADSs issuable upon exercise of the Parent Warrants, shall have been approved for listing on the NYSE or NASDAQ, subject to official notice of issuance; and

             (e) a Registration Statement on Form F-6 under the Securities Act with respect to the Parent ADSs covered by the Parent Warrants shall be effective, and no stop order suspending effectiveness of such Registration Statement shall have been issued.

                                   ARTICLE X
                          TERMINATION AND ABANDONMENT

          10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

             (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Special Committee on behalf of the Board of Directors of the Company;

             (b) by either Parent or the Special Committee on behalf of the Company if the Effective Time shall not have occurred on or before September 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

             (c) by either Parent or the Special Committee on behalf of the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

             (d) by the Special Committee, on behalf of the Company, at any time, if any of the conditions set forth in Section 9.3(a) or (b) shall not be satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) Parent and the Parent Subsidiaries are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable; or

             (e) by Parent, at any time, if any of the conditions set forth in
        Section 9.3(a) or (b) shall not be satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) the Special Committee or the Company are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable.

          10.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to Section 10.1, written notice thereof shall forthwith be given to the other parties hereto, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. Mergeco and PDI agree that any termination by Parent shall be conclusively binding upon them, whether given expressly on their behalf or not, and the Company shall have no further obligation with respect to them. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Section 11.3. Nothing herein shall relieve any party from liability for any breach hereof.

                                   ARTICLE XI
                                 MISCELLANEOUS

          11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, PDI, Mergeco and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, that (i) after this Agreement is adopted by the Company's stockholders pursuant to Section 8.3, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Public Shareholders hereunder, without the further approval of the holders of at least a majority of the outstanding Common Shares and (ii) the approval of the Special Committee shall be required for any amendment, modification or supplementing of this Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Parent, PDI or Mergeco and any waiver of any of the Company's rights under this Agreement.

          11.2 Waiver of Compliance; Consents. Any failure of Parent, PDI or Mergeco on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company (subject to the approval of the Special Committee as set forth in Section 11.1(ii)) or Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any determination by the Company as to the existence of any such failure on the part of Parent, PDI or Mergeco shall be made by the Special Committee on behalf of the Company. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 11.1(ii) and this Section 11.2. Mergeco hereby agrees that any consent or waiver of compliance given by Parent shall be conclusively binding upon it, whether given expressly on its behalf or not.

          11.3 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.1, as the case may be, except that (i) the agreements set forth in Articles III and XI and Sections 8.9, 8.10 and 8.11 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Article XI and Section 10.2 shall survive the termination of this Agreement indefinitely.

          11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by overnight courier, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) transmitted by telecopy, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereto):

           (a) If to Parent, PDI or Mergeco to

               PetroFina S.A.
               52 rue de l'Industrie
               B-1040 Brussels, Belgium
               Telecopy: 32-2-288-3610
               Attention: Secretary General

               with a required copy to:

               Wilmer, Cutler & Pickering
               2445 M Street, NW
               Washington, D.C. 20037
               Telecopy: 202-663-6363
               Attention: Richard W. Cass

           (b) If to the Company, to:

               Fina, Inc.
               8350 North Central Expressway
               Dallas, Texas 75206
               Telecopy: 214-750-2570
               Attention: Cullen M. Godfrey

               with a required copy to:

               Special Committee of the Board of Directors of Fina, Inc. c/o Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, NY 10019
               Telecopy: (212)474-3700
               Attention: Allen Finkelson

     Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy.

          11.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Sections 3.3, 8.10 and 8.12, which are intended to be for the benefit of the holders of Company Options, Indemnified Parties and the participants and beneficiaries of the CAP, respectively, this Agreement is not intended to confer upon any other person except the parties any rights or remedies under or by reason of this Agreement.

          11.6 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the allocable share of each of Parent and the Company for all expenses related to printing, filing and mailing the proxy statement contained in the Registration Statement and all SEC and other regulatory filing fees incurred in connection with the Schedule 13E-3 and the Registration Statement shall be one-half.

          11.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

          11.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited, liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; and (iii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

          11.11 Entire Agreement. This Agreement, including the schedules and exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Parent, PDI, Mergeco, and the Company have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.

                                          PETROFINA S.A.

                                          By:     /s/ Francois Cornelis

                                            ------------------------------------
                                          Name:  Francois Cornelis
                                          Title:   Chief Executive Officer and
                                          Managing
                                                 Director

                                          By:  /s/ Michel-Marc Delcommune

                                            ------------------------------------
                                          Name:  Michel-Marc Delcommune
                                          Title:   Executive Director, Corporate
                                                 Finance -- Insurance

                                          PETROFINA DELAWARE, INCORPORATED

                                          By:      /s/ Geoffroy Petit

                                            ------------------------------------
                                          Name:  Geoffroy Petit
                                          Title:   Vice President,
                                          Administration and Finance

                                          NEW FINA, INC.

                                          By:     /s/ Francois Cornelis

                                            ------------------------------------
                                          Name:  Francois Cornelis
                                          Title:   President

                                          FINA, INC.

                                          By:      /s/ Ron W. Haddock

                                            ------------------------------------
                                          Name:  Ron W. Haddock
                                          Title:   President and Chief Executive
                                          Officer

                             INDEX OF DEFINED TERMS
                          (NOT PART OF THIS AGREEMENT)

                                                                LOCATION
                                                              OF DEFINITION
                                                              -------------
1996 Form 10-K..............................................        7
ADR.........................................................        3
APHC........................................................        1
Application.................................................       21
Canceled Option.............................................        4
CAP.........................................................       21
Cash Consideration..........................................        3
Certificate of Merger.......................................        2
Certificates................................................        3
Closing.....................................................        2
Closing Date................................................        2
Code........................................................        6
Common Shares...............................................        1
Company.....................................................        1
Company Disclosure Statements...............................        9
Company Material Adverse Effect.............................        7
Company Option..............................................        7
Company Options.............................................        7
Company Subsidiary..........................................        7
Delaware Corporation Law....................................        2
DGCL........................................................        2
Dissenting Share............................................        4
DOL.........................................................       21
Effective Time..............................................        2
ERISA.......................................................       21
Exchange Act................................................        8
Exchange Agent..............................................        5
GAAP........................................................        9
Goldman Sachs...............................................       10
Mergeco.....................................................        1
Mergeco Common Shares.......................................        4
Merger......................................................        1
Merger Consideration........................................        3
Moody's.....................................................        6
NASDAQ......................................................       19
NYSE........................................................       19
Parent......................................................        1
Parent ADS..................................................        3

                                                                LOCATION
                                                              OF DEFINITION
                                                              -------------
Parent Disclosure Statements................................       15
Parent Material Adverse Effect..............................       12
Parent Share................................................        3
Parent Subsidiaries.........................................        1
Parent Subsidiary...........................................        1
Parent Warrant..............................................        3
PDI.........................................................        1
PDI Shares..................................................       12
Phantom Plan................................................       16
Plan........................................................        7
Proxy Statement/Prospectus..................................       17
Public Shareholders.........................................        1
Public Shares...............................................        1
Registration Statement......................................       17
S&P.........................................................        6
Schedule 13E-3..............................................       17
SEC.........................................................        9
Securities Act..............................................        8
Special Committee...........................................        1
Surviving Corporation.......................................        2
Surviving Corporation Common Shares.........................        4
Termination Date............................................       23
Warrant Agreement...........................................        3
Warrant Consideration.......................................        3

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                PETROFINA S.A.,
                       PETROFINA DELAWARE, INCORPORATED,
                                 NEW FINA, INC.
                                      AND
                                   FINA, INC.
                           DATED AS OF MARCH 31, 1998

                             FIRST AMENDMENT TO THE
                          AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made this 31st day of March, 1998, by and among (i) PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of Belgium ("Parent"); (ii) New Fina, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Mergeco"); (iii) Petrofina Delaware, Incorporated, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("PDI"); and (iv) Fina, Inc., a Delaware corporation ("Fina").

     WHEREAS, Parent, Mergeco, PDI and Fina entered into that certain Agreement and Plan of Merger dated as of February 17, 1998 (the "Agreement"); and

     WHEREAS, Parent, Mergeco, PDI and Fina have agreed to amend certain terms of the Agreement;

     NOW, THEREFORE, the undersigned parties agree as follows:

     1. Annex A of the Agreement is hereby amended to read as the Amended and Restated Form of Warrant Agreement attached hereto as Annex A.

     IN WITNESS WHEREOF, Parent, PDI, Mergeco, and Fina have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.

                                          PETROFINA S.A.

                                          By:

                                          /s/ FRANCOIS CORNELIS
                                          --------------------------------------
                                          Name: Francois Cornelis
                                          Title: Chief Executive Officer and
                                          Managing Director

                                          /s/ MICHEL-MARC DELCOMMUNE
                                          --------------------------------------
                                          Name: Michel-Marc Delcommune
                                          Title: Executive Director, Corporate
                                          Finance

                                          PETROFINA DELAWARE, INCORPORATED

                                          By:

                                          /s/ FRANCOIS CORNELIS
                                          --------------------------------------
                                          Name: Francois Cornelis
                                          Title: President

                                          NEW FINA, INC.

                                          By:

                                          /s/ FRANCOIS CORNELIS
                                          --------------------------------------
                                          Name: Francois Cornelis
                                          Title: President

                                          FINA, INC.

                                          By:

                                          /s/ CULLEN M. GODFREY
                                          --------------------------------------
                                          Name: Cullen M. Godfrey
                                          Title: Senior Vice President

                                                                       EXHIBIT A

                [AMENDED AND RESTATED FORM OF WARRANT AGREEMENT]

                               WARRANT AGREEMENT

                                    BETWEEN

                                 PETROFINA S.A.

                                      AND

                                 CITIBANK, N.A.

                     DATED AS OF                     , 1998

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Section 1.  Certain Definitions.........................................  B-32
Section 2.  Appointment of Warrant Agent................................  B-32
Section 3.  Form of Warrant Certificates................................  B-33
Section 4.  Countersignature and Registration...........................  B-33
Section 5.  Transfer, Split Up, Combination and Exchange of Warrant
            Certificates; Mutilated, Destroyed, Lost or Stolen Warrant
            Certificates................................................  B-33
Section 6.  Exercise of PetroFina Warrants; Exercise Price; Expiration
            Date of PetroFina Warrants..................................  B-34
Section 7.  Cancellation and Destruction of Warrant Certificates........  B-34
Section 8.  Reservation and Availability of PetroFina Shares and
            PetroFina ADSs; Listing.....................................  B-35
Section 9.  PetroFina ADS Record Date...................................  B-35
Section     Adjustment of Exercise Price, Number of PetroFina ADSs or
  10.       Number of PetroFina Shares..................................  B-36
Section     Certification of Adjusted Exercise Price or Number of
  11.       PetroFina ADSs..............................................  B-39
Section     Reclassification, Consolidation, Merger, Combination, Sale
  12.       or Conveyance...............................................  B-40
Section     Fractional PetroFina Warrants and Fractional PetroFina
  13.       ADSs........................................................  B-40
Section     Right of Action.............................................
  14.                                                                     B-41
Section     Agreement of Warrant Certificate Holders....................
  15.                                                                     B-42
Section     Warrant Certificate Holder Not Deemed a Stockholder.........
  16.                                                                     B-42
Section     Concerning the Warrant Agent................................
  17.                                                                     B-42
Section     Merger or Consolidation or Change of Name of Warrant
  18.       Agent.......................................................  B-42
Section     Duties of Warrant Agent.....................................
  19.                                                                     B-43
Section     Change of Warrant Agent.....................................
  20.                                                                     B-44
Section     Issuance of New Warrant Certificates........................
  21.                                                                     B-44
Section     Purchase of PetroFina Warrants by PetroFina.................
  22.                                                                     B-44
Section     Notice of Proposed Actions..................................
  23.                                                                     B-44
Section     Notices.....................................................
  24.                                                                     B-45
Section     Supplements and Amendments..................................
  25.                                                                     B-45
Section     Successors..................................................
  26.                                                                     B-46
Section     Benefits of this Agreement..................................
  27.                                                                     B-46
Section     Governing Law...............................................
  28.                                                                     B-46
Section     Counterparts................................................
  29.                                                                     B-46
Section     Captions....................................................
  30.                                                                     B-46

                               WARRANT AGREEMENT

     This Warrant Agreement (the "Agreement") dated as of        , 1998 [the
Closing Date], between PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium ("PetroFina"), and Citibank, N.A., a national bank organized under the laws of the United States (the "Warrant Agent").

                              W I T N E S S E T H

     WHEREAS, PetroFina has entered into an Agreement and Plan of Merger, dated as of February 17, 1998 (the "Merger Agreement"), with Fina, Inc., a Delaware corporation ("Fina"), Petrofina Delaware, Inc., a Delaware corporation and New Fina, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of PetroFina ("Mergeco"), providing for the merger of Mergeco into Fina pursuant to the terms of the Merger Agreement;

     WHEREAS, the Merger Agreement provides that all of the outstanding shares of common stock, par value $.50 per share, of Fina, except as provided in the Merger Agreement, shall be converted into, exchanged for and represent the right to receive consideration specified in the Merger Agreement, which consideration is to include warrants (the "PetroFina Warrants") to purchase American Depositary Shares ("PetroFina ADSs"), each PetroFina Warrant entitling the holder thereof to purchase nine-tenths (0.9) of one PetroFina ADS and each PetroFina ADS representing one-tenth (0.1) of one PetroFina Share (as defined below) upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, the PetroFina ADSs will be issued pursuant to that certain Second
Amended and Restated Deposit Agreement dated as of        , 1998 (the "Deposit
Agreement") among PetroFina, Citibank, N.A. in its capacity as Depositary (the "Depositary") and all Holders and Beneficial Owners of PetroFina ADSs issued thereunder; and

     WHEREAS, PetroFina wishes the Warrant Agent to act on behalf of PetroFina, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of PetroFina Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          (b) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (c) "Closing Date" shall have the meaning ascribed to it in the Merger Agreement.

          (d) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

          (e) "PetroFina Shares" shall mean the ordinary voting shares, without nominal value, of PetroFina.

          (f) "Trading Day" shall mean, with respect to any security, a day on which the principal foreign or national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any foreign or national securities exchange, any Business Day.

     Section 2. Appointment of Warrant Agent. PetroFina hereby appoints the Warrant Agent to act as agent for PetroFina in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. PetroFina may, with the prior written consent of the Warrant Agent (it being understood that the Warrant Agent must act in good faith whenever it withholds such consent), from time to time appoint such co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

     Section 3. Form of Warrant Certificates. The certificates evidencing the PetroFina Warrants (the "Warrant Certificates") (together with the form of election to purchase PetroFina ADSs and the form of assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as PetroFina may deem appropriate and as are not inconsistent with the provisions of this Agreement and the Merger Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the provisions of Section 21 hereof, each Warrant Certificate, whenever issued, shall be dated the Closing Date and on its face shall specify the number of PetroFina Warrants evidenced by such Warrant Certificate. As specified in such Warrant Certificate each PetroFina Warrant shall entitle the holder thereof to purchase nine-tenths (0.9) of one PetroFina ADS at $42.25 per PetroFina ADS (the "Exercise Price"), but the number of such PetroFina ADSs (and any other securities or property purchasable together therewith or in lieu thereof as set forth in Sections 10 or 12 hereof) and the Exercise Price shall be subject to the adjustments as provided herein. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten (10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25, subject to the terms and conditions hereof.

     Section 4. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of PetroFina by the Chairman and the Managing Director, either manually or by facsimile signature, and have affixed thereto PetroFina's seal or a facsimile thereof which shall be attested by the Secretary of PetroFina, either manually or by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of PetroFina who shall have signed any of the Warrant Certificates shall cease to be such officer of PetroFina before countersignature by the Warrant Agent and issuance and delivery by PetroFina, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of PetroFina; and any Warrant Certificate may be signed on behalf of PetroFina by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of PetroFina to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

     The Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of PetroFina Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

     Section 5. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant
Certificates. Subject to the provisions of Section 13 hereof, at any time after the Close of Business on the date hereof, and at or prior to the Close of Business on the Expiration Date (as defined below), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of PetroFina ADSs as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. PetroFina and the Warrant Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to PetroFina and the Warrant Agent of all reasonable expenses incidental thereto.

     Upon receipt by PetroFina and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to PetroFina and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, PetroFina will make and deliver, or will cause to be made and delivered, a new Warrant Certificate of like tenor to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

     Section 6. Exercise of PetroFina Warrants; Exercise Price; Expiration Date of PetroFina Warrants.

          (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the PetroFina Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent set forth in
     Section 24 hereof, together with payment of the Exercise Price for each PetroFina ADS as to which the PetroFina Warrants are exercised, at any time
     prior to the Close of Business on        , 2003, [the fifth (5th)
     anniversary of Closing Date] (the "Expiration Date"). PetroFina Warrants not exercised prior to the Close of Business on the Expiration Date shall become void and of no value.

          (b) The Exercise Price for each PetroFina ADS pursuant to the exercise of PetroFina Warrants initially shall be $42.25, subject to adjustment from time to time as provided in Section 10 hereof. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten (10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25, subject to the terms and conditions hereof. The Exercise Price shall be payable in lawful money of the United States of America.

          (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the PetroFina ADSs to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 8 in cash, or by certified check or bank draft payable to the order of PetroFina or the Warrant Agent for PetroFina's account, the Warrant Agent shall thereupon promptly notify PetroFina in writing of such exercise.

          (d) Upon exercise of any PetroFina Warrants in accordance with the foregoing provisions, (a) PetroFina shall (i) issue (or cause to be issued) the requisite number of PetroFina Shares issuable upon such exercise of the PetroFina Warrants, (ii) cause the PetroFina Shares to be deposited with the Custodian (as defined in the Deposit Agreement) in accordance with the terms of the Deposit Agreement and (iii) deliver, as calculated by the Warrant Agent in accordance with Section 13(b), the amount of cash to be delivered in lieu of fractional PetroFina ADSs to the holder exercising PetroFina Warrants; and (b) the Warrant Agent shall (i) requisition from the Depositary certificates for the number of whole PetroFina ADSs to be purchased and (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

          (e) The Warrant Agent is authorized and directed to accept instructions to exercise PetroFina Warrants and to take delivery of such PetroFina Warrants through any book-entry system in which the PetroFina Warrants may be held.

          (f) All payments received upon exercise of PetroFina Warrants shall be promptly delivered to PetroFina by the Warrant Agent as reasonably instructed in writing by PetroFina. In case the registered holder of any Warrant Certificate shall exercise less than all PetroFina Warrants evidenced thereby, a new Warrant Certificate evidencing PetroFina Warrants equivalent to the PetroFina Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

     Section 7. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to PetroFina or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. PetroFina shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by PetroFina otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to PetroFina, or shall, at the written request of PetroFina, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to PetroFina.

     Section 8. Reservation and Availability of PetroFina Shares and PetroFina ADSs; Listing. PetroFina covenants and agrees that it will issue PetroFina Shares promptly following exercise of the PetroFina Warrants and keep sufficient cash available for payment in lieu of fractional PetroFina ADSs.

     PetroFina covenants and agrees that it will (a) reserve and keep available for issuance such number of authorized but unissued PetroFina Shares or other securities of PetroFina deliverable upon exercise of the PetroFina Warrants as will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants and (b) cause the Depositary to reserve and keep available for issuance (and maintain capacity under the existing Registration Statement on Form F-6 under the Securities Act of 1933 with respect to the PetroFina ADSs) such number of authorized PetroFina ADSs issuable upon exercise of the PetroFina Warrants as will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants.

     PetroFina will use its best efforts to cause the PetroFina Shares and PetroFina ADSs reserved for issuance as described above to be covered at all times during the term of this Agreement by an effective registration statement under the Securities Act of 1933.

     PetroFina covenants and agrees that it will use its best efforts to cause the PetroFina ADSs issuable upon the exercise of the PetroFina Warrants to be listed on the NYSE (as defined below). To the extent that such PetroFina ADSs cannot be listed on the NYSE, PetroFina shall use its best efforts to cause the PetroFina ADSs to be listed on the NASDAQ (as defined below). PetroFina agrees to use its best efforts to cause such listing, and the listing of the PetroFina Warrants on the NYSE or NASDAQ, as the case may be, to be maintained.

     PetroFina covenants and agrees that it will take all such actions as may be necessary to insure that all PetroFina ADSs delivered upon exercise of PetroFina Warrants and all of the PetroFina Shares represented thereby shall, at the time of delivery of the certificates for such PetroFina ADSs, be duly authorized, validly issued, fully paid and nonassessable.

     PetroFina further covenants and agrees that it will pay when due and payable any and all recording, transfer and similar taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing PetroFina ADSs upon exercise of the Warrant Certificate or other securities or other property issuable hereunder. PetroFina shall not, however, be required (i) to pay any tax or governmental charge which may be payable in respect of any transfer involved in (a) the transfer or delivery of Warrant Certificates or (b) the issuance or delivery of certificates for PetroFina ADSs in a name other than that of the registered holder of a Warrant Certificate surrendered for exercise or (ii) to issue or deliver any certificate for PetroFina ADSs upon the exercise of any PetroFina Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to PetroFina's satisfaction that no such tax or governmental charge is due.

     Section 9. PetroFina ADS Record Date. Upon receipt by PetroFina of a Warrant Certificate at the principal office of the Warrant Agent, in proper form for exercise, and payment of the applicable Exercise Price as required hereby, the holder of such Warrant Certificate shall be deemed to be the holder of record of the PetroFina ADSs issuable upon such exercise, notwithstanding that the PetroFina ADS transfer books shall then be closed or that certificates representing such PetroFina ADSs shall not then be actually delivered to the holder of such Warrant Certificate.

     Section 10. Adjustment of Exercise Price, Number of PetroFina ADSs or Number of PetroFina Shares. The Exercise Price and the number of PetroFina ADSs issuable upon exercise of each PetroFina Warrant are subject to adjustment from time to time as provided in this Section 10.

          (a) Stock Dividend; Stock Splits; Reverse Stock Splits; Reclassifications. In the event PetroFina shall at any time after the date of the Merger Agreement (i) pay a dividend or make any other distribution with respect to the PetroFina Shares in shares of any class of capital stock of PetroFina, (ii) subdivide the outstanding PetroFina Shares into a greater number of PetroFina Shares, (iii) combine the outstanding PetroFina Shares into a smaller number of PetroFina Shares, (iv) change the number of PetroFina Shares represented by each PetroFina ADS, or (v) issue any shares of capital stock in a reclassification of PetroFina Shares (other than a reclassification in connection with a consolidation, merger or other business combination which will be governed by Section 12), the number and kind of shares of capital stock issuable upon exercise of each PetroFina Warrant on such date shall be proportionately adjusted so that the holder of any PetroFina Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such PetroFina Warrant had been exercised immediately prior to such date and at a time when the PetroFina ADS transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, change or reclassification. Whenever the number of PetroFina ADSs purchasable upon exercise of each PetroFina Warrant is adjusted pursuant to this Section 10(a), the Exercise Price of such PetroFina Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and denominator of which shall be the number of PetroFina ADSs so purchasable immediately thereafter.

          (b) Rights; Options; Warrants. In the event PetroFina shall at any time after the date of the Merger Agreement issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 10(a)) to all holders of PetroFina Shares (such rights, options, warrants or convertible or exchangeable securities not being available to holders of PetroFina Warrants) entitling them to subscribe for or purchase PetroFina Shares at a price per PetroFina Share (or having a conversion, exercise or exchange price per share, in the case of a security convertible into or exercisable or exchangeable for PetroFina Shares) less than the Current Market Price (as defined in Section 10(e)) per PetroFina Share on the date of such issuance, the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the number of PetroFina Shares outstanding on such record date plus the number of PetroFina Shares which the aggregate offering price of the total number of PetroFina Shares so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the PetroFina Shares outstanding on such record date plus the number of additional PetroFina Shares to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(b), each PetroFina Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (c) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In the event PetroFina shall at any time after the date of the Merger Agreement pay a dividend or make a distribution (other than cash dividends payable in the ordinary course of business in accordance with Belgian Corporation Law pursuant to a decision of the Ordinary General Meeting of Shareholders and dividends or distributions referred to in
     Section 10(a) above) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 10(b) above), the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the Current Market Price (as defined in Section 10(e)) per share of PetroFina Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one PetroFina Share, and of which the denominator shall be such Current Market Price per share of the PetroFina Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(c), each PetroFina Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (d) Issuance of Common Stock at Lower Values. In the event PetroFina shall at any time after the date of the Merger Agreement, in a transaction in which Sections 10 (a), (b) and (c) are not applicable, issue or sell PetroFina Shares, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares, at a price per PetroFina Share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by PetroFina in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to PetroFina upon exercise conversion or exchange thereof, by (B) the total number of PetroFina Shares covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Price (as defined in Section 10 (e)) per PetroFina Share in effect immediately prior to such sale or issuance, then the number of PetroFina ADSs thereafter purchasable upon the exercise of each PetroFina Warrant shall be determined by multiplying the number of PetroFina ADSs theretofore purchasable upon exercise of such PetroFina Warrant by a fraction, the numerator or which shall be the number of PetroFina Shares outstanding immediately after such sale or issuance and the denominator of which shall be the number of PetroFina Shares outstanding immediately prior to such sale or issuance plus the number of PetroFina Shares which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price per PetroFina Share. Such adjustment shall be made successively whenever any such sale or issuance is made. For purposes of this Section, the PetroFina Shares which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by PetroFina therefor shall be deemed to be the consideration received by PetroFina for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premium stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the PetroFina Shares covered thereby. Whenever the number of PetroFina ADSs purchasable upon exercise of each PetroFina Warrant is adjusted pursuant to this Section 10(d), the Exercise Price of such PetroFina Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and the denominator of which shall be the number of PetroFina ADSs so purchasable immediately thereafter.

          In case PetroFina shall issue and sell PetroFina Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per PetroFina Share" and the "consideration" receivable by or payable to PetroFina for purposes of the first sentence of this Section 10(d), the Board of Directors of PetroFina shall determine, in good faith, the fair value of such property, which determination shall be evidenced by a resolution of the Board of Directors of PetroFina. In case PetroFina shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per PetroFina Share" and the "consideration" receivable by or payable to for purposes of the first sentence of this Section 10 (d), the Board of Directors of PetroFina shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit which determination shall be evidenced by a resolution of the Board of Directors of PetroFina.

          (e) For the purpose of any computation hereunder, the "Current Market Price" per PetroFina Share on any date shall be deemed to be the average of the daily Closing Prices per PetroFina Share for the 10 consecutive Trading Days immediately prior to such date. The "Closing Price" per PetroFina Share for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Brussels Stock Exchange. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina Shares are not so listed or traded, the "Current Market Price" per PetroFina Share shall be deemed to be the fair value per PetroFina Share as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between PetroFina and a Person other than an affiliate of PetroFina, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

          (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
     Section 10(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent, the nearest ten-thousandth of a PetroFina Share or the nearest one-thousandth of a PetroFina ADS, as the case may be. Notwithstanding the first sentence of this Section 10(f), any adjustment required by this Section 10 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (g) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any PetroFina Warrant thereafter exercised shall become entitled to receive any shares of capital stock of PetroFina other than PetroFina ADSs, the number of such other shares so receivable upon exercise of any PetroFina Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in
     Section 10(a) through (f) inclusive, and the provisions of Sections 6, 8, 9 and 12 with respect to the PetroFina ADSs shall apply on like terms to any such other shares.

          (h) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Price and the number of PetroFina ADSs or PetroFina Shares issuable upon the exercise of each PetroFina Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only PetroFina Shares so issued were the PetroFina Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such PetroFina Shares, if any, were issued or sold for the consideration actually received by PetroFina upon such exercise plus the consideration, if any, actually received by PetroFina for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of PetroFina ADSs or PetroFina Shares issuable upon exercise of each PetroFina Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

          (i) All PetroFina Warrants originally issued by PetroFina subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of PetroFina ADSs purchasable from time to time hereunder upon exercise of the PetroFina Warrants, all subject to further adjustment as provided herein.

          (j) Irrespective of any adjustment or change in the Exercise Price or the number of PetroFina ADSs issuable upon the exercise of the PetroFina Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per PetroFina ADS and the number of PetroFina ADSs which were expressed upon the initial Warrant Certificates issued hereunder.

          (k) PetroFina agrees that it will not, by amendment of its statuts/statuten or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by PetroFina.

          (l) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, PetroFina may elect to defer until the occurrence of such event the issuance to the holder of any PetroFina Warrant exercised after such record date the PetroFina ADSs or other capital stock of PetroFina issuable upon such exercise over and above the amount of PetroFina ADSs or other capital stock of PetroFina, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that PetroFina shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional PetroFina ADSs or other capital stock of PetroFina upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 10 to the contrary notwithstanding, PetroFina shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for United States federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

          (n) If any event occurs as to which the foregoing provisions of this
     Section 10 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of PetroFina, fairly and adequately protect the purchase rights of the PetroFina Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of PetroFina ADSs issuable upon exercise of any PetroFina Warrant.

     Section 11. Certification of Adjusted Exercise Price or Number of PetroFina ADSs. Whenever the Exercise Price or the number of PetroFina ADSs issuable upon the exercise of each PetroFina Warrant is adjusted as provided in Sections 10 or 12, PetroFina shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of PetroFina ADSs issuable upon exercise of each PetroFina Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the PetroFina ADSs a copy of such certificate and (c) mail, or cause to be mailed, a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 24.

     Section 12. Reclassification, Consolidation, Merger, Combination, Sale or Conveyance. In case any of the following shall occur while any PetroFina Warrants are outstanding: (i) any consolidation, merger or combination of PetroFina with or into another corporation as a result of which holders of PetroFina Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, or (ii) any sale or conveyance of all or substantially all of the property or assets of PetroFina to any other entity as a result of which holders of PetroFina Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, then PetroFina, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the PetroFina Warrants then outstanding shall have the right at any time thereafter, upon exercise of such PetroFina Warrants, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of PetroFina Shares represented by the PetroFina ADSs issuable upon exercise of such PetroFina Warrant immediately prior to such consolidation, combination, merger, sale or conveyance.

     If the holders of the PetroFina Shares may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the PetroFina Warrant, which specification shall be made by the holder of the PetroFina Warrant by the later of (i) 10 Trading Days after the holder of the PetroFina Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of the PetroFina Shares concerning such choice, or if no such information is required, 10 Trading Days after PetroFina notified the holder of the PetroFina Warrant of all material facts concerning such specification and (ii) the last time at which holders of PetroFina Shares are permitted to make their specification known to PetroFina. If the holder of the PetroFina Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of PetroFina Shares not affiliated with PetroFina or any other party to the consolidation, merger, combination, sale or conveyance. Such new PetroFina Warrants shall provide for adjustments which, for events subsequent to the effective date of such new PetroFina Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 and this Section 12.

     PetroFina shall mail, or cause to be mailed, by first-class mail, postage prepaid, to each registered holder of a PetroFina Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of PetroFina Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

     The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, combinations, sales or conveyances.

     Section 13. Fractional PetroFina Warrants and Fractional PetroFina ADSs.

          (a) Neither PetroFina nor the Warrant Agent shall be required to issue fractions of PetroFina Warrants or to distribute Warrant Certificates which evidence fractional PetroFina Warrants. In lieu of such fractional PetroFina Warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional PetroFina Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a PetroFina Warrant multiplied by the Current Market Price per whole PetroFina Warrant. For the purpose of any computation under this Section 13(a),

     "Current Market Price" per PetroFina Warrant on any date shall be deemed to be the average of the daily Closing Prices per PetroFina Warrant for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per PetroFina Warrant for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if such PetroFina Warrants are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina Warrants are not so listed or traded, the "Current Market Price" per PetroFina Warrant shall be deemed to be the fair value per PetroFina Warrant as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent.

          (b) Neither PetroFina nor the Depositary shall be required to issue fractions of PetroFina ADSs upon exercise of PetroFina Warrants or to distribute PetroFina ADS certificates which evidence fractional PetroFina ADSs. In lieu of fractional PetroFina ADSs, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a PetroFina ADS multiplied by the Current Market Price per PetroFina ADS. For the purpose of any computation under this Section 13(b), "Current Market Price" per PetroFina ADS on any date shall be deemed to be the average of the daily Closing Prices per PetroFina ADS for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per PetroFina ADS for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such PetroFina ADSs are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina ADSs are not so listed or traded, the "Current Market Price" per PetroFina ADS shall be deemed to be the fair value per PetroFina ADS as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between PetroFina and a Person other than an affiliate of PetroFina, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

          (c) The holder of a PetroFina Warrant by the acceptance of the PetroFina Warrant expressly waives his right to receive any fractional PetroFina Warrant or any fractional PetroFina ADS upon exercise of a PetroFina Warrant (but not to the cash payment required to be made by PetroFina in lieu thereof in accordance with this Section 13).

     Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against PetroFina to enforce, or otherwise act in respect of, such holder's right to exercise the PetroFina Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     Section 15. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with PetroFina and the Warrant Agent and with every other holder of a Warrant Certificate that:

          (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (b) PetroFina and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the PetroFina Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than PetroFina or the Warrant Agent) for all purposes whatsoever, and neither PetroFina nor the Warrant Agent shall be affected by any notice to the contrary.

     Section 16. Warrant Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, PetroFina ADSs or PetroFina Shares or any other securities of PetroFina which may at any time be issuable on the exercise or conversion of the PetroFina Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of PetroFina or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23), or to receive dividends or distributions or subscription rights, or otherwise, until the PetroFina Warrant or PetroFina Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

     Section 17. Concerning the Warrant Agent. PetroFina agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable out-of-pocket expenses and counsel fees and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. PetroFina also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 17 shall survive termination of this Agreement or the discharge of the Warrant Agent under the terms hereof.

     Section 18. Merger or Consolidation or Change of Name of Warrant
Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 20. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     Section 19. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which PetroFina and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for PetroFina), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by PetroFina prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any managing or executive director or the Secretary of PetroFina and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by PetroFina only.

          (e) The Warrant Agent shall not be under any responsibility or liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by PetroFina of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the adjustment of the Exercise Price or the making of any change in the number of PetroFina ADSs or PetroFina Shares required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of PetroFina Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any PetroFina ADSs to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any PetroFina ADSs or PetroFina Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

          (f) PetroFina agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any managing or executive director or the Secretary of PetroFina, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the PetroFina Warrants or other securities of PetroFina or become pecuniarily interested in any transaction in which PetroFina may be interested, or contract with or lend money to PetroFina or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for PetroFina or for any other legal entity.

          (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to PetroFina resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to PetroFina and to each transfer agent of the PetroFina ADSs by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. PetroFina may remove the Warrant Agent or any successor Warrant Agent upon 60 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the PetroFina ADSs by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, PetroFina shall appoint a successor to the Warrant Agent. If PetroFina shall fail to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by PetroFina), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by PetroFina or by a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, PetroFina shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the PetroFina ADSs, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 21. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the PetroFina Warrants to the contrary, PetroFina may, at its option, issue new Warrant Certificates evidencing PetroFina Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per PetroFina ADS and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

     Section 22. Purchase of PetroFina Warrants by PetroFina. Nothing in this Agreement shall prevent PetroFina from acquiring PetroFina Warrants.

     Section 23. Notice of Proposed Actions.  In case PetroFina shall propose
(a) to declare a dividend on the PetroFina Shares payable in shares of capital stock of any class or to make any other distribution to all holders of PetroFina Shares (including any distribution made in connection with a consolidation, merger or combination in which PetroFina is the continuing corporation), or (b) to offer rights, options or warrants to all holders of PetroFina Shares entitling them to subscribe for or purchase PetroFina Shares (or securities convertible into or exercisable or exchangeable for PetroFina Shares or any other securities), or
(c) to offer any shares of capital stock in a reclassification of PetroFina Shares (including any such reclassification in connection with a consolidation, merger or combination in which PetroFina is the continuing corporation), or (d) to effect any consolidation, merger or combination into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of PetroFina and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of PetroFina or (f) to take any other action referred to in Section 10, then, in each such case, PetroFina shall give, or cause to be given, to each registered holder of a PetroFina Warrant, in accordance with Section 24, a notice of such proposed action, which shall specify the date of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action referred to in Section 10 is to take place and the date of participation therein by the holders of PetroFina Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of PetroFina Shares, whichever shall be the earlier. The failure to give notice required by this Section 23 or any defect therein shall not affect the legality or validity of the action taken by PetroFina or the vote upon any such action. Unless specifically required by
Section 10, the Exercise Price, the number of PetroFina ADSs covered by each PetroFina Warrant and the number of PetroFina Warrants outstanding shall not be subject to adjustment as a result of PetroFina being required to give notice pursuant to this Section 23.

     Section 24. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on PetroFina, (ii) subject to the provisions of Section 20, by PetroFina or by the holder of any Warrant Certificate to or on the Warrant Agent or (iii) by PetroFina or the Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Trading Day following the deposit thereof with Federal Express, DHL or another recognized overnight courier, if sent by Federal Express, DHL or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to PetroFina, to:
               PetroFina S.A.
               52 Rue de l'Industrie
               B-1040 Brussels, Belgium
               (32-2) 288 91 11
               Telecopy: 32-2-288-3610
               Attention: Secretary General

        (b) If to the Warrant Agent, to:
               Citibank, N.A.
               111 Wall Street
               New York, New York 10043
               Attention: Depositary Receipts Department

          (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the register of PetroFina Warrants.

     Section 25. Supplements and Amendments.

          (a) PetroFina and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which PetroFina and the Warrant Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Warrant Certificates.

          (b) In addition to the foregoing, with the consent of holders other than PetroFina or any affiliate thereof of not less than a majority in number of the then outstanding PetroFina Warrants (other than those held by PetroFina or any affiliate thereof), PetroFina and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the PetroFina Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement or otherwise modifying, or adding a provision inconsistent with, this Section 25(b) may be made without the consent of the holder of each outstanding PetroFina Warrant affected thereby.

     Section 26. Successors. All covenants and provisions of this Agreement by or for the benefit of PetroFina or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 27. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than PetroFina, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of PetroFina, the Warrant Agent and the registered holders of the Warrant Certificates.

     Section 28. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 30. Captions. The caption of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          PETROFINA S.A.

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:

                                          CITIBANK, N.A., as Warrant Agent

                                          By:
                                          Name:
                                          Title:

                                                  Exhibit 1 to Warrant Agreement

                         [Form of Warrant Certificate]

                               Certificate No. M-

                             ____________ Warrants

               NOT EXERCISABLE AFTER                       , 2003

                              Warrant Certificate

                                   PETROFINA

     This certifies that                          , or registered assigns, is
the registered owner of the number of PetroFina Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and
conditions of the Warrant Agreement dated as of                       , 1998
[the Closing Date] (the "Agreement") between PetroFina S.A., a company organized under the laws of Belgium ("PetroFina"), and Citibank, N.A., a national bank organized under the laws of the United States (the "Warrant Agent"), to purchase
or receive from PetroFina at any time after                       , 1998 [the
Closing Date] and prior to 5:00 P.M. (New York City time) on
                      , 2003, the [fifth (5th) anniversary of the Closing Date], at the principal office of the Warrant Agent located at 111 Wall Street, New York, New York 10043, or its successors as Warrant Agent, in New York City, nine-tenths (0.9) of one American Depositary Share (each, a "PetroFina ADS"), each PetroFina ADS representing one-tenth of one ordinary voting share (a "PetroFina Share") of PetroFina, to be purchased at $42.25 per PetroFina ADS (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, accompanied by payment of the Exercise Price for the PetroFina ADSs to be purchased and any applicable taxes or charges. The number of PetroFina ADSs which may be purchased upon exercise of the PetroFina Warrants evidenced by this Warrant Certificate and the Exercise Price set forth above are the number and Exercise Price as of [date of the Merger Agreement], based on the PetroFina ADSs as constituted at such date. As provided in the Agreement, the Exercise Price and the number and type of securities which may be purchased upon the exercise of the PetroFina Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten (10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, PetroFina and the holders of the Warrant Certificates. Copies of the Agreement are on file at the above-mentioned office of the Warrant Agent.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing PetroFina Warrants entitling the holder to purchase a like aggregate number of PetroFina ADSs, in each case as the PetroFina Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of PetroFina Warrants not exercised.

     PetroFina shall make a cash payment in lieu of issuing fractional PetroFina Warrants or fractional PetroFina ADSs, as provided in the Agreement.

     No holder of this Warrant Certificate shall be entitled to vote, participate in any shareholder meeting, receive dividends or distributions on, or be deemed for any purpose the holder of, PetroFina ADSs or PetroFina Shares or of any other securities of PetroFina which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of PetroFina or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the PetroFina Warrant or PetroFina Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Agreement.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signature of the proper officers of PetroFina and its
corporate seal. Dated as of                       , 199  .

ATTEST:                                        PETROFINA S.A.
                                               By:
Secretary                                      Name:
                                               Title:

Countersigned:                                 By:
                                               Name:
                                               Title:

By
Authorized signature

                          FORM OF ELECTION TO PURCHASE

    (To be executed if holder desires to exercise the Warrant Certificate.)

To ______________________________, as Warrant Agent:

          The undersigned hereby irrevocably elects to exercise ____________ PetroFina Warrants represented by this Warrant Certificate to purchase the PetroFina ADSs issuable upon the exercise of such PetroFina Warrants and requests that Certificates for such PetroFina ADSs be issued in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)
--------------------------------------------------------------------------------

If such number of PetroFina Warrants shall not be all the PetroFina Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such PetroFina Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)
--------------------------------------------------------------------------------

Dated: ________________________

-------------------------------------
Signature
(Signature must conform in all
respects to name of holder as
specified on the face of this
Warrant Certificate)

Signature Guaranteed:

                                                              Annex A to Warrant

                                ASSIGNMENT FORM
            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificates)

     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

Name:
                  (please typewrite or print in block letters)

Address:

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer within the Warrant Certificate the same on the books of PetroFina, with full power of substitution in the premises.

Date  ________________ , ____

                                          Signature

                                          --------------------------------------
Signature Guaranteed:

                                          Notice

     The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX C

OPINION OF GOLDMAN, SACHS & CO.

                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

February 17, 1998

Special Committee of the Board of Directors
Fina, Inc.
8350 N. Central Expressway
Dallas, TX 75206

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders, other than PetroFina S.A. ("Parent") and its affiliates, of the outstanding shares of Class A Common Stock, par value $0.50 per share (the "Shares"), of Fina, Inc. (the "Company") of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of February 17, 1998, among Parent, New Fina, Inc., an indirect, wholly-owned subsidiary of Parent ("Mergeco"), Petrofina Delaware, Incorporated, an indirect, wholly-owned subsidiary of Parent ("PDI"), and the Company (the "Agreement"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), Mergeco will be merged with and into the Company and each outstanding Share (other than Shares held in the Company's treasury or beneficially owned by PDI, Parent or any direct or indirect wholly-owned subsidiary of Parent, which shall be canceled, and other than Dissenting Shares (as defined in the Agreement)) shall be converted into the right to receive (i) $60 in cash and (ii) one warrant (the "Parent Warrant" and, collectively with the cash consideration, the "Consideration") to purchase nine-tenths of one American Depository Share ("Parent ADS"), evidenced by an American Depositary Receipt, each Parent ADS representing one-tenth of one ordinary voting share, without nominal value, of Parent (each a "Parent Share"), with an exercise price of $42.25 per Parent ADS pursuant to the terms of the Warrant Agreement (the "Warrant Agreement") attached as Exhibit A to the Agreement.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as the financial advisor to the Special Committee of the Board of Directors of the Company in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company or Parent for its own account or the accounts of customers. As of the date hereof, we have accumulated for our own account a long position of 28,269 Parent Shares.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Warrant Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company. With respect to Parent, we have reviewed Annual Reports to Stockholders of the Parent for the five years ended December 31, 1996; and certain interim reports to stockholders of the Parent. We have also held discussions with members of the senior management of the Company and Parent regarding their past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the ADRs, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts of the Company that have been furnished to us have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Parent or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested or authorized to solicit, and did not solicit, interest from any party with respect to an acquisition of the Shares, the Company or its constituent businesses. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. For the purposes of our opinion we have assumed that the Warrant Agreement will be executed in the form attached as Exhibit A to the Agreement. We are not expressing any opinion herein as to the prices at which the Parent Warrants may trade if and when they are issued.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Shares, other than Parent and its affiliates, pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                               /s/ GOLDMAN, SACHS & CO.
                                          --------------------------------------
                                          (GOLDMAN, SACHS & CO.)

                                    ANNEX D

SECTION 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value the stockholder's stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title) sec. 252, sec. 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation; or depository receipts in respect thereof;

           b. Shares of stock of any other corporation which shares of stock or depository receipts or depository receipts in respect thereof, at the effective date of the merger or consolidation will be either listed on a national securities exchange, or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. described in the foregoing subparagraphs
              a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX E

                MANAGEMENT OF THE COMPANY, PDI, APHC AND MERGECO

THE COMPANY

     Set forth below for each director and executive officer of Company as of April 1, 1998, are: his or her name, present principal occupation or employment, the date as of which he or she initially commenced serving as a director or executive officer, and material occupations, positions, offices or employments and business addresses thereof for the past five years. Unless otherwise indicated, the current business address of each person is Fina Plaza, 8350 North Central Expressway, Dallas, Texas, 75206. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with the Company of which such individual is director or officer. All directors and officers listed below are citizens of the United States, except for Messrs. Cornelis, de Broqueville, Delcommune, Petit and Daumerie (Belgium); Mr. Rebelo (Portugal); and Dr. Marcos (Mexico).

BOARD OF DIRECTORS

     The Company's current directors and certain biographical information concerning such individuals are set forth below.

                NAME                                 POSITION                   DIRECTOR SINCE
                ----                                 --------                   --------------
Francois Cornelis...................  Director. See "PetroFina Management and  April 17, 1985
                                      Ownership of PetroFina Shares."
Axel de Broqueville.................  Director. See "PetroFina Management and  April 11, 1990
                                      Ownership of PetroFina Shares."
Albert V. Casey.....................  Director.                                April 16, 1997
Michel-Marc Delcommune..............  Director. See "PetroFina Management and  August 16, 1995
                                      Ownership of PetroFina Shares."
Ron W. Haddock......................  Director, President and Chief Executive  December 17, 1987
                                      Officer of the Company
Ernesto Marcos......................  Director.                                October 19, 1995
Paul D. Meek........................  Chairman of the Board of the Company     July 10, 1968
Jose G. Rebelo......................  Director. See "PetroFina Management and  February 22, 1996
                                      Ownership of PetroFina Shares."
Patricia M. Wallington..............  Director.                                April 20, 1995

     Mr. Casey is the Distinguished Executive in Residence at Southern Methodist University, Cox School of Business in Dallas, Texas. Prior to that time, he was President and Chief Executive Officer of Resolution Trust Corporation from October 1991 to March 1993, and Chairman and Chief Executive Officer of AMR Corp., the parent company of American Airlines from 1974 to 1985. He is a member of the Boards of Directors of MAG Aerospace Industries and Arkansas General Industries. His current business address is Southern Methodist University, P.O. Box 750333, Dallas, Texas 75275.

     Mr. Haddock was elected President and Chief Executive Officer effective January 1, 1989, having served as Executive Vice President and Chief Operating Officer since June 1986. Prior to that time he was an officer and a director of Esso Eastern, an Exxon subsidiary, for the preceding three years.

     Dr. Marcos is President of E. Marcos & Associates, A.C. since 1995. Prior to that time, he was Chief Financial Officer of PEMEX from 1989 until 1994. He advises clients in the energy industry as to many aspects of business in Mexico. His current business address is Marcos & Asociados, Andres Bello No. 45, PISO 13, Col. Chapultepec Polanco, C.P. 11560, Mexico D.F.

     Mr. Meek was first elected Chairman of the Board of the Company in October 1984. He was President and Chief Executive Officer from April 1983 to June 1986. Prior to that time, he was President and Chief Operating Officer since 1976. Mr. Meek retired from active employment with the Company on June 1, 1989. He served as a Commissioner of the Public Utility Commission of Texas from November 1989 to April 1992.

     Ms. Wallington has been Corporation Vice President and Chief Information Officer of Xerox Corporation since 1989. She currently has responsibility to direct and manage Xerox Corporation's information systems. Her current business address is Xerox Corporation, 800 Long Ridge Road, Stamford, Connecticut 06904.

EXECUTIVE OFFICERS

     The Company's executive officers and certain biographical information concerning such individuals are set forth below.

                                                                                   SERVED AS AN
               NAME                                   POSITION                     OFFICER SINCE
               ----                                   --------                     -------------
Ron W. Haddock.....................  President and Chief Executive Officer. See  June 19, 1986
                                     "-- The Company -- Board of Directors."
Cullen M. Godfrey..................  Senior Vice President, Secretary            April 15, 1987
                                     and General Counsel
Michael J. Couch...................  Senior Vice President                       April 30, 1984
H. Patrick Jack....................  Senior Vice President                       August 23, 1989
Richard L. Charter II..............  Vice President                              April 24, 1997
Michel Daumerie....................  Vice President                              April 20, 1995
Richard C. Lindley.................  Vice President                              April 20, 1995
Jeff D. Morris.....................  Vice President                              April 20, 1995
Geoffroy Petit.....................  Vice President and Chief Financial Officer  September 1, 1997
S. R. West.........................  Vice President                              May 2, 1983
Kevin A. Rupp......................  Controller                                  April 20, 1995
Hilda Kouvelis.....................  Treasurer                                   February 20, 1997
Linda Middleton....................  Assistant Secretary                         August 20, 1984

     Mr. Cullen M. Godfrey was elected Senior Vice President, Secretary and General Counsel effective April 1995. prior to that time, he was Vice President of the company since August 1990. He is also a Vice President of Petrofina Delaware, Incorporated. He has managed the Company's Legal and Security Department since August 1990 and he managed the Public Affairs Department from July 1994 to May 1997.

     Mr. M. J. Couch was elected as Senior Vice President in April 1995. He served as Vice President from April 1984. His principal duties in fiscal 1997 were to manage the refining and marketing activities associated with the Company's Southeastern Business Unit. He is now responsible for the Steam Cracker Joint Venture. He formerly served as Vice President since April 1984 and as General Manager of Supply and Transportation and Manager of Raw Materials since joining the Company in 1977.

     Mr. H. Patrick Jack was elected Senior Vice President in April 1995. From February 1985 Mr. Jack was General Manager of Chemicals Marketing until his promotion to Vice President in August 1989. His principal duty is to manage the chemicals business of the Company.

     Mr. Richard L. Charter II was elected Vice President effective April 1997. Prior to that time he was manager of environmental affairs and health and safety for the Company since 1988. His principal duty is to manage the environmental affairs and health and safety of the Company.

     Mr. Michel Daumerie was elected Vice President effective April 1995. Prior to that time, he was manager of technology for the Company since 1988. His principal duty is to manage the laboratory research of the Company.

     Mr. Richard C. Lindley was elected Vice President effective April 1995. Prior to that time, he was general manager of the company's natural gas business. His principal duty is to manage the natural gas marketing business of the Company.

     Mr. Jeff D. Morris was elected Vice President effective April 1995. His principal duty is to manage the Company's Southeastern Business Unit. Prior to February 1998, he managed the refining and marketing activities associated with the Company's Southwestern Business Unit.

     Mr. Geoffroy Petit was elected Vice President and Chief Financial Officer in September 1997. He is also Vice president and a Director of PDI. Prior to that time he was manager and a Director of Petrofina International Group S.A., a financial subsidiary of PetroFina S.A. for at least the preceding five-year period. He is responsible for the financial affairs of the Company.

     Mr. S. Robert West was elected Vice President in May 1983 and served additionally as controller from May 1983 through December 1991. His principal duty is to manage the Information Systems and Internal Audit Departments of the Company.

     Mr. Kevin A. Rupp was elected Controller effective April 1995. Prior to that time, he was Coordinator of Corporate Planning for the Company from 1992 and a Division Controller from October 1989.

     Ms. Hilda Kouvelis was elected Treasurer in February 1997. Prior to that time, she was General Manager of the Company's treasury operations from 1995 and Manager of General Accounting from 1993. Her principal duty is to direct and coordinate the debt and cash management of the Company.

     Ms. Linda Middleton was elected Assistant Secretary in August 1984. Her principal duty is to assist the corporate Secretary.

APHC

     Set forth below for each director and executive officer of APHC as of April 1, 1998, are: his or her name, present principal occupation or employment, the date as of which he or she initially commenced serving as a director or executive officer, and material occupations, positions, offices or employments and business addresses thereof for the past five years. All directors and officers are citizens of Belgium, except for Mr. Oliver and Ms. Middleton who are citizens of the United States.

BOARD OF DIRECTORS

     APHC's current directors and certain biographical information concerning such individuals are set forth below.

             NAME                                  POSITION                      DIRECTOR SINCE
             ----                                  --------                      --------------
Francois Cornelis.............  Chairman of the Board. See "PetroFina           May 11, 1990
                                Management and Ownership of PetroFina Shares."
Geoffroy Petit................  Director. See " -- The Company -- Executive     September 1, 1997
                                Officers."
M. Leon Oliver................  Director.                                       June 28, 1994

     Mr. Oliver has held his current position since April 1982. He also serves as Assistant General Counsel to Fina Oil and Chemical Company, the operating subsidiary of the Company, overseeing its natural gas and environmental legal issues. He has served in this capacity for at least the preceding five-year period.

EXECUTIVE OFFICERS

     APHC's current officers and certain biographical information concerning such individuals are set forth below.

                                                                                  SERVED AS AN
             NAME                                  POSITION                       OFFICER SINCE
             ----                                  --------                       -------------
Francois Cornelis.............  President. See "PetroFina Management and        May 11, 1990
                                Ownership of PetroFina Shares."
Geoffroy Petit................  Vice President, Administration & Finance.       September 1, 1997
                                See " -- The Company -- Executive Officers."
M. Leon Oliver................  Vice President & General Counsel. See           April 14, 1982
                                "-- APHC -- Board of Directors."
Linda Middleton...............  Secretary. See " -- The Company -- Executive    April 9, 1986
                                Officers."

PDI

     Set forth below for each director and executive officer of PDI as of April 1, 1998, are: his or her name, present principal occupation or employment, the date as of which he or she initially commenced serving as a director or executive officer, and material occupations, positions, offices or employments and business addresses thereof for the past five years. All directors and officers of PDI are citizens of Belgium, except for Mr. Oliver, Mr. Godfrey and Ms. Middleton (United States) and Mr. Vieira (Portugal).

BOARD OF DIRECTORS

     PDI's current directors and certain biographical information concerning such individuals are set forth below.

             NAME                                  POSITION                       DIRECTOR SINCE
             ----                                  --------                       --------------
Francois Cornelis.............  Chairman of the Board. See "PetroFina            January 4, 1989
                                Management and Ownership of PetroFina Shares."
Axel de Broqueville...........  Director. See "PetroFina Management and          April 1, 1990
                                Ownership of PetroFina Shares."
Michel-Marc Delcommune........  Director. See "PetroFina Management and          January 1, 1993
                                Ownership of PetroFina Shares."
Henrique Bandeira Vieira......  Director. See "PetroFina Management and          April 2, 1981
                                Ownership of PetroFina Shares."
M. Leon Oliver................  Director. See " -- APHC -- Board of Directors."  June 22, 1984
Geoffroy Petit................  Director. See " -- The Company -- Executive      September 1, 1997
                                Officers."

EXECUTIVE OFFICERS

     PDI's executive officers and certain biographical information concerning such individuals are set forth below.

                                                                                  SERVED AS AN
            NAME                                  POSITION                       OFFICER SINCE
            ----                                  --------                       -------------
Francois Cornelis............  President. See "PetroFina Management and        January 1, 1993
                               Ownership of PetroFina Shares."
Geoffroy Petit...............  Vice President, Administration & Finance. See   September 1, 1997
                               " -- The Company -- Executive Officers."
Cullen M. Godfrey............  Vice President and General Counsel. See         August 1, 1990
                               " -- The Company -- Executive Officers."
Albert Boutefeu..............  Vice President, Exploration and Development     November 10, 1997
Linda Middleton..............  Secretary. See " -- The Company -- Executive    April 9, 1986
                               Officers."

     Mr. Boutefeu has held his current position since November 1997. Prior to that time, he served as general manager of Fina Italiana S.p.A. and Chairman of the Board of Raffineria di Roma from October 1995 through October 1997, and Exploration and Production Manager of Fina Italiana S.p.A. from October 1994 until October 1995. From September 1992 until October 1995 he served as North American Coordinator for PetroFina Exploration and Production and General Manager of PetroFina Canadian Branch S.A.

MERGECO

     Set forth below for each director and executive officer of Mergeco as of April 1, 1998, are: his name, present principal occupation or employment, the date as of which he initially commenced serving as a director or executive officer, and material occupations, positions, offices or employments and business addresses thereof for the past five years. All directors and officers of Mergeco are citizens of Belgium.

BOARD OF DIRECTORS

             NAME                         PRESENT PRINCIPAL OCCUPATION            DIRECTOR SINCE
             ----                         ----------------------------            --------------
Francois Cornelis..............  Director. See "PetroFina Management and         February 11, 1998
                                 Ownership of PetroFina Shares."
Axel de Broqueville............  Director. See "PetroFina Management and         February 11, 1998
                                 Ownership of PetroFina Shares."
Michel-Marc Delcommune.........  Director. See "PetroFina Management and         February 11, 1998
                                 Ownership of PetroFina Shares."

EXECUTIVE OFFICERS.

     Mergeco's executive officers and certain biographical information concerning such individuals are set forth below.

                                                                                   SERVED AS AN
             NAME                         PRESENT PRINCIPAL OCCUPATION             OFFICER SINCE
             ----                         ----------------------------             -------------
Francois Cornelis..............  President. See "PetroFina Management and        February 13, 1998
                                 Ownership of PetroFina Shares."
Michel-Marc Delcommune.........  Secretary and Treasurer. See "PetroFina         February 13, 1998
                                 Management and Ownership of PetroFina Shares."

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Belgian law, the directors may be liable for damages to Parent in case of improper performance of their duties. The directors may be liable to Parent and to third parties for infringement of the statuts/statuten or the Belgian company law, or tortious conduct. Under certain circumstances, directors may be criminally liable.

ITEM 21.  EXHIBITS

Exhibit 2.1:    Agreement and Plan of Merger, dated as of February 17, 1998, among PetroFina, Petrofina Delaware Incorporated, New Fina,
                Inc. and Fina, Inc., as amended by the First Amendment to
                Merger Agreement dated as of March 31, 1998 (attached as
                Annex B to the Proxy Statement Prospectus)
Exhibit 4.1:    Statuts/Statuten (Articles of Association) of PetroFina
Exhibit 4.2:    Warrant Agreement (included in Exhibit 2.1)
Exhibit 5.1:    Opinion of Francois Vincke, General Counsel of PetroFina, as
                to the legality
                of PetroFina Warrants and certain Belgian income tax matters
Exhibit 8.1:    Opinion of Wilmer, Cutler & Pickering as to certain U.S.
                federal income tax matters
Exhibit 12.1:   Statement re: Computation of ratio of earnings to fixed
                charges
Exhibit 21.1:   Subsidiaries of Petrofina
Exhibit 23.1:   Consent of Deloitte & Touche
Exhibit 23.2:   Consent of Klynveld Peat Marwick Goerdeler Reviseurs
                d'Enterprises
Exhibit 23.3:   Consent of Klynveld Peat Marwick Goerdeler Reviseurs
                d'Enterprises
Exhibit 23.4:   Consent of KPMG Accountants N.V.
Exhibit 23.5:   Consent of KPMG Peat Marwick LLP
Exhibit 23.6:   Consent of KPMG Peat Marwick
Exhibit 23.7:   Consent of KPMG Peat Marwick
Exhibit 23.8:   Consent of KPMG Peat Marwick LLP
Exhibit 23.9:   Consent of Liedekerke, Wolters, Waelbroeck & Kirkpatrick
Exhibit 23.10:  Consent of Wilmer, Cutler & Pickering (included in Exhibit
                5.2)
Exhibit 99.1:   Form of Letter of Transmittal

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(C), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

ITEM 23.  FINANCIAL STATEMENTS AND SCHEDULES

     See pages F-1 through F-41 of the Proxy Statement/Prospectus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Belgium on April 2, 1998.

                                          PetroFina S.A.

                                          By:     /s/ FRANCOIS CORNELIS
                                            ------------------------------------
                                            Name: Francois Cornelis
                                            Title: Chief Executive Officer

                                          By:  /s/ MICHEL-MARC DELCOMMUNE
                                            ------------------------------------
                                            Name: Michel-Marc Delcommune
                                            Title: Executive Director, Corporate
                                              Finance

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of PetroFina hereby severally constitute and appoint Michel-Marc Delcommune and Francois Vincke, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our names and in our capacities as officers and directors to enable PetroFina S.A. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    CAPACITY                        DATE
                   ---------                                    --------                        ----
                /s/ ALBERT FRERE                      Chairman                               March 24, 1998
------------------------------------------------
                  Albert Frere

             /s/ FRANCOIS CORNELIS                    Vice Chairman, Chief                   March 24, 1998
------------------------------------------------      Executive
               Francois Cornelis                      Officer and Managing Director

                                                      Vice Chairman                                  , 1998
------------------------------------------------
                Etienne Davignon

            /s/ AXEL DE BROQUEVILLE                   Executive Director,                    March 24, 1998
------------------------------------------------      Chemicals
              Axel de Broqueville

           /s/ MICHEL-MARC DELCOMMUNE                 Executive Director, Corporate          March 24, 1998
------------------------------------------------      Finance
             Michel-Marc Delcommune                   (Principal Financial Officer)

                   SIGNATURE                                    CAPACITY                        DATE
                   ---------                                    --------                        ----

          /s/ HENRIQUE BANDEIRA VIEIRA                Executive Director, Markeing           March 24, 1998
------------------------------------------------
            Henrique Bandeira Vieira

              /s/ JEAN-LOUIS BEFFA                    Director                               March 24, 1998
------------------------------------------------
                Jean-Louis Beffa

                                                      Director                                       , 1998
------------------------------------------------
                   Yves Boel

               /s/ JACQUES CALVET                     Director                               March 24, 1998
------------------------------------------------
                 Jacques Calvet

                /s/ GUY DEJOUANY                      Director                               March 24, 1998
------------------------------------------------
                  Guy Dejouany

                                                      Director                                       , 1998
------------------------------------------------
              Paul Desmarais, Sr.

            /s/ PAUL DESMARAIS, JR.                   Director                               March 24, 1998
------------------------------------------------
              Paul Desmarais, Jr.

                                                      Director                                       , 1998
------------------------------------------------
                  Paul Janssen

           /s/ JEAN-PIERRE DE LAUNOIT                 Director                               March 24, 1998
------------------------------------------------
             Jean-Pierre de Launoit

             /s/ GERARD MESTRALLET                    Director                               March 24, 1998
------------------------------------------------
               Gerard Mestrallet

               /s/ BRIAN MULRONEY                     Director                               March 24, 1998
------------------------------------------------
                 Brian Mulroney

             /s/ THIERRY DE RUDDER                    Director                               March 24, 1998
------------------------------------------------
               Thierry de Rudder

                /s/ GILLES SAMYN                      Director                               March 24, 1998
------------------------------------------------
                  Gilles Samyn

                   SIGNATURE                                    CAPACITY                        DATE
                   ---------                                    --------                        ----
                /s/ LUC WAUTERS                       Director                               March 24, 1998
------------------------------------------------
                  Luc Wauters

                /s/ FREDDY MEAN                       Principal Accounting Officer           March 24, 1998
------------------------------------------------
                  Freddy Mean

                                 EXHIBIT INDEX

Exhibit 2.1:   Agreement and Plan of Merger, dated as of February 17, 1998, among PetroFina, Petrofina Delaware Incorporated, New Fina,
               Inc. and Fina, Inc., as amended by the First Amendment to
               Merger Agreement dated as of March 31, 1998 (attached as
               Annex B to the Proxy Statement/Prospectus)
Exhibit 4.1:   Statuts/Statuten (Articles of Association) of PetroFina
Exhibit 4.2:   Warrant Agreement (included in Exhibit 2.1)
Exhibit 5.1:   Opinion of Francois Vincke, General Counsel of PetroFina, as
               to the legality of PetroFina Warrants and certain Belgian
               income tax matters
Exhibit 8.1:   Opinion of Wilmer, Cutler & Pickering as to certain U.S.
               federal income tax matters
Exhibit 12.1:  Statement re: Computation of ratio of earnings to fixed charges
Exhibit 21.1:  Subsidiaries of PetroFina
Exhibit 23.1:  Consent of Deloitte & Touche
Exhibit 23.2:  Consent of Klynveld Peat Marwick Goerdeler Reviseurs
               d'Enterprises
Exhibit 23.3:  Consent of Klynveld Peat Marwick Goerdeler Reviseurs
               d'Enterprises
Exhibit 23.4:  Consent of KPMG Accountants N.V.
Exhibit 23.5:  Consent of KPMG Peat Marwick LLP
Exhibit 23.6:  Consent of KPMG Peat Marwick
Exhibit 23.7:  Consent of KPMG Peat Marwick
Exhibit 23.8:  Consent of KPMG Peat Marwick LLP
Exhibit 23.9:  Consent of Liedekerke, Wolters, Waelbroeck & Kirkpatrick
Exhibit        Consent of Wilmer, Cutler & Pickering (included in Exhibit
  23.10:       5.2)
Exhibit 99.1:  Form of Letter of Transmittal